                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration File No.: 333-125248-01

SUPPLEMENT DATED AUGUST 23, 2005 TO PROSPECTUS SUPPLEMENT DATED AUGUST 12, 2005

                          $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3
                          ----------------------------
     This is a supplement to the Prospectus Supplement dated August 12, 2005
(the "Prospectus Supplement") relating to the above referenced commercial mortgage pass-through certificates. It was the intention of GE Commercial
Mortgage Corporation to delete the seventh full paragraph on page S-194 from the
Prospectus Supplement. Accordingly, the seventh full paragraph on page S-194 is hereby deleted in its entirety from the Prospectus Supplement, and investors are directed to ignore all information contained in such paragraph. The Prospectus
Supplement should be read in conjunction with and as corrected by this supplement.

                          ----------------------------

DEUTSCHE BANK SECURITIES                         BANC OF AMERICA SECURITIES LLC
Joint Book Running Manager                           Joint Book Running Manager

CITIGROUP                        JPMORGAN                    MERRILL LYNCH & CO.

PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED AUGUST 3, 2005)        Registration File No.: 333-125248-01

                         $1,952,112,000 (APPROXIMATE)

                       GE COMMERCIAL MORTGAGE CORPORATION

                                   DEPOSITOR
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                      GERMAN AMERICAN CAPITAL CORPORATION
                           AND BANK OF AMERICA, N.A.
                             MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3
                            ----------------------
     GE Commercial Mortgage Corporation is offering certain classes of the
Series 2005-C3 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 132 mortgage loans secured by first liens on 151 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2005-C3 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                            ----------------------
     Certain characteristics of the offered certificates include:



                                       INITIAL CLASS        INITIAL
                                        CERTIFICATE      PASS-THROUGH
                                         BALANCE(1)          RATE
                                       --------------    -------------

       Class A-1(11) ......             $  70,551,000       4.5910%
       Class A-2(11) ......             $ 117,365,000       4.8530%
       Class A-3FX(11)                  $ 180,000,000       4.8630%
       Class A-3FL(11).....             $  25,000,000(4) LIBOR + 0.125%
       Class A-4(11) ......             $ 145,390,000       5.0460%
       Class A-5(11) ......             $ 118,168,000       4.9790%
       Class A-6(11) ......             $  75,000,000       5.0830%
       Class A-AB(11)......             $  74,502,000       4.9400%
       Class A-7A(11) .....             $ 386,682,000       4.9740%
       Class A-7B(11) .....             $  55,241,000       5.0350%
       Class A-1A(11) .....             $ 444,990,000       4.9490%
       Class X-P ..........             $2,070,356,000      0.2697%
       Class A-J ..........             $ 161,353,000       5.0650%
       Class B ............             $  13,226,000       5.2093%
       Class C ............             $  29,096,000       5.2283%
       Class D ............             $  21,161,000       5.2583%
       Class E ............             $  34,387,000       5.2753%

                                                                          EXPECTED
                           PASS-THROUGH RATE           ASSUMED FINAL       RATINGS         RATED FINAL
                              DESCRIPTION          DISTRIBUTION DATE(9)   S&P/FITCH    DISTRIBUTION DATE(9)
                           -----------------      ---------------------  -----------  ---------------------

 Class A-1(11) ......           Fixed(3)             March 10, 2010        AAA/AAA       July 10, 2045
 Class A-2(11) ......           Fixed(3)              May 10, 2010         AAA/AAA       July 10, 2045
 Class A-3FX(11)                Fixed(3)              June 10, 2010        AAA/AAA       July 10, 2045
 Class A-3FL(11).....         Floating(5)             June 10, 2010        AAA/AAA       July 10, 2045
 Class A-4(11) ......           Fixed(6)           September 10, 2010      AAA/AAA       July 10, 2045
 Class A-5(11) ......           Fixed(6)              July 10, 2012        AAA/AAA       July 10, 2045
 Class A-6(11) ......           Fixed(6)             August 10, 2012       AAA/AAA       July 10, 2045
 Class A-AB(11)......           Fixed(3)              May 10, 2015         AAA/AAA       July 10, 2045
 Class A-7A(11) .....           Fixed(6)              July 10, 2015        AAA/AAA       July 10, 2045
 Class A-7B(11) .....           Fixed(6)              July 10, 2015        AAA/AAA       July 10, 2045
 Class A-1A(11) .....           Fixed(6)              July 10, 2015        AAA/AAA       July 10, 2045
 Class X-P ..........  Variable Interest Only(2)     August 10, 2012       AAA/AAA       July 10, 2045
 Class A-J ..........           Fixed(6)             August 10, 2015       AAA/AAA       July 10, 2045
 Class B ............           Fixed(7)             August 10, 2015       AA+/AA+       July 10, 2045
 Class C ............           Fixed(7)             August 10, 2015        AA/AA        July 10, 2045
 Class D ............           Fixed(7)             August 10, 2015       AA-/AA-       July 10, 2045
 Class E ............           Fixed(8)             August 10, 2015         A/A         July 10, 2045


---------
(Footnotes to table on page S-8)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
                            ----------------------
     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.
                            ----------------------
     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE S-42 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE
PROSPECTUS.

     The underwriters, Deutsche Bank Securities Inc., Banc of America
Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and
Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are
acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August 25, 2005. We expect to receive from this offering approximately 101.33% of the initial principal amount of the offered certificates, plus accrued interest from August 1, 2005,
(except, with respect to the Class A-3FL Certificates, August 25, 2005) before deducting expenses payable by us.

DEUTSCHE BANK SECURITIES                  BANC OF AMERICA SECURITIES LLC
Joint Book Running Manager                    Joint Book Running Manager

CITIGROUP                     JPMORGAN               MERRILL LYNCH & CO.
AUGUST 12, 2005

                       GE COMMERCIAL MORTGAGE CORPORATION

         Commercial Mortgage Pass-Through Certificates, Series 2005-C3
                      Geographic Overview of Mortgage Pool

                         [MAP OF UNITED STATES OMITTED]

   NEW YORK                     MASSACHUSETTS              CONNECTICUT
   13 properties                1 property                 1 property
   $380,395,252                 $10,275,000                $11,680,000
   17.98% of total              0.49% of total             0.55% of total

   MARYLAND                     DISTRICT OF COLUMBIA       VIRGINIA
   3 properties                 1 property                 10 properties
   $76,450,000                  $43,600,000                $121,630,174
   3.61% of total               2.06% of total             5.75% of total

   NORTH CAROLINA               SOUTH CAROLINA             GEORGIA
   6 properties                 2 properties               3 properties
   $37,770,000                  $10,740,000                $86,918,248
   1.78% of total               0.51% of total             4.11% of total

   FLORIDA                      TENNESSEE                  ALABAMA
   15 properties                2 properties               1 property
   $158,654,545                 $32,890,000                $12,800,000
   7.50% of total               1.55% of total             0.60% of total

   ARKANSAS                     OKLAHOMA                   TEXAS
   4 properties                 1 property                 18 properties
   $21,000,000                  $11,175,882                $225,257,361
   0.99% of total               0.53% of total             10.64% of total

   NEW MEXICO                   COLORADO                   ARIZONA
   1 property                   4 properties               5 properties
   $1,800,000                   $42,620,000                $57,942,733
   0.09% of total               2.01% of total             2.74% of total

   SOUTHERN CALIFORNIA          CALIFORNIA                 NORTHERN CALIFORNIA
   15 properties                20 properties              5 properties
   $240,048,355                 $407,744,668               $167,696,313
   11.34% of total              19.27% of total            7.92% of total

   NEVADA                       OREGON                     WASHINGTON
   5 properties                 10 properties              8 properties
   $15,091,422                  $62,485,000                $40,520,919
   0.71% of total               2.95% of total             1.91% of total

   UTAH                         NORTH DAKOTA               MISSOURI
   1 property                   2 properties               2 properties
   $6,573,268                   $10,638,754                $7,892,924
   0.31% of total               0.50% of total             0.37% of total

   ILLINOIS                     PENNSYLVANIA               HAWAII
   7 properties                 4 properties               1 property
   $165,734,306                 $41,030,801                $14,800,000
   7.83% of total               1.94% of total             0.70% of total

[ ]  < 1.0% of Cut-Off Date Balance
[ ]  1.0% - 5.0% of Cut-Off Date Balance
[ ]  5.1% - 10.0% of Cut-Off Date Balance
[ ]  > 10.0% of Cut-Off Date Balance

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                        Office                   44.35%
                        Multifamily              20.27%
                        Retail                   18.11%
                        Hotel                     6.19%
                        Manufactured Housing      3.92%
                        Self Storage              3.47%
                        Industrial                2.21%
                        Mixed Use                 1.48%

Oakland City Center
[PICTURE OMITTED]                          [PICTURE OMITTED]

Inland Hewitt Office Portfolio             123 William Street
[PICTURE OMITTED]                          [PICTURE OMITTED]

Oglethorpe Mall
[PICTURE OMITTED]

Medici Apartments                         Loews Universal Hotel Portfolio
[PICTURE OMITTED]                         [PICTURE OMITTED]

Garden City Plaza                         One Main Place
[PICTURE OMITTED]                         [PICTURE OMITTED]

1301 Fannin                               The Barlow Building
[PICTURE OMITTED]                         [PICTURE OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                   PROSPECTUS AND THE REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-C3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-C3 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-42 of this prospectus supplement, which describe risks that apply to the Series 2005-C3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-204 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 113 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GE Commercial Mortgage Corporation.

                                      S-3

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4



NOTICE TO RESIDENTS OF THE UNITED

   Mortgage Loans Secured by Multiple
      Mortgaged Properties .........................    S-44
   Borrower Organization Considerations ............    S-44
   Cross-Collateralized Mortgage Loans or
      Mortgage Loans to Co-Borrowers
      Secured by Multiple Mortgaged
      Properties Entail Risks ......................    S-44
   Ability to Incur Other Borrowings Entails
      Risk .........................................    S-45
   Borrower May Be Unable to Repay
      Remaining Principal Balance on Maturity
      Date or Anticipated Prepayment Date ..........    S-46
   Commercial, Multifamily and
      Manufactured Housing Community
      Lending is Dependent Upon Net
      Operating Income .............................    S-47
   Tenant Concentration Entails Risk ...............    S-48
   Certain Additional Risks Relating to
      Tenants ......................................    S-49
   Mortgaged Properties Leased to Multiple
      Tenants Also Have Risks ......................    S-50
   Tenant Bankruptcy Entails Risks .................    S-50
   Tenant-in-Common Borrowers Own Some
      of the Mortgaged Properties ..................    S-50
   Mortgage Loans Are Nonrecourse and Are
      Not Insured or Guaranteed ....................    S-51
   Risks to the Mortgaged Properties Relating
      to Terrorist Attacks .........................    S-51
   Recent Developments May Increase the

   Manufactured Housing Community




   Industrial Properties Have Special Risks ........    S-57
   Properties with Condominium Ownership
      Have Special Risks ...........................    S-58
   Lack of Skillful Property Management
      Entails Risks ................................    S-59
   Some Mortgaged Properties May Not Be
      Readily Convertible to Alternative Uses ......    S-59
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ............    S-59
   Limitations of Appraisals .......................    S-59
   Your Lack of Control Over the Trust Fund
      Can Create Risks .............................    S-60
   Potential Conflicts of Interest .................    S-60
   Directing Certificateholder May Direct
      Special Servicer Actions .....................    S-61
   The Holders of Certain Subordinate and
      Pari Passu Debt May Direct Actions of
      the Special Servicer or the Actions Of
      The Master Servicer and Special Servicer
      Under Certain Other Pooling and
      Servicing Agreements .........................    S-61
   Bankruptcy Proceedings Entail Certain
      Risks ........................................    S-64
   Risks Relating to Prepayments and
      Repurchases ..................................    S-64
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions ...................................    S-68
   Risks Relating to Borrower Default ..............    S-68
   Risks Relating to Certain Payments ..............    S-68
   Risks of Limited Liquidity and Market
      Value ........................................    S-69
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .............    S-69
   Subordination of Subordinate Offered
      Certificates .................................    S-69
   Environmental Risks Relating to the

   Risks Associated with the Absence of or
      Inadequacy of Insurance Coverage .............    S-71
   Zoning Compliance and Use Restrictions ..........    S-73
   Increases in Real Estate Taxes Due to
      Termination of a PILOT Program or Other
      Tax Abatement Arrangements May
      Reduce Payments To Certificateholders ........    S-74


                                      S-5



   Risks Relating to Costs of Compliance with

   Mortgage Electronic Registration Systems

   The Loews Universal Hotel Portfolio Whole

   The One Main Place Whole Loan and the
      Tinley Crossings-8151 W 183rd Whole

   Certain Terms and Conditions of the

   Representations and Warranties;

   Certificate Registrar and Authenticating
      Agent .......................................    S-118
   Book-Entry Registration and Definitive

   Assumed Final Distribution Date; Rated
      Final Distribution Date .....................    S-141
   Subordination; Allocation of Collateral
      Support Deficit .............................    S-142




   Reports to Certificateholders; Certain

SERVICING UNDER THE POOLING AND
   SERVICING AGREEMENT ............................    S-158
   General ........................................    S-158
   The Master Servicer and the Special
      Servicer ....................................    S-161
   Replacement of the Special Servicer ............    S-162
   Servicing and Other Compensation and

   Limitation on Liability of Directing
      Certificateholder and the Serviced B
      Noteholders .................................    S-171
   Sale of Defaulted Mortgage Loans ...............    S-171
   Realization upon Defaulted Mortgage
      Loans .......................................    S-173
   Inspections; Collection of Operating
      Information .................................    S-176
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

   Rights of the Holder of the 1301 Fannin B
      Note ........................................    S-181
   Rights of the Holder of the Oglethorpe Mall
      Pari Passu Loan .............................    S-183
   Rights of the Holders of the Mezz Cap
      B Notes .....................................    S-185
   Servicing of the Non-Serviced Mortgage

   Yield Sensitivity of the Class X-P
      Certificates ................................    S-208
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...................................    S-210
METHOD OF DISTRIBUTION ............................    S-213


                                      S-6



ANNEX A-1--CERTAIN CHARACTERISTICS OF
   THE MORTGAGE LOANS AND MORTGAGED
   PROPERTIES ..........................  A-1-1
ANNEX A-2--CERTAIN CHARACTERISTICS OF
   THE MULTIFAMILY MORTGAGE LOANS AND
   MORTGAGED PROPERTIES ................  A-2-1




ANNEX A-3--CERTAIN ADDITIONAL
 MORTGAGE LOAN INFORMATION .............  A-3-1
ANNEX A-4--INTEREST RATE SCHEDULE OF
   THE 125 WEST 55TH STREET MORTGAGE
   LOAN ................................  A-4-1
ANNEX A-5--RATES TO BE USED IN
 DETERMINING CLASS X-C AND X-P
 PASS-THROUGH RATES ....................  A-5-1
ANNEX A-6--CLASS A-AB PLANNED
 PRINCIPAL BALANCE .....................  A-6-1
ANNEX B--COLLATERAL TERM SHEET .........   B-1


                                      S-7

                            SUMMARY OF CERTIFICATES



                 INITIAL CLASS
                  CERTIFICATE
                  BALANCE OR          APPROXIMATE
                   NOTIONAL              CREDIT        PASS-THROUGH RATE
    CLASS          AMOUNT(1)            SUPPORT           DESCRIPTION
    -----          ---------            -------           -----------

 Offered Certificates
 A-1(11)        $   70,551,000           20.000%(12)        Fixed(3)
 A-2(11)        $  117,365,000           20.000%(12)        Fixed(3)
 A-3FX(11)      $  180,000,000           20.000%(12)        Fixed(3)
 A-3FL(11)      $   25,000,000(4)        20.000%(12)      Floating(5)
 A-4(11)        $  145,390,000           20.000%(12)        Fixed(6)
 A-5(11)        $  118,168,000           20.000%(12)        Fixed(6)
 A-6(11)        $   75,000,000           20.000%(12)        Fixed(6)
 A-AB(11)       $   74,502,000           20.000%(12)        Fixed(3)
 A-7A(11)       $  386,682,000           30.000%(12)        Fixed(6)
 A-7B(11)       $   55,241,000           20.000%(12)        Fixed(6)
 A-1A(11)       $  444,990,000           20.000%(12)        Fixed(6)
                                                            Variable
 X-P            $2,070,356,000          N/A             Interest-Only(2)
 A-J            $  161,353,000           12.375%            Fixed(6)
 B              $   13,226,000           11.750%            Fixed(7)
 C              $   29,096,000           10.375%            Fixed(7)
 D              $   21,161,000            9.375%            Fixed(7)
 E              $   34,387,000            7.750%            Fixed(8)
 Non-Offered Certificates
                                                            Variable
 X-C            $2,116,111,258          N/A             Interest-Only(2)
 F              $   18,516,000            6.875%            Fixed(8)
 G              $   23,806,000            5.750%            Fixed(8)
 H              $   21,161,000            4.750%            Fixed(8)
 J              $   31,742,000            3.250%            Fixed(8)
 K              $    7,936,000            2.875%            Fixed(6)
 L              $    7,935,000            2.500%            Fixed(6)
 M              $   10,581,000            2.000%            Fixed(6)
 N              $    2,645,000            1.875%            Fixed(6)
 O              $    7,935,000            1.500%            Fixed(6)
 P              $    7,936,000            1.125%            Fixed(6)
 Q              $   23,806,258            0.000%            Fixed(6)

                                       INITIAL
                                        PASS-        WEIGHTED
                 ASSUMED FINAL         THROUGH        AVERAGE                  EXPECTED
                 DISTRIBUTION           RATE           LIFE                    RATINGS      PRINCIPAL
    CLASS           DATE(9)         (APPROX.)(5)    (YRS.)(10)   CUSIP NO.   (S&P/FITCH)   WINDOW(10)
    -----           -------         ------------    ----------   ---------   -----------   ----------

 Offered Certificates
 A-1(11)       March 10, 2010           4.5910%        3.31     36828QNQ5      AAA/AAA    9/05 - 3/10
 A-2(11)        May 10, 2010            4.8530%        4.67     36828QNR3      AAA/AAA    3/10 - 5/10
 A-3FX(11)      June 10, 2010           4.8630%        4.74     36828QPU4      AAA/AAA    5/10 - 6/10
 A-3FL(11)      June 10, 2010       LIBOR + 0.125%     4.74     36828QPT7    AAA/AAA(13)  5/10 - 6/10
 A-4(11)     September 10, 2010         5.0460%        4.88     36828QNT9      AAA/AAA    6/10 - 9/10
 A-5(11)        July 10, 2012           4.9790%        6.87     36828QNU6      AAA/AAA    9/10 - 7/12
 A-6(11)       August 10, 2012          5.0830%        6.94     36828QNW2      AAA/AAA    7/12 - 8/12
 A-AB(11)       May 10, 2015            4.9400%        7.43     36828QPV2      AAA/AAA    9/10 - 5/15
 A-7A(11)       July 10, 2015           4.9740%        9.80     36828QPW0      AAA/AAA    5/15 - 7/15
 A-7B(11)       July 10, 2015           5.0350%        9.88     36828QPX8      AAA/AAA    7/15 - 7/15
 A-1A(11)       July 10, 2015           4.9490%        7.81     36828QNY8      AAA/AAA    9/05 - 7/15
 X-P           August 10, 2012          0.2697%        N/A      36828QPA8      AAA/AAA        N/A
 A-J           August 10, 2015          5.0650%        9.91     36828QNZ5      AAA/AAA    7/15 - 8/15
 B             August 10, 2015          5.2093%        9.96     36828QPB6      AA+/AA+    8/15 - 8/15
 C             August 10, 2015          5.2283%        9.96     36828QPC4       AA/AA     8/15 - 8/15
 D             August 10, 2015          5.2583%        9.96     36828QPD2      AA-/AA-    8/15 - 8/15
 E             August 10, 2015          5.2753%        9.96     36828QPE0        A/A      8/15 - 8/15
 Non-Offered Certificates
 X-C         September 10, 2015         0.0387%        N/A      36828QPF7      AAA/AAA        N/A
 F           September 10, 2015         5.2753%       10.03     36828QPG5       A-/A-     8/15 - 9/15
 G           September 10, 2015         5.2753%       10.04     36828QPH3     BBB+/BBB+   9/15 - 9/15
 H           September 10, 2015         5.2753%       10.04     36828QPJ9      BBB/BBB    9/15 - 9/15
 J           September 10, 2015         5.2753%       10.04     36828QPK6     BBB-/BBB-   9/15 - 9/15
 K           September 10, 2015         4.7600%       10.04     36828QPL4      BB+/BB+    9/15 - 9/15
 L           September 10, 2015         4.7600%       10.04     36828QPM2       BB/BB     9/15 - 9/15
 M           September 10, 2015         4.7600%       10.04     36828QPN0      BB-/BB-    9/15 - 9/15
 N           September 10, 2015         4.7600%       10.04     36828QPP5       B+/NR     9/15 - 9/15
 O           September 10, 2015         4.7600%       10.04     36828QPQ3        B/NR     9/15 - 9/15
 P           September 10, 2015         4.7600%       10.04     36828QPR1       B-/NR     9/15 - 9/15
 Q           September 10, 2015         4.7600%       10.04     36828QPS9       NR/NR     9/15 - 9/15


---------
(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2)   The aggregate amount of interest accrued on the Class X-C and Class X-P certificates will generally be equal to interest accrued on the stated
      principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement. The pass-through rates on the Class X-C and Class
      X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P certificates, respectively, each of which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See
      "Description of the Certificates-Distributions" in this prospectus supplement.

      With respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.79% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures a subordinate note. The Class X-C and Class X-P certificates were structured assuming that this subordinate note absorbs any loss prior to the related senior note. For more information regarding this loan (as well as information regarding other mortgage loans with respect to which the related mortgaged properties also secure subordinate notes), see the
      "Description of the Mortgage Pool" in this prospectus supplement.

(3)   The Class A-1, Class A-2, Class A-3FX and Class A-AB certificates will each accrue interest at a fixed rate.

(4)   The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest. See
      "Description of the Swap Contract" in this prospectus supplement.

(5)   The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1250%.
      In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3FL certificates may

                                      S-8

      convert to a fixed rate equal to 4.7340% per annum. The initial LIBOR rate will be determined on August 23, 2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

(6)   The Class A-4, Class A-5, Class A-6, Class A-7A, Class A-7B, Class A-1A,
      Class A-J, Class K, Class L, Class M, Class N, Class O, Class P and Class
      Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(7)   The Class B, Class C and Class D certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.066%, 0.047% and 0.017%, respectively.

(8)   The Class E, Class F, Class G, Class H and Class J Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(9)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in July 2045, which is the first distribution date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the
      Certificates--Assumed Final Distribution Date; Rated Final Distribution
      Date" in this prospectus supplement.

(10)  The weighted average life and period during which distributions of principal would be received, as set forth in the foregoing table with respect to each class of certificates, is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(11)  For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB, Class A-7A, Class
      A-7B and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 95 mortgage loans, representing approximately 78.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
      Loan group 2 will consist of 37 mortgage loans, representing approximately 21.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include 100.00%
      of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 19.29% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
      Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB, Class
      A-7A, Class A-7B, Class A-1A, Class X-C and Class X-P certificates and the
      Class A-3FL regular interest, interest distributions on the Class A-1,
      Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB, Class
      A-7A and Class A-7B certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3FX, Class A-4,
      Class A-5, Class A-6, Class A-AB, Class A-7A and Class A-7B certificates and the Class A-3FL regular interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class
      A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-7B certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class Q certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class
      A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B and Class A-1A
      certificates, and the Class A-3FL regular interest pro rata, provided that amounts distributed to the Class A-7 certificates will be applied first to the Class A-7A certificates and then to the Class A-7B certificates.

(12)  Represents the approximate credit support for the Class A-1, Class A-2,
      Class A-3FL, Class A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB,
      Class A-7A, Class A-7B and Class A-1A certificates in the aggregate.
      Additionally, the credit support for the Class A-7A certificates reflects the credit support provided by the class A-7B certificates. References in this prospectus supplement to the Class A-7 certificates means the Class
      A-7A certificates and the Class A-7B certificates.

(13)  The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 4.7340% per annum.
      See "Ratings" in this prospectus supplement.

     THE CLASS X-C, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES ARE NOT OFFERED BY THIS
PROSPECTUS SUPPLEMENT. THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT
OFFERED BY THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-9

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES
Depositor....................   GE Commercial Mortgage Corporation, a Delaware
                                corporation. The principal executive offices of
                                the depositor are located at 292 Long Ridge
                                Road, Stamford, Connecticut 06927 and its
                                telephone number is (203) 357-4000. The
                                depositor is a wholly-owned subsidiary of
                                General Electric Capital Corporation. All
                                outstanding common stock of General Electric
                                Capital Corporation is owned by General Electric
                                Capital Services, Inc., the common stock of
                                which is in turn wholly owned directly or
                                indirectly by The General Electric Company. See
                                "The Depositor" in the prospectus.

Master Servicer..............   Midland Loan Services, Inc., a Delaware
                                corporation. Midland Loan Services, Inc.'s
                                principal address is 10851 Mastin Street,
                                Building 82, Suite 700, Overland Park, Kansas
                                66210, and its telephone number is (913)
                                253-9000. The master servicer will be
                                responsible for the servicing of all of the
                                mortgage loans, except that the 125 West 55th
                                Street mortgage loan (identified as Loan No. 11
                                on Annex A-1 to this prospectus supplement) will
                                be serviced by GEMSA Loan Services, L.P.
                                pursuant to the terms of the pooling and
                                servicing agreement relating to the GECMC
                                2005-C2 Commercial Mortgage Pass-Through
                                Certificates and the Loews Universal Hotel
                                Portfolio mortgage loan (identified as Loan No.
                                6 on Annex A-1 to this prospectus supplement)
                                will be serviced by GMAC Commercial Mortgage
                                Corporation pursuant to the terms of the pooling
                                and servicing agreement relating to the J.P.
                                Morgan Chase Commercial Mortgage Securities
                                Corp. Series 2005-CIBC12 Commercial Mortgage
                                Pass-Through Certificates. See "--The Mortgage
                                Loans--The Non-Serviced Mortgage Loans" below.

                                Under the pooling and servicing agreement,
                                Midland Loan Services, Inc. is permitted to
                                hire sub-servicers with respect to its primary
                                servicing duties, and it has informed the
                                depositor that it intends to use one or more
                                sub-servicers on certain of the mortgage loans.
                                See "Servicing Under the Pooling and Servicing
                                Agreement--The Master Servicer" in this
                                prospectus supplement.

Special Servicer.............   Midland Loan Services, Inc., the special
                                servicer, will initially be responsible for the
                                special servicing of all of the mortgage loans,
                                except that the 125 West 55th Street mortgage
                                loan (identified as Loan No. 11 on Annex A-1 to
                                this prospectus supplement) will be specially
                                serviced by LNR Partners, Inc. pursuant to the
                                terms of the pooling and servicing agreement
                                relating to the GECMC 2005-C2 Commercial
                                Mortgage Pass-Through Certificates and the Loews
                                Universal Hotel Portfolio mortgage loan
                                (identified as Loan No. 6 on Annex A-1 to this
                                prospectus supplement) will be specially
                                serviced by GMAC Commercial Mortgage Corporation
                                pursuant to the terms of the pooling and
                                servicing agreement relating to the J.P. Morgan

                                      S-10

                                Chase Commercial Mortgage Securities Corp.
                                Series 2005-CIBC12 Commercial Mortgage
                                Pass-Through Certificates. See "--The Mortgage
                                Loans--The Non-Serviced Mortgage Loans" below.

                                Under the pooling and servicing agreement, the
                                special servicer is permitted to hire
                                sub-servicers with respect to its special
                                servicing duties, subject to the consent of the
                                directing certificateholder. See "Servicing
                                Under the Pooling and Servicing Agreement--The
                                Special Servicer" in this prospectus
                                supplement.

Trustee......................   LaSalle Bank National Association, a national
                                banking association. The trustee's address is
                                135 South LaSalle Street, Suite 1625, Chicago,
                                Illinois 60603, ATTN: Global Securities and
                                Trust Services Group -- GECMC 2005-C3 and its
                                telephone number is (312) 904-7989.

Fiscal Agent.................   ABN AMRO Bank N.V., a Netherlands banking
                                corporation and indirect corporate parent of the
                                trustee.

The Swap Counterparty and
the Swap Contract............   IXIS Financial Products, Inc. For a description
                                of the Swap Counterparty, see "Description of
                                the Swap Contract" in this prospectus
                                supplement. For a description of the Swap
                                Contract see "Description of the Swap Contract"
                                in this prospectus supplement.

Mortgage Loan Sellers........   General Electric Capital Corporation, a
                                Delaware corporation, German American Capital
                                Corporation, a Maryland corporation, and Bank of
                                America, N.A., a national banking association.
                                General Electric Capital Corporation is the
                                parent of the depositor. German American Capital
                                Corporation is an affiliate of Deutsche Bank
                                Securities Inc., one of the underwriters. Bank
                                of America, N.A. is an affiliate of Banc of
                                America Securities LLC, one of the underwriters.
                                See "Description of the Mortgage Pool--The
                                Mortgage Loan Sellers" in this prospectus
                                supplement.

                         SELLERS OF THE MORTGAGE LOANS



                                             AGGREGATE
                                             PRINCIPAL                     % OF        % OF
                                NUMBER        BALANCE          % OF      INITIAL     INITIAL
                                  OF           OF THE        INITIAL       LOAN        LOAN
                               MORTGAGE       MORTGAGE         POOL      GROUP 1     GROUP 2
            SELLER               LOANS        LOANS(1)       BALANCE     BALANCE     BALANCE
----------------------------- ---------- ----------------- ----------- ----------- -----------

  General Electric Capital
  Corporation ...............      90     $  864,444,040       40.85%      37.15%      54.73%
  German American Capital
  Corporation ...............      21        668,872,659       31.61       34.36       21.26
  Bank of America, N.A. .....      21        582,794,559       27.54       28.48       24.01
                                   --     --------------      ------      ------      ------
  TOTAL .....................     132     $2,116,111,258      100.00%     100.00%     100.00%
                                  ===     ==============      ======      ======      ======


                                ----------
                                (1)   Subject to a permitted variance of plus
                                      or minus 5%.

Cut-off Date.................   With respect to each mortgage loan, the later
                                of August 1, 2005 and the date of origination of
                                the mortgage loan.

                                      S-11

Closing Date.................   On or about August 25, 2005
..
Distribution Date............   The 10th day of each month or, if such 10th
                                day is not a business day, the business day
                                immediately following such 10th day, beginning
                                in September 2005.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates (other than with respect to the
                                Class A-3FL certificates) and the Class A-3FL
                                regular interest during the calendar month prior
                                to the related distribution date. With respect
                                to the Class A-3FL certificates, the interest
                                accrual period will be the period from and
                                including the distribution date of the month
                                preceding the month in which the related
                                distribution date occurs (or, in the case of the
                                first distribution date, the closing date) to,
                                but excluding the related distribution date.
                                Except with respect to the Class A-3FL
                                certificates, interest will be calculated on the
                                offered certificates assuming that each month
                                has 30 days and each year has 360 days. With
                                respect to the Class A-3FL certificates,
                                interest will be calculated based upon the
                                actual number of days in the related interest
                                accrual period and a year consisting of 360
                                days.

Due Period...................   The period commencing immediately following
                                the determination date in the calendar month
                                preceding the month in which such distribution
                                date occurs (and, in the case of the first
                                distribution date, the period commencing on the
                                cut-off date) and ending on the close of
                                business on the determination date in the
                                calendar month in which such distribution date
                                occurs. Notwithstanding the foregoing, in the
                                event that the last day of a due period (or
                                applicable grace period) is not a business day,
                                any payments received with respect to the
                                mortgage loans relating to the related due
                                period on the business day immediately following
                                that day will be deemed to have been received
                                during such due period and not during any other
                                due period.

Determination Date...........   The earlier of (i) the sixth day of the month
                                in which the related distribution date occurs,
                                or if such sixth day is not a business day, then
                                the immediately preceding business day, and (ii)
                                the fourth business day prior to the related
                                distribution date.

                              OFFERED SECURITIES

General......................   We are offering the following seventeen
                                classes of commercial mortgage pass-through
                                certificates as part of Series 2005-C3:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3FX

                                 o Class A-3FL

                                 o Class A-4

                                 o Class A-5

                                      S-12

                                 o Class A-6

                                 o Class A-AB

                                 o Class A-7A

                                 o Class A-7B

                                 o Class A-1A

                                 o Class X-P

                                 o Class A-J

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                Series 2005-C3 will consist of a total of 32
                                classes, the following 15 of which are not
                                being offered through this prospectus
                                supplement and the accompanying prospectus:
                                Class X-C, Class F, Class G, Class H, Class J,
                                Class K, Class L, Class M, Class N, Class O,
                                Class P, Class Q, Class S, Class R and Class
                                LR.

                                The Series 2005-C3 certificates will
                                collectively represent beneficial ownership
                                interests in a trust created by GE Commercial
                                Mortgage Corporation. The trust's assets will
                                primarily be 132 mortgage loans secured by
                                first liens on 151 commercial, multifamily and
                                manufactured housing community properties.
Certificate Principal
 Amounts......................  Your certificates will have the approximate aggregate initial principal amount (or in the
                                case of class X-P, notional amount) set forth
                                below, subject to a variance of plus or minus
                                5%:



                                Class A-1 ........... $   70,551,000
                                Class A-2 ........... $  117,365,000
                                Class A-3FX ......... $  180,000,000
                                Class A-3FL ......... $   25,000,000
                                Class A-4 ........... $  145,390,000
                                Class A-5 ........... $  118,168,000
                                Class A-6 ........... $   75,000,000
                                Class A-AB .......... $   74,502,000
                                Class A-7A .......... $  386,682,000
                                Class A-7B .......... $   55,241,000
                                Class A-1A .......... $  444,990,000
                                Class X-P ........... $2,070,356,000
                                Class A-J ........... $  161,353,000
                                Class B ............. $   13,226,000
                                Class C ............. $   29,096,000
                                Class D ............. $   21,161,000
                                Class E ............. $   34,387,000


                                See "Description of the Certificates--General"
                                in this prospectus supplement.

                                      S-13

                                The Class A-3FL regular interest will, at all
                                times, have a certificate balance equal to the
                                certificate balance of the Class A-3FL
                                certificates.

                                The Class X-C and Class X-P certificates will
                                not have certificate balances or entitle their
                                holders to distributions of principal. Each of
                                the Class X-C and Class X-P certificates will,
                                however, represent the right to receive
                                distributions of interest accrued as described
                                in this prospectus supplement on a notional
                                amount. The notional amount of the Class X-C
                                certificates will be based on the aggregate of
                                the certificate balances of all of the
                                certificates (other than the Class X-C, Class
                                X-P, Class R, Class S and Class LR
                                certificates). The notional amount of the Class
                                X-P certificates, for any distribution date,
                                will equal the sum of the principal balances of
                                one or more classes of principal balance
                                certificates or designated components of those
                                classes, and those classes and components and
                                their principal balances will vary over time.
                                We describe the classes of certificates and
                                designated components of those classes that
                                will form part of the total notional amount of
                                the Class X-P certificates for each
                                distribution date, under "Description of the
                                Certificates--General" in this prospectus
                                supplement.

Pass-Through Rates

A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate. The
                                approximate pass-through rate for each class of
                                certificates is set forth below:



                                Class A-1(1) ...........         4.5910%
                                Class A-2(1) ...........         4.8530%
                                Class A-3FX(1) .........         4.8630%
                                Class A-3FL(2) ......... LIBOR + 0.1250%
                                Class A-4(3) ...........         5.0460%
                                Class A-5(3) ...........         4.9790%
                                Class A-6(3) ...........         5.0830%
                                Class A-AB(1) ..........         4.9400%
                                Class A-7A(3) ..........         4.9740%
                                Class A-7B(3) ..........         5.0350%
                                Class A-1A(3) ..........         4.9490%
                                Class X-P ..............         0.2697%
                                Class A-J(3) ...........         5.0650%
                                Class B(4) .............         5.2093%
                                Class C(4) .............         5.2283%
                                Class D(4) .............         5.2583%
                                Class E(5) .............         5.2753%


                                ----------
                                (1)   The Class A-1, Class A-2, Class A-3FX and
                                      Class A-AB certificates will each accrue
                                      interest at a fixed rate.

                                (2)   The pass-through rate applicable to the
                                      Class A-3FL certificates on each
                                      distribution date will be a per annum
                                      rate equal to LIBOR plus 0.1250% per
                                      annum. In addition, under certain
                                      circumstances described in this
                                      prospectus supplement, the pass-through
                                      rate applicable to the Class A-3FL
                                      certificates

                                      S-14

                                   may convert to a fixed rate equal to 4.7340%
                                   per annum. The initial LIBOR rate will be
                                   determined on August 23, 2005, and
                                   subsequent LIBOR rates will be determined 2
                                   LIBOR business days before the start of the
                                   related interest accrual period.

                                (3)   The Class A-4, Class A-5, Class A-6,
                                      Class A-7A, Class A-7B, Class A-1A and
                                      Class A-J certificates will each accrue
                                      interest at a fixed rate subject to a cap
                                      at the weighted average of the net
                                      mortgage interest rates of the mortgage
                                      loans.

                                (4)   The Class B, Class C and Class D
                                      certificates will accrue interest at a
                                      rate equal to the weighted average of the
                                      net mortgage interest rates of the
                                      mortgage loans minus 0.066%, 0.047% and
                                      0.017%, respectively.

                                (5)   The Class E certificates will accrue
                                      interest at a rate equal to the weighted
                                      average of the net mortgage interest
                                      rates of the mortgage loans.

                                The pass-through rate for the Class X-C
                                certificates for each distribution date will
                                equal the weighted average of certain strip
                                rates applicable to the respective classes of
                                principal balance certificates or the Class
                                A-3FL regular interest or to designated
                                components of those classes, with the relevant
                                weighting to be done based upon the relative
                                sizes of those classes or components. In that
                                regard, although the outstanding principal
                                balance of each class of principal balance
                                certificates or the Class A-3FL regular
                                interest is represented in the total notional
                                amount of the Class X-C certificates, in the
                                case of one or more classes of principal
                                balance certificates or the Class A-3FL regular
                                interest, that principal balance is divided
                                into two or more components for purposes of the
                                calculation of the pass-through rate for the
                                Class X-C certificates from time to time. The
                                pass-through rate for the Class X-P
                                certificates, for each distribution date
                                through and including the distribution date in
                                August 2012, will equal the weighted average of
                                certain respective strip rates applicable to
                                certain classes of principal balance
                                certificates or the Class A-3FL regular
                                interest or designated components of those
                                classes that in either case form a part of the
                                total notional amount of the Class X-P
                                certificates outstanding immediately prior to
                                the related distribution date, with the
                                relevant weighting to be done based upon the
                                relative sizes of those classes or components.
                                We describe the strip rates applicable to the
                                calculation of the pass-through rates for the
                                Class X-C and Class X-P certificates under
                                "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement.

B. Interest Rate Calculation
   Convention................   Interest on your certificates (other than the
                                Class A-3FL certificates) will be calculated
                                based on a 360-day year consisting of twelve
                                30-day months (i.e., a 30/360 basis). Interest
                                on the Class A-3FL certificates will be
                                calculated based on the actual number of days
                                elapsed. The interest accrual period for the
                                Class A-3FL certificates will be from the 10th
                                of the month prior to the related distribution
                                date to the 10th of the month in which such
                                distribution date occurs, provided that the
                                first interest accrual period shall be from
                                August 25 to September 9. For purposes of
                                calculating the pass-through rates on any class
                                of certificates subject to the weighted average
                                net mortgage interest rate and certain

                                      S-15

                                non-offered certificates, the mortgage loan
                                interest rates will not reflect any default
                                interest rate, any rate increase occurring
                                after an anticipated prepayment date, any loan
                                term modifications agreed to by the special
                                servicer or any modifications resulting from a
                                borrower's bankruptcy or insolvency. In
                                addition, 129 of the mortgage loans accrue
                                interest based on a 360-day year and the actual
                                number of days elapsed in each month (i.e., an
                                actual/360 basis). Three mortgage loans
                                (identified as Loan Nos. 2, 11 and 19 on Annex
                                A-1 to this prospectus supplement),
                                representing approximately 9.77% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 10.76% of the aggregate principal
                                balance of loan group 1 as of the cut-off date
                                and 6.06% of the aggregate principal balance of
                                loan group 2 as of the cut-off date), accrue
                                interest on a 30/360 basis. The interest rate
                                for each mortgage loan will be recalculated, if
                                necessary, so that the amount of interest that
                                would accrue at that rate in that month,
                                calculated on a 30/360 basis, will equal the
                                amount of interest that is required to be paid
                                on that mortgage loan in that month, subject to
                                certain adjustments as described in
                                "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" and "--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

Distributions

A. Amount and Order of
   Distributions.............   For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3FX, Class A-4,
                                Class A-5, Class A-6, Class A-AB, Class A-7A,
                                Class A-7B and Class A-1A certificates and the
                                Class A-3FL regular interest, the pool of
                                mortgage loans will be deemed to consist of two
                                distinct groups, loan group 1 and loan group 2.
                                Loan group 1 will consist of 95 mortgage loans,
                                representing approximately 78.97% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date, and loan
                                group 2 will consist of 37 mortgage loans,
                                representing approximately 21.03% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date. Loan
                                group 2 will include 100.00% of the aggregate
                                principal balance of all the mortgage loans
                                secured by multifamily properties and
                                approximately 19.29% of the aggregate principal
                                balance of all the mortgage loans secured by
                                manufactured housing properties. Annex A-1 to
                                this prospectus supplement will set forth the
                                loan group designation with respect to each
                                mortgage loan.

                                On each distribution date, funds from the
                                mortgage loans available for distribution to
                                the certificates, net of specified trust
                                expenses, will be distributed in the following
                                amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3FX, Class
                                A-4, Class A-5, Class A-6, Class A-AB, Class
                                A-7A, Class A-7B, Class A-1A, Class X-C and
                                Class X-P certificates and the Class A-3FL
                                regular interest: To pay interest,
                                concurrently,

                                 o on the Class A-1, Class A-2, Class A-3FX,
                                   Class A-4, Class A-5, Class A-6, Class A-AB,
                                   Class A-7A and Class A-7B certificates and

                                      S-16

                                   the Class A-3FL regular interest, pro rata,
                                   from the portion of the available
                                   distribution amount for such distribution
                                   date that is attributable to the mortgage
                                   loans in loan group 1, in each case in
                                   accordance with their interest entitlements,
                                   provided that if any interest is distributed
                                   to the Class A-7 certificates, it will be
                                   applied first to the Class A-7A certificates
                                   up to its interest entitlement and then to
                                   the Class A-7B certificates up to its
                                   interest entitlement,

                                 o on the Class A-1A certificates from the
                                   portion of the available distribution amount
                                   for such distribution date that is
                                   attributable to the mortgage loans in loan
                                   group 2 and

                                 o on the Class X-C and Class X-P certificates,
                                   pro rata, from the available distribution
                                   amount, in each case in accordance with
                                   their interest entitlements.

                                However, if on any distribution date, the
                                available distribution amount (or applicable
                                portion thereof) is insufficient to pay in full
                                the total amount of interest to be paid to any
                                of the classes described above, the available
                                distribution amount will be allocated among all
                                these classes pro rata in accordance with their
                                interest entitlements, provided that if any
                                interest is distributed to the Class A-7
                                certificates, it will be applied first to the
                                Class A-7A certificates up to its interest
                                entitlement and then to the Class A-7B
                                certificates up to its interest entitlement.

                                Second/Class A-1, Class A-2, Class A-3FX, Class
                                A-4, Class A-5, Class A-6, Class A-AB, Class
                                A-7A, Class A-7B and Class A-1A certificates
                                and the Class A-3FL regular interest: To the
                                extent of amounts then required to be
                                distributed as principal,

                                A. to the Class A-1, Class A-2, Class A-3FX,
                                   Class A-4, Class A-5, Class A-6, Class A-AB,
                                   Class A-7A, Class A-7B certificates and
                                   Class A-3FL regular interest:

                                 o first, to the Class A-AB certificates,
                                   available principal received from loan group
                                   1 and, after the Class A-1A certificates
                                   have been reduced to zero, available
                                   principal received from loan group 2
                                   remaining after payments to the Class A-1A
                                   certificates have been made, until the
                                   principal balance of the Class A-AB
                                   certificates is reduced to the planned
                                   principal balance as set forth on Annex A-6
                                   to this prospectus supplement for such
                                   distribution date,

                                 o then, to the Class A-1 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB
                                   certificates and, after the principal
                                   balance of the Class A-1A certificates has
                                   been reduced to zero, available principal
                                   received from loan group 2 remaining after
                                   payments to the Class A-1A and Class A-AB
                                   certificates have been made, until the
                                   principal balance of the Class A-1
                                   certificates is reduced to zero,

                                      S-17

                                 o then, to the Class A-2 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB and
                                   Class A-1 certificates and, after the
                                   principal balance of the Class A-1A
                                   certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class
                                   A-1A, Class A-AB and Class A-1 certificates
                                   have been made, until the principal balance
                                   of the Class A-2 certificates is reduced to
                                   zero,

                                 o then, to the Class A-3FX certificates and
                                   Class A-3FL regular interest, pro rata,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1 and Class A-2 certificates and,
                                   after the principal balance of the Class
                                   A-1A certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class
                                   A-1A, Class A-AB, Class A-1 and Class A-2
                                   certificates have been made, until the
                                   principal balance of the Class A-3FX
                                   certificates and Class A-3FL regular
                                   interest is reduced to zero,

                                 o then, to the Class A-4 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2 and Class A-3FX
                                   certificates and Class A-3FL regular
                                   interest and, after the principal balance of
                                   the Class A-1A certificates has been reduced
                                   to zero, available principal received from
                                   loan group 2 remaining after payments to the
                                   Class A-1A, Class A-AB, Class A-1, Class A-2
                                   and Class A-3FX certificates and Class A-3FL
                                   regular interest have been made, until the
                                   principal balance of the Class A-4
                                   certificates is reduced to zero,

                                 o then, to the Class A-5 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2, Class A-3FX and Class
                                   A-4 certificates and Class A-3FL regular
                                   interest and, after the principal balance of
                                   the Class A-1A certificates has been reduced
                                   to zero, available principal received from
                                   loan group 2 remaining after payments to the
                                   Class A-1A, Class A-AB, Class A-1, Class
                                   A-2, Class A-3FX and Class A-4 certificates
                                   and Class A-3FL regular interest have been
                                   made, until the principal balance of the
                                   Class A-5 certificates is reduced to zero,

                                 o then, to the Class A-6 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2, Class A-3FX, Class A-4
                                   and Class A-5 certificates and the Class
                                   A-3FL regular interest, and, after the
                                   principal balance of the Class A-1A
                                   certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class A-1A
                                   certificates and the above distributions to
                                   the Class A-1A, Class A-AB, Class A-1, Class
                                   A-2, Class A-3FX, Class A-4 and Class A-5
                                   certificates and the Class A-3FL regular
                                   interest have been made, until the principal
                                   balance of the Class A-6 certificates is
                                   reduced to zero,

                                      S-18

                                 o then, to the Class A-AB certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2, Class A-3FX, Class
                                   A-4, Class A-5 and Class A-6 certificates
                                   and Class A-3FL regular interest and, after
                                   the principal balance of the Class A-1A
                                   certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class
                                   A-1A, Class A-AB, Class A-1, Class A-2,
                                   Class A-3FX, Class A-4, Class A-5 and Class
                                   A-6 certificates and Class A-3FL regular
                                   interest have been made, until the principal
                                   balance of the Class A-AB certificates is
                                   reduced to zero,

                                 o then, to the Class A-7A certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2, Class A-3FX, Class
                                   A-4, Class A-5 and Class A-6 certificates
                                   and Class A-3FL regular interest and, after
                                   the principal balance of the Class A-1A
                                   certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class
                                   A-1A, Class A-AB, Class A-1, Class A-2,
                                   Class A-3FX, Class A-4, Class A-5 and Class
                                   A-6 certificates and Class A-3FL regular
                                   interest have been made, until the principal
                                   balance of the Class A-7A certificates is
                                   reduced to zero; and

                                 o then, to the Class A-7B certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2, Class A-3FX, Class
                                   A-4, Class A-5, Class A-6 and Class A-7A
                                   certificates and Class A-3FL regular
                                   interest and, after the principal balance of
                                   the Class A-1A certificates has been reduced
                                   to zero, available principal received from
                                   loan group 2 remaining after payments to the
                                   Class A-1A, Class A-AB, Class A-1, Class
                                   A-2, Class A-3FX, Class A-4, Class A-5,
                                   Class A-6 and Class A-7A certificates and
                                   Class A-3FL regular interest have been made,
                                   until the principal balance of the Class
                                   A-7B certificates is reduced to zero.

                                B. to the Class A-1A certificates, available
                                   principal received from loan group 2 and,
                                   after the principal balance of the Class
                                   A-7B certificates has been reduced to zero,
                                   available principal received from loan group
                                   1 remaining after the above distributions to
                                   the Class A-AB, Class A-1, Class A-2, Class
                                   A-3FX, Class A-4, Class A-5, Class A-6,
                                   Class A-7A and Class A-7B certificates and
                                   Class A-3FL regular interest have been made,
                                   until the principal balance of the Class
                                   A-1A certificates is reduced to zero.

                                If the principal amount of each class of
                                principal balance certificates and the Class
                                A-3FL regular interest other than the Class
                                A-1, Class A-2, Class A-3FX, Class A-4, Class
                                A-5, Class A-6, Class A-AB, Class A-7A, Class
                                A-7B and Class A-1A certificates and the Class
                                A-3FL regular interest has been reduced to zero
                                as a result of losses on the mortgage loans or
                                has been deemed reduced to zero as a result of
                                an appraisal reduction, principal received from
                                loan group 1 and

                                      S-19

                                loan group 2 will be distributed to the Class
                                A-1, Class A-2, Class A-3FX, Class A-4, Class
                                A-5, Class A-6, Class A-AB, Class A-7 and Class
                                A-1A certificates and the Class A-3FL regular
                                interest, pro rata. Principal distributions
                                made to the Class A-7 certificates will be
                                allocated first to the Class A-7A certificates
                                and then to the Class A-7B certificates.

                                Third/Class A-1, Class A-2, Class A-3FX, Class
                                A-4, Class A-5, Class A-6, Class A-AB, Class
                                A-7A, Class A-7B and Class A-1A certificates
                                and Class A-3FL regular interest: To reimburse
                                the Class A-1, Class A-2, Class A-3FX, Class
                                A-4, Class A-5, Class A-6, Class A-AB, Class
                                A-7 and Class A-1A certificates and Class A-3FL
                                regular interest, pro rata, for any previously
                                unreimbursed losses on the mortgage loans
                                allocable to principal that were previously
                                borne by those classes, together with interest,
                                provided that any such reimbursement to the
                                Class A-7 certificates shall be applied first
                                to the Class A-7A certificates up to its
                                interest entitlement and then to the Class A-7B
                                certificates.

                                Fourth/Class A-J certificates:

                                 o to interest on the Class A-J certificates in
                                   the amount of its interest entitlement;

                                 o to the extent of funds allocated to
                                   principal remaining after distributions in
                                   respect of principal to each Class with a
                                   higher priority (in this case, the Class
                                   A-1, Class A-2, Class A-3FX, Class A-4,
                                   Class A-5, Class A-6, Class A-AB, Class
                                   A-7A, Class A-7B and Class A-1A certificates
                                   and the Class A-3FL regular interest), to
                                   principal on the Class A-J certificates
                                   until reduced to zero; and

                                 o to reimburse the Class A-J certificates for
                                   any previously unreimbursed losses on the
                                   mortgage loans allocable to principal that
                                   were previously borne by that class,
                                   together with interest.

                                Fifth/Class B Certificates: To the Class B
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Sixth/Class C Certificates: To the Class C
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Seventh/Class D Certificates: To the Class D
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Eighth/Class E Certificates: To the Class E
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Ninth/Non-offered certificates (other than the
                                Class X-C, Class R, Class LR and Class S
                                certificates): In the amounts and order of
                                priority described in "Description of the
                                Certificates--Distributions--
                                Priority" in this prospectus supplement.

                                      S-20

B. Interest and Principal
   Entitlements..............   description of each class's and the Class
                                A-3FL regular interest interest entitlement can
                                be found in "Description of the
                                Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal
                                required to be distributed to the classes and
                                the Class A-3FL regular interest entitled to
                                principal on a particular distribution date
                                also can be found in "Description of the
                                Certificates--Distributions--Principal
                                Distribution Amount" in this prospectus
                                supplement.
C. Yield
   Maintenance Charges.......   Yield maintenance charges with respect to the
                                mortgage loans will be allocated to the offered
                                certificates (other than the Class A-3FL
                                certificates) and the Class A-3FL regular
                                interest as described in "Description of the
                                Certificates--Allocation of Yield Maintenance
                                Charges" in this prospectus supplement. For so
                                long as the swap contract is in effect and there
                                is no continuing payment default under the swap
                                contract, any yield maintenance charge
                                distributable in respect of the Class A-3FL
                                regular interest, will be payable to the swap
                                counterparty pursuant to the terms of the swap
                                contract. If the swap contract is not in effect
                                or if there is a continuing payment default
                                related to the swap contract, any yield
                                maintenance charges allocable to the Class A-3FL
                                regular interest, will be paid to the holders of
                                the Class A-3FL certificates.

                                For an explanation of the calculation of yield
                                maintenance charges, see "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans--Prepayment Provisions" in
                                this prospectus supplement.

                                See "Description of the
                                Certificates--Allocation of Yield Maintenance
                                Charges" in this prospectus supplement.

Subordination

A. General...................   The chart below describes the manner in which
                                the payment rights of certain classes and the
                                Class A-3FL regular interest will be senior or
                                subordinate, as the case may be, to the payment
                                rights of other classes and the Class A-3FL
                                regular interest. The chart shows the
                                entitlement to receive principal and interest
                                (other than excess interest) on any distribution
                                date in descending order (beginning with the
                                Class A-1, Class A-2, Class A-3FX, Class A-4,
                                Class A-5, Class A-6, Class A-AB, Class A-7A,
                                Class A-7B, Class A-1A, Class X-C and Class X-P
                                certificates and the Class A-3FL regular
                                interest). It also shows the manner in which
                                mortgage loan losses are allocated in ascending
                                order (beginning with the other Series 2005-C3
                                certificates that are not being offered by this
                                prospectus supplement). However, no principal
                                payments or loan losses allocable to principal
                                will be allocated to the Class X-C and Class X-P
                                certificates, although loan losses will reduce
                                the notional amount of the Class X-C and Class
                                X-P certificates and, therefore, the amount of
                                interest they accrue.

                                      S-21

[GRAPHIC OMITTED]

                                *     The Class A-1A certificates have a
                                      priority entitlement to principal
                                      payments received in respect of mortgage
                                      loans included in loan group 2. The Class
                                      A-1, Class A-2, Class A-3FX, Class A-4,
                                      Class A-5, Class A-6, Class A-AB, Class
                                      A-7A and Class A-7B certificates and the
                                      Class A-3FL regular interest have a
                                      priority entitlement to principal
                                      payments received in respect of mortgage
                                      loans included in loan group 1. Principal
                                      payments allocated to Class A-7
                                      certificates will be applied first to the
                                      Class A-7A certificates until reduced to
                                      zero and then to the Class A-7B
                                      certificates. See "Description of the
                                      Certificates--
                                   Distributions--Priority" in this prospectus
                                   supplement.

                                **    The Class A-AB certificates have certain
                                      priority with respect to reducing the
                                      principal balance of such certificates to
                                      their planned principal balance, as
                                      described in this prospectus supplement.

                                ***   The Class X-C and Class X-P certificates
                                      are interest-only certificates. The Class
                                      X-C certificates are not offered hereby.

                                ****  Other than the Class X-C, Class S, Class
                                      R and Class LR certificates.

                                No other form of credit enhancement will be
                                available for the benefit of the holders of the
                                offered certificates.

                                Losses allocated to the Class A-7 certificates
                                will be applied first to the Class A-7B
                                certificates until reduced to zero and then to
                                the Class A-7A certificates until reduced to
                                zero.

                                In addition, while mortgage loan losses will
                                not be directly allocated to the Class A-3FL
                                certificates, mortgage loan losses allocated to
                                the Class A-3FL regular interest will result in
                                a corresponding decrease in the certificate
                                balance of the Class A-3FL certificates and any
                                interest shortfalls suffered by the Class A-3FL
                                regular interest will reduce the amount of
                                interest distributed on the Class A-3FL
                                certificates.

                                      S-22

                                Any allocation of a loss to a class of
                                principal balance certificates or the Class
                                A-3FL regular interest will reduce the
                                principal amount of that class of certificates
                                or the Class A-3FL regular interest (and the
                                corresponding Class A-3FL certificates). See
                                "Description of the Certificates" in this
                                prospectus supplement.

B. Shortfalls in Available
   Funds.....................   The following types of shortfalls in available
                                funds will reduce distributions to the classes
                                of certificates (or the Class A-3FL regular
                                interest) with the lowest payment priorities:

                                 o shortfalls resulting from additional
                                   compensation, other than the servicing fee,
                                   which the master servicer or the special
                                   servicer is entitled to receive;

                                 o shortfalls resulting from interest on
                                   advances made by the master servicer, the
                                   trustee or the fiscal agent (to the extent
                                   not covered by default interest and late
                                   charges paid by the borrower as described
                                   herein);

                                 o shortfalls resulting from the reimbursement
                                   of nonrecoverable advances made by the
                                   master servicer, the special servicer, the
                                   trustee or the fiscal agent;

                                 o shortfalls resulting from extraordinary
                                   expenses of the trust; and

                                 o shortfalls resulting from a modification of
                                   a mortgage loan's interest rate or principal
                                   balance or from other unanticipated or
                                   default-related expenses of the trust.

                                See "Description of the
                                Certificates--Distributions--Priority" in this
                                prospectus supplement.

                                Shortfalls in available funds resulting from
                                shortfalls in the collection of up to an entire
                                month of interest in respect of the mortgage
                                loans backing the offered certificates due to
                                unscheduled principal prepayments will
                                generally be allocated to all classes of
                                certificates (other than the Class X-C, Class
                                X-P, Class S, Class R and Class LR
                                certificates). In each case, such allocations
                                will be made pro rata to such classes on the
                                basis of their accrued interest and will reduce
                                such classes' respective interest entitlements.
                                Reductions in distributions to the Class A-3FL
                                regular interest will cause a corresponding
                                reduction in distributions to the Class A-3FL
                                certificates to the extent described in this
                                prospectus supplement. See "Description of the
                                Certificates--Distributions" in this prospectus
                                supplement.

Advances

A. P&I Advances..............   The master servicer is required to advance
                                delinquent periodic mortgage loan payments
                                unless it determines that the advance will not
                                be recoverable from collections from the related
                                borrower or mortgaged property. The master
                                servicer will not be required to advance balloon
                                payments due at maturity in excess of the
                                regular periodic payment (which would have been
                                payable had the

                                      S-23

                                mortgage loan's balloon payment not been due
                                and payable with respect to such distribution
                                date), interest in excess of a mortgage loan's
                                regular interest rate or yield maintenance
                                charges. There may be other circumstances in
                                which the master servicer will not be required
                                to advance one full month of principal and/or
                                interest. If the master servicer fails to make
                                a required advance, the trustee will be
                                required to make the advance. If the trustee
                                fails to make a required advance, the fiscal
                                agent will be required to make the advance.
                                None of the master servicer, the trustee or the
                                fiscal agent is required to advance amounts
                                deemed non-recoverable. If an interest advance
                                is made, the master servicer will not advance
                                its servicing fee, but will advance the
                                trustee's fee. In addition, none of the master
                                servicer, the trustee or the fiscal agent will
                                be required to make an advance of principal or
                                interest with respect to a mortgage loan that
                                is not included in the trust.

                                Neither the master servicer, the trustee nor
                                the fiscal agent will be required to advance
                                any amounts due to be paid by the related swap
                                counterparty for a distribution to the Class
                                A-3FL certificates or be liable for any
                                breakage, termination or other costs owed by
                                the trust fund to the related swap
                                counterparty.

                                See "Description of the Certificates--Advances"
                                in this prospectus supplement.

B. Servicing Advances........   Except with respect to the Loews Universal
                                Hotel Portfolio mortgage loan and the 125 West
                                55th Street mortgage loan (identified as Loan
                                Nos. 6 and 11, respectively, on Annex A-1 to
                                this prospectus supplement), the master servicer
                                may be required to make advances to pay
                                delinquent real estate taxes, assessments and
                                hazard insurance premiums and similar expenses
                                necessary to protect and maintain the mortgaged
                                property, to maintain the lien on the mortgaged
                                property, to maintain insurance (including under
                                the master servicer's force-placed insurance
                                policy) with respect to the related mortgaged
                                property or enforce the related mortgage loan
                                documents. If the master servicer fails to make
                                a required advance of this type, the trustee is
                                required to make this advance. If the trustee
                                fails to make a required advance of this type,
                                the fiscal agent will be required to make this
                                advance. In addition, the special servicer may,
                                but is not required to, make servicing advances
                                on an emergency basis. None of the master
                                servicer, the trustee, the fiscal agent or the
                                special servicer is required to advance amounts
                                deemed non-recoverable.

                                Servicing Advances with respect to the 125 West
                                55th Street mortgage loan and the Loews
                                Universal Hotel Portfolio mortgage loan will be
                                made by the master servicer, the special
                                servicer, the trustee or the fiscal agent, as
                                the case may be, under the pooling and
                                servicing agreement under which such respective
                                mortgage loan is serviced. See "--The Mortgage
                                Loans--The Non-Serviced Mortgage Loans" below.

                                See "Description of the Certificates--Advances"
                                in this prospectus supplement.

                                      S-24

C. Interest on Advances......   The master servicer, the special servicer, the
                                trustee and the fiscal agent, as applicable,
                                will be entitled to interest on all advances at
                                the "Prime Rate" as published in The Wall Street
                                Journal, as described in this prospectus
                                supplement; provided, however, that with respect
                                to advances for periodic mortgage loan payments
                                made prior to the expiration of any grace period
                                for such mortgage loan, interest on such
                                advances will only accrue from and after the
                                expiration of such grace period. Interest
                                accrued on outstanding advances may result in
                                reductions in amounts otherwise payable on the
                                certificates.

                                See "Description of the Certificates--Advances"
                                and "--Subordination; Allocation of Collateral
                                Support Deficit" in this prospectus supplement
                                and "Description of the Certificates--Advances
                                in Respect of Delinquencies" and "Description
                                of the Pooling Agreements--Certificate Account"
                                in the prospectus.
Reports to
 Certificateholders...........  On each distribution date, the following reports, among others, will be available to
                                certificateholders and will contain the
                                information described under "Description of the
                                Certificates--Reports to Certificateholders;
                                Certain Available Information" in this
                                prospectus supplement:

                                 o delinquent loan status report,

                                 o historical liquidation report,

                                 o historical loan modification and corrected
                                   mortgage loan report,

                                 o REO status report,

                                 o servicer watch list,

                                 o comparative financial status report,

                                 o loan level reserve/LOC report, and

                                 o reconciliation of funds report.

                                It is expected that each report will be in the
                                final form promulgated as recommended by the
                                Commercial Mortgage Securities Association (to
                                the extent that such report has been approved
                                and to the extent that any changes thereto are
                                reasonably acceptable to the master servicer or
                                special servicer, as applicable). Upon
                                reasonable prior notice, certificateholders may
                                also review at the trustee's offices during
                                normal business hours a variety of information
                                and documents that pertain to the pooled
                                mortgage loans and the mortgaged properties
                                securing those loans. We expect that the
                                available information and documents will
                                include borrower operating statements, rent
                                rolls and property inspection reports to the
                                extent received by the trustee from the master
                                servicer or special servicer.

                                See "Description of the Certificates--Reports
                                to Certificateholders; Certain Available
                                Information" in this prospectus supplement.

                                      S-25

                              THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 132 fixed
                                rate mortgage loans, each evidenced by one or
                                more promissory notes secured by first
                                mortgages, deeds of trust or similar security
                                instruments on the fee and/or leasehold estate
                                of the related borrower in 151 commercial,
                                multifamily and manufactured housing community
                                properties.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage
                                loans as of the cut-off date. The sum in any
                                column may not equal the indicated total due to
                                rounding. Unless otherwise indicated, all
                                figures presented in this summary section are
                                calculated as described under "Description of
                                the Mortgage Pool--Additional Mortgage Loan
                                Information" in this prospectus supplement and
                                all percentages represent the indicated
                                percentage of the aggregate principal balance
                                of the pool of mortgage loans, the mortgage
                                loans in loan group 1 or the mortgage loans in
                                loan group 2, in each case, as of the later of
                                the cut-off date or the origination date. The
                                principal balance of each mortgage loan as of
                                the cut-off date assumes the timely receipt of
                                principal scheduled to be paid in August 2005
                                on each mortgage loan and no defaults,
                                delinquencies or prepayments on any mortgage
                                loan as of the cut-off date.

                                For purposes of calculating debt service
                                coverage ratios in the following tables and in
                                this prospectus supplement, the annual debt
                                service is calculated after netting out the
                                applicable letters of credit and/or holdback
                                amounts for nine mortgage loans (identified as
                                Loan Nos. 35, 36, 56, 63, 92, 102, 125, 131 and
                                132 on Annex A-1 to this prospectus
                                supplement), representing approximately 2.68%
                                of the principal balance of the pool of
                                mortgage loans as of the cut-off date or
                                approximately 2.08% of the aggregate principal
                                balance of loan group 1 or approximately 4.94%
                                of the aggregate principal balance of loan
                                group 2.

                                For purposes of calculating the cut-off date
                                loan-to-value ratio in the following tables and
                                in this prospectus supplement, the cut-off date
                                balance is reduced by netting out the
                                applicable letter of credit and/or holdback
                                amounts for two mortgage loans (identified as
                                Loan Nos. 35 and 56 on Annex A-1 to this
                                prospectus supplement), representing
                                approximately 1.04% of the principal balance of
                                the pool of mortgage loans as of the cut-off
                                date or approximately 4.94% of the aggregate
                                principal balance of loan group 2.

                                For purposes of calculating the loan-to-value
                                ratio at maturity or anticipated prepayment
                                date in the following tables and in this
                                prospectus supplement, the loan balance at
                                maturity is reduced by netting out the
                                applicable letter of credit and/or holdback
                                amount from the loan balance, for two mortgage
                                loans (identified as Loan Nos. 35 and 56 on
                                Annex A-1 to this prospectus supplement),
                                representing approximately 1.04% of the
                                principal balance of the pool of mortgage loans
                                as of the cut-off date or approximately 4.94%
                                of the principal balance of loan group 2.

                                      S-26

                                With respect to the Loews Universal Hotel
                                Portfolio mortgage loan, the Oglethorpe Mall
                                mortgage loan, the 1301 Fannin mortgage loan,
                                the One Main Place mortgage loan, the 125 West
                                55th Street mortgage loan and the Tinley
                                Crossings-8151 W 183rd mortgage loan
                                (identified as Loan Nos. 6, 7, 8, 9, 11 and 69,
                                respectively, on Annex A-1 to this prospectus
                                supplement), as to which the related mortgaged
                                property also secures one or more pari passu
                                loans and/or a subordinate loan,

                                 o the loan amount used in this prospectus
                                   supplement for calculating the related
                                   loan-to-value ratio, the related debt
                                   service coverage ratio and the related
                                   balance per unit includes the principal
                                   balance of such mortgage loan and any
                                   related pari passu loan and excludes the
                                   principal balance of any subordinate loan;
                                   and

                                 o the loan amount used in this prospectus
                                   supplement for weighting the related
                                   loan-to-value ratio, related debt service
                                   coverage ratio and the related balance per
                                   unit includes the principal balance of such
                                   mortgage loan and excludes the principal
                                   balance of any pari passu loan and any
                                   subordinate loan.

                                      S-27

                                The mortgage loans will have the following
                                approximate characteristics as of the later of
                                the origination date and the cut-off date:



                                                                         ALL MORTGAGE LOANS
                                                                       ---------------------

Aggregate principal balance(1) .......................................       $2,116,111,258
Number of mortgage loans .............................................                  132
Number of mortgaged properties .......................................                  151
Number of hyper-amortizing loans .....................................                    1
Number of balloon mortgage loans .....................................                   55
Number of interest only mortgage loans(2) ............................                   23
Number of partial interest only mortgage loans .......................                   53
Range of mortgage loan principal balances ............................        $1,400,000 to
                                                                              $ 150,000,000
Average mortgage loan principal balance ..............................        $  16,031,146
Range of mortgage rates ..............................................     4.560% to 5.743%
Weighted average mortgage rate(3) ....................................               5.155%
Range of original terms to maturity(4) ...............................         60 months to
                                                                                 121 months
Weighted average original term to maturity(4) ........................            98 months
Range of remaining terms to maturity(4) ..............................         55 months to
                                                                                 121 months
Weighted average remaining term to maturity(4) .......................            97 months
Range of original amortization terms(5) ..............................        240 months to
                                                                                  60 months
Weighted average original amortization term(5) .......................           357 months
Range of remaining amortization terms(5) .............................        239 months to
                                                                                 360 months
Weighted average remaining amortization term(5) ......................           356 months
Range of loan-to-value ratios as of the cut-off date(6) ..............     15.45% to 80.85%
Weighted average loan-to-value ratio as of the cut-off date(6) .......               66.97%
Range of loan-to-value ratios as of the maturity date(6) .............     15.45% to 80.00%
Weighted average loan-to-value ratio as of the maturity date(6) ......               61.54%
Range of occupancy rates .............................................      67.7% to 100.0%
Weighted average occupancy rate ......................................                93.3%
Range of debt service coverage ratios(2)(6) ..........................       1.20x to 7.51x
Weighted average debt service coverage ratio(2)(6) ...................                1.73x

                                                                            LOAN GROUP 1          LOAN GROUP 2
                                                                       --------------------- ---------------------

Aggregate principal balance(1) .......................................       $1,671,120,765           $444,990,493
Number of mortgage loans .............................................                   95                     37
Number of mortgaged properties .......................................                  111                     40
Number of hyper-amortizing loans .....................................                    1                      0
Number of balloon mortgage loans .....................................                   41                     14
Number of interest only mortgage loans(2) ............................                   13                     10
Number of partial interest only mortgage loans .......................                   40                     13
Range of mortgage loan principal balances ............................        $1,400,000 to          $1,811,000 to
                                                                              $ 150,000,000          $  90,000,000
Average mortgage loan principal balance ..............................        $  17,590,745          $  12,026,770
Range of mortgage rates ..............................................     4.629% to 5.743%       4.560% to 5.640%
Weighted average mortgage rate(3) ....................................               5.186%                 5.041%
Range of original terms to maturity(4) ...............................         60 months to           60 months to
                                                                                 121 months             121 months
Weighted average original term to maturity(4) ........................            98 months              99 months
Range of remaining terms to maturity(4) ..............................         55 months to           59 months to
                                                                                 121 months             121 months
Weighted average remaining term to maturity(4) .......................            97 months              98 months
Range of original amortization terms(5) ..............................        240 months to          240 months to
                                                                                 360 months             360 months
Weighted average original amortization term(5) .......................           357 months             354 months
Range of remaining amortization terms(5) .............................        240 months to          239 months to
                                                                                 360 months             360 months
Weighted average remaining amortization term(5) ......................           357 months             354 months
Range of loan-to-value ratios as of the cut-off date(6) ..............     15.45% to 80.85%       53.25% to 80.00%
Weighted average loan-to-value ratio as of the cut-off date(6) .......               67.07%                 66.61%
Range of loan-to-value ratios as of the maturity date(6) .............     15.45% to 80.00%       41.76% to 80.00%
Weighted average loan-to-value ratio as of the maturity date(6) ......               61.41%                 62.03%
Range of occupancy rates .............................................      67.7% to 100.0%        78.8% to 100.0%
Weighted average occupancy rate ......................................                93.0%                  94.2%
Range of debt service coverage ratios(2)(6) ..........................       1.20x to 7.51x         1.20x to 2.44x
Weighted average debt service coverage ratio(2)(6) ...................                1.77x                  1.59x


----------
(1)   Subject to a permitted variance of plus or minus 5%.

(2)   Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest only for the entirety of its loan term is calculated using the interest payments for the first twelve payment periods following the cut-off dates on such mortgage loans. Includes one mortgage loan, representing approximately 6.13% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.77% of the aggregate principal balance of loan group 1 as of the cut-off date) which is also hyperamortizing.

(3)   With respect to the mortgage loan identified as Loan No. 11, the interest rate used in this calculation is 5.74326%, which interest rate reflects the average interest rate for the first 12 payment dates after the cut-off date. The interest rates for this mortgage loan will vary throughout the loan term and are set forth on Annex A-4 to this prospectus supplement.

(4)   Calculated to the earlier of anticipated prepayment date or maturity date.

(5)   Excludes 23 mortgage loans, representing approximately 41.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 38.23% of the aggregate principal balance of loan group 1 and approximately 53.93% of the aggregate principal balance of loan group 2 as of the cut-off date), that pay interest only for the entirety of their respective loan terms.

(6)   With respect to three mortgage loans, representing approximately 9.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.26% of the aggregate principal balance of loan group 1 as of the cut-off date), the debt service coverage ratios and the loan-to-value ratios have been calculated including mortgage loans that are not included in the trust but are pari passu in right of payment with the respective mortgage loan included in the trust (and, if applicable, excluding any subordinate mortgage loan secured by the related mortgaged property).

                                      S-28

                                The aggregate principal balance of the mortgage
                                loans held by the trust is $2,116,111,258.

                CURRENT USES OF THE MORTGAGED PROPERTIES(1)(2)



                                          AGGREGATE                    % OF INITIAL   % OF INITIAL
                           NUMBER OF      PRINCIPAL     % OF INITIAL       LOAN           LOAN
                           MORTGAGED   BALANCE OF THE       POOL          GROUP 1       GROUP 2
CURRENT USE               PROPERTIES   MORTGAGE LOANS      BALANCE        BALANCE       BALANCE
------------------------ ------------ ---------------- -------------- -------------- -------------

  Office ...............       26      $  938,458,447       44.35%         56.16%          0.00%
  Multifamily ..........       54         511,868,969       24.19           4.00         100.00
   Multifamily ..........      36         429,007,659       20.27           0.00          96.41
   Manufactured
   Housing ..............      18          82,861,310        3.92           4.00           3.59
  Retail(3) ............       36         383,259,799       18.11          22.93           0.00
  Hotel ................        6         130,989,844        6.19           7.84           0.00
  Self Storage .........       22          73,425,496        3.47           4.39           0.00
  Industrial ...........        5          46,867,459        2.21           2.80           0.00
  Mixed Use(4) .........        2          31,241,244        1.48           1.87           0.00
                               --      --------------      ------         ------         ------
  TOTAL ................      151      $2,116,111,258      100.00%        100.00%        100.00%
                              ===      ==============      ======         ======         ======


                                ----------
                                (1)   Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those properties by the
                                      appraised values of the mortgaged
                                      properties if not otherwise specified in
                                      the related note or loan agreement).

                                (2)   The pool of mortgage loans includes 10
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 2, 6, 15, 18, 22, 32, 42,
                                      71, 87 and 115 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 15.90% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include nine mortgage loans in loan group
                                      1, or approximately 18.51% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and one
                                      mortgage loan in loan group 2, or
                                      approximately 6.09% of the aggregate
                                      principal balance of such loan group as
                                      of the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                (3)   With respect to 28 of such mortgaged
                                      properties, representing approximately
                                      15.20% of the aggregate principal balance
                                      of the pool of mortgage loans as of the
                                      cut-off date, are secured by retail
                                      properties that are considered by the
                                      applicable mortgage loan seller to be
                                      "anchored" or "shadow anchored" (or
                                      approximately 19.25% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date).

                                (4)   Includes retail, office and self storage.

                                For more information regarding the current uses
                                of the mortgaged properties securing the
                                mortgage loans included in loan group 1 and
                                loan group 2, see Annex A-3 to this prospectus
                                supplement.

                                The mortgaged properties are located in 27
                                states and the District of Columbia. The
                                following table lists the jurisdictions which
                                have concentrations of mortgaged properties
                                greater than or equal to 5.75% of the aggregate
                                principal balance of the pool of mortgage loans
                                as of the cut-off date:

                                      S-29

                         GEOGRAPHIC DISTRIBUTION(1)(2)



                                                        AGGREGATE                        % OF          % OF
                                                        PRINCIPAL          % OF        INITIAL       INITIAL
                                       NUMBER OF     BALANCE OF THE      INITIAL         LOAN          LOAN
        MORTGAGED PROPERTY             MORTGAGED        MORTGAGE           POOL        GROUP 1       GROUP 2
             LOCATION                 PROPERTIES          LOANS          BALANCE       BALANCE       BALANCE
----------------------------------   ------------   ----------------   -----------   -----------   -----------

  California .....................         20        $  407,744,668        19.27%        18.83%        20.90%
   Southern California(3) .........        15           240,048,355        11.34          8.98         20.23
   Northern California(3) .........         5           167,696,313         7.92          9.85          0.68
  New York .......................         13           380,395,252        17.98         20.19          9.65
  Texas ..........................         18           225,257,361        10.64         11.65          6.87
  Illinois .......................          7           165,734,306         7.83          9.92          0.00
  Florida ........................         15           158,654,545         7.50          9.13          1.36
  Virginia .......................         10           121,630,174         5.75          2.55         17.76
  Other(4) .......................         68           656,694,951        31.03         27.73         43.45
                                           --        --------------       ------        ------        ------
  TOTAL ..........................        151        $2,116,111,258       100.00%       100.00%       100.00%
                                          ===        ==============       ======        ======        ======


                                ----------
                                (1)   Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those properties by the
                                      appraised values of the mortgaged
                                      properties if not otherwise specified in
                                      the related loan agreement).

                                (2)   The pool of mortgage loans includes 10
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 2, 6, 15, 18, 22, 32, 42,
                                      71, 87 and 115 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 15.90% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include nine mortgage loans in loan group
                                      1, or approximately 18.51% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and one
                                      mortgage loan in loan group 2, or
                                      approximately 6.09% of the aggregate
                                      principal balance of such loan group as
                                      of the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                (3)   Northern California properties have a zip
                                      code greater than or equal to 93600.
                                      Southern California properties have a zip
                                      code less than 93600.

                                (4)   This reference consists of 21 states and
                                      the District of Columbia.

                                For more information regarding the location of
                                the mortgaged properties securing the mortgage
                                loans included in loan group 1 and loan group
                                2, see Annex A-3 to this prospectus supplement.

                                      S-30

                                All of the mortgage loans provide for scheduled
                                payments of principal and/or interest due on
                                the first day of each month. The mortgage loans
                                have grace periods as set forth in the
                                following table:

                                 GRACE PERIODS



                                                                       AGGREGATE                        % OF         % OF
                                                                       PRINCIPAL          % OF        INITIAL       INITIAL
                                                      NUMBER OF       BALANCE OF        INITIAL         LOAN         LOAN
                                                       MORTGAGE      THE MORTGAGE         POOL        GROUP 1       GROUP 2
                                   GRACE PERIOD         LOANS            LOANS          BALANCE       BALANCE       BALANCE
                                ------------------   -----------   ----------------   -----------   -----------   ----------

                                  0 days .........         2        $  115,653,685         5.47%         6.92%        0.00%
                                  5 days .........       129         1,950,457,573        92.17         90.09       100.00
                                  6 days .........         1            50,000,000         2.36          2.99         0.00
                                                         ---        --------------       ------        ------       ------
                                  TOTAL ..........       132        $2,116,111,258       100.00%       100.00%      100.00%
                                                         ===        ==============       ======        ======       ======


                                Certain jurisdictions require a minimum of
                                seven to 15 days before late payment charges
                                may be levied. However, all mortgage loans in
                                such jurisdictions have a grace period with
                                respect to default interest of not more than
                                ten days, after which time default interest may
                                be levied or other remedies pursued. See
                                "Description of the Mortgage Pool--Certain
                                Terms and Conditions of the Mortgage Loans" in
                                this prospectus supplement.

                                All of the mortgage loans bear interest at
                                fixed rates. The interest rate for the 125 West
                                55th Street mortgage loan has various fixed
                                rates of interest, as set forth on Annex A-4.

                                The mortgage loans accrue interest based on the
                                following conventions:

                             INTEREST ACCRUAL BASIS



                                                                           AGGREGATE                         % OF          % OF
                                                                           PRINCIPAL           % OF        INITIAL       INITIAL
                                                          NUMBER OF        BALANCE OF        INITIAL         LOAN          LOAN
                                       INTEREST            MORTGAGE       THE MORTGAGE         POOL        GROUP 1       GROUP 2
                                     ACCRUAL BASIS          LOANS            LOANS           BALANCE       BALANCE       BALANCE
                                ----------------------   -----------   -----------------   -----------   -----------   -----------

                                  Actual/360 .........       129        $1,909,336,258         90.23%        89.24%        93.94%
                                  30/360 .............         3           206,775,000          9.77         10.76          6.06
                                                             ---        --------------        ------        ------        ------
                                  TOTAL ..............       132        $2,116,111,258        100.00%       100.00%       100.00%
                                                             ===        ==============        ======        ======        ======


                                See "Description of the Mortgage Pool-Certain
                                Terms and Conditions of the Mortgage Loans" in
                                this prospectus supplement.

                                Fixed periodic payments on the mortgage loans
                                are determined assuming interest is calculated
                                on a 30/360 basis, but interest actually
                                accrues and is applied on certain mortgage
                                loans on an actual/360 basis. Accordingly,
                                there will be less amortization of the
                                principal balance during the term of such
                                mortgage loans than if interest accrued on a
                                30/360 basis, resulting in a higher final
                                payment on such mortgage loans.

                                      S-31

                                The mortgage loans have the amortization
                                characteristics set forth in the following
                                table:

                               AMORTIZATION TYPES



                                              AGGREGATE                         % OF          % OF
                                              PRINCIPAL           % OF        INITIAL       INITIAL
                             NUMBER OF        BALANCE OF        INITIAL         LOAN          LOAN
                              MORTGAGE       THE MORTGAGE         POOL        GROUP 1       GROUP 2
   TYPE OF AMORTIZATION        LOANS            LOANS           BALANCE       BALANCE       BALANCE
-------------------------   -----------   -----------------   -----------   -----------   -----------

  Interest Only
    Loans(1)(3) ...........      23        $  878,781,400         41.53%        38.23%        53.93%
  Balloon Loans .........        55           568,231,633         26.85         26.56         27.95
  IO Balloon
    Loans(2)(3) ...........      53           629,937,000         29.77         32.87         18.12
   12 month IO
    period Loans ..........       6            58,896,000          2.78          3.52          0.00
   24 month IO
    period Loans ..........      12           153,000,000          7.23          8.62          2.02
   36 month IO
    period Loans ..........      12           130,326,000          6.16          6.01          6.70
   48 month IO
    period Loans ..........       3            28,240,000          1.33          0.54          4.32
   60 month IO
    period Loans ..........      17           178,545,000          8.44          9.33          5.07
   72 month IO
    period Loans ..........       2            69,250,000          3.27          4.14          0.00
   84 month IO
    period Loans ..........       1            11,680,000          0.55          0.70          0.00
  Hyper Amortizing
    Loans(4) ..............       1            39,161,225          1.85          2.34          0.00
                                 --        --------------        ------        ------        ------
  TOTAL .................       132        $2,116,111,258        100.00%       100.00%       100.00%
                                ===        ==============        ======        ======        ======


                                ----------
                                (1)   Includes one mortgage loan (identified as
                                      Loan No. 2 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 6.13% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (or
                                      approximately 7.77% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date) which is also
                                      hyperamortizing.

                                (2)   The interest only periods listed below
                                      run from the related mortgage loan
                                      origination date.

                                (3)   With respect to ten mortgage loans
                                      (identified as Loan Nos. 14, 20, 21, 22,
                                      24, 31, 35, 37, 38 and 60 on Annex A-1 to
                                      this prospectus supplement) representing
                                      approximately 9.10% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (or
                                      approximately 8.39% of the aggregate
                                      principal balance of loan group 1 and
                                      approximately 11.79% of the aggregate
                                      principal balance of loan group 2, as of
                                      the cut-off date) there is an additional
                                      one month synthetic interest only period
                                      representing the first monthly payment
                                      for each such mortgage loan because the
                                      first payment date for such mortgage loan
                                      is after the cut-off date. The mortgage
                                      loans identified as Loan Nos. 20, 22 and
                                      38 on Annex A-1 to this prospectus
                                      supplement are interest only for the loan
                                      term, while the other seven mortgage
                                      loans are partial interest only loans.

                                (4)   Does not include Loan No. 2.

                                      S-32

                                The following table contains general
                                information regarding the prepayment provisions
                                of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION



                                             AGGREGATE                         % OF          % OF
                                             PRINCIPAL           % OF        INITIAL       INITIAL
                            NUMBER OF        BALANCE OF        INITIAL         LOAN          LOAN
                             MORTGAGE       THE MORTGAGE         POOL        GROUP 1       GROUP 2
  PREPAYMENT PROTECTION       LOANS            LOANS           BALANCE       BALANCE       BALANCE
------------------------   -----------   -----------------   -----------   -----------   -----------

  Lockout period
    followed by
    Defeasance ...........     120        $1,790,633,550         84.62%        81.06%        97.99%
  Lockout period
    followed by Yield
    Maintenance ..........      10           250,557,708         11.84         14.46          2.01
  Lockout period
    followed by
    Defeasance or
    Yield
    Maintenance ..........       2            74,920,000          3.54          4.48          0.00
                               ---        --------------        ------        ------        ------
  TOTAL ................       132        $2,116,111,258        100.00%       100.00%       100.00%
                               ===        ==============        ======        ======        ======


                                For more information regarding the prepayment
                                protection of the mortgage loans included in
                                loan group 1 and loan group 2, see Annex A-3 to
                                this prospectus supplement.

                                Defeasance generally permits the related
                                borrower to substitute direct non-callable U.S.
                                Treasury obligations or other non-callable
                                government securities for the related mortgaged
                                property as collateral for the mortgage loan.
                                Defeasance may not occur prior to the second
                                anniversary of the date of initial issuance of
                                the certificates.

                                The mortgage loans specify a period of time
                                immediately prior to the anticipated prepayment
                                date or stated maturity date during which there
                                are no restrictions on voluntary prepayment.
                                Generally, all of the mortgage loans permit
                                voluntary prepayment without the payment of any
                                penalty for the final one to seven scheduled
                                payments (including the scheduled payment on
                                the stated maturity date).

                                All of the mortgage loans that permit
                                prepayments require that the prepayment be made
                                on the due date or, if on a different date,
                                that any prepayment be accompanied by the
                                interest that would be due on the next due
                                date.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage
                                Loans--Defeasance; Collateral Substitution" in
                                this prospectus supplement.

                                In addition, certain events may result in the
                                involuntary prepayment of all or a portion of a
                                mortgage loan. Such events include:

                                 o a casualty or condemnation of a related
                                   mortgaged property,

                                 o the repurchase of such mortgage loan from
                                   the trust by the related mortgage loan
                                   seller due to the breach of a representation
                                   or warranty or a document defect,

                                      S-33

                                 o the purchase of such mortgage loan from the
                                   trust by the holder of a related subordinate
                                   note, and

                                 o the failure by the related borrower to meet
                                   certain performance criteria in order to
                                   prevent the application of certain escrows
                                   and/or letters of credit to pay down the
                                   principal balance of such mortgage loan.

                                See "Risk Factors--Risks Relating to
                                Prepayments and Repurchases" in this prospectus
                                supplement.
The Non-Serviced
 Mortgage Loans...............  With respect to the 125 West 55th Street mortgage loan (identified as Loan No. 11 on
                                Annex A-1 to this prospectus supplement),
                                representing approximately 2.36% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 2.99% of the aggregate principal
                                balance of loan group 1 as of the cut-off date),
                                the related mortgaged property also secures
                                three other pari passu loans (with unpaid
                                principal balances as of the cut-off date of
                                $50,000,000, $50,000,000 and $50,000,000,
                                respectively). The 125 West 55th Street pari
                                passu loan with a balance of $50,000,000 is
                                currently an asset of the securitization trust
                                related to the GECMC 2005-C2 Commercial Mortgage
                                Pass-Through Certificates. The remaining two 125
                                West 55th Street pari passu loans are currently
                                assets of the securitization trust related to
                                the GMAC 2005-C1 Commercial Mortgage
                                Pass-Through Certificates. See "Description of
                                the Mortgage Pool--The 125 West 55th Street
                                Whole Loan" in this prospectus supplement.

                                The 125 West 55th Street mortgage loan and the
                                related pari passu loans will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement relating to the GECMC
                                2005-C2 Commercial Mortgage Pass-Through
                                Certificates, which contains servicing
                                provisions substantially similar to, but not
                                necessarily identical with, the provisions of
                                the pooling and servicing agreement under which
                                the Series 2005-C3 certificates are to be
                                issued. In that regard,

                                 o Wells Fargo Bank, N.A., which is the trustee
                                   under the GECMC 2005-C2 pooling and
                                   servicing agreement, will, in that capacity,
                                   be the mortgagee of record with respect to
                                   the mortgaged properties securing the 125
                                   West 55th Street mortgage loan;

                                 o GEMSA Loan Services, L.P., which is the
                                   master servicer under the GECMC 2005-C2
                                   Pooling and Servicing Agreement, will, in
                                   that capacity, be the master servicer for
                                   the 125 West 55th Street mortgage loan under
                                   the GECMC 2005-C2 pooling and servicing
                                   agreement; however, advances of delinquent
                                   payments with respect to the 125 West 55th
                                   Street mortgage loan will be made by the
                                   master servicer or the trustee, as
                                   applicable, in accordance with the
                                   provisions of the pooling and servicing
                                   agreement under which the Series 2005-C3
                                   certificates are issued; and

                                      S-34

                                 o LNR Partners, Inc., which is the special
                                   servicer of the 125 West 55th Street
                                   mortgage loan under the GECMC 2005-C2
                                   pooling and servicing agreement, will, in
                                   that capacity, be the special servicer for
                                   the 125 West 55th Street mortgage loan.

                                See "Servicing Under the Pooling and Servicing
                                Agreement --Servicing of the Non-Serviced
                                Mortgage Loans--Rights of the Holders of the
                                125 West 55th Street Whole Loan" in this
                                prospectus supplement.

                                With respect to the Loews Universal Hotel
                                Portfolio mortgage loan (identified as Loan No.
                                6 on Annex A-1 to this prospectus supplement),
                                representing approximately 3.78% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 4.79% of the aggregate principal
                                balance of loan group 1 as of the cut-off
                                date), the related mortgaged property also
                                secures four other pari passu loans (with
                                unpaid principal balances as of the cut-off
                                date of $100,000,000, $100,000,000, $65,000,000
                                and $55,000,000, respectively) and two
                                subordinate loans (with unpaid principal
                                balances as of the cut-off date of $25,000,000
                                and $25,000,000). Two of the Loews Universal
                                Hotel Portfolio pari passu loans with an unpaid
                                principal balance as of the cut-off date of
                                $65,000,000 and $55,000,000 and one of the
                                subordinate loans with an unpaid principal
                                balance as of the cut-off date of $25,000,000
                                was certificated and the securities backed by
                                such loan are currently held by German American
                                Capital Corporation, one of the mortgage loan
                                sellers, and may be sold or further divided at
                                any time (subject to compliance with the terms
                                of the related intercreditor agreement). Two of
                                the Loews Universal Hotel Portfolio pari passu
                                loans with unpaid principal balances as of the
                                cut-off date of $100,000,000 and $100,000,000,
                                respectively, and one subordinate loan with an
                                unpaid principal balance as of the cut-off date
                                of $25,000,000 was certificated and the
                                securities backed by such loan are currently
                                held by JPMorgan Chase Bank, N.A. and may be
                                sold or further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement). One of the Loews
                                Universal Hotel Portfolio pari passu loans,
                                which was held by JPMorgan Chase Bank, N.A.
                                with an outstanding principal balance as of the
                                cut-off date of $100,000,000 and the Loews
                                Universal Hotel Portfolio subordinate loans,
                                which was held by German American Capital
                                Corporation and JPMorgan Chase Bank, N.A., were
                                deposited into the trust related to the J.P.
                                Morgan Chase Commercial Mortgage Securities
                                Corp. Series 2005-CIBC12 Commercial Mortgage
                                Pass-Through Certificates. One of the Loews
                                Universal Hotel Portfolio pari passu loans with
                                an unpaid principal balance as of the cut-off
                                date of $65,000,000 is currently an asset of
                                the securitization trust related to the COMM
                                2005-C6 Commercial Mortgage Pass-Through
                                Certificates. It is anticipated that one of the
                                Loews Universal Hotel Portfolio pari passu
                                loans with an unpaid principal balance as of
                                the cut-off date of $100,000,000 will be
                                deposited into the J.P. Morgan Chase Series
                                2005-LDP3 trust. See "Description of the
                                Mortgage Pool--The Loews Universal Hotel
                                Portfolio Whole Loan" in this prospectus
                                supplement.

                                      S-35

                                The Loews Universal Hotel Portfolio mortgage
                                loan, the related pari passu loans and the
                                subordinate loans will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement relating to the J.P. Morgan
                                Chase Commercial Mortgage Securities Corp.
                                Series 2005-CIBC12 Commercial Mortgage
                                Pass-Through Certificates, which contains
                                servicing provisions substantially similar to,
                                but not necessarily identical with, the
                                provisions of the pooling and servicing
                                agreement under which the Series 2005-C3
                                certificates are to be issued. In that regard,

                                 o LaSalle Bank National Association, which is
                                   the trustee under the J.P. Morgan Chase
                                   Commercial Mortgage Securities Corp. Series
                                   2005-CIBC12 pooling and servicing agreement,
                                   will, in that capacity, be the mortgagee of
                                   record with respect to the mortgaged
                                   properties securing the Loews Universal
                                   Hotel Portfolio mortgage loan;

                                 o GMAC Commercial Mortgage Corporation, which
                                   is the master servicer under the J.P. Morgan
                                   Chase Commercial Mortgage Securities Corp.
                                   Series 2005-CIBC12 pooling and servicing
                                   agreement, will, in that capacity, be the
                                   master servicer for the Loews Universal
                                   Hotel Portfolio mortgage loan; however,
                                   advances of delinquent payments with respect
                                   to the Loews Universal Hotel Portfolio
                                   mortgage loan will be made by the master
                                   servicer or the trustee, as applicable, in
                                   accordance with the provisions of the
                                   pooling and servicing agreement under which
                                   the Series 2005-C3 certificates are issued;
                                   and

                                 o J.E. Robert Company, Inc., which is the
                                   special servicer of the Loews Universal
                                   Hotel Portfolio mortgage loan under the J.P.
                                   Morgan Chase Commercial Mortgage Securities
                                   Corp. Series 2005-CIBC12 pooling and
                                   servicing agreement, will, in that capacity,
                                   be the special servicer for the Loews
                                   Universal Hotel Portfolio mortgage loan.

                                See "Servicing Under the Pooling and Servicing
                                Agreement--Servicing of the Non-Serviced
                                Mortgage Loans--Rights of the Holders of the
                                Loews Universal Hotel Portfolio Whole Loan" in
                                this prospectus supplement.

                                See "--The Mortgage Loans--The Non-Serviced
                                Mortgage Loans" below.
The Oglethorpe Mall
 Mortgage Loan................  With respect to the Oglethorpe Mall mortgage loan (identified as Loan No. 7 on Annex A-1 to
                                this prospectus supplement), representing
                                approximately 3.54% of the aggregate principal
                                balance of the pool of mortgage loans as of the
                                cut-off date (or approximately 4.48% of the
                                aggregate principal balance of loan group 1 as
                                of the cut-off date), the related mortgaged
                                property also secures one pari passu loan (with
                                an unpaid principal balance as of the cut-off
                                date of $74,918,248). The Oglethorpe Mall pari
                                passu loan is currently held by German American
                                Capital Corporation, one of the mortgage loan
                                sellers, and may be sold or further divided at
                                any time (subject to compliance with the terms
                                of the related intercreditor agreement).

                                      S-36

                                See "Description of the Mortgage Pool--The
                                Oglethorpe Mall Whole Loan" in this prospectus
                                supplement.

                                The Oglethorpe Mall mortgage loan and the
                                related pari passu loan will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement.

                                See "Servicing Under the Pooling and Servicing
                                Agreement--Rights of the Holder of the
                                Oglethorpe Mall Pari Passu Loan" in this
                                prospectus supplement.
The 1301 Fannin
 Mortgage Loan................  With respect to the 1301 Fannin mortgage loan
                                (identified as Loan No. 8 on Annex A-1 to this
                                prospectus supplement), representing
                                approximately 3.34% of the aggregate principal
                                balance of the pool of mortgage loans as of the
                                cut-off date (or approximately 4.23% of the
                                aggregate principal balance of loan group 1 as
                                of the cut-off date), the related mortgaged
                                property also secures one subordinate loan (with
                                an unpaid principal balance as of the cut-off
                                date of $10,100,000). The 1301 Fannin
                                subordinate loan is currently held by an
                                affiliate of Bank of America, N.A., one of the
                                mortgage loan sellers, and may be sold or
                                further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement).

                                See "Description of the Mortgage Pool--The 1301
                                Fannin Whole Loan" in this prospectus
                                supplement.

                                The 1301 Fannin mortgage loan and the related
                                subordinate loan will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement.

                                See "Servicing Under the Pooling and Servicing
                                Agreement--Servicing of the Non-Serviced
                                Mortgage Loans--Rights of the Holders of the
                                1301 Fannin B Note" in this prospectus
                                supplement.

The One Main Place Mortgage
 Loan and the Tinley
 Crossings-8151 W 183rd
 Mortgage Loan...............   With respect to each of the One Main Place
                                mortgage loan (identified as Loan No. 9 on Annex
                                A-1 to this prospectus supplement), representing
                                approximately 3.26% of the aggregate principal
                                balance of the pool of mortgage loans as of the
                                cut-off date (or approximately 4.13% of the
                                aggregate principal balance of loan group 1 as
                                of the cut-off date), and the Tinley
                                Crossings-8151 W 183rd mortgage loan (identified
                                as Loan No. 69 on Annex A-1 to this prospectus
                                supplement), representing approximately 0.32% of
                                the aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 0.41% of the aggregate principal
                                balance of loan group 1 as of the cut-off date),
                                the related mortgaged properties also secure one
                                subordinate loan (with original principal
                                balances of $4,000,000 and $180,000,
                                respectively).

                                See "Description of the Mortgage Pool--The One
                                Main Place Mortgage Loan and the Tinley
                                Crossings-8151 W 183rd Mortgage Loan" in this
                                prospectus supplement.

                                      S-37

                                The One Main Place mortgage loan and the Tinley
                                Crossings-8151 W 183rd mortgage loan and the
                                related subordinate loans will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement, except as described in
                                "Servicing Under the Pooling and Servicing
                                Agreement--Rights of the Holders of the Mezz
                                Cap B Notes" in this prospectus supplement. In
                                addition, the holder of each subordinate loan
                                may have the right to advise and direct the
                                master servicer and/or the special servicer
                                with respect to various servicing matters
                                affecting the related mortgage loan.

                                See "Servicing Under the Pooling and Servicing
                                Agreement--Rights of the Holders of the Mezz
                                Cap B Notes" in this prospectus supplement.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates (other than the Class
                                X-P certificates) will be offered in minimum
                                denominations of $10,000 initial principal
                                amount. The Class X-P certificates will be
                                offered in minimum denominations of $1,000,000
                                initial notional amount. Investments in excess
                                of the minimum denominations may be made in
                                multiples of $1.

Registration, Clearance and
 Settlement..................   Each class of offered certificates will be
                                registered in the name of Cede & Co., as nominee
                                of The Depository Trust Company, or DTC. You may
                                hold your offered certificates through: (1) DTC
                                in the United States; or (2) Clearstream
                                Banking, societe anonyme or the Euroclear System
                                in Europe. Transfers within DTC, Clearstream
                                Banking, societe anonyme or The Euroclear System
                                will be made in accordance with the usual rules
                                and operating procedures of those systems.

                                All or any portion of the certificates offered
                                to you may be converted to definitive
                                certificates and reissued to beneficial owners
                                or their nominees, rather than to The
                                Depository Trust Company or its nominee, if we
                                notify The Depository Trust Company of our
                                intent to terminate the book-entry system and,
                                upon receipt of notice of such intent from The
                                Depository Trust Company, the participants
                                holding beneficial interests in the
                                certificates agree to initiate such
                                termination.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this prospectus
                                supplement and in the prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the trustee will
                                prepare and make available to each
                                certificateholder of record, initially expected
                                to be Cede & Co., a statement as to the
                                distributions being made on that date.

                                Additionally, under certain circumstances,
                                certificateholders of record may be entitled to
                                certain other information regarding the trust.

                                      S-38

                                See "Description of the Certificates--Reports
                                to Certificateholders; Certain Available
                                Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates will be
                                available to you through the following services:

                                 o Bloomberg, L.P.

                                 o the trustee's website at www.etrustee.net.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of
                                mortgage loans remaining in the trust is less
                                than 1% of the aggregate unpaid balance of the
                                mortgage loans as of the cut-off date, certain
                                entities specified in this prospectus supplement
                                will have the option to purchase all of the
                                remaining mortgage loans at the price specified
                                in this prospectus supplement (and all property
                                acquired through exercise of remedies in respect
                                of any mortgage loan). Exercise of this option
                                will terminate the trust and retire the then
                                outstanding certificates. The trust could also
                                be terminated in connection with an exchange of
                                all the then outstanding certificates (other
                                than the Class S, Class R and Class LR
                                certificates), including the Class X-C and Class
                                X-P (provided, however, that the Class A-1
                                through Class J certificates are no longer
                                outstanding), for the mortgage loans remaining
                                in the trust, but all of the holders of such
                                classes of certificates would have to
                                voluntarily participate in such exchange.

                                See "Description of the
                                Certificates--Termination; Retirement of
                                Certificates" in this prospectus supplement and
                                "Description of the Certificates--Termination"
                                in the prospectus.

Tax Status...................   Elections will be made to treat designated
                                portions of the trust (exclusive of the Class
                                A-3FL regular interest, the swap contract, the
                                floating rate account and interest that is
                                deferred after the anticipated prepayment date
                                on the mortgage loans that have anticipated
                                prepayment dates and the related distribution
                                account for this deferred interest) as two
                                separate REMICs -- a Lower-Tier REMIC and an
                                Upper-Tier REMIC -- for federal income tax
                                purposes. The portion of the trust representing
                                the deferred interest described above will be
                                treated as a grantor trust for federal income
                                tax purposes. The grantor trust will also hold
                                the Class A-3FL regular interest, the swap
                                contract and the floating rate account, and the
                                Class A-3FL certificates will represent an
                                undivided beneficial interest in those assets.
                                In the opinion of counsel, the portions of the
                                trust referred to above will qualify for this
                                treatment.

                                Pertinent federal income tax consequences of an
                                investment in the offered certificates include:

                                 o Each class of offered certificates (other
                                   than the Class A-3FL certificates) (and the
                                   Class X-C, Class F, Class G, Class H, Class
                                   J, Class K, Class L, Class M, Class N, Class
                                   O, Class P and Class Q certificates) and the
                                   Class A-3FL regular interest will represent
                                   "regular interests" in the Upper-Tier REMIC.

                                      S-39

                                 o The Class A-3FL certificates will represent
                                   an undivided interest in a portion of the
                                   trust fund which is treated as a grantor
                                   trust for federal income tax purposes, which
                                   portion includes the Class A-3FL regular
                                   interest, the floating rate account and the
                                   beneficial interest of such class in the
                                   swap contract.

                                 o The offered certificates will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates, other than the Class X-P and
                                   Class A-3FL certificates, and the Class
                                   A-3FL regular interest will be issued at a
                                   premium and that the Class X-P certificates
                                   will be issued with original issue discount.

                                See "Certain Federal Income Tax Consequences"
                                in this prospectus supplement and in the
                                accompanying prospectus.

ERISA Considerations.........   Subject to important considerations described
                                under "ERISA Considerations" in this prospectus
                                supplement and "Certain ERISA Considerations" in
                                the accompanying prospectus, the offered
                                certificates are eligible for purchase by
                                persons investing assets of employee benefit
                                plans or individual retirement accounts. In
                                particular, fiduciaries of plans contemplating
                                the purchase of the Class A-3FL certificates
                                should review the additional requirements for
                                purchases of Class A-3FL certificates by plans,
                                as discussed under "Certain ERISA
                                Considerations" in this prospectus supplement.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" within the meaning
                                of the Secondary Mortgage Market Enhancement Act
                                of 1984, as amended. If your investment
                                activities are subject to legal investment laws
                                and regulations, regulatory capital requirements
                                or review by regulatory authorities, then you
                                may be subject to restrictions on investment in
                                the offered certificates. You should consult
                                your own legal advisors for assistance in
                                determining the suitability of and consequences
                                to you of the purchase, ownership and sale of
                                the offered certificates.

                                See "Legal Investment" in this prospectus
                                supplement and in the accompanying prospectus.

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the
                                following ratings from Standard and Poor's
                                Ratings Services, a division of The McGraw-Hill
                                Companies, Inc. and Fitch, Inc.:

                                      S-40



                                                             S&P     FITCH
                                                            -----   -------

                                   Class A-1 ............    AAA      AAA
                                   Class A-2 ............    AAA      AAA
                                   Class A-3FX ..........    AAA      AAA
                                   Class A-3FL ..........    AAA      AAA
                                   Class A-4 ............    AAA      AAA
                                   Class A-5 ............    AAA      AAA
                                   Class A-6 ............    AAA      AAA
                                   Class A-AB ...........    AAA      AAA
                                   Class A-7A ...........    AAA      AAA
                                   Class A-7B ...........    AAA      AAA
                                   Class A-1A ...........    AAA      AAA
                                   Class X-P ............    AAA      AAA
                                   Class A-J ............    AAA      AAA
                                   Class B ..............    AA+      AA+
                                   Class C ..............    AA       AA
                                   Class D ..............    AA-      AA-
                                   Class E ..............     A        A


                                A rating agency may downgrade, qualify or
                                withdraw a security rating at any time. A
                                rating agency not requested to rate the offered
                                certificates may nonetheless issue a rating
                                and, if one does, it may be lower than those
                                stated above. The security ratings do not
                                address the frequency of prepayments (whether
                                voluntary or involuntary) of mortgage loans,
                                the degree to which prepayments might differ
                                from those originally anticipated, the
                                likelihood of collection of excess interest,
                                default interest or yield maintenance charges,
                                or the tax treatment of the certificates. With
                                respect to the Class A-3FL certificates,
                                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc. and Fitch,
                                Inc. are only rating the receipt of interest up
                                to the fixed per annum rate applicable to the
                                Class A-3FL regular interest. The ratings of
                                the Class A-3FL certificates do not represent
                                any assessment as to whether the floating
                                interest rate on such certificates will convert
                                to a fixed rate. These ratings do not
                                constitute a rating with respect to the
                                likelihood of the receipt of payments to be
                                made by the applicable swap counterparty or any
                                interest rate reductions or increases
                                contemplated in this prospectus supplement. The
                                ratings of Standard & Poor's Rating Services, a
                                division of The McGraw-Hill Companies, Inc., do
                                not address any shortfalls or delays in payment
                                that investors in the Class A-3FL certificates
                                may experience as a result of the conversion of
                                the pass-through rate on the Class A-3FL
                                certificates from a floating interest rate to a
                                fixed rate. Additionally, Fitch, Inc.'s rating
                                of the floating rate certificates do not
                                address any costs associated with a floating
                                rate swap. See "Yield and Maturity
                                Considerations," "Risk Factors" and "Ratings"
                                in this prospectus supplement and "Rating" and
                                "Yield and Maturity Considerations" in the
                                prospectus.

                                See "Ratings" in this prospectus supplement and
                                "Rating" in the prospectus for a discussion of
                                the basis upon which ratings are given and the
                                conclusions that may not be drawn from a
                                rating.

                                      S-41

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Texas, Illinois,
Florida and Virginia represent approximately 19.27%, 17.98%, 10.64%, 7.83%,
7.50% and 5.75%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.
In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.
In this regard:

    o The largest mortgage loan represents approximately 7.09% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 8.98% of the aggregate principal balance of loan group 1 as of the cut-off date.

    o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 26.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 28.01% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 20.23% of the aggregate principal balance of loan group 2 as of the cut-off date.

    o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 43.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 49.34% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 20.23% of the aggregate principal balance of loan group 2 as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represent, in the aggregate, less than approximately
2.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks.
In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                                      S-42

                       PROPERTY TYPE CONCENTRATIONS(1)(2)



                                                       AGGREGATE
                                     NUMBER OF     PRINCIPAL BALANCE         % OF               % OF               % OF
                                     MORTGAGED      OF THE MORTGAGE      INITIAL POOL       INITIAL LOAN       INITIAL LOAN
          PROPERTY TYPE             PROPERTIES           LOANS              BALANCE       GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------------------   ------------   -------------------   --------------   -----------------   ----------------

Office .........................         26          $  938,458,447          44.35%             56.16%              0.00%
Multifamily ....................         54             511,868,969          24.19               4.00             100.00
 Multifamily ...................         36             429,007,659          20.27               0.00              96.41
 Manufactured Housing ..........         18              82,861,310           3.92               4.00               3.59
Retail(3) ......................         36             383,259,799          18.11              22.93               0.00
Hotel ..........................          6             130,989,844           6.19               7.84               0.00
Self Storage ...................         22              73,425,496           3.47               4.39               0.00
Industrial .....................          5              46,867,459           2.21               2.80               0.00
Mixed Use(4) ...................          2              31,241,244           1.48               1.87               0.00
                                         --          --------------         ------             ------             ------
TOTAL/WEIGHTED AVERAGE .........        151          $2,116,111,258         100.00%            100.00%            100.00%
                                        ===          ==============         ======             ======             ======


----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties if not otherwise specified in the related loan agreement).

(2)   The pool of mortgage loans includes 10 multi-property mortgage loans
      (identified as Loan Nos. 2, 6, 15, 18, 22, 32, 42, 71, 87 and 115 on
      Annex A-1 to this prospectus supplement), representing approximately
      15.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include nine mortgage loans in loan group
      1, or approximately 18.51% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 6.09% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)   With respect to 28 of such mortgaged properties, representing approximately 15.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be
      "anchored" or "shadow anchored" (or approximately 19.25% of the aggregate principal balance of loan group 1 as of the cut-off date).

(4)   Includes retail, office and self storage.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing community properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Q certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3FX, Class
A-4, Class A-5, Class A-6, Class A-AB and Class A-7 certificates and the Class
A-3FL regular interest. Principal distributions made to the Class A-7 certificates will be allocated first to the Class A-7A Certificates and then to the Class A-7B certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 10 and 34 on Annex A-1 to this prospectus supplement) represents approximately
3.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (both of which mortgage loans are in loan group 1, or approximately 4.48% of the aggregate principal balance of such loan group as of the cut-off date).

                                      S-43

     Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     Ten mortgage loans, representing approximately 15.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include nine mortgage loans in loan group 1, or approximately 18.51% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 6.09% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a jurisdiction with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one jurisdiction, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER ORGANIZATION CONSIDERATIONS

     The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers'
organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness.
These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS OR MORTGAGE LOANS TO CO-BORROWERS SECURED
BY MULTIPLE MORTGAGED PROPERTIES ENTAIL RISKS

     Three mortgage loans (identified as Loan Nos. 2, 18 and 32 on Annex A-1 to this prospectus supplement), representing approximately 8.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 8.63% of the aggregate principal balance of loan group 1 as of the cut-off date and 6.09% of the aggregate principal balance of loan group 2 as of the cut-off date are secured by multiple mortgaged properties and were made to co-borrowers.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a

                                      S-44

borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

    o was insolvent or was rendered insolvent by such obligation or transfer,

    o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital, or

    o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

    o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

    o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or the fiscal agent have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under
"Description of the Mortgage Pool-General."

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool-General."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage
Pool-General."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have

                                      S-45

difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender generally has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon, liquidation fee, and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower. The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower's initial cure period. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

     While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

     The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

     The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy.
In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED PREPAYMENT DATE

     Most of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, thus requiring a balloon payment on their stated maturity date.

     In addition, (a) 53 of the mortgage loans, representing approximately
29.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 40 mortgage loans in loan group 1, or approximately 32.87% of the aggregate principal balance of such loan group as of the cut-off date, and 13 mortgage loans in loan group 2, or approximately
18.12% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for the first 12 to 84 months of their respective terms, and (b) 23 mortgage loans, representing approximately 41.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 13 mortgage loans in loan group 1, or approximately 38.23%
of the aggregate principal balance of such loan group as of the cut-off date, and 10 mortgage loans

                                      S-46

in loan group 2, or approximately 53.93% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for their entire terms.

     In addition, 16 mortgage loans, representing approximately 30.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 10 mortgage loans in loan group 1, or approximately 29.26%
of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 33.83% of the aggregate principal balance of such loan group as of the cut-off date), have a stated maturity date of less than 84 months, which in certain cases includes interest only payment periods.

     One hundred twelve mortgage loans, representing approximately 59.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 82 mortgage loans in loan group 1, or approximately 58.43%
of the aggregate principal balance of such loan group as of the cut-off date, and 30 mortgage loans in loan group 2, or approximately 62.53% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2015.

     Mortgage loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans. This risk is greater because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o the prevailing interest rates;

      o the fair market value of the related properties;

      o the borrower's equity in the related properties;

      o the borrower's financial condition;

      o the operating history and occupancy level of the property;

      o reductions in government assistance/rent subsidy programs;

      o the tax laws; and

      o the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT
UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents.

                                      S-47

Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o the adequacy of the property's management and maintenance;

      o the age, design and construction quality of the properties;

      o management's ability to convert an unsuccessful property to an alternate use;

      o perceptions regarding the safety, convenience and attractiveness of the properties;

      o the proximity and attractiveness of competing properties;

      o new construction of competing properties in the same market;

      o increases in operating expenses, including, but not limited to, insurance premium increases;

      o dependence on tenant(s) in a particular business or industry;

      o an increase in the capital expenditures needed to maintain the properties or make improvements;

      o a decline in the financial condition of a major tenant;

      o rent control or rent stabilization laws;

      o an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

      o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

      o demographic factors;

      o consumer confidence;

      o consumer tastes and preferences; and

      o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o the length of tenant leases;

      o the creditworthiness of tenants;

      o in the case of rental properties, the rate at which new rentals occur;
        and

      o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income.

                                      S-48

Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease, if such tenant exercises an early termination option, if such tenant goes into bankruptcy or if such tenant were to close or, in certain circumstances, fail to open. See "--Retail Properties Have Special Risks" below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. This interruption of rent payments under the lease may cause there to be insufficient funds available for the borrower to pay debt service on the related mortgage loan.

     Eleven mortgaged properties, securing mortgage loans representing approximately 9.58% of the aggregate principal balance (based on allocated loan amount) of the pool of mortgage loans as of the cut-off date (or approximately
12.14% of the aggregate principal balance of loan group 1 as of the cut-off date), are leased to a single tenant. Except with respect to two mortgaged properties, representing approximately 0.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.69% of the aggregate principal balance of loan group 1 as of the cut-off date), all of the leases for each of these single tenants extend beyond the stated maturity date of the related mortgage loans. See Annex A-1 for tenant lease expiration dates for the three largest tenants at each mortgaged property. However, certain other of these single or significant tenants may have lease termination options prior to the related lease expiration dates.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o space in the mortgaged properties could not be leased or re-leased;

      o tenants were unable to meet their lease obligations;

      o a significant tenant were to become a debtor in a bankruptcy case; or

      o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on
Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the

                                      S-49

mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants'
leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     With respect to nine mortgage loans (identified as Loan Nos. 20, 26, 28,
37, 38, 46, 51, 57 and 98 on Annex A-1 to this prospectus supplement)
representing approximately 5.68% of the principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 4.83% of the aggregate principal balance of such loan group as of the cut-off date and two mortgage loans in loan group 2, or approximately 8.87% of the aggregate principal balance of such loan group as of the cut-off date), the borrower is comprised of two or more special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

                                      S-50

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of such bankruptcy filing.

     Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

    o a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

    o the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and
Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Risks Associated with the Absence of or
Inadequacy of Insurance Coverage" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the

                                      S-51

government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 26 office properties, securing approximately 44.35% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 56.16% of the aggregate principal balance of loan group
1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

      o the quality of an office building's tenants;

      o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

      o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

      o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

      o the desirability of the area as a business location; and

      o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See
"--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above is one medical office property (identified as Loan No. 80 on Annex A-1 to this prospectus supplement), which secures approximately 0.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately
0.34% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 36 multifamily properties, securing approximately 20.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (all of which mortgaged properties are in loan group 2

                                      S-52

securing approximately 96.41% of the aggregate principal balance of loan group
2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o the physical attributes of the apartment building, such as its age, appearance and construction quality;

      o local employers, including military bases and colleges, relocating, closing or going out of business;

      o the location of the property, which may become less desirable over time;

      o the ability of management to rent units and provide adequate maintenance and insurance;

      o the services and amenities at the property;

      o the property's reputation;

      o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

      o in the case of student housing facilities or apartment buildings with a significant number of student tenants, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use, wear and tear on the leased units, which may be greater than that experienced on units leased to non-students, the reliance on parental guarantees to support tenant creditworthiness, and the lack of long-term leases (included among the loans secured by properties that have significant student housing concentrations
        (identified as Loan Nos. 23, 27, 33, 43 and 44 on Annex A-1 to this prospectus supplement) representing approximately 3.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
        (or approximately 16.39% of the aggregate principal balance of loan group 2 as of the cut-off date);

      o the presence of competing properties;

      o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to or being heavily a local military base or workers from a particular business or industry;

      o local competitive conditions;

      o quality of management;

      o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

      o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

      o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

      o the length of the term of the lease.

     Certain jurisdictions regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue

                                      S-53

Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are 18 manufactured housing community properties, securing approximately 3.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 14 mortgaged properties securing approximately 4.00% of the aggregate principal balance of loan group 1 as of the cut-off date, and four mortgaged properties securing approximately 3.59% of the aggregate principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

      o other manufactured housing communities;

      o apartment buildings; and

      o single family homes.

     Other factors may also include:

      o the physical attributes of the manufactured housing community, including its age and appearance;

      o location of the manufactured housing community;

      o the ability of management to provide adequate maintenance and insurance;

      o the type of services or amenities it provides;

      o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

      o the property's reputation; and

      o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 36 retail properties, securing approximately 18.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 22.93% of the aggregate principal balance of loan group
1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

                                      S-54

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is part of the related mortgaged property.
Twenty-eight of the mortgaged properties, securing approximately 15.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 19.25% of the aggregate principal balance of loan group
1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Eight of the mortgaged properties, securing approximately 2.91% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.69% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

      o local competitive conditions;

      o adverse changes in consumer spending;

      o quality of management;

      o need to make major improvements to satisfy tenants; and

      o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are six hotel properties, securing approximately 6.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.84% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                      S-55

      o conversion to alternative uses which may not be readily made;

      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

      o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington,
        D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

      o management ability of property managers;

      o desirability of particular locations;

      o location, quality and hotel management company affiliation which affect the economic performance of a hotel;

      o loss of franchise or management company; and

      o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     When applicable, the liquor licenses for most of the mortgaged properties secured by hotels are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     A mortgage loan secured by a hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued
existence and financial strength of the franchisor or hotel management company, and, with respect to a franchise company only,

      o the public perception of the franchise or hotel chain service mark; and

      o the duration of the franchise licensing agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.
Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 22 self storage properties, securing approximately 3.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.39% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

                                      S-56

      o decreased demand;

      o competition;

      o lack of proximity to apartment complexes or commercial users;

      o apartment tenants moving to single-family homes;

      o decline in services rendered, including security;

      o dependence on business activity ancillary to renting units;

      o age of improvements; or

      o other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

     Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are five industrial properties, securing approximately 2.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.80% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

      o the quality of tenants;

      o building design and adaptability; and

      o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                      S-57

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     Three mortgage loans, representing approximately 0.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include one mortgage loan in loan group 1, or approximately 0.34% of the aggregate principal balance of loan group 1 as of the cut-off date includes and one mortgage loan in loan group 2, or approximately 3.27% of the aggregate principal balance of loan group 2 as of the cut-off date) are primarily secured by the related borrower's ownership interest in one or more condominium units.

     The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     One mortgage loan (identified as Loan No. 62 on Annex A-1 to this prospectus supplement) representing 0.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.80% of the aggregate principal balance of loan group 2 as of the cut-off date), is secured by a condominium property in which the related borrower is the owner of
93 of 94 units, and has the requisite voting rights to control the association and the constituency of its board of directors. The unit that is not owned by the Borrower is used on a shared basis for recreational purposes, and, while shared use of that unit is not assured for the duration of the regime, alternative recreational areas are available.

     One mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement), representing 0.31% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.48% of the aggregate principal balance of loan group 2 as of the cut-off date), is secured by a condominium property in which the related borrower is the owner of all units, and the lender's consent is required for activation of the currently suspended condominium association.

     One mortgage loan (identified as Loan No. 80 on Annex A-1 to this prospectus supplement) representing 0.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.34% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by a stand-alone medical office building which constitutes 1 unit and
30% of the voting interests in the related condominium regime. The Borrower has responsibility for maintenance of its unit, and the Borrower's portion of related common area expenses has been included in the loan's underwriting. The
Borrower has sufficient voting power to block amendments to the bylaws or declaration without the Borrower's consent, and loan covenants further require the lender's consent with respect to such matters.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

                                      S-58

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o responding to changes in the local market;

      o planning and implementing the rental structure;

      o operating the property and providing building services;

      o managing operating expenses; and

      o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties
(including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     Five of the mortgaged properties (identified as Loan Nos. 6.1, 6.2, 6.3,
31 and 102 on Annex A-1 to this prospectus supplement), representing approximately 4.66% of the aggregate principal balance (by allocated loan amount, if applicable) of the pool of mortgage loans as of the cut-off date (or approximately 5.91% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by a lien on the related borrower's leasehold interest in the entire related mortgaged property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease.

     Three of the mortgaged properties (identified as Loan Nos. 9, 13 and 82 on
Annex A-1 to this prospectus supplement), representing approximately 5.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.07% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate in the remaining portion of the related real property.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different

                                      S-59

conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing Under the Pooling and Servicing Agreement--General"
in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2005-C3 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing
Agreement--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2005-C3 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if a special servicer or an affiliate holds Series 2005-C3 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2005-C3 non-offered certificates.

     Additionally, the master servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage

                                      S-60

loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the mortgage loans (other than the 125
West 55th Street mortgage loan and the Loews Universal Hotel Portfolio mortgage loan), the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing Under the Pooling and Servicing Agreement--General"
in this prospectus supplement.

THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT ACTIONS OF
THE SPECIAL SERVICER OR THE ACTIONS OF THE MASTER SERVICER AND SPECIAL SERVICER
UNDER CERTAIN OTHER POOLING AND SERVICING AGREEMENTS

     The 1301 Fannin Mortgage Loan

     With respect to the 1301 Fannin mortgage loan (identified as Loan No. 8 on
Annex A-1 to this prospectus supplement), representing approximately 3.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.23% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one subordinate loan.

     Pursuant to the terms of the related intercreditor agreement, the holder of the related subordinate loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under
"Servicing Under the Pooling and Servicing Agreement--Rights of the Holder of
the 1301 Fannin B Note."

     The holder of the subordinate loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

     The Oglethorpe Mall Mortgage Loan

     With respect to the Oglethorpe Mall mortgage loan (identified as Loan No.
7 on Annex A-1 to this prospectus supplement), representing approximately 3.54%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.48% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one other pari passu loan. The Oglethorpe Mall mortgage loan and the related pari passu loan will be serviced under the pooling and servicing agreement.

                                      S-61

     Any decision with respect to the Oglethorpe Mall mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Oglethorpe Mall mortgage loan and the related pari passu loan, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the Directing Certificateholder.

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holder of the other pari passu loan (or its respective designees)
may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.
In addition, as of the cut-off date, the Oglethorpe Mall mortgage loan represents approximately 50% of the aggregate principal balance of the two pari passu loans secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The One Main Place Mortgage Loan and the Tinley Crossings-8151 W 183rd
Mortgage Loan

     With respect to each of the One Main Place mortgage loan (identified as
Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 3.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.13% of the aggregate principal balance of loan group 1 as of the cut-off date), and the Tinley Crossings-8151
W 183rd mortgage loan (identified as Loan No. 69 on Annex A-1 to this prospectus supplement), representing approximately 0.32% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.41% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure one subordinate loan.

     Pursuant to the terms of the related intercreditor agreements, the holder of the related subordinate loan has certain consent rights with respect to modifications of the related mortgage loan as described under "Servicing Under the Pooling and Servicing Agreement--Rights of the Holders of the Mezz Cap B
Notes."

     The holders of the subordinate loans (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of any related subordinate note for having acted solely in its own interest.

     The Loews Universal Hotel Portfolio Mortgage Loan

     With respect to the Loews Universal Hotel Portfolio mortgage loan
(identified as Loan No. 6 on Annex A-1 to this prospectus supplement), which consists of one pari passu note), representing approximately 3.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.79% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures four other pari passu loans and two subordinate loans. The Loews Universal Hotel Portfolio mortgage loan and the related pari passu loans and subordinate loans will be serviced under the pooling and servicing agreement relating to the J.P. Morgan
Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial
Mortgage Pass-Through Certificates.

     Prior to the occurrence of a change of control event described under
"Servicing Under the Pooling and Servicing Agreements--Servicing of the
Non-Serviced Mortgage Loans--Rights of the Holders of the Loews Universal Hotel
Portfolio Whole Loan--Rights of the Class UHP Directing Certificateholder and
the Holders of the Loews Universal Hotel Portfolio Senior Loans" in this prospectus supplement, the holder of more than 50%, by certificate balance, of the most subordinate class of Class UHP Certificates (as determined pursuant

                                      S-62

to the related pooling and servicing agreement) will have the right under certain circumstances to advise and direct the master servicer or special servicer, as applicable, under the J.P. Morgan Chase Commercial Mortgage
Securities Corp. Series 2005-CIBC12 pooling and servicing agreement with respect to various servicing matters affecting the Loews Universal Hotel
Portfolio mortgage loan and the related pari passu loans and subordinate loans and to approve various decisions affecting such loans. Such holders also generally have the right to terminate the special servicer under the J.P.
Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 pooling and servicing agreement and to appoint a successor special servicer, except while such holders are affiliates of the related borrower. The holders of the subordinate loans (or their designee) may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

     Following the occurrence of such change of control event, any decision with respect to the Loews Universal Hotel Portfolio mortgage loan that requires the approval of the majority certificateholder of the controlling class under the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12
pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series
2005-CIBC12 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the Loews Universal Hotel Portfolio mortgage loan and the related pari passu loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the majority certificateholder of the controlling class appointed under the J.P. Morgan Chase Commercial Mortgage
Securities Corp. Series 2005-CIBC12 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a pari passu or subordinate loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loans and the four other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the note included in the Loews Universal Hotel Portfolio mortgage loan represents approximately 20% of the aggregate principal balance of the five pari passu senior notes secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the J.P. Morgan Chase
Commercial Mortgage Securities Corp. Series 2005-CIBC12 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The 125 West 55th Street Mortgage Loan

     With respect to the 125 West 55th Street mortgage loan (identified as Loan
No. 11 on Annex A-1 to this prospectus supplement), representing approximately
2.36% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.99% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures three other pari passu loans. The 125 West 55th Street mortgage loan will be serviced under the pooling and servicing agreement relating to the
GECMC 2005-C2 Commercial Mortgage Pass-Through Certificates.

     Any decision with respect to the 125 West 55th Street mortgage loan which requires the approval of the controlling class representative under the GECMC
2005-C2 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the GECMC 2005-C2 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of such mortgage loan and the related pari passu loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the directing certificateholder appointed under the
GECMC 2005-C2 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holder of the other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the

                                      S-63

classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the 125 West 55th Street mortgage loan represents approximately 25% of the aggregate principal balance of such mortgage loan and the related pari passu loans. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the GECMC 2005-C2 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
With respect to any mortgage loan made to multiple borrowers, including cross-collateralized mortgage loans, this risk is increased because each borrower bankruptcy will reinstate the court stay. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D.
Ill. March 10, 2000), the United States Bankruptcy Court for the Northern
District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the
Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary

                                      S-64

prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representations as to the actual rate of payments of principal on the mortgage loans.

     In particular, because the notional amount of the Class X-P certificates is based upon all or a portion of certain of the outstanding certificate balance of the certificates, the yield to maturity on the Class X-P certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recoup the initial investment in the Class X-P certificates.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class
A-AB, Class A-7A, Class A-7B and Class A-1A certificates and the Class A-3FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the
Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB,
Class A-7A and Class A-7B certificates and the Class A-3FL regular interest as described under "Description of the Certificates--General" in this prospectus supplement will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o the terms of the mortgage loans;

      o the length of any prepayment lock-out period;

      o the level of prevailing interest rates;

      o the availability of mortgage credit;

      o the applicable yield maintenance charges;

      o the master servicer's or special servicer's ability to enforce those charges or premiums;

                                      S-65

      o the failure to meet certain requirements for the release of escrows;

      o the occurrence of casualties or natural disasters; and

      o economic, demographic, tax, legal or other factors.

     A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount.
In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See "--Ability to Incur Other Debt Entails Risk" and "Servicing
Under the Pooling and Servicing Agreement--Servicing of the Non-Serviced
Mortgage Loans--The Loews Universal Hotel Portfolio Whole Loan--Purchase
Option" in this prospectus supplement.

     With respect to the One Main Place mortgage loan and the Tinley
Crossings-8151 W 183rd mortgage loan, the related mortgaged property also secures subordinate mortgage loans. With respect to such mortgage loans, the holder of the related subordinate debt will have the right, subject to the satisfaction of certain conditions (including a loan default) described under
"Servicing Under the Pooling and Servicing Agreement--Rights of the Holders of
the Mezz Cap B Notes" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of a yield maintenance charge.
This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

     In addition, six mortgage loans (identified as Loan Nos. 6, 7, 8, 9, 11 and 69 on Annex A-1 to this prospectus supplement), representing approximately
16.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 21.03% of the aggregate principal balance of loan group 1 as of the cut-off date), are each part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property or properties. With respect to all of such mortgage loans, the holders of the related debt not included in the trust will have the right, subject to the satisfaction of certain conditions (including a loan default), described under "Servicing Under the Pooling and Servicing Agreement--Rights of
the Holders of the 1301 Fannin B Note" and "--Rights of the Holder of the
Oglethorpe Mall Pari Passu Loan" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance. In addition, with respect to three mortgage loans (identified as Loan Nos. 1, 4 and 11 on Annex A-1 to this prospectus supplement), representing approximately
13.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (all of which mortgage loans are in loan group 1, or approximately 17.35% of the aggregate principal balance of such loan group as of the cut-off date), the holder of the related mezzanine debt has the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See
"Description of the Mortgage Pool--General" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

     In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-3FL certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions.

                                      S-66

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL certificates.
As a result, the effect on such investor's yield to maturity of a level of
LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the related swap counterparty in its obligation to make payments under the related swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-3FL regular interest based on a pass-through rate below 4.7340% per annum would have such a negative impact.
There can be no assurance that a default by the related swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust fund will have the benefit of a swap contract relating to the
Class A-3FL certificates and the Class A-3FL regular interest issued by IXIS
Financial Products Inc. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class
A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See
"Description of the Swap Contracts--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long term ratings fall below the ratings levels set forth in the swap contract by any rating agency, the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the
Class A-3FL certificates to enforce the rights of the trust fund under the swap contract as may be permitted by the terms of the swap contract and use any termination payments received from the swap counterparty to enter into a replacement swap contract on substantially similar terms.

     During the occurrence of a continuing payment default with respect to the swap counterparty or if the swap contract is terminated and no replacement swap counterparty is found, the Class A-3FL certificate pass-through rate will convert to the fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if notice of the resulting change in payment terms of the certificates is not given to the DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, then a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract, and there can be no assurance that any termination payments payable by the swap counterparty will be sufficient for the trustee to engage a replacement swap counterparty. In addition, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, the trustee will not be obligated to undertake any enforcement action with respect to the swap contract unless it has received from the Class A-3FL certificateholders an indemnity satisfactory to the trustee with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust fund under the swap contract. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the

                                      S-67

swap contract will be reduced, on a dollar for dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law.
Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o the aggregate amount of distributions on the offered certificates;

      o their yield to maturity;

      o the rate of principal payments; and

      o their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This situation occurs because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any jurisdiction may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in
the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at

                                      S-68

the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above.
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This situation occurs because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-4, Class A-5, Class
A-6, Class A-AB, Class A-7A, Class A-7B or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and the Class X-C and Class
X-P certificates. In addition, any losses allocated to the Class A-7
Certificates will be applied first to the Class A-7B Certificates until they are reduced to zero and then to the Class A-7A Certificates until they are reduced to zero. See "Description of the Certificates--Distributions--Priority"
and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

                                      S-69

      o which will be remediated or abated in all material respects by the closing date;

      o for which an escrow for the remediation was established;

      o for which an environmental insurance policy was obtained from a third party insurer;

      o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

      o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

      o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program.

     Other identified conditions include, for example, leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.65% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.88% of the aggregate principal balance of loan group 1 as of the cut-off date), the underlying land was previously used by the United
States Army as an airfield and such use resulted in contamination and falls within a recognized Superfund site. The mortgagee received a letter at closing discussing the limitations on the related Borrower's potential liability for such contamination.

     See "Servicing Under the Pooling and Servicing Agreement--Realization upon
Defaulted Mortgage Loans" in this prospectus supplement and "Risk
Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage
Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%).
In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the

                                      S-70

Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the Loews
Universal Hotel Portfolio mortgage loan under the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities
Corp. Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates and the
125 West 55th Street mortgage loan under the pooling and servicing agreement relating to the GECMC 2005-C2 Commercial Mortgage Pass-Through Certificates.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS ASSOCIATED WITH THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 10.64%,
19.27% and 7.50% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately
11.65%, 18.83% and 9.13%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 6.87%, 20.90% and 1.36%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, California and
Florida, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers)
to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which

                                      S-71

established the Terrorism Risk Insurance Program. The Terrorism Risk Insurance
Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The
Treasury Department established procedures for the Terrorism Risk Insurance
Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to offer terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism
Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

     In addition, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk
Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Risk Insurance Program terminates on December 31,
2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. In fact, the Secretary of the Treasury announced on June 30, 2005 that it is opposed to an extension of the Terrorism Risk Insurance Act of 2002 in its current form but noted that an extension may be acceptable only if certain significant changes were made to the current version. One such change includes increasing the deductible under the Terrorism Risk Insurance Act of 2002 from the current
$5 million to $500 million, which would mean that each borrower would now be responsible for the first $500 million of the loss.

     It is likely, if the Terrorism Risk Insurance Act of 2002 is not extended or renewed, that premiums for terrorism insurance coverage will likely increase and may not be available at commercially reasonable rates and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the
Terrorism Risk Insurance Act of 2002.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to eleven mortgage loans
(identified as Loan Nos. 32, 58, 67, 70, 91, 93, 94, 97, 112, 128 and 130 on
Annex A-1 to this prospectus supplement), representing approximately 2.92% of the principal balance of the pool as of the cut-off date (or approximately
1.66% of the aggregate principal balance of loan group 1 and approximately
7.65% of the aggregate principal balance of loan group 2 as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a "commercially reasonable"
amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar

                                      S-72

properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

      o such insurance is not available at any rate, or

      o such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

     Additionally, if the related borrower fails to maintain such insurance
(whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing Under the Pooling and
Servicing Agreement--Maintenance of Insurance" in this prospectus supplement.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming"
under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

                                      S-73

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
We cannot assure you that litigation will not have a material adverse effect on your investment.

                                      S-74

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS"), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-75

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of
August 1, 2005 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in August 2005. The trust will consist primarily of 132 mortgage loans secured by 151 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $2,116,111,258 (the "Initial Pool Balance") as of the
Cut-off Date, subject to a permitted variance of plus or minus 5%. The "Cut-off
Date Balance" of any mortgage loan, pari passu loan or subordinate loan will be the unpaid principal balance of that mortgage loan, pari passu loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numeric information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan
Group 1 will consist of 95 mortgage loans with an aggregate principal balance of $1,671,120,765, representing approximately 78.97% of the Initial Pool
Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 37 mortgage loans with an aggregate principal balance of $444,990,493 (or approximately 100.00% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 19.29% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 21.03% of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by a promissory note or, in the case of the loan identified as Loan No. 4 on Annex A-1 to this prospectus supplement, two pari passu promissory notes, each of which is included in the trust, (a
"Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

       (2) with respect to five of the mortgaged properties (identified as Loan
    Nos. 6.1, 6.2, 6.3, 31 and 102 on Annex A-1 to this prospectus supplement), representing approximately 4.66% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 5.91% of the aggregate principal balance of loan group 1 as of the Cut-off Date), on the related borrower's leasehold interest in the entire related mortgaged property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease;
    and

       (3) with respect to three of the mortgaged properties (identified as
    Loan Nos. 9, 13 and 82 on Annex A-1 to this prospectus supplement), representing approximately 5.59% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 7.07% of the aggregate principal balance of loan group 1 as of the Cut-off Date), in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate in the remaining portion of the related real property (each of clauses (1), (2) and (3) a
    "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least fifteen years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about August 25, 2005 (the "Closing Date"), GE Commercial Mortgage
Corporation (the "Depositor") will acquire the mortgage loans from General
Electric Capital Corporation ("GECC"), Bank of

                                      S-76

America, N.A. ("Bank of America") and German American Capital Corporation
("GACC" and, collectively with GECC and Bank of America, the "Mortgage Loan
Sellers"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National
Association, as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers"
below and "Description of the Pooling Agreements--Assignment of Mortgage Loans;
Repurchases" in the prospectus. For purposes of the prospectus, each of the
Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between February 2005 and
August 2005.

     With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and
Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each Mortgage File after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

    o Six mortgage loans (identified as Loan Nos. 6, 7, 8, 9, 11 and 69 on
      Annex A-1 to this prospectus supplement), representing, in the aggregate, approximately 16.61% of the Initial Pool Balance (which include six mortgage loans in Loan Group 1, or approximately 21.03% of the Initial
      Loan Group 1 Balance), the related mortgaged property or properties also secure one or more pari passu loans and/or subordinate loans. See
      "Description of the Mortgage Pool--The Loews Universal Hotel Portfolio
      Whole Loan," "--The Oglethorpe Mall Whole Loan," "--The 1301 Fannin Whole
      Loan" "--The One Main Place Whole Loan and the Tinley Crossings-8151
      W183rd Whole Loan," and "--The 125 West 55th Street Whole Loan" in this prospectus supplement.

    o With respect to five mortgage loans (identified as Loan Nos. 98, 108,
      119, 122 and 129 on Annex A-1 to this prospectus supplement), representing approximately 0.71% of the Initial Pool Balance (or approximately 0.90% of the Initial Loan Group 1 Balance) the related borrower is permitted to incur additional debt secured by the related mortgaged property subject to certain requirements, including, among other things, a combined loan-to-value ratio of not more than 65% and a combined debt service coverage ratio of not less than 1.60x. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or potential unsecured indebtedness with respect to the mortgage loans.

    o With respect to one mortgage loan (identified as Loan No. 31 on Annex
      A-1 to this prospectus supplement, representing approximately 0.70% of the Initial Pool Balance (or approximately 0.89% of the Loan Group 1
      Balance), the related borrower is permitted to incur additional debt from one or more of the limited partners of the borrower, provided, among other things, that such other debt is fully subordinate to the mortgage loan and is not secured by the Mortgaged Property.

                                      S-77

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable
Mortgage Loan Sellers have informed us of the following existing or potential mezzanine debt:

                 EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE



              MORTGAGE LOAN CUT-OFF                                   MEZZANINE DEBT
 LOAN NO.          DATE BALANCE         % OF INITIAL POOL BALANCE        BALANCE
----------   -----------------------   ---------------------------   ---------------

     1             $150,000,000                    7.09%               $100,000,000
     4             $ 90,000,000                    4.25%               $  7,000,000
    11             $ 50,000,000                    2.36%               $ 63,500,000


   FUTURE MEZZANINE DEBT PERMITTED UNDER THE RELATED MORTGAGE LOAN DOCUMENTS



                                                             COMBINED
               MORTGAGE LOAN CUT-OFF     % OF INITIAL       MAXIMUM LTV        COMBINED
  LOAN NO.          DATE BALANCE         POOL BALANCE          RATIO         MINIMUM DSCR
-----------   -----------------------   --------------   ----------------   -------------

     3              $98,339,043               4.65%             85%             1.20x
     5              $90,000,000               4.25%             70%             1.15x
     6              $80,000,000               3.78%             55%               (1)
     7              $74,918,248               3.54%             80%             1.20x
     8              $70,700,000               3.34%             90%             1.10x
     10             $61,750,000               2.92%             75%             1.20x
     14             $41,000,000               1.94%             80%             1.25x
     21             $25,750,000               1.22%             85%             1.15x
     22             $19,200,000               0.91%             90%             1.10x
     24             $17,750,000               0.84%             85%             1.15x
     31             $14,800,000               0.70%             85%             1.10x
     34             $13,170,000               0.62%             75%             1.20x
     47             $11,474,495               0.54%          N/A(2)            N/A(2)
     50             $10,600,000               0.50%             (3)               (3)
     53             $10,275,000               0.49%             75%             1.30x
     58             $ 8,880,000               0.42%             85%             1.10x
     67             $ 6,935,000               0.33%             85%             1.10x
     68             $ 6,900,000               0.33%             85%             1.20x
     91             $ 4,520,000               0.21%             85%             1.10x
     99             $ 4,050,000               0.19%             70%             1.30x
    106             $ 3,600,000               0.17%             40%             2.50x
    112             $ 3,340,000               0.16%             85%             1.10x
    128             $ 2,000,000               0.09%             85%             1.10x
    130             $ 1,811,000               0.09%             85%             1.10x


     ----------
   (1)   DSCR required to be greater than or equal to 110% of the DSCR as of the loan closing date.

   (2)   Future mezzanine loan may not exceed $500,000.

   (3)   DSCR required to be greater than or equal to the DSCR as of the loan closing date and LTV required to be less than or equal to the LTV as of the loan closing date.

                                      S-78

     Certain risks relating to additional debt are described in "Risk
Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

THE LOEWS UNIVERSAL HOTEL PORTFOLIO WHOLE LOAN

     With respect to the Mortgage Loan known as the "Loews Universal Hotel
Portfolio" mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement) (the "Loews Universal Hotel Portfolio Mortgage Loan"),
representing approximately 3.78% of the Initial Outstanding Pool Balance, 4.79%
of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of
$80,000,000, the related Mortgaged Property also secures six other mortgage loans (the "Loews Universal Hotel Portfolio Companion Loans"). Four of the
Loews Universal Hotel Portfolio Companion Loans (the "Loews Universal Hotel
Portfolio Pari Passu Loans" and, together with the Loews Universal Hotel
Portfolio Mortgage Loan, the "Loews Universal Hotel Portfolio Senior Loans")
are pari passu in right of payment with the Loews Universal Hotel Portfolio
Mortgage Loan and have Cut-off Date Balances of $100,000,000, $100,000,000,
$65,000,000, and $55,000,000. The other Loews Universal Hotel Portfolio
Companion Loans are subordinate in right of payment to the Loews Universal
Hotel Portfolio Senior Loans (collectively, the "Loews Universal Hotel
Portfolio B Notes" and together with the Loews Universal Hotel Portfolio Senior
Loans, the "Loews Universal Hotel Portfolio Whole Loan") and have an aggregate
Cut-off Date Balance of $50,000,000. The Loews Universal Hotel Portfolio Senior
Loans have the same interest rate and maturity date. The Loews Universal Hotel
Portfolio B Notes have the same maturity date as the Loews Universal Hotel
Portfolio Senior Loans, but an interest rate of 5.580% per annum. Only the
Loews Universal Hotel Portfolio Mortgage Loan is included in the trust. The
Loews Universal Hotel Portfolio Companion Loans are not assets of the trust.

     The Loews Universal Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the Cut-off Date of $100,000,000 and the Loews
Universal Hotel Portfolio B Notes were deposited into the trust that issued the
J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12
Commercial Mortgage Pass-Through Certificates. The Loews Universal Hotel
Portfolio Pari Passu Loan with an outstanding principal balance as of the
Cut-off Date of $100,000,000 is owned by JPMorgan Chase Bank, N.A. It is anticipated that this Loews Universal Hotel Portfolio Pari Passu Loan will be deposited into the trust that will issue the J.P. Morgan Chase Commercial
Mortgage Corp. Series 2005-LDP3 Commercial Mortgage Pass-Through Certificates.

     It is anticipated that the Loews Universal Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the Cut-off Date of $65,000,000 will be deposited into the trust that will issue the COMM 2005-C6 Commercial
Mortgage Pass-Through Certificates.

     The Loews Universal Hotel Portfolio Pari Passu Loan with an outstanding principal balance as of the Cut-off Date of $55,000,000 is owned by GACC, one of the Mortgage Loan Sellers.

     The related intercreditor agreement also permits GACC and JPMorgan Chase
Bank, N.A. or an affiliate thereof, so long as it is the holder of a Loews
Universal Hotel Portfolio Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided, that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable Loews Universal Hotel Portfolio
Pari Passu Loan prior to such amendments.

     For the purpose of the information presented in this prospectus supplement with respect to the Loews Universal Hotel Portfolio Mortgage Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Loews Universal Hotel
Portfolio Senior Loans, but excludes the Loews Universal Hotel Portfolio B
Notes.

     General. The Loews Universal Hotel Portfolio Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement governing the J.P.
Morgan Chase Commercial Mortgage Securities Corp. Series 2005-CIBC12 Commercial
Mortgage Pass Through Certificates (the "Series 2005-CIBC12 Pooling and
Servicing Agreement") for which GMAC Commercial Mortgage Corporation is the initial master servicer (in such capacity and any successor thereto, the
"Series 2005-CIBC12 Servicer"), and J.E. Robert Company, Inc.

                                      S-79

is the initial special servicer (in such capacity and any successor thereto, the "Series 2005-CIBC12 Special Servicer") (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Loews
Universal Hotel Portfolio Whole Loan will be effected in accordance with the
Series 2005-CIBC12 Pooling and Servicing Agreement). However, the Series
2005-CIBC12 Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Loews Universal Hotel Portfolio Mortgage Loan
unless the Series 2005-CIBC12 Servicer, the Special Servicer or the Trustee, as
applicable, determines that such an advance would not be recoverable from collections on the Loews Universal Hotel Portfolio Mortgage Loan.

     Distributions. The holders of the Loews Universal Hotel Portfolio Senior
Loans and the Loews Universal Hotel Portfolio B Notes have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Loews Universal Hotel Portfolio Whole Loan and provides, in general, that: if no monetary event of default or other material non-monetary event of default that results in a transfer of the Loews Universal Hotel
Portfolio Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the Loews Universal Hotel Portfolio B
Notes has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 Pooling and
Servicing Agreement after payment of amounts payable or reimbursable under the
Series 2005-CIBC12 Pooling and Servicing Agreement and the Pooling and
Servicing Agreement), the payments and proceeds received with respect to the
Loews Universal Hotel Portfolio Whole Loan after payment of amounts payable or reimbursable under the Series 2005-CIBC12 Pooling and Servicing Agreement and
the Pooling and Servicing Agreement will generally be applied in the following manner, in each case to the extent of available funds: (i) each holder of the
Loews Universal Hotel Portfolio Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; (ii) each holder of the Loews Universal Hotel Portfolio B Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;
(iii) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive scheduled or unscheduled principal payments in respect of the Loews
Universal Hotel Portfolio Whole Loan, pro rata, up to its allocable share
(based on the aggregate unpaid principal balances of the Loews Universal Hotel
Portfolio Senior Loans and the Loews Universal Hotel Portfolio B Notes); (iv)
each holder of the Loews Universal Hotel Portfolio B Notes will receive scheduled or unscheduled principal payments in respect of the Loews Universal
Hotel Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio
Senior Loans and the Loews Universal Hotel Portfolio B Notes); (v) to repay the
Class UHP Directing Certificateholder (prior to the occurrence of any Loews
Universal Hotel Portfolio Control Appraisal Event) any cure payments made by it pursuant to the Loews Universal Hotel Portfolio Intercreditor Agreement; (vi)
any prepayment premium allocable to the Loews Universal Hotel Portfolio Senior
Loans to each holder of the Loews Universal Hotel Portfolio Senior Loans, pro
rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio Senior Loans and the Loews
Universal Hotel Portfolio B Notes) and any prepayment premium allocable to the
Loews Universal Hotel Portfolio B Notes to each holder of the Loews Universal
Hotel Portfolio B Notes, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Loews Universal Hotel Portfolio
Senior Loans and the Loews Universal Hotel Portfolio B Notes); and (vii) any
remaining amount to be allocated among the Loews Universal Hotel Portfolio
Senior Loans and the Loews Universal Hotel Portfolio B Notes, pro rata.

    o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the Loews Universal Hotel Portfolio B Notes exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Series 2005-CIBC12 Pooling and Servicing Agreement)
      after payment of all amounts then payable or reimbursable under the
      Series 2005-CIBC12 Pooling and Servicing Agreement and the Pooling and
      Servicing Agreement (including reimbursements of advances on the Loews
      Universal Hotel Portfolio Whole Loan), payments and proceeds received with respect to the Loews Universal Hotel Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds: (i) each holder of the Loews Universal Hotel
      Portfolio Senior Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; (ii)

                                      S-80

      each holder of the Loews Universal Hotel Portfolio Senior Loans will receive principal collected in respect of the related note, pro rata (to the extent actually collected, after allocating collections on the Loews
      Universal Hotel Portfolio Whole Loan to interest on such Whole Loan in accordance with the terms of the Mortgage Loan Documents and the Series
      2005-CIBC12 Pooling and Servicing Agreement), until the principal balance of each such loan has been paid in full; (iii) each holder of the Loews
      Universal Hotel Portfolio B Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;
      (iv) each holder of the Loews Universal Hotel Portfolio Senior Loans will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full; (v) each holder of the Loews Universal Hotel Portfolio B
      Notes will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full; (vi) to repay the Class UHP Directing
      Certificateholder (prior to the occurrence of any Loews Universal Hotel
      Portfolio Control Appraisal Event) any cure payments made by it pursuant to the Loews Universal Hotel Portfolio Intercreditor Agreement; (vii) any
      prepayment premium allocable to the Loews Universal Hotel Portfolio
      Senior Loans to each holder of the Loews Universal Hotel Portfolio Senior
      Loans, pro rata, and any prepayment premium allocable to the Loews
      Universal Hotel Portfolio B Note to each holder of the Loews Universal
      Hotel Portfolio B Notes, pro rata; (viii) any default interest in excess of the interest paid in accordance with clause (i) and clause (iii) above will be paid first to each holder of the Loews Universal Hotel Portfolio
      Senior Loans, pro rata, and then to each holder of the Loews Universal
      Hotel Portfolio B Notes, pro rata; (ix) any late payment charges will be paid first to each holder of the Loews Universal Hotel Portfolio Senior
      Loans, pro rata, and then to each holder of the Loews Universal Hotel
      Portfolio B Notes, pro rata; and (x) if any excess amount is paid by the borrower that is not otherwise applied in accordance with clauses (i)
      through (ix) above, such amount will be paid to each holder of the Loews
      Universal Hotel Portfolio Senior Loans and Loews Universal Hotel
      Portfolio B Note, pro rata.

    o the Loews Universal Hotel Portfolio Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the
      Loews Universal Hotel Portfolio Senior Loans will be applied to the Loews
      Universal Hotel Portfolio Senior Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Series 2005-CIBC12
      Servicer, the Series 2005-CIBC12 Special Servicer and the related trustee, and any other service providers with respect to the Loews
      Universal Hotel Portfolio Senior Loans, in accordance with the terms of the Series 2005-CIBC12 Pooling and Servicing Agreement).

     For information regarding the servicing of the Loews Universal Hotel
Portfolio Whole Loan, see "Servicing Under the Pooling and Servicing
Agreement--Servicing of the Non-Serviced Mortgage Loans--Rights of the Holders
of the Loews Universal Hotel Portfolio Whole Loan" in this prospectus supplement.

THE OGLETHORPE MALL WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement) (the "Oglethorpe Mall Mortgage Loan"), representing approximately 3.54% of the Initial Pool Balance (or approximately
4.48% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures one other pari passu loan (the "Oglethorpe Mall Pari Passu Loan" and, together with the Oglethorpe Mall Mortgage Loan, the "Oglethorpe Mall Whole
Loan"). The Oglethorpe Mall Pari Passu Loan is referred to in this prospectus supplement as the "Serviced Pari Passu Loan." The Oglethorpe Mall Pari Passu
Loan is pari passu in right of payment with the Oglethorpe Mall Mortgage Loan and has a Cut-off Date Balance of $74,918,248. The Oglethorpe Mall Mortgage
Loan and the Oglethorpe Mall Pari Passu Loan have the same interest rate and maturity date. Only the Oglethorpe Mall Mortgage Loan is included in the trust.
The Oglethorpe Mall Pari Passu Loan is not an asset of the trust.

     As of the Cut-off Date, the Oglethorpe Mall Pari Passu Loan is
beneficially owned by GACC or an affiliate, and may be sold at any time
(subject to compliance with the related intercreditor agreement). The

                                      S-81

related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of the Oglethorpe Mall Pari Passu Loan, to reallocate the principal of such loan among each other (to the extent so retained) or to such new pari passu loans or to divide such retained mortgage loan or mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the outstanding Oglethorpe Mall Pari Passu Loan held by GACC and the new pari passu loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The holders of the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall
Pari Passu Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Oglethorpe Mall Whole Loan.
Pursuant to the terms of that intercreditor agreement,

    o the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Pari Passu
      Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the
      Oglethorpe Mall Mortgage Loan and/or the Oglethorpe Mall Pari Passu Loan
      will be applied to the Oglethorpe Mall Mortgage Loan and the Oglethorpe
      Mall Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the
      Trustee and the Fiscal Agent and any other service providers with respect to the Oglethorpe Mall Whole Loan, in accordance with the terms of the
      Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     For more information regarding the servicing of the Oglethorpe Mall
Mortgage Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights
of the Holder of the Oglethorpe Mall Pari Passu Loan" in this prospectus supplement.

THE 1301 FANNIN WHOLE LOAN

     The Loan. One mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) (the "1301 Fannin Mortgage Loan"), representing 3.34% of the Initial Pool Balance (or approximately 4.23% of the Initial Loan Group 1
Balance), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related Mortgaged
Property (the "1301 Fannin Mortgaged Property"). Only the 1301 Fannin Mortgage
Loan, which is evidenced by an A note (the "1301 Fannin A Note"), is included in the Trust Fund. The 1301 Fannin A Note's principal balance as of the Cut-off
Date is $70,700,000. The other mortgage loan, which is not included in the trust, is secured by a B note (the "1301 Fannin B Note"). The 1301 Fannin B
Note's principal balance as of the Cut-off Date is $10,100,000. The 1301 Fannin
B Note is subordinated in right of payment to the 1301 Fannin Mortgage Loan. An intercreditor agreement (the "1301 Fannin Intercreditor Agreement") between the holder of the 1301 Fannin A Note (the "1301 Fannin A Noteholder") and the
holder of the 1301 Fannin B Note (the "1301 Fannin B Noteholder") sets forth the rights of these noteholders. The 1301 Fannin Intercreditor Agreement generally provides that the mortgage loans that comprise the 1301 Fannin Whole
Loan will be serviced and administered pursuant to the Pooling and Servicing
Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard (as defined herein). The 1301 Fannin Intercreditor
Agreement generally provides that expenses, losses and shortfalls relating to the 1301 Fannin Whole Loan will be allocated first, to the holder of the 1301
Fannin B Note, and then, to the holder of 1301 Fannin Mortgage Loan.

     For purposes of this prospectus supplement a "1301 Fannin Control
Appraisal Event" shall exist with respect to the 1301 Fannin Mortgage Loan, if and for so long as: (a) (1) the initial principal balance of the 1301 Fannin B
Note minus (2) the sum (without duplication) of (x) any payments of principal
(whether as principal prepayments or otherwise) allocated to, and received on the 1301 Fannin B Note, (y) any Appraisal Reduction Amounts allocated to the
1301 Fannin B Note and (z) any losses realized with respect to the 1301 Fannin
B Note, is less than (b) 25% of the excess of (1) the initial principal balance of the 1301 Fannin B Note over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the 1301
Fannin B Noteholder on the 1301 Fannin B Note.

     For purposes of this prospectus supplement "1301 Fannin Controlling
Holder" means the 1301 Fannin B Noteholder unless and until a 1301 Fannin
Control Appraisal Event has occurred, and thereafter the Directing

                                      S-82

Certificateholder; provided that if and so long as at any time prior to the occurrence of a 1301 Fannin Control Appraisal Event the 1301 Fannin B
Noteholder is the borrower under the 1301 Fannin Mortgage Loan or any Mortgage
Loan Borrower Related Party (as defined in the 1301 Fannin Intercreditor
Agreement), the 1301 Fannin Controlling Holder shall be the Directing
Certificateholder.

     Distributions. The right of the 1301 Fannin A Noteholder to receive payments of interest, principal and other amounts are senior to the rights of the 1301 Fannin B Noteholder. Under the terms of the 1301 Fannin Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the 1301
Fannin Whole Loan (or, if such default has occurred, but the 1301 Fannin B
Noteholder has cured such a default), after payment of amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent under the Pooling and Servicing Agreement, the 1301 Fannin B
Noteholder will generally be entitled to receive its pro rata share of payments of interest and principal after the 1301 Fannin A Noteholder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the 1301 Fannin Whole Loan (unless the holder of the 1301 Fannin B Note has cured such a default), after payment of all amounts then payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent under the Pooling and Servicing Agreement, the B Noteholder will not be entitled to receive payments of principal or interest until the 1301
Fannin A Noteholder receives all its accrued interest and outstanding principal in full.

     For information regarding the servicing of the 1301 Fannin Whole Loan, see
"Servicing Under the Pooling and Servicing Agreement--Rights of the Holders of
the 1301 Fannin B Note" in this prospectus supplement.

THE 125 WEST 55TH STREET WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement) (the "125 West 55th Street Mortgage Loan"), representing approximately 2.36% of the Initial Pool Balance (or approximately
2.99% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures three other pari passu loans (the "125 West 55th Street Pari Passu
Loans" and, together with the 125 West 55th Street Mortgage Loan, the "125 West
55th Street Whole Loan"). The 125 West 55th Street Pari Passu Loans each have
Cut-off Date Balances of $50,000,000. The 125 West 55th Street Mortgage Loan
and the 125 West 55th Street Pari Passu Loans have the same interest rate, maturity date and amortization term. The 125 West 55th Street Mortgage Loan is included in the trust. The 125 West 55th Street Pari Passu Loans are not assets of the trust.

     As of the Cut-off Date, one of the 125 West 55th Street Pari Passu Loans
(the "125 West 55th Street A-1 Loan") has been transferred to the securitization trust created pursuant to the pooling and servicing agreement relating to the GECMC 2005-C2 Commercial Mortgage Pass-Through Certificates
(the "GECMC 2005-C2 Pooling and Servicing Agreement"). As of the Cut-off Date,
the other 125 West 55th Street Pari Passu Loans are owned by GACC, one of the
Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a 125 West 55th Street
Pari Passu Loans, to sell such loans at any time or to divide such retained loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the new pari passu loans following such amendments is no greater than the aggregate principal balance of the applicable
125 West 55th Street Pari Passu Loan prior to such amendments.

     The holders of the 125 West 55th Street Mortgage Loan and the 125 West
55th Street Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 125 West 55th
Street Whole Loan and provides, in general, that:

    o the 125 West 55th Street Mortgage Loan and the 125 West 55th Street Pari
      Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o all payments, proceeds and other recoveries on or in respect of the 125
West 55th Street Mortgage

                                      S-83

      Loan and the 125 West 55th Street Pari Passu Loans will be applied to the
      125 West 55th Street Mortgage Loan and the 125 West 55th Street Pari
      Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee under the GECMC 2005-C2 Pooling and Servicing Agreement, the
      Master Servicer, the Special Servicer and the Trustee and any other service providers with respect to the 125 West 55th Street Whole Loan, in accordance with the terms of the GECMC 2005-C2 Pooling and Servicing
      Agreement, the Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     The 125 West 55th Street Mortgage Loan will be serviced pursuant to the terms of the GECMC 2005-C2 Pooling and Servicing Agreement. For information regarding the servicing of the 125 West 55th Street Whole Loan, see "Servicing
Under the Pooling and Servicing Agreement--Servicing of the Non-Serviced
Mortgage Loans--Rights of the Holders of the 125 West 55th Street Whole Loan"
in this prospectus supplement.

THE ONE MAIN PLACE WHOLE LOAN AND THE TINLEY CROSSINGS-8151 W 183RD WHOLE LOAN

     With respect to one mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) (the "One Main Place Mortgage Loan"), representing approximately 3.26% of the Initial Pool Balance (or approximately
4.13% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "One Main Place B Note" and, together with the
One Main Place Mortgage Loan, the "One Main Place Whole Loan"). With respect to one mortgage loan (identified as Loan No. 69 on Annex A-1 to this prospectus supplement) (the "Tinley Crossings-8151 W 183rd Mortgage Loan" and, together with the One Main Place Mortgage Loan, the "Mezz Cap Mortgage Loans"),
representing approximately 0.32% of the Initial Pool Balance (or approximately
0.41% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "Tinley Crossings-8151 W 183rd B Note" and, together with the Tinley Crossings-8151 W 183rd Mortgage Loan, the "Tinley
Crossings-8151 W 183rd Whole Loan"). The One Main Place B Note and the Tinley
Crossings-8151 W 183rd B Note are collectively referred to in this prospectus supplement as the "Mezz Cap B Notes." Each Mezz Cap Mortgage Loan, together with the applicable Mezz Cap B Note, shall be referred to in this prospectus supplement as a "Mezz Cap Whole Loan". The Mezz Cap Whole Loans, the 1301
Fannin Whole Loan and the Oglethorpe Mall Whole Loan shall each be referred to in this prospectus supplement as a "Serviced Whole Loan." The Mezz Cap B Notes, together with the 1301 Fannin B Note, shall be referred to in this prospectus supplement as the "Serviced B Notes." The Tinley Crossings-8151 W 183rd
Mortgage Loan, the One Main Place Mortgage Loan, the 1301 Fannin Mortgage Loan
and the Oglethorpe Mall Mortgage Loan shall be referred to in this prospectus supplement as the "Serviced Mortgage Loans."

     The One Main Place B Note is subordinate in right of payment to the One
Main Place Mortgage Loan and has an unpaid principal balance as of the Cut-off
Date of $4,000,000. The Tinley Crossings-8151 W 183rd B Note is subordinate in right of payment to the Tinley Crossings-8151 W 183rd Mortgage Loan and has an
unpaid principal balance as of the Cut-off Date of $180,000. Only the Mezz Cap
Mortgage Loans are included in the trust. The Mezz Cap B Notes are not assets of the trust.

     The holders of each Mezz Cap Mortgage Loan and the related Mezz Cap B Note entered into a separate intercreditor agreement, each of which sets forth the respective rights of each of the holders of the related Mezz Cap Whole Loan.
Pursuant to the terms of the related intercreditor agreement,

    o the rights of the holder of the Mezz Cap B Note to receive payments are subordinate to the rights of the holder of the related Mezz Cap Mortgage
      Loan to receive payments of interest, principal and other amounts with respect thereto,

    o prior to the occurrence of (i) the acceleration of a Mezz Cap Mortgage
      Loan or the related Mezz Cap B Note, (ii) a monetary event of default or
      (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Mezz Cap B
      Note, and

    o following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Mortgage Loan or its related Mezz Cap B Note,
      (ii) a monetary event of default or (iii) an event of default

                                      S-84

      triggered by the bankruptcy of the borrower, the holder of such Mezz Cap
      B Note will not be entitled to receive any payment of principal or interest until the holder of the related Mezz Cap Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     The Cut-off Date LTV and DSCR of the One Main Place Whole Loan are 77.25%
and 1.13x, respectively. The Cut-off Date LTV and DSCR of the Tinley
Crossings-8151 W 183rd Whole Loan are 82.01% and 1.32x, respectively.

     For information regarding the servicing of the Mezz Cap Mortgage Loans, see "Servicing Under the Pooling and Servicing Agreement--Rights of the Holders
of the Mezz Cap B Notes" in this prospectus supplement.

     The Loews Universal Hotel Portfolio Pari Passu Loans, the 125 West 55th
Street Pari Passu Loans and the Oglethorpe Mall Pari Passu Loan are
collectively referred to herein as the "Pari Passu Loans." The Loews Universal
Hotel Portfolio B Note, the 1301 Fannin B Note and the Mezz Cap B Notes are
collectively referred to herein as the "B Notes."

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of two mortgage loans (identified as Loan Nos. 10 and 34 on Annex A-1 to this prospectus supplement), representing approximately
3.54% of the Initial Pool Balance (both of which mortgage loans are in Loan
Group 1, or approximately 4.48% of the Initial Loan Group 1 Balance). The
primary sponsors under such mortgage loans are JP Morgan Fleming Asset
Management, Columbia Equity Trust, Inc. (REIT) and JP Morgan Income & Growth
Fund, New Plan Excel Realty Trust, Inc. For other affiliated borrower groups, see Annex A-1 to this prospectus supplement.

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off
Date which exceeds 7.09% of the Initial Pool Balance. Such mortgage loan also represents approximately 8.98% of the Initial Loan Group 1 Balance. In addition, no mortgage loan in Loan Group 2 exceeds 20.23% of the Initial Loan
Group 2 Balance.

     The following table sets forth information regarding the ten largest mortgage loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 43.22% of the Initial Pool Balance.

           TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS



                                   NUMBER      NUMBER       AGGREGATE       % OF
     MORTGAGE LOAN OR                OF          OF          CUT-OFF      INITIAL
   CROSS-COLLATERALIZED    LOAN   MORTGAGE    MORTGAGED        DATE         POOL
          GROUP             NO.     LOANS    PROPERTIES      BALANCE      BALANCE
------------------------- ------ ---------- ------------ --------------- ---------

Oakland City Center......    1        1           1       $150,000,000      7.09%
Inland Hewitt Office
 Portfolio ..............    2        1           2        129,800,000      6.13
Garden City Plaza .......    3        1           1         98,339,043      4.65
123 William Street ......    4        1           1         90,000,000      4.25
Medici Apartments .......    5        1           1         90,000,000      4.25
Loews Universal
 Hotel Portfolio ........    6        1           3         80,000,000      3.78
Oglethorpe Mall .........    7        1           1         74,918,248      3.54
1301 Fannin .............    8        1           1         70,700,000      3.34
One Main Place ..........    9        1           1         69,000,000      3.26
The Barlow Building......   10        1           1         61,750,000      2.92
                                      -           -       ------------     -----
TOTAL/WEIGHTED
 AVERAGE ................            10          13       $914,507,291     43.22%
                                     ==          ==       ============     =====

                               % OF
                            APPLICABLE                 STATED
     MORTGAGE LOAN OR      INITIAL LOAN              REMAINING              CUT-OFF    LTV RATIO
   CROSS-COLLATERALIZED        GROUP      MORTGAGE     TERMS               DATE LTV       AT
          GROUP               BALANCE       RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)
------------------------- -------------- ---------- ----------- --------- ---------- ------------

Oakland City Center......       8.98%       4.629%       57        3.56x     38.96%      38.96%
Inland Hewitt Office
 Portfolio ..............       7.77%       5.040%       58        2.20x     57.79%      57.79%
Garden City Plaza .......       5.88%       5.518%      118        1.21x     79.37%      66.47%
123 William Street ......       5.39%       5.369%      118        1.20x     78.26%      68.34%
Medici Apartments .......      20.23%       5.067%       59        1.74x     53.25%      53.25%
Loews Universal
 Hotel Portfolio ........       4.79%       4.725%      119        3.61x     52.84%      52.84%
Oglethorpe Mall .........       4.48%       4.891%       83        1.30x     69.02%      61.02%
1301 Fannin .............       4.23%       5.630%       57        1.62x     70.00%      70.00%
One Main Place ..........       4.13%       5.350%       83        1.26x     73.02%      68.87%
The Barlow Building......       3.70%       5.040%       84        1.72x     64.93%      64.93%
                               -----        -----       ---        ----      -----       -----
TOTAL/WEIGHTED
 AVERAGE ................                   5.088%       81       2.07X      61.65%      58.32%
                                            =====       ===       =====      =====       =====


                                      S-85

----------
(1)   With respect to the Mortgage Loans identified as Loan Nos. 6 and 7, the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR and LTV Ratios and with respect to the Mortgage
      Loans identified as Loan Nos. 6, 8 and 9, the principal balance of the related B Note is not included in the calculation of the DSCR and LTV
      Ratios.

APD LOANS

     Two mortgage loans (identified as Loan Nos. 2 and 15 on Annex A-1 to this prospectus supplement) (the "APD Loans"), representing approximately 7.98% of the Initial Pool Balance (or approximately 10.11% of the Initial Loan Group 1
Balance), provide that if, after a certain date (each, an "Anticipated
Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage
Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 60 months and 120 months, respectively, after the origination date for the related APD Loan. The Revised Rate for the APD Loans is equal to the Initial Rate plus 2.5%. After the Anticipated Prepayment Date, the APD
Loans further require that all cash flow available from the related Mortgaged
Property, after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their respective Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, upon payment of the outstanding principal balance of the respective APD Loan in full. One APD Loan
(identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.85% of the Initial Pool Balance (or approximately
2.34% of the Initial Loan Group 1 Balance) requires a hard lockbox and the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property into such hard lockbox. See "--Lock Box
Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by their respective borrowers on or about their Anticipated Prepayment Dates. There can be no assurance that any borrower will prepay the related APD Loan on its
Anticipated Prepayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS



                                                                            % OF THE         % OF THE
                     NO. OF      AGGREGATE PRINCIPAL       % OF THE       INITIAL LOAN     INITIAL LOAN
                    MORTGAGE        BALANCE OF THE       INITIAL POOL        GROUP 1         GROUP 2
  GRACE PERIOD        LOANS         MORTGAGE LOANS          BALANCE          BALANCE         BALANCE
----------------   ----------   ---------------------   --------------   --------------   -------------

0 Days .........         2          $  115,653,685            5.47%            6.92%            0.00%
5 Days .........       129           1,950,457,573           92.17            90.09           100.00
6 Days .........         1              50,000,000            2.36             2.99             0.00
                       ---          --------------          ------           ------           ------
TOTAL ..........       132          $2,116,111,258          100.00%          100.00%          100.00%
                       ===          ==============          ======           ======           ======


     Certain jurisdictions require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such jurisdictions have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     The mortgage loans (other than the Mortgage Loan identified as Loan No. 11 on Annex A-1 to the prospectus supplement) bear interest at fixed rates. The interest rates for the Mortgage Loan identified as Loan No. 11 on Annex A-1 to the prospectus supplement will vary throughout the loan term and are set forth on Annex A-4 to this prospectus supplement.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis") as set forth in the following table:

                                      S-86



                                                                                    % OF THE         % OF THE
                             NO. OF      AGGREGATE PRINCIPAL       % OF THE       INITIAL LOAN     INITIAL LOAN
                            MORTGAGE        BALANCE OF THE       INITIAL POOL        GROUP 1         GROUP 2
 INTEREST ACCRUAL BASIS       LOANS         MORTGAGE LOANS          BALANCE          BALANCE         BALANCE
------------------------   ----------   ---------------------   --------------   --------------   -------------

Actual/360 .............       129          $1,909,336,258           90.23%           89.24%           93.94%
30/360 .................         3             206,775,000            9.77            10.76             6.06
                               ---          --------------          ------           ------           ------
TOTAL ..................       132          $2,116,111,258          100.00%          100.00%          100.00%
                               ===          ==============          ======           ======           ======


   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPE



                                                                                               % OF THE         % OF THE
                                        NO. OF      AGGREGATE PRINCIPAL       % OF THE       INITIAL LOAN     INITIAL LOAN
                                       MORTGAGE        BALANCE OF THE       INITIAL POOL        GROUP 1         GROUP 2
        TYPE OF AMORTIZATION             LOANS         MORTGAGE LOANS          BALANCE          BALANCE         BALANCE
-----------------------------------   ----------   ---------------------   --------------   --------------   -------------

Interest Only Loans(1)(3) .........        23          $  878,781,400           41.53%           38.23%           53.93%
Balloon Loans .....................        55             568,231,633           26.85            26.56            27.95
IO Balloon Loans(2)(3) ............        53             629,937,000           29.77            32.87            18.12
 12 month IO period Loans .........         6              58,896,000            2.78             3.52             0.00
 24 month IO period Loans .........        12             153,000,000            7.23             8.62             2.02
 36 month IO period Loans .........        12             130,326,000            6.16             6.01             6.70
 48 month IO period Loans .........         3              28,240,000            1.33             0.54             4.32
 60 month IO period Loans .........        17             178,545,000            8.44             9.33             5.07
 72 month IO period Loans .........         2              69,250,000            3.27             4.14             0.00
 84 month IO period Loans .........         1              11,680,000            0.55             0.70             0.00
Hyper-Amortizing Loans(4) .........         1              39,161,225            1.85             2.34             0.00
                                           --          --------------          ------           ------           ------
TOTAL .............................       132          $2,116,111,258          100.00%          100.00%          100.00%
                                          ===          ==============          ======           ======           ======


----------
(1)   Includes one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) representing approximately 6.13% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date
      (or approximately 7.77% of the aggregate principal balance of Loan Group
      1 as of the Cut-off Date) that is also hyperamortizing.

(2)   The interest only period for these loans run from the related Mortgage
      Loan origination date.

(3)   With respect to ten mortgage loans (identified as Loan Nos. 14, 20, 21,
      22, 24, 31, 35, 37, 38 and 60 on Annex A-1 to this prospectus supplement)
      representing approximately 9.10% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date (or approximately 8.39%
      of the aggregate principal balance of Loan Group 1 and approximately
      11.79% of the aggregate principal balance of Loan Group 2, as of the
      Cut-off Date) there is an additional one month synthetic interest only period representing the first monthly payment for each such mortgage loan because the first payment date for such mortgage loan is after the
      Cut-off Date. The mortgage loans identified as Loan Nos. 20, 22 and 38 on
      Annex A-1 to this prospectus supplement are interest only for the loan term, while the other seven mortgage loans are partial interest only loans.

(4)   Does not include Loan No. 2.

                                      S-87

     Prepayment Provisions. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out
Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                  OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION



                                                                                              % OF THE       % OF THE
                                              NO OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                                            MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
           PREPAYMENT PROTECTION              LOANS       MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
------------------------------------------ ---------- --------------------- -------------- -------------- -------------

Lockout period followed by Defeasance.....     120        $1,790,633,550         84.62%         81.06%         97.99%
Lockout period followed by Yield
 Maintenance Charge ......................      10           250,557,708         11.84          14.16           2.01
Lockout period followed by Defeasance
 or Yield Maintenance ....................       2            74,920,000          3.54           4.48           0.00
                                               ---        --------------        ------         ------         ------
TOTAL ....................................     132        $2,116,111,258        100.00%        100.00%        100.00%
                                               ===        ==============        ======         ======         ======


     "Yield Maintenance Charge" means an amount calculated generally in accordance with the Int Diff (MEY) method for the applicable loans as indicated
in the following definition of such terms.

    o "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one half percent (0.5%) of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield rate for the specified
      United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield. The "Prepayment
      Calculation Date" means, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the
      Loan). Loan No. 49 have been assumed to be in this category for purposes of Annex A-1 to this prospectus supplement. With respect to Loan No. 49, the yield maintenance premium will be calculated as described above but the Reinvestment Yield will mean the yield rate for the specified United
      States Treasury security as described above, converted to monthly compounded nominal yield plus 50 basis points.

    o "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one percent
      (1%) of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan to and including the scheduled payment date that is three months prior to the maturity date, each equal to the amount of interest which would be due on the portion of the loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the
      Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield. The
      "Prepayment Calculation Date" means, as applicable, the date on which (i)
      Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan). Loan No. 53 have been assumed to be in this category for purposes of Annex A-1 to this prospectus supplement. With respect to Loan No. 53, the yield maintenance premium will be calculated as described above but the Reinvestment Yield will mean the yield rate for the specified United States Treasury security as described above, converted to monthly compounded nominal yield.

                                      S-88

     With respect to 10 mortgage loans, identified as Loan Nos. 2, 9, 10, 34,
55, 70, 83, 92, 123 and 127 on Annex A-1 to this prospectus supplement representing approximately 14.38% of the Initial Pool Balance, "Yield
Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts"
assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date (or a specific date as specified in the related loan documents), as applicable, of such mortgage loan, discounted at the "Discount Rate". "Monthly Amount" will generally mean the product of (i) the remaining principal balance of the such mortgage loan at each month, had the prepayment not occurred, multiplied by the "Prepayment
Percentage" and divided by 12, and (ii) the positive result, if any, from (a)
the rate derived from compounding semi-annually the Loan's Note Rate minus (b)
the Discount Rate.

     The term "Prepayment Percentage" is a fraction with a numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for the scheduled amortization of such mortgage loan.

     The term "Discount Rate" referred to in the above calculation, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan (or a specific date as specified in the related loan documents), and in some cases, converted to a monthly equivalent yield, and in some cases adjusted by a specified percentage (as described in the respective loan documents).

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of
Yield Maintenance Charges."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments
(including the scheduled payment on the stated maturity date or Anticipated
Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     The laws of certain jurisdictions limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield
Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield
Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of
Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Partial Release. Except with respect to 10 mortgage loans (identified as Loan Nos. 2, 9, 49, 53, 55, 70, 83, 92, 123 and 127 on Annex A-1 to this prospectus supplement), representing approximately
11.84% of the Initial Pool Balance (or approximately 14.46% of the Initial Loan
Group 1 Balance and approximately 2.01% of the Initial Loan Group 2 Balance), the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a
"Defeasance Option"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the
    "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming, in the case of

                                      S-89

   each APD Loan, that the loan prepays on the related Anticipated Prepayment
   Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or
   Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or government securities; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     In general, the related borrower will be responsible for purchasing the
U.S. government obligations or government securities at its expense. Upon the borrower's pledge of the U.S. government obligations or government securities, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged
U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a
Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     With respect to the defeasance provisions set forth above, the following mortgage loans permit partial defeasance as described below:

    o One multi-property mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.78% of the
      Initial Pool Balance (or approximately 4.79% of the Initial Loan Group 1
      Balance), permits the partial defeasance and release of each of the three individual hotel properties upon the delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for such release property, the satisfaction of a DSCR test and the satisfaction of other conditions specified in the loan documents.

    o One multi-property mortgage loan (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), representing approximately 0.69% of the
      Initial Pool Balance (or approximately 0.87% of the Initial Loan Group 1
      Balance), permits partial release of certain individual properties subject to certain conditions, including payment of a partial defeasance deposit in amount of 110% of allocated loan amount for release property;
      the remaining properties must have a 1.20x debt service coverage ratio
      (based on 7% mortgage constant); and the renewal of existing leases or re-letting of the space on specified terms.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     The following mortgage loan permits a partial release without the delivery of defeasance collateral, as follows:

    o One mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.61% of the Initial
      Pool Balance (or approximately 0.78% of the Initial Loan Group 1
      Balance), permits partial release of a portion of the mortgaged property that is currently used for surface parking, subject to certain conditions, including payment of partial release consideration equal to
      125% of the appraised value (if such appraised value is 5% or more of the overall property value); the debt service coverage ratio must not have been less than 1.20x for any quarter in the preceding three year period;
      applicable zoning, subdivision and separate tax lot requirements must be satisfied; and approval by the mortgaged property's tenants of proposed improvements on the release parcel. Any partial release consideration received will be held by the lender in an escrow account as additional collateral for the mortgage loan.

                                      S-90

     In addition to the partial release provisions specified above, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

     Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow, at the lender's option, or, in certain cases, require that such funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the lender has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your
Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above.

     The Master Servicer, with respect to mortgage loans that are not Specially
Serviced Mortgage Loans, and the Special Servicer, with respect to Specially
Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a
Non-Serviced Mortgage Loan) containing a "due-on-sale" clause to either (a)
accelerate the payments on those mortgage loans or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal
Balance unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

    o Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

    o S&P, with respect to any mortgage loan, if (a) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (b) the Stated Principal Balance of the mortgage loan is over $35,000,000, or (c) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the
Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special

                                      S-91

Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and (e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing
Certificateholder fails to respond within five days following receipt of the
Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially
Serviced Mortgage Loans, and the Special Servicer, with respect to Specially
Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a
Non-Serviced Mortgage Loan) containing a "due-on-encumbrance" clause to either
(a) accelerate the payments thereon, or (b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged
Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; provided, that neither the Master
Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

    o Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

    o S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal
      Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt
      Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any)
      that is less than 1.20x.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the
Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing
Certificateholder has failed to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     Notwithstanding the foregoing, with respect to the 1301 Fannin Whole Loan, prior to the occurrence and continuance of a 1301 Fannin Control Appraisal
Event, the rights sets forth will be exercised by the 1301 Fannin B Noteholder.
See "Servicing Under the Pooling and Servicing Agreement--Rights of the Holders
of the 1301 Fannin B Note--Consultation and Consent" in this prospectus supplement.

     In addition, the ability of the Master Servicer to exercise a
"due-on-sale" clause or "due-on-encumbrance" clause may also be subject to the approval of the holder of any related mezzanine debt.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See
"Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance"
and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the
prospectus.

                                      S-92

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement, including Annex A-1, A-2 and A-3 set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in August 2005 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the
Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan
Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     With respect to each of the 1301 Fannin Mortgage Loan, the Oglethorpe Mall
Mortgage Loan, the 125 West 55th Street Mortgage Loan, the Loews Universal
Hotel Portfolio Mortgage Loan, the One Main Place Mortgage Loan and the Tinley
Crossings-8151 W 183rd Mortgage Loan, as to which the related mortgaged property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu
Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     The tables presented on Annex A-3 that are entitled "Range of Debt Service
Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service
Coverage Ratios for the mortgage loans as of the Cut-off Date. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, the "Debt
Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1)
Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged
Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the first 12-month period immediately following the origination of the mortgage loan, except with respect to: (i) 23 mortgage loans, representing approximately 41.53% of the Initial
Pool Balance (or approximately 38.23% of the Initial Loan Group 1 Balance and
53.93% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms, and (ii) the mortgage loans that are partial interest only loans. For the mortgage loans identified in clause (i) above, DSCR is based on interest payments only. For the mortgage loans identified in clause (ii) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period.

     The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity
Dates" set forth the range of LTV Ratios of the mortgage loans as of the
Cut-off Date and the stated maturity dates of the mortgage loans. For purposes of this

                                      S-93

prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, an "LTV Ratio" for
any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date, described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     Other considerations to the determination of DSCR and LTV are as follows:

    o With respect to two mortgage loans (identified as Loan Nos. 35 and 56 on
      Annex A-1 to this prospectus supplement), representing approximately
      1.04% of the Initial Pool Balance (approximately 4.94% of the Initial
      Loan Group 2 Balance), DSCR, Cut-off Date LTV Ratio and LTV Ratio at
      Maturity in the tables presented on Annex A-3 and in this prospectus supplement were calculated after reducing from the Cut-off Date Balance and maturity date balance the holdback escrow identified in footnote 6 to
      Annex A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

    o With respect to seven mortgage loans (identified as Loan Nos. 36, 63,
      92, 102, 125, 131 and 132 on Annex A-1 to this prospectus supplement), representing approximately 1.64% of the Initial Pool Balance (or approximately 2.08% of the Initial Loan Group 1 Balance), DSCR in the
      tables presented on Annex A-3 and in this prospectus supplement was calculated after reducing from the respective Cut-off Date Balance and maturity date balance the holdback escrows and letters of credit identified in footnote 5 to Annex A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

    o In addition, with respect to each of the six Mortgage Loans and the
      Non-Serviced Mortgage Loans, as to which the related Mortgaged Property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV
      Ratio and the related DSCR includes the principal balance of any related
      Pari Passu Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

     The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and
Warranties; Repurchases and Substitutions" and in the prospectus under
"Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of
Mortgage Loans."

     For purposes of the information presented in this prospectus supplement,
Annex A-1, Annex A-2, and Annex A-3, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the
Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions

                                      S-94

and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by Fitch and S&P for their own analysis. In addition, Underwritten Net Cash Flow and the
DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0%
vacancy in determining revenue from rents, except that in the case of certain
Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related
Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower.
Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue, (c)
assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

                                      S-95

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related
Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional
Ethics and Standards of Professional Conduct of the Appraisal Institute and the
Uniform Standards of Professional Appraisal Practice as adopted by the
Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase
II" environmental site assessment or other additional testing was performed.
See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related
Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any.
Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 28 Mortgaged Properties, securing mortgage loans representing approximately 23.30% of the Initial Pool Balance and located primarily in the
State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Five of the
28 Mortgaged Properties described above securing mortgage loans (identified as
Loan Nos. 1, 15.2, 49, 65 and 70 on Annex A-1 to this prospectus supplement), representing approximately 8.75% of the Initial Pool Balance (which include four mortgaged properties in Loan Group 1, or approximately 10.69% of the
Initial Loan Group 1 Balance, and which include one mortgaged property in Loan
Group 2, or approximately 1.48% of the Initial Loan Group 2 Balance), are
covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 23
Mortgaged Properties have a probable maximum loss percentage at or below 20%.
Seismic reports were generally not done for manufactured housing community properties.

                                      S-96

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the
parent corporation of the Depositor. See "The Depositor" in the prospectus.
GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC (except with respect to one mortgage loan (identified as Loan No. 121 on Annex A-1 to this prospectus supplement), which was acquired by GECC after underwriting and closing such mortgage loan as originating agent for the related mortgage Lender). GACC or an affiliate of GACC directly originated
(generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. Bank
of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

     GECC's Underwriting Standards

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $30.4 billion of assets.

     GE Real Estate originates commercial mortgage loans through approximately
18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff.
All anchor leases are reviewed by legal counsel and by GECC underwriting staff.
GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged
Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Generally, underwriting is done prior to the closing of the mortgage loan.
There can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

                                      S-97

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:



            PROPERTY TYPE               DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------

     Anchored Retail ...............          1.20x                80.0%
     Unanchored Retail .............          1.20x                80.0%
     Multifamily ...................          1.20x                80.0%
     Office ........................          1.20x                80.0%
     Manufactured Housing ..........          1.20x                80.0%
     Self Storage ..................          1.20x                80.0%
     Industrial/Warehouse ..........          1.20x                80.0%
     Hotel .........................          1.40x                70.0%


     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service
Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the
Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GECC often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to
      1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance,
      GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:



       Retail ....................... $0.15 per square foot
       Multifamily .................. $200.00-$250.00 per unit
       Office ....................... $0.20 per square foot
       Manufactured Housing ......... $40.00-$50.00 per pad
       Self Storage ................. $0.15 per square foot
       Industrial/Warehouse ......... $0.15 per square foot
       Hotel ........................ 4-5% of revenues


                                      S-98

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

     GACC's Underwriting Standards

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United
States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged
Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:



            PROPERTY TYPE               DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------

     Anchored Retail ...............          1.25x                 75%
     Unanchored Retail .............          1.30x                 70%
     Multifamily ...................          1.20x                 80%
     Office ........................          1.25x                 75%
     Manufactured Housing ..........          1.20x                 80%
     Self Storage ..................          1.30x                 70%
     Industrial/Warehouse ..........          1.25x                 75%
     Hotel .........................          1.60x                 70%


     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the Debt Service
Coverage Ratio for each mortgage loan as reported

                                      S-99

elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios and LTV Ratios for the mortgage loans originated by GACC may vary from these guidelines. See
"Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

    o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

    o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:



         Retail ................................. $0.20 per square foot
         Multifamily ............................ $250.00 per unit
         Office ................................. $0.20 per square foot
         Manufactured Housing Community ......... $50.00 per pad
         Self Storage ........................... $0.15 per square foot
         Industrial/Warehouse ................... $0.20 per square foot
         Hotel .................................. 5% of revenues


    o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

     Bank of America's Underwriting Standards

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the

                                     S-100

borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to
      1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

    o Insurance--If the property is insured under an individual policy (i.e.
      the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    o Immediate Repair/Environmental Remediation--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least
      125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage
Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

       (2) immediately prior to the sale, transfer and assignment to the
    Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement) and the Mortgage Loan Seller has full right,

                                     S-101

   power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the
   Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

       (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
    Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on site or off site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

       (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related
    Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. No person other than the related borrower owns any interest in any payments due under the related leases. If the related assignment of Mortgage and/or assignment of assignment of leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of assignment of leases in favor of the Trustee will be required to be prepared or delivered and instead, the related Mortgage
    Loan Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

       (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage
    Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest or yield maintenance charges and, as of the Closing Date, to the Mortgage
    Loan Seller's actual knowledge, no such rights have been asserted;

       (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan
    Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency,

                                     S-102

   reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

       (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception," and collectively, the "Title Exceptions") (and except with respect to seven mortgage loans
    (identified as Loan Nos. 2, 73, 75, 77, 83, 93 and 126 on Annex A-1 to
    this prospectus supplement), which have rights of first refusal in favor of third parties that are not extinguished upon foreclosure; and except with respect to the mortgage loan (identified as Loan No. 80 on Annex A-1 to this prospectus supplement), where the related Borrower owns a non-controlling interest in a project subject to a condominium declaration; and except with respect to the mortgage loan (identified as
    Loan No. 91 on Annex A-1 to this prospectus supplement), where the related mortgaged property is subject to a Regulatory Agreement imposing low-income housing-related covenants: (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property, (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided, that such tenants are performing under such leases) and (e) if such mortgage loan is part of a Whole Loan, the rights of any related Pari Passu Loan or
    B Note pursuant to an intercreditor agreement or a pooling and servicing agreement; and such Mortgaged Property is free and clear of any mechanics'
    and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan
    Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

       (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

       (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the
     Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the
     Master Servicer, the related Mortgaged Property is, to the Mortgage Loan
     Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance, or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of

                                     S-103

   construction, building restriction lines of such property, except for encroachments that are insured against by the Title Insurance Policy
   (referred to in paragraph (11) below) or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and
   (b) no improvements on adjoining properties materially encroached upon such
   Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the Title Insurance Policy (referred to in paragraph
   (11) below);

       (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction
     (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable
     Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such
     Mortgaged Property comprised of real estate, subject only to Title
     Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. Except with respect to the mortgage loan (identified as Loan No. 101 on Annex A-1 to this prospectus supplement), where, following an unimproved strip of land's being included in a plat filed by adjacent land owner, a title insurance claim has been made against and acknowledged by the related title insurer, no claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such
     Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The
     Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no encroachments of any part of the building thereon over easements and (c) that the area shown on the survey is the same as the property described in the Mortgage;

       (12) Except with respect to the mortgage loan (identified as Loan No. 93 on Annex A-1 to this prospectus supplement), where the borrower's obligation to provide required insurance is suspended if the related tenant satisfies certain self-insurance criteria, and except with respect to the mortgage loan (identified as Loan No. 95 on Annex A-1 to this prospectus supplement), where 18 months' business interruption or rent loss coverage was required by the related loan documents but only 12 months' coverage was in place at closing, as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under the related loan documents, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related
     Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss"
     insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property and (C) each
     Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties;
     except with respect to the mortgage loan (identified as Loan No. 61 on
     Annex A-1 to this prospectus supplement), where a portion of two buildings was within a special flood hazard area but not deemed significant from an underwriting standpoint, if any

                                     S-104

   material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency
   Management Agency as a special flood hazard area (Zone A or Zone V) (an
   "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal
   Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1)
   the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH
   Area, (2) the outstanding principal balance of such mortgage loan, and (3)
   the maximum amount of insurance available under the applicable National
   Flood Insurance Administration Program; if any Mortgaged Property is
   located in the State of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such
   Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10%
   probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama,
   Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's or Fitch of not less than "A minus" (or the equivalent), or from A.M. Best of not less than
   "A:V" (or the equivalent), which permits the Mortgaged Property to be insured by insurance companies not rated by the rating agencies that are rated "A-:VIII" or better by AM Best). At origination, and to the Mortgage
   Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related
   Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan
   Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged
   Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each mortgage loan require that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable
   Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage as of the later of (i) the date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended, and the related mortgage loan documents do not expressly

                                     S-105

   prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability; except with respect to eleven mortgage loans (identified as
   Loan Nos. 32, 58, 67, 70, 91, 93, 94, 97, 112, 128 and 130 on Annex A-1 to
   this prospectus supplement), for which the insurance certificate for the current policy period does not expressly include terrorism coverage. In addition to commercially reasonable availability, certain of the mortgage loans include caps on the amount the related borrower is required to expend for terrorism coverage;

       (13) other than payments due but not yet 30 days or more delinquent (A)
     there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage
     Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents;
     and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation or warranty made by the mortgage loan seller in any of paragraphs (9), (14), (16),
     (17) or (23) or disclosed in the schedule of exceptions attached to the related Purchase Agreement;

       (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any
     Periodic Payment without giving effect to any applicable grace or cure period;

       (15) Except with respect to the mortgage loans with B Notes, where the mortgaged property also secures a subordinated B Note, the related loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

       (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date (except with respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), for which the applicable Environmental Report is dated earlier than 12 months prior to the Closing Date), (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such
     Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C)
     such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related

                                     S-106

   borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E)
   the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan
   Seller's actual knowledge and without inquiry beyond the related
   Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such
   Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged
   Property in material violation of any applicable environmental laws. The
   Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage
   Loan Seller has not taken any action which would cause the Mortgaged
   Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage
   Loan Seller or its successors and assigns to liability under such laws.
   Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach. With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), the underlying land was previously used by the United States
   Army as an airfield and such use resulted in contamination and falls within a recognized Superfund site. The mortgagee received a letter at closing discussing the limitations on the related Borrower's potential liability for such contamination;

       (17) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

       (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "Description of the Mortgage
     Pool--General"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the
     Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The loan documents require the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees. The loan documents contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related
     Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the

                                     S-107

   mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgage loans or multi property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

       (19) the terms of the related loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

       (20) except as set forth below, since origination, no portion of the related Mortgaged Property has been released from the lien of the related
     Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefor equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents (except with respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), for which one or more of the Mortgaged Properties may be released from the lien of the Mortgage upon defeasance in an amount equal to 110% of the related allocated loan amount of such Mortgaged Property);
     and except with respect to one mortgage loan (identified as Loan No. 32 on
     Annex A-1 to this prospectus supplement), representing approximately 0.69%
     of the Initial Pool Balance (or approximately 0.87% of the Initial Loan
     Group 1 Balance), which permits partial release of certain individual properties subject to certain conditions, including payment of a partial defeasance deposit in amount of 110% of allocated loan amount for release property; the remaining properties' having a 1.20x debt service coverage ratio (based on a 7% mortgage constant); and the renewal of existing leases or re-letting of the space on specified terms; and except with respect to one mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.61% of the
     Initial Pool Balance (or approximately 0.78% of the Initial Loan Group 1
     Balance), which permits partial release of a portion of the mortgaged property subject to certain conditions, including payment of release consideration in the amount of 125% of the appraised value of the release parcel (if such appraised value is 5% or more of the overall property value), the debt service coverage ratio has not been less than 1.20x for any quarter in the preceding three year period, and various other zoning, subdivision, separate tax lot and tenant approval criteria are satisfied;
     (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged
     Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan;

       (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related
     Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof

                                     S-108

   being defeased) when due, and in the case of APD Loans, assuming the
   Anticipated Prepayment Date is the maturity date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged
   Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each
   Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a
   REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off
   Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

     (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the
   improvements located on or forming part of, and the existing use of, each
   Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged
   Property or the use and occupancy thereof or constitute a legal non conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee or such non-compliance and failure does not materially and adversely affect the value of the related
   Mortgaged Property; and

     (23) each mortgage loan is secured by the fee interest in the related
   Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground
   Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such
   Mortgaged Property (the "Fee Interest") and except with respect to the mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), where, as to one of the constituent ground leases, there is no express provision giving the leasehold mortgagee the right to enter into a new lease upon termination of leases, but the lender has an assignment from the borrower of its rights under section 365 of Bankruptcy
   Code to reject or treat lease as terminated and additional borrower covenants not to either reject or terminate the ground lease; and, in addition, the ground lease does not expressly provide that leasehold mortgagee's prior consent is required in connection with ground lease amendments, but the loan documents make any such amendment an event of default:

          (A) such Ground Lease or a memorandum thereof has been duly recorded;
        such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

          (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related
        Fee Interest;

                                     S-109

          (C) the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor.

          (D) such Ground Lease is in full force and effect, and the Mortgage
        Loan Seller has not received as of the Closing Date notice (nor is the
        Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

          (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

          (G) such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than the greater of 10 years beyond the amortization term or 20 years beyond the stated
        maturity date for the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years beyond the amortization term);

          (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such
        Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

          (I) under the terms of such Ground Lease and the related loan documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses
        (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

          (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender (except that the ground leases related to the mortgage loan identified as Loan No. 6 on Annex A-1 to this prospectus supplement has certain restrictions on subletting); and such
        Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

          (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

          (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

                                     S-110

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the
Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee)
to:

    o repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2)
      all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed
      Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout
      Fees allocable to the mortgage loan, (4) any payable Liquidation Fee and
      (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and
      the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or

    o substitute, within two years of the Closing Date, a Qualified Substitute
      Mortgage Loan and pay any shortfall amount equal to the excess of the
      Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified
      Substitute Mortgage Loan as of the date of substitution;

provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage
Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related
Mortgage Loan Seller repurchases the mortgage loan following the expiration of the 90-day cure period discussed in the preceding sentence, then the Special
Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "Servicing Under the Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the applicable
Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the applicable Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged
Properties directly corresponding thereto; provided, that the applicable
Mortgage Loan Seller cannot effect such termination unless the Directing
Certificateholder has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller:

    o an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a
      REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund, and

    o written confirmation from Fitch and S&P that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; provided, further, that such Mortgage Loan
      Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the
      cross-collateralization.

                                     S-111

     All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase
Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of:

      o determining the materiality of any breach or defect, as the case may be,
        and

      o the application of remedies, such cross-collateralized group is required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things:

      o have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

      o have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

      o have the same due date as the deleted mortgage loan;

      o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

      o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

      o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

      o materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase
        Agreement;

      o have an environmental report with respect to the related Mortgaged
        Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

      o have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan;

      o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

      o not have a maturity date after the date two years prior to the Rated
        Final Distribution Date;

      o not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Fitch and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of Fitch or
        S&P to any class of Certificates then rated by Fitch or S&P, respectively (the cost, if any, of obtaining any such confirmation to be paid by the applicable Mortgage Loan Seller);

      o has been approved by the Directing Certificateholder in its sole discretion;

      o prohibit defeasance within two years of the Closing Date; and

      o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of

                                     S-112

aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided, that no individual Mortgage Rate for any Qualified Substitute Mortgage Loan will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the WAC Rate of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the
Depositor, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage
Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and
Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 23 mortgage loans (the "Lock Box Loans"), representing approximately 58.55% of the Initial Pool Balance (which include 22 mortgage loans in Loan Group 1, or approximately 68.76% of the Initial Loan Group 1
Balance, and one mortgage loan in Loan Group 2, or approximately 20.23% of the
Initial Loan Group 2 Balance), one or more lock box accounts (collectively, the
"Lock Box Accounts") have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off
Date, required to either transfer their rent directly to a Lock Box Account (a
"Hard Lock Box") or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a "Soft Lock Box"). To the extent such requirements "spring" into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a "Springing Lock Box Loan." "Soft at Closing, Springing Hard" means that a
Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a
Lock Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock
Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

                       OVERVIEW OF LOCK BOX ARRANGEMENTS



                                                                                                     % OF THE         % OF THE
                                               NO OF      AGGREGATE PRINCIPAL       % OF THE       INITIAL LOAN     INITIAL LOAN
                                             MORTGAGE        BALANCE OF THE       INITIAL POOL        GROUP 1         GROUP 2
             TYPE OF LOCK BOX                  LOANS         MORTGAGE LOANS          BALANCE          BALANCE         BALANCE
-----------------------------------------   ----------   ---------------------   --------------   --------------   -------------

None ....................................       109          $  877,051,981           41.45%           31.24%           79.77%
Hard ....................................        12             661,758,834           31.27            39.60             0.00
Springing Hard ..........................         4             284,720,000           13.45            17.04             0.00
Soft ....................................         2             188,339,043            8.90             5.88            20.23
Soft at Closing, Springing Hard .........         5             104,241,401            4.93             6.24             0.00
                                                ---          --------------          ------           ------           ------
TOTAL ...................................       132          $2,116,111,258          100.00%          100.00%          100.00%
                                                ===          ==============          ======           ======           ======


CERTAIN STATE-SPECIFIC CONSIDERATIONS--CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale under a

                                     S-113

specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.
California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                     S-114

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

    o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date);

    o any REO Property (and the trust's beneficial interest in the Mortgaged
      Property related to any Non-Serviced Whole Loans acquired pursuant to the
      Series 2005-CIBC12 Pooling and Servicing Agreement or GECMC Series
      2005-C2 Pooling and Servicing Agreement) to the extent allocable to the related mortgage loan;

    o those funds or assets as from time to time are deposited in the
      Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the
      Floating Rate Account, the Interest Reserve Account, the Excess Interest
      Distribution Account and the REO Account, if established;

    o the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

    o certain rights under the Swap Contract;

    o the Excess Liquidation Proceeds Reserve Account; and

    o certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-C3 (the "Certificates") will consist of the following 32 classes: the
Class A-1, Class A-2, Class A-3FX,Class A-3FL, Class A-4, Class A-5, Class A-6,
Class A-AB, Class A-7A, Class A-7B and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-C and Class X-P Certificates (the
"Class X Certificates"), the Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X Certificates are referred to collectively as the
"Senior Certificates" in this prospectus supplement. The Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P and Class Q Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement.
The Class A-J, Class B, Class C, Class D and Class E Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class X-P, Class A-J, Class B, Class C, Class D and
Class E Certificates are offered hereby (collectively, the "Offered
Certificates"). The Class X-C, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and
Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     On the Closing Date, the "Class A-3FL Regular Interest" will also be issued by the Trust Fund as an uncertificated regular interest in one of the
REMICs. The Class A-3FL Regular Interest will not be offered by this prospectus supplement separately from the Class A-3FL Certificates. The Depositor will transfer the Class A-3FL Regular Interest to the Trust Fund in exchange for the
Class A-3FL Certificates. The Class A-3FL Certificates are offered by this prospectus supplement. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap
Contract.

     The "Certificate Balance" of any class of Certificates (other than the
Class X, Class S and Residual Certificates) and the Class A-3FL regular interest and correspondingly, the Class A-3FL Certificates

                                     S-115

outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any
Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of
Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-C
Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X, Class S, Class R and Class LR
Certificates). The Notional Amount of the Class X-P Certificates will equal:

     (1) until the Distribution Date in February 2006, the sum of (a) the
lesser of $444,250,000 and the Certificate Balance of the Class A-1A
Certificates, (b) the lesser of $67,858,000 and the Certificate Balance of the
Class A-1 Certificates and(c) the aggregate of the Certificate Balances of the
Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class A-AB, Class
A-7A, Class A-7B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L and Class M Certificates and the Class
A-3FL Regular Interest;

     (2) after the Distribution Date in February 2006 through and including the
Distribution Date in August 2006, the sum of (a) the lesser of $443,293,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$64,343,000 and the Certificate Balance of the Class A-1 Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3FX, Class
A-4, Class A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L and Class M Certificates and the Class A-3FL Regular Interest;

     (3) after the Distribution Date in August 2006 through and including the
Distribution Date in February 2007, the sum of (a) the lesser of $435,068,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$33,116,000 and the Certificate Balance of the Class A-1 Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3FX, Class
A-4, Class A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L and Class M Certificates and the Class A-3FL Regular Interest;

     (4) after the Distribution Date in February 2007 through and including the
Distribution Date in August 2007, the sum of (a) the lesser of $425,596,000 and the Certificate Balance of the Class A-1A Certificates, and (b) the lesser of
$114,314,000 and the Certificate Balance of the Class A-2 Certificates and (c)
the aggregate of the Certificate Balances of the Class A-3FX, Class A-4, Class
A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and
Class M Certificates and the Class A-3FL Regular Interest;

     (5) after the Distribution Date in August 2007 through and including the
Distribution Date in February 2008, the sum of (a) the lesser of $416,413,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$78,775,000 and the Certificate Balance of the Class A-2 Certificates, (c) the
aggregate of the Certificate Balances of the Class A-3FX, Class A-4, Class A-5,
Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates
and the Class A-3FL Regular Interest, and (d) the lesser of $1,195,000 and the
Certificate Balance of the Class L Certificates;

     (6) after the Distribution Date in February 2008 through and including the
Distribution Date in August 2008, the sum of (a) the lesser of $407,463,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$44,083,000 and the Certificate Balance of the Class A-2 Certificates, (c) the
aggregate of the Certificate Balances of the Class A-3FX, Class A-4, Class A-5,
Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3FL
Regular Interest, and (d) the lesser of $21,128,000 and the Certificate Balance of the Class J Certificates;

     (7) after the Distribution Date in August 2008 through and including the
Distribution Date in February 2009, the sum of (a) the lesser of $398,642,000 and the Certificate Balance of the Class A-1A Certificates,

                                     S-116

(b) the lesser of $10,032,000 and the Certificate Balance of the Class A-2
Certificates, (c) the aggregate of the Certificate Balances of the Class A-3FX,
Class A-4, Class A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
and the Class A-3FL Regular Interest, and (d) the lesser of $2,036,000 and the
Certificate Balance of the Class J Certificates;

     (8) after the Distribution Date in February 2009, through and including the Distribution Date in August 2009, the sum of (a) the lesser of $390,021,000 and the Certificate Balance of the Class A-1A Certificates, (b)the lesser of
$159,548,000 and the Certificate Balance of the Class A-3FX Certificates, (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class B, Class C, Class D,
Class E, Class F and Class G Certificates, (d) the lesser of $22,159,000 and the balance of the Class A-3FL Regular Interest and (e) the lesser of
$4,742,000 and the Certificate Balance of the Class H Certificates;

     (9) after the Distribution Date in August 2009 through and including the
Distribution Date in February 2010, the sum of (a) the lesser of $357,316,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$46,954,000 and the Certificate Balance of the Class A-3FX Certificates, (c)
the aggregate of the Certificate Balances of the Class A-4, Class A-5, Class
A-6, Class A-AB, Class A-7A, Class A-7B, Class A-J, Class B, Class C, Class D,
Class E and Class F Certificates, (d) the lesser of $6,521,000 and the balance of the Class A-3FL Regular Interest and (e) the lesser of $10,714,000 and the
Certificate Balance of the Class G Certificates;

     (10) after the Distribution Date in February 2010 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $260,171,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$17,114,000 and the Certificate Balance of the Class A-5 Certificates, (c) the
aggregate of the Certificate Balances of the Class A-6, Class A-AB, Class A-7A,
Class A-7B, Class A-J, Class B, Class C, Class D and Class E Certificates and
(d) the lesser of $13,102,000 and the Certificate Balance of the Class F
Certificates;

     (11) after the Distribution Date in August 2010 through and including the
Distribution Date in February 2011, the sum of (a) the lesser of $251,922,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$69,530,000 and the Certificate Balance of the Class A-AB Certificates, (c) the
lesser of $9,849,000 and the Certificate Balance of the Class A-6 Certificates,
(d) the aggregate of the Certificate Balances of the Class A-7A, Class A-7B,
Class A-J, Class B, Class C, Class D and Class E Certificates and (d) the
lesser of $1,689,000 and the Certificate Balance of the Class F Certificates;

     (12) after the Distribution Date in February 2011 through and including the Distribution Date in August 2011, the sum of (a) the lesser of $246,541,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$56,465,000 and the Certificate Balance of the Class A-AB Certificates, (d) the
aggregate of the Certificate Balances of the Class A-7A, Class A-7B, Class A-J,
Class B, Class C and Class D Certificates and (e) the lesser of $25,162,000 and the Certificate Balance of the Class E Certificates;

     (13) after the Distribution Date in August 2011 through and including the
Distribution Date in February 2012, the sum of (a) the lesser of $229,915,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$375,247,000 and the Certificate Balance of the Class A-7A Certificates, (c)
the aggregate of the Certificate Balances of the Class A-7B, Class A-J, Class
B, Class C and Class D Certificates and (d) the lesser of $15,048,000 and the
Certificate Balance of the Class E Certificates;

     (14) after the Distribution Date in February 2012 through and including the Distribution Date in August 2012, the sum of (a) the lesser of $225,014,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of
$309,682,000 and the Certificate Balance of the Class A-7A Certificates, (c)
the aggregate of the Certificate Balances of the Class A-7B, Class A-J, Class
B, Class C and Class D Certificates and (d) the lesser of $5,472,000 and the
Certificate Balance of the Class E Certificates; and

     (15) after the Distribution Date in August 2012, $0.

     The Initial Notional Amount of the Class X-P Certificates will be approximately $2,070,356,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                     S-117

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P and Class Q Certificates will have an aggregate initial
Certificate Balance of approximately $163,999,258.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance (other than the Class X-P Certificates, for which the minimum denomination will be
$1,000,000 (notional amount)), and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the
Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate
Owners through its participating organizations (together with Clearstream
Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System
("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating
Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear Bank S.A./N.V.
("Euroclear") (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants,
respectively, through customers' securities accounts in Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their applicable rules and operating procedures.

                                     S-118

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements,
Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear
Participant on that business day. Cash received in Clearstream, Luxembourg or
Euroclear as a result of sales of securities by or through a Clearstream,
Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through
DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners
may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to
Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available
Information" below, Certificate Owners will not be recognized by the
Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or
the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its
Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company ("Euroclear plc"), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

                                     S-119

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global
Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg,
they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the
Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream,
Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered
Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC,
Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates.
Upon surrender by DTC of the global certificates representing the Offered
Certificates and upon receipt of instructions from DTC for re-registration, the
Certificate Registrar and the Authenticating Agent will reissue the Offered
Certificates as definitive certificates issued in the respective Certificate
Balances owned by individual Certificate Owners, and thereafter the Certificate
Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in September 2005 (each, a "Distribution
Date"). All distributions (other than the final distribution on any
Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date.
With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the
Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the

                                     S-120

registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any
Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage
Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

       (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

       (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement, and

       (c) except with respect to a Serviced Whole Loan, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the
    "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") and
    certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds") (or, in the case of a Non-Serviced
    Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement).

     The Master Servicer will be permitted to make withdrawals from the
Certificate Account as set forth in the Pooling and Servicing Agreement.

     With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate
Account as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in each custodial account within one business day following receipt of available funds, in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

       (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

       (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation
    Proceeds with respect to the related Mortgaged Property or Serviced Whole
    Loan (other than Liquidation Proceeds derived from the sale of the related mortgage loan to the holder of any related Serviced B Note pursuant to the related intercreditor agreement, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial account that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

     The Trustee is required to establish and maintain an account (the
"Lower-Tier Distribution Account") and subaccount thereof (the "Upper-Tier
Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

                                     S-121

     The Trustee is required to establish and maintain an "Interest Reserve
Account" in the name of the Trustee for the benefit of the holders of the
Certificates. On each Servicer Remittance Date occurring in February and on any
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the
Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an
Actual/360 Basis (collectively, the "Withheld Loans") and the 125 West 55th
Street Mortgage Loan an amount equal to one day's interest at the Mortgage Rate
(without giving effect to the proviso in the definition thereof) minus the
Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or
P&I Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts").
On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Withheld Amount for each applicable Distribution Date for the 125 West
55th Street Mortgage Loan will be equal to 1/30th of the interest accrued in respect of the immediately preceding Due Date, and the Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each will be equal 1/31st of the interest accrued in respect of the immediately preceding Due Date, in each case to the extent a monthly payment or P&I Advance is made in respect thereof.

     The Trustee is required to establish and maintain an "Excess Liquidation
Proceeds Reserve Account," which may be a subaccount of the Distribution
Account, in the name of the Trustee for the benefit of the holders of the
Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as
applicable, will be required to remit to the Trustee for deposit into the
Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess
Liquidation Proceeds received on or prior to the Determination Date.

     "Excess Liquidation Proceeds" means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO
Property (in the case of any Non-Serviced Mortgage Loan, to the extent received pursuant to the related intercreditor agreement and the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

     The Trustee is required to establish and maintain an "Excess Interest
Distribution Account" in the name of the Trustee for the benefit of the Class S
Certificateholders. Prior to the applicable Distribution Date, the Master
Servicer is required to remit to the Trustee for deposit into the Excess
Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be
a subaccount of the Distribution Account.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to each Serviced Whole Loan) in U.S.
government securities and other obligations that are acceptable to each of
Fitch and S&P ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master
Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (a) the total amount of all cash received on the mortgage loans and any
    REO Properties (including the trust's beneficial interest in the Mortgaged
    Property related to any Non-Serviced Mortgage Loan

                                     S-122

   acquired pursuant to the related Non-Serviced Mortgage Loan Pooling and
   Servicing Agreement) (and in the case of any Non-Serviced Mortgage Loan, only to the extent received by the Trustee pursuant to the related intercreditor agreement and/or the related Pooling Agreement) that is on deposit in the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date (including, with respect to any mortgage loan included in each Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of
   (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance
        Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

          (3) all amounts in the Certificate Account and the Lower-Tier
        Distribution Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the
        Interest Reserve Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges; and

          (7) all amounts deposited in the Lower-Tier Distribution Account in error;

       (b) all P&I Advances made by the Master Servicer, the Trustee or the
   Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the
   Certificateholders). See "Description of the Pooling
   Agreements--Certificate Account" in the prospectus;

       (c) for the Distribution Date occurring in each March, the related
    Withheld Amounts required to be deposited in the Lower-Tier Distribution
    Account pursuant to the Pooling and Servicing Agreement; and

       (d) all funds released from the Excess Liquidation Proceeds Reserve
    Account with respect to such Distribution Date.

     The aggregate amount available for distributions to the holders of the
Class A-3FL Certificates on each Distribution Date (the "Class A-3FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap
Contract for such related Distribution Date. See "Description of the Swap
Contract" in this prospectus supplement.

     Floating Rate Account. On or before the Closing Date, the Trustee will establish and maintain a "Floating Rate Account" in trust for the benefit of the holders of the Class A-3FL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may
be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the
Swap Contract, the Trustee will deposit the same into the Floating Rate
Account. See "Description of the Swap Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date will be the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the Determination Date in the calendar month in which such
Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

                                     S-123

     All amounts received by the trust with respect to each Serviced Whole Loan will be applied to amounts due and owing under such Serviced Whole Loan
(including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related Intercreditor
Agreement and the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement will prohibit the application of amounts received on any Serviced B
Note to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

     Priority. On each Distribution Date, for so long as the Certificate
Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently,

    o on the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class
      A-6, Class A-AB, Class A-7A and Class A-7B Certificates and the Class
      A-3FL Regular Interest from the portion of the Available Distribution
      Amount for such Distribution Date attributable to mortgage loans in Loan
      Group 1 up to an amount equal to the aggregate Interest Distribution
      Amount for those classes or regular interest, in each case based upon their respective entitlement to interest for that Distribution Date;
      provided that interest distributed to the Class A-7 Certificates will be applied first to the Class A-7A Certificates up to their interest entitlement and then to the Class A-7B Certificates up to their interest entitlement;

    o on the Class A-1A Certificates from the portion of the Available
      Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest
      Distribution Amount for such class; and

    o on the Class X-C and Class X-P Certificates from the Available
      Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that
      Distribution Date.

     However, if on any Distribution Date, the Available Distribution Amount
(or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the Available
Distribution Amount for such Distribution Date will be allocated among all those classes, pro rata, in accordance with their interest entitlements;
provided that interest distributed to the Class A-7 Certificates will be applied first to the Class A-7A Certificates up to their interest entitlement and then to the Class A-7B Certificates up to their interest entitlement;

     Second,in reduction of the Certificate Balances thereof;

     A. to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class
        A-6, Class A-AB, Class A-7A and Class A-7B Certificates and the Class
        A-3FL Regular Interest:

    o first, to the Class A-AB Certificates, in an amount up to the Group 1
      Principal Distribution Amount for such Distribution Date and, after the
      Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-6 for such Distribution Date;

    o then, to the Class A-1 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-AB
      Certificates) and, after the Certificate Balance of the Class A-1A
      Certificates has been reduced to zero, the Group 2 Principal Distribution
      Amount remaining after payments to the Class A-1A Certificates and the above distribution to the Class A-AB Certificates have been made on such
      Distribution Date, until the Certificate Balance of the Class A-1
      Certificates is reduced to zero;

    o then, to the Class A-2 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB and Class A-1

                                     S-124

      Certificates) for such Distribution Date and, after the Certificate
      Balance of the Class A-1A Certificates has been reduced to zero, the
      Group 2 Principal Distribution Amount remaining after payments to the
      Class A-1A Certificates and the above distributions to the Class A-AB and
      Class A-1 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero;

    o then, to the Class A-3FX Certificates and the Class A-3FL Regular
      Interest, pro rata, in an amount equal to the Group 1 Principal
      Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1 and Class A-2 Certificates)
      for such Distribution Date and, after the Certificate Balance of the
      Class A-1A Certificates has been reduced to zero, the Group 2 Principal
      Distribution Amount remaining after payments to the Class A-1A
      Certificates and the above distributions to the Class A-AB, Class A-1 and
      Class A-2 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3FX Certificates and the Class
      A-3FL Regular Interest is reduced to zero;

    o then, to the Class A-4 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class
      A-3FX Certificates and the Class A-3FL Regular Interest) for such
      Distribution Date and, after the Certificate Balance of the Class A-1A
      Certificates has been reduced to zero, the Group 2 Principal Distribution
      Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class
      A-3FX Certificates and the Class A-3FL Regular Interest have been made on such Distribution Date, until the Certificate Balance of the Class A-4
      Certificates is reduced to zero;

    o then, to the Class A-5 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3FX
      and Class A-4 Certificates and the Class A-3FL Regular Interest) for such
      Distribution Date and, after the Certificate Balance of the Class A-1A
      Certificates has been reduced to zero, the Group 2 Principal Distribution
      Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3FX
      and Class A-4 Certificates and the Class A-3FL Regular Interest have been made on such Distribution Date, until the Certificate Balance of the
      Class A-5 Certificates is reduced to zero;

    o then, to the Class A-6 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3FX,
      Class A-4 and Class A-5 Certificates and the Class A-3FL Regular
      Interest) for such Distribution Date, and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2
      Principal Distribution Amount remaining after payments to the Class A-1A
      Certificates and the above distributions to the, Class A-AB, Class A-1,
      Class A-2, Class A-3FX, Class A-4 and Class A-5 Certificates and the
      Class A-3FL Regular Interest have been made, until the Certificate
      Balance of the Class A-6 Certificates is reduced to zero.

    o then, to the Class A-AB Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3FX,
      Class A-4, Class A-5 and Class A-6 Certificates and the Class A-3FL
      Regular Interest) for such Distribution Date and, after the Certificate
      Balance of the Class A-1A Certificates has been reduced to zero, the
      Group 2 Principal Distribution Amount remaining after payments to the
      Class A-1A Certificates and the above distributions to the Class A-AB,
      Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5 and Class A-6
      Certificates and the Class A-3FL Regular Interest have been made on such
      Distribution Date, until the Certificate Balance of the Class A-AB
      Certificates is reduced to zero;

    o then, to the Class A-7A Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3FX,
      Class A-4, Class A-5 and Class A-6 Certificates and the Class A-3FL
      Regular Interest) for such Distribution Date, and, after the Certificate
      Balance of the Class A-1A Certificates has been

                                     S-125

      reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the, Class A-AB, Class A-1, Class A-2, Class A-3FX, Class A-4, Class
      A-5 and Class A-6 Certificates and the Class A-3FL Regular Interest have been made, until the Certificate Balance of the Class A-7A Certificates is reduced to zero; and

    o then, to the Class A-7B Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3FX,
      Class A-4, Class A-5, Class A-6 and Class A-7A Certificates and Class
      A-3FL Regular Interest) for such Distribution Date, and, after the
      Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the, Class
      A-AB, Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6
      and Class A-7A Certificates and the Class A-3FL Regular Interest have been made, until the Certificate Balance of the Class A-7B Certificates is reduced to zero;.

   B. to the Class A-1A Certificates, in an amount up to the Group 2 Principal
      Distribution Amount for such Distribution Date and, after the Certificate
      Balance of the Class A-7B Certificates has been reduced to zero, the
      Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3FX, Class
      A-4, Class A-5, Class A-6, Class A-7A and Class A-7B Certificates and
      Class A-3FL Regular Interest have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5,
Class A-6, Class A-AB, Class A-7 and Class A-1A Certificates and Class A-3FL
Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral
Support Deficit allocated to that class), until all amounts of Collateral
Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full; provided that any such reimbursement to the Class A-7 Certificates will be allocated first to the Class A-7A
Certificates and then to the Class A-7B Certificates;

     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates (other than the Class A-3FL Certificates) and Class A-3FL Regular
Interest to zero, to the Class A-J Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates
(other than the Class A-3FL Certificates) and Class A-3FL Regular Interest on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A
(other than the Class A-3FL Certificates) and Class A-J Certificates and Class
A-3FL Regular Interest to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates) and Class A-J Certificates and Class A-3FL
Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A
(other than the Class A-3FL Certificates), Class A-J and Class B Certificates
and Class A-3FL Regular Interest to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or

                                     S-126

the portion of it remaining after distributions on the Class A (other than the
Class A-3FL Certificates), Class A-J and Class B Certificates and Class A-3FL
Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
(other than the Class A-3FL Certificates), Class A-J, Class B and Class C
Certificates and Class A-3FL Regular Interest to zero, to the Class D
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B and Class C Certificates and Class A-3FL Regular Interest on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C and
Class D Certificates and Class A-3FL Regular Interest to zero, to the Class E
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B, Class C and Class D Certificates and Class A-3FL Regular Interest
on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A
(other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class D
and Class E Certificates and Class A-3FL Regular Interest to zero, to the Class
F Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B, Class C, Class D and Class E Certificates and Class A-3FL Regular
Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E and Class F Certificates and Class A-3FL Regular Interest to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates),
Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and
Class A-3FL Regular Interest on that Distribution Date), until the Certificate
Balance of that class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F and Class G Certificates and Class A-3FL

                                     S-127

Regular Interest to zero, to the Class H Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the
Class A-3FL Certificates), Class A-J, Class B, Class C, Class D, Class E, Class
F and Class G Certificates and Class A-3FL Regular Interest on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates and Class A-3FL Regular
Interest to zero, to the Class J Certificates, in reduction of its Certificate
Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL
Certificates), Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
and Class H Certificates and Class A-3FL Regular Interest on that Distribution
Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H and Class J Certificates and Class
A-3FL Regular Interest to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H and Class J Certificates and Class A-3FL Regular
Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and
Class A-3FL Regular Interest to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A
(other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and
Class A-3FL Regular Interest on that Distribution Date), until the Certificate
Balance of that class is reduced to zero;

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
Certificates and Class A-3FL Regular Interest to zero, to the Class M
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K and Class L Certificates and Class A-3FL Regular Interest on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

                                     S-128

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M
Certificates and Class A-3FL Regular Interest to zero, to the Class N
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L and Class M Certificates and Class A-3FL Regular Interest on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

     Forty-fourth, following the reduction of the Certificate Balances of the
Class A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M
and Class  N Certificates and Class A-3FL Regular Interest to zero, to the
Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates), Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M and Class N Certificates and Class A-3FL Regular
Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-seventh, following the reduction of the Certificate Balances of the
Class A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N and Class O Certificates and Class A-3FL Regular Interest to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL Certificates),
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N and Class O Certificates and Class A-3FL
Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth,to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fiftieth, following the reduction of the Certificate Balances of the Class
A (other than the Class A-3FL Certificates), Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates and Class A-3FL Regular Interest to
zero, to the Class Q Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A (other than the Class A-3FL
Certificates), Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates and Class A-3FL Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifty-first, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full; and

                                     S-129

     Fifty-second, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier
Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of
Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal
Distribution Amount will be distributed, pro rata (based upon their respective
Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above, provided, that Principal Distribution Amounts distributed to the Class A-7
Certificates will be applied first to the Class A-7A Certificates until the aggregate Certificate Balance of such Class is reduced to zero and then to the
Class A-7B Certificates until the aggregate Certificate Balance of such Class is reduced to zero. Any amounts remaining after the Certificate Balances of the
Class A Certificates have been reduced to zero will be distributed to the
Subordinate Certificates in accordance with the distribution priority set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate" applicable to each class of Certificates (other than the Class S and Residual
Certificates) for any Distribution Date will equal the rates set forth below.

     The approximate initial Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.5910%.(1)

     The approximate initial Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.8530%.(1)

     The approximate initial Pass-Through Rate on the Class A-3FX Certificates is a per annum rate equal to 4.8630%.(1)

     The approximate initial Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus 0.125%.(1)

     The approximate initial Pass-Through Rate on the Class A-3FL Regular
Interest is a per annum rate equal to 4.7340%.(2)

     The approximate initial Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.0460%.(3)

     The approximate initial Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to 4.9790%.(3)

     The approximate initial Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to 5.0830%.(3)

     The approximate initial Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 4.9400%.(1)

     The approximate initial Pass-Through Rate on the Class A-7A Certificates is a per annum rate equal to 4.9740%.(3)

     The approximate initial Pass-Through Rate on the Class A-7B Certificates is a per annum rate equal to 5.0350%.(3)

     The approximate initial Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.9490%.(3)

     The approximate initial Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.0650%.(3)

                                     S-130

     The approximate initial Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.2093%.(4)

     The approximate initial Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.2283%.(4)

     The approximate initial Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.2583%.(4)

     The approximate initial Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.2753%.(5)

     The approximate initial Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.2753%.(5)

     The approximate initial Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.2753%.(5)

     The approximate initial Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.2753%.(5)

     The approximate initial Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.2753%.(5)

     The approximate initial Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.7600%.(3)

     The approximate initial Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 4.7600%.(3)

 ----------
(1)   The Class A-1, Class A-2, Class A-3FX and Class A-AB certificates will each accrue interest at a fixed rate.

(2)   The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.125%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to 4.7340% per annum. The initial LIBOR rate will be determined on August 23, 2005, and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

(3)   The Class A-4, Class A-5, Class A-6, Class A-7A, Class A-7B, Class A-1A,
      Class A-J, Class K, Class L, Class M, Class N, Class O, Class P and Class
      Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(4)   The Class B, Class C and Class D certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.066%, 0.047% and 0.017%, respectively.

(5)   The Class E, Class F, Class G, Class H and Class J Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

     Distributions on the Class A-3FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

     First, to the holders of the A-3FL Certificates, in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

                                     S-131

     Second, to the holders of the Class A-3FL Certificates, in respect of principal, up to an amount equal to the Class A-3FL Principal Distribution
Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-3FL Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class
A-3FL Certificates (as a result of the allocation of the Realized Losses and
Additional Trust Fund Expenses to the Class A-3FL Regular Interest) but not
previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Swap Counterparty;
and

     Fifth, any remaining amount to the holders of the Class A-3FL
Certificates.

     See "Description of the Swap Contract" in this prospectus supplement.

     The term "LIBOR" means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Trustee to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR
Determination Date with respect to such Interest Accrual Period for loans in
U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest
Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period, and the determination of
LIBOR by the Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-3FL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rate applicable to the Class X-C and Class X-P
Certificates for the initial Distribution Date will equal approximately
0.03870% and 0.2697% per annum, respectively.

     The Pass-Through Rate applicable to the Class X-C Certificates for each
Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the respective strip rates (the "Class X-C Strip
Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Class A (other than the
Class A-3FL Certificates) or Subordinate Certificates or the Class A-3FL
Regular Interest. In general, the Certificate Balance of each such class will constitute a separate component of the total Notional Amount of the Class X-C
Certificates; provided that, if a portion, but not all, of the Certificate
Balance of any such class of Certificates or the Class A-3FL Regular Interest is identified above as being part of the total Notional Amount of the Class X-P
Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-C Certificates for purposes of calculating

                                     S-132

the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution
Date occurring on or before August 2012, on any particular component of the total Notional Amount of the Class X-C Certificates immediately prior to the related Distribution Date, the applicable Class X-C Strip Rate will be calculated as follows:

    o if such particular component consists of the entire Certificate Balance of any class of the Class A (other than the Class A-3FL Certificates) or
      Subordinate Certificates or the Class A-3FL Regular Interest, and if such
      Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution
      Date, over (b) (y) with respect to the Class B, Class C and Class D
      Certificates, the sum of (i) the Class X-P (Class B, Class C or Class D)
      Fixed Strip Rate (each as defined below) for the applicable Class X-P component and (ii) the pass-through rate in effect for such Distribution
      Date for the Class B, Class C and Class D Certificates, respectively and
      (z) for each other applicable class of Certificates or the Class A-3FL
      Regular Interest, the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-5 attached hereto and (ii)
      the Pass-Through Rate for such Distribution Date for such class of
      Certificates or the Class A-3FL Regular Interest;

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A (other than the Class A-3FL Certificates) or Subordinate Certificates or the Class
      A-3FL Regular Interest, and if such designated portion of such
      Certificate Balance also constitutes a component of the total Notional
      Amount of the Class X-P Certificates immediately prior to the related
      Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over
      (b) (y) with respect to the Class B, Class C and Class D Certificates, the sum of (i) the Class X-P (Class B, Class C or Class D) Fixed Strip
      Rate, respectively for the applicable Class X-P component and (ii) the pass-through rate in effect for such Distribution Date for the Class B,
      Class C or Class D Certificates and (z) for each other applicable class of Certificates or the Class A-3FL Regular Interest, the greater of (i)
      the rate per annum corresponding to such Distribution Date as set forth on Annex A-5 attached hereto and (ii) the Pass-Through Rate for such
      Distribution Date for such class of Certificates or the Class A-3FL
      Regular Interest;

    o if such particular component consists of the entire Certificate Balance of any class of the Class A (other than the Class A-3FL Certificates) or
      Subordinate Certificates or the Class A-3FL Regular Interest, and if such
      Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable
      Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such
      Distribution Date for such class of Certificates or the Class A-3FL
      Regular Interest; and

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A (other than the Class A-3FL Certificates) or Subordinate Certificates or the Class
      A-3FL Regular Interest, and if such designated portion of such
      Certificate Balance does not also constitute a component of the total
      Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates or the Class A-3FL Regular Interest.

     For any Distribution Date occurring after August 2012, the Certificate
Balance of each class of the Class A (other than the Class A-3FL Certificates)
and Subordinate Certificates or the Class A-3FL Regular Interest will constitute a separate component of the total Notional Amount of the Class X-C
Certificates, and the applicable Class X-C Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a)
the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates or the Class A-3FL
Regular Interest. Under no circumstances will the Class X-C Strip Rate be less than zero.

                                     S-133

     The Pass-Through Rate applicable to the Class X-P Certificates for each
Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in August 2012 will, in general, equal the weighted average of the respective strip rates (the "Class X-P Strip Rates") at which interest accrues from time to time on the respective components of the total
Notional Amount of the Class X-P Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).
Following the August 2012 Distribution Date, the Class X-P Certificates will cease to accrue interest. In connection therewith, the Class X-P Certificates will have a 0% Pass-Through Rate for the September 2012 Distribution Date and
for each Distribution Date thereafter.

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A (other than the
Class A-3FL Certificates) or Subordinate Certificates or the Class A-3FL
Regular Interest. If all or a designated portion of the Certificate Balance of any such class of Certificates is identified above as being part of the total
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2012, on any particular component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal (a) with respect to the Class B
Certificates, 0.036% (the "Class X-P (Class B) Fixed Strip Rate"), (b) with respect to the Class C Certificates, 0.017% (the "Class X-P (Class C) Fixed
Strip Rate"), (c) with respect to the Class D Certificates, 0.000% (the "Class
X-P (Class D) Fixed Strip Rate") and (d) with respect to each other class of certificates having a certificate balance (or a designated portion thereof)
that represents one or more separate components of the Class X-P Certificates the excess, if any, of:

    o the lesser of (a) the rate per annum corresponding to such Distribution
      Date as set forth on Annex A-5 attached hereto and (b) the WAC Rate for such Distribution Date, over

    o the Pass-Through Rate for such Distribution Date for such class of
      Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-P Strip Rate be less than zero.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The
Pass-Through Rate on each class of Offered Certificates for the first
Distribution Date is set forth on page S-8 of this prospectus supplement. The
Pass-Through Rate on the Class A-3FL Regular Interest for the first
Distribution Date is expected to be a per annum rate equal to 4.7340%.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal
Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate (or with respect to each Non-Serviced
Mortgage Loan, the sum of the Non-Serviced Mortgage Primary Servicing Fee Rate)
and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the
Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360

                                     S-134

Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Mortgage Rate; provided, however, that with respect to each Withheld Loan, the
Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of
Certificates (other than the Class S and Residual Certificates) and the Class
A-3FL Regular Interest during the related Interest Accrual Period. The
"Interest Distribution Amount" of any class of Certificates (other than the
Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class and the
Class A-3FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S and Residual Certificates and the Class A-3FL
Certificates) and the Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect ot the Class A-3FL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-3FL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-3FL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     "Accrued Interest From Recoveries" means in respect of each Distribution
Date and any Class of Certificates (other than the Class X, Class S and the
Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which
Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

     The "Distributable Certificate Interest" in respect of each class of
Certificates (other than the Class A-3FL, Class S and Residual Certificates)
and the Class A-3FL Regular Interest for each Distribution Date is equal to the
Accrued Certificate Interest in respect of such class of Certificates reduced
(to not less than zero) by such class's or regular interest's share of the
Uncovered Prepayment Interest Shortfall amounts and by allocation to such class
(other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     The "Accrued Certificate Interest" for any Distribution Date and any class of Certificates (other than the Class A-3FL, Class S and Residual Certificates)
and the Class A-3FL Regular Interest is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related
Certificate Balance or Notional Amount, as the case may be, of such class or regular interest outstanding immediately prior to such Distribution Date.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date for any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which
Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as
applicable, were received by the Master Servicer or the Special Servicer, in each case after the due date in the calendar month

                                     S-135

preceding such Distribution Date but prior to the due date in the related Due
Period, is the amount of interest that would have accrued at the Net Mortgage
Rate for such mortgage loan on the amount of such principal prepayment,
Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as
applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered
Prepayment Interest Shortfalls will generally be allocated to all classes of
Certificates (other than the Class A-3FL, Class X, Class S and Residual
Certificates) and the Class A-3FL Regular Interest. In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.
Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class
A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL
Certificateholders. See "Description of the Swap Contract" in this prospectus supplement.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest
Shortfall in excess of the Servicing Fee (computed at a rate not to exceed
0.005% per annum) attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan or any Non-Serviced Mortgage
Loan, a prepayment due to Insurance Proceeds, Liquidation Proceeds or
Condemnation Proceeds, a prepayment subsequent to a default, a prepayment the acceptance of which is required by applicable law or a court order, a prepayment in respect of a mortgage loan that has not paid on or before its maturity date, a prepayment accepted with the consent of the Directing
Certificateholder or a payment in respect of a mortgage loan that has not paid prior to its maturity date) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date is an amount equal to the sum of:

       (a) the Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for that Distribution
           Date, and

       (c) the Unscheduled Principal Distribution Amount for that Distribution
           Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     In the event that the Certificate Balance of each of the Class A-7B
Certificates and the Class A-1A Certificates has not been reduced to zero, a
Group 1 Principal Distribution Amount and a Group 2 Principal Distribution
Amount will be calculated for purposes of making distributions on the Class A
Certificates, unless the Cross-Over Date has occurred.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of:

       (a) the Group 1 Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for Loan Group 1 for
           that Distribution Date, and

       (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for
           that Distribution Date;

provided that the Group 1 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of

                                     S-136

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable
        Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
        Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

          (iii) following the reimbursements provided for in clauses (i) and
       (ii) above, the excess, if any of (A) the total amount of Nonrecoverable
       Advances (plus interest on such Nonrecoverable Advances) and
       Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan
       Group 2 as provided for in clauses (i) and (ii) of the definition of
       "Group 2 Principal Distribution Amount" had the Group 2 Principal
       Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Group 2
       Principal Distribution Amount") for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group
1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of:

       (a) the Group 2 Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for Loan Group 2 for
           that Distribution Date, and

       (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for
           that Distribution Date;

provided that the Group 2 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of:

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable
        Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
        Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

          (iii) following the reimbursements provided for in clauses (i) and
        (ii) above, the excess, if any of (A) the total amount of
        Nonrecoverable Advances (plus interest on such Nonrecoverable Advances)
        and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 1 as provided for in clauses (i) and (ii) of the definition of
        "Group 1 Principal Distribution Amount" had the Group 1 Principal
        Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of
        "Group 1 Principal Distribution Amount") for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group
2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal either (a) with respect to any mortgage loan other than a
Non-Serviced Mortgage Loan, the aggregate of the principal

                                     S-137

portions of (i) all Periodic Payments (excluding balloon payments and Excess
Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution
Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to any Non-Serviced Mortgage Loan, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance
Date) or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, and (ii) all balloon payments in respect of the mortgage loans to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (i) above and (b) with respect to any Non-Serviced Mortgage Loan, the "scheduled principal distribution amount" (as determined under the related Pooling Agreement) to the extent such amount is distributed on any Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement. The Scheduled Principal Distribution Amount with respect to any mortgage loan other than a Non-Serviced Mortgage Loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period (which will include, in the case of any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date occurring in the month in which such
Distribution Date occurs, whether in the form of Liquidation Proceeds,
Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from
REO Property or otherwise (which will include, in the case of a Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of such
Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related
Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage
Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated
Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A (other than the Class A-3FL Certificates), Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P and Class Q Certificates and Class A-3FL
Regular Interest on the preceding Distribution Date. There will be no Principal
Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class
A-6, Class A-AB, Class A-7A and Class A-7B Certificates and Class A-3FL Regular
Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6,
Class A-AB, Class A-7A and Class A-7B Certificates and Class A-3FL Regular
Interest on the preceding Distribution Date. There will be no Group 1 Principal
Shortfall on the first Distribution Date.

                                     S-138

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated
Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of
Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of
Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property (and, in the case of any Non-Serviced Mortgage
Loan, the trust's beneficial interest in the related Mortgaged Property) will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Serviced Whole Loan, any of the loans comprising such
Serviced Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated
Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special
Servicer or the Trustee will continue to be "due" in respect of the REO Loan;
and amounts received in respect of the related REO Property (or, in the case of a Non-Serviced Mortgage Loan or a mortgage loan included in a Serviced Whole
Loan, the trust's portion of amounts received in respect of the related
Mortgaged Property), net of payments to be made, or reimbursement to the Master
Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor
Agreement.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest
received with respect to mortgage loans during the related Due Period to the
Class S Certificates.

     Excess Liquidation Proceeds. Except to the extent Collateral Support
Deficit has been allocated to any class of Certificates, Excess Liquidation
Proceeds will not be available for distribution from the Excess Liquidation
Proceeds Reserve Account to the Holders of the Certificates. "Excess
Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii)
the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

CLASS A-AB PLANNED PRINCIPAL BALANCE

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB
Certificate Balance to the Planned Principal Balance for

                                     S-139

such Distribution Date as described in "--Distributions--Priority" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-6 to the prospectus supplement. Such balances were calculated using, among other things, the
Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A-6 to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any
Distribution Date will equal the balance that is specified for such
Distribution Date on Annex A-6 to this prospectus supplement. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3FX, Class A-4,
Class A-5 and Class A-6 Certificates and the Class A-3FL Regular Interest have been reduced to zero, any remaining portion on any Distribution Date of the
Group 1 Principal Distribution Amount and after the principal balance of the
Class A-1A Certificates is reduced to zero, the remaining Group 2 Principal
Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class J Certificates (other than the Class A-3FL and Class A-1A
Certificates) and the Class A-3FL Regular Interest in the following manner: the holders of each class of the Class A-1 through Class J Certificates (other than the Class A-3FL and Class A-1A Certificates) and the Class A-3FL Regular
Interest will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such
Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class J Certificates (other than the Class A-3FL and Class A-1A Certificates) and the Class A-3FL Regular
Interest on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such class of Certificates and the Class A-3FL
Regular Interest and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions shall be distributed (i) to the holders of the Class X-C and X-P
Certificates, 95% and 5%, respectively, until and including the Distribution
Date in August 2012 and (ii) following such Distribution Date, entirely to the holders of the Class X-C Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other class of Certificates.

     On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 2 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class
A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges
collected on such principal prepayment on or prior to the related Determination
Date. Any Yield Maintenance Charges collected on or prior to the related
Determination Date remaining after such distributions shall be distributed (i)
to the holders of the Class X-C and X-P Certificates, 95% and 5%, respectively, until and including the Distribution Date in August 2012 and (ii) following such Distribution Date, entirely to the holders of the Class X-C Certificates.
No Yield Maintenance Charges in respect of mortgage loans included in Loan
Group 2 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, for so long as the related Swap Contract is in effect and there is no continuing payment default under the related Swap
Contract, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-3FL Regular Interest will be payable to the related Swap
Counterparty, and on any Distribution Date on which the related Swap Contract is not in effect or a continuing payment default by the related Swap
Counterparty exists, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See "Description of the Swap Contract" in this prospectus supplement.

                                     S-140

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class J Certificates (other than the
Class A-3FL Certificates) and the Class A-1A Certificates and the Class A-3FL
Regular Interest, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through
Rate on such class of Certificates or the Class A-3FL Regular Interest exceeds
(ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b)
whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer)
used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the
Pass-Through Rate described in clause (a)(i) above, then the Base Interest
Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges or Defeasance
Provisions" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed
Final Distribution Date will in each case be as follows:



                               ASSUMED FINAL
CLASS DESIGNATIONS           DISTRIBUTION DATE
-------------------------   -------------------

   Class A-1 ............     March 10, 2010
   Class A-2 ............      May 10, 2010
   Class A-3FX ..........      June 10, 2010
   Class A-3FL ..........      June 10, 2010
   Class A-4 ............   September 10, 2010
   Class A-5 ............      July 10, 2012
   Class A-6 ............     August 10, 2012
   Class A-AB ...........      May 10, 2015
   Class A-7A ...........      July 10, 2015
   Class A-7B ...........      July 10, 2015
   Class A-1A ...........      July 10, 2015
   Class X-P ............     August 10, 2012
   Class A-J ............     August 10, 2015
   Class B ..............     August 10, 2015
   Class C ..............     August 10, 2015
   Class D ..............     August 10, 2015
   Class E ..............     August 10, 2015


     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the

                                     S-141

mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed
Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in July 2045, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates (other than the Class A-3FL
Certificates) and the Class A-3FL Regular Interest. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class Q Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class O Certificates,

    o the rights of the holders of the Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class N Certificates,

    o the rights of the holders of the Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class O, Class P and
      Class Q Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class O,
      Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N,
      Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M,
      Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L,
      Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K,
      Class L, Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J,
      Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H,
      Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G,
      Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
      and Class Q Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F,
      Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
      Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class B Certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E,
      Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
      Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

                                     S-142

    o the rights of the holders of the Class A-J, Class B, Class C, Class D,
      Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
      Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Senior Certificates, and

    o the rights of the holders of the Class A-7B Certificates will be subordinated to the rights of the holders of the Class A-7A Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the
Class A-3FL Certificates) and the Class A-3FL Regular Interest of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates (other than the Class A-3FL Certificates) and the Class A-3FL
Regular Interest. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J, Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of the Class A-J,
Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of
Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by means of the subordination of the Class E
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class
E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the
holders of the Class A-J Certificates by means of the subordination of the
Class B, Class C, Class D, Class E and the Non-Offered Subordinate
Certificates, to the holders of the Class A-7A Certificates by means of the subordination of the Class A-7B Certificates and to the holders of the Senior
Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under
"--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5,
Class A-6, Class A-AB, Class A-7A and Class A-7B Certificates and Class A-3FL
Regular Interest (as described above under "--Distributions--Priority") and to the Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Balance of the Class A Certificates (other than the Class A-3FL Certificates)
and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the
Class A Certificates (other than the Class A-3FL Certificates) and the Class
A-3FL Regular Interest, the percentage interest in the trust fund evidenced by the Class A Certificates (other than the Class A-3FL Certificates) and the
Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded the Class A Certificates (other than the
Class A-3FL Certificates) and the Class A-3FL Regular Interest by the
Subordinate Certificates.

     Following retirement of the Class A Certificates (other than the Class
A-3FL Certificates) and the Class A-3FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution
Amount to the Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, Class S and the Residual Certificates) with later sequential Class designations.

                                     S-143

 Collateral Support Deficit

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such
Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the Certificate Account) of the mortgage loans and any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate
Balance of the Certificates (other than the Class S, Class X and the Residual
Certificates) after giving effect to distributions of principal on that
Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of
Certificates as follows: to the Class Q, Class P, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the classes of Class A
Certificates (other than the Class A-3FL Certificates) and Class A-3FL Regular
Interest, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates (other than the
Class A-3FL Certificates) and Class A-3FL Regular Interest have been reduced to zero, provided that any Collateral Support Deficit allocated to the Class A-7
Certificates will be first allocated to the Class A-7B Certificates until the principal balance of the Class A-7B Certificates is reduced to zero and then to the Class A-7A Certificates. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those
Certificates. In addition, any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class
A-3FL Certificates.

     To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Group 1 Principal
Distribution Amount or Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of
Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "Servicing Under the
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement, and the payment of interest on
Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under
"Description of the Pooling Agreements--Certain Matters Regarding the Master
Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the
REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral
Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its
Certificate Balance or Notional Amount, as the case may be, is reduced to zero.
However, reimbursement of any previously allocated

                                     S-144

Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority"
above.

     Certificate Deferred Interest. On each Distribution Date, the Accrued
Certificate Interest for the Regular Certificates (other than the Class X
Certificates) will be reduced by an amount equal to the amount of Mortgage
Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage
Deferred Interest to be allocated first to the Class Q Certificates, second to the Class P Certificates, third to the Class O Certificates, fourth to the
Class N Certificates, fifth to the Class M Certificates, sixth to the Class L
Certificates, seventh to the Class K Certificates, eighth to the Class J
Certificates, ninth to the Class H Certificates, tenth to the Class G
Certificates, eleventh to the Class F Certificates, twelfth to the Class E
Certificates, thirteenth to the Class D Certificates, fourteenth to the Class C
Certificates, fifteenth to the Class B Certificates, sixteenth to the Class A-J
Certificates and seventeenth, pro rata, to the Class A Certificates (other than the Class A-3FL Certificates) and Class A-3FL Regular Interest, in each case up to the respective Accrued Certificate Interest for each such Class of
Certificates and Class A-3FL Regular Interest for such Distribution Date.
Additionally, on each Distribution Date, the Certificate Balance of the Regular
Certificates (other than the Class A-3FL and Class X Certificates) and the
Class A-3FL Regular Interest will be increased by the amount of Certificate
Deferred Interest allocated to each such Class of Certificates. Further, any
Certificate Deferred Interest allocated to the Certificate Balance of the Class
A-3FL Regular Interest will result in a corresponding increase in the
Certificate Balance of the Class A-3FL Certificates.

     "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

     "Mortgage Deferred Interest" means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated
Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

ADVANCES

     P&I Advances

     On the business day immediately preceding each Distribution Date (the
"Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a
"P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account (or, with respect to a Serviced Whole Loan, the separate custodial account created with respect to such Serviced Whole Loan)
that are not required to be part of the Available Distribution Amount for that
Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees (including with respect to each Non-Serviced
Mortgage Loan, the Non-Serviced Mortgage Loan Primary Servicing Fee Rate)),
other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent as of the business day preceding the related
Servicer Remittance Date; and (2) in the case of each mortgage loan included in the trust delinquent in respect of its balloon payment on the Determination
Date (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its
Assumed Scheduled Payment. The Master Servicer's obligations to make P&I
Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing
Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

                                     S-145

     The amount required to be advanced in respect of delinquent Periodic
Payments or Assumed Scheduled Payments on a mortgage loan with respect to any
Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction
Amount with respect to the mortgage loan for that Distribution Date.

     If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related
Assumed Scheduled Payment, then, in each case, the Master Servicer, the Trustee or the Fiscal Agent will, as to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

     None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance with respect to a loan not included in the trust
(such as any pari passu loan or subordinate loan). The Master Servicer will not be required to make a P&I Advance with respect to any Serviced B Note. In addition, none of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-3FL Certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related swap counterparty.

     With respect to the Loews Universal Hotel Portfolio Mortgage Loan and the
125 West 55th Street Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such mortgage loan that is a
Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable
Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the related Pari
Passu Loans. If the Master Servicer determines that a proposed P&I Advance with respect to one of the mortgage loans listed in the preceding sentence, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the
Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the
Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee nor the Fiscal Agent will be permitted to make any additional P&I
Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and any related Pari Passu Loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance.
Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a
Nonrecoverable Advance. Once such a determination is made by the Master
Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to a Pari Passu Loan, neither the Master Servicer nor the Trustee nor the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Loews Universal Hotel
Portfolio Mortgage Loan or the 125 West 55th Street Mortgage Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an "approved" master servicer by any of the rating agencies.

                                     S-146

SERVICING ADVANCES

     In addition to P&I Advances, the Master Servicer will be obligated
(subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances")
in connection with the servicing and administration of any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master Servicer's force-placed insurance policy) with respect to the related Mortgaged Property or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing
Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the
Pooling and Servicing Agreement. In addition, the Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis.

     None of the Master Servicer, the Special Servicer or the Trustee, as
applicable, will be required to make a Servicing Advance if such Servicing
Advance would be a Nonrecoverable Advance; provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments that otherwise would constitute a nonrecoverable Advance, the Master Servicer or the
Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced Pari Passu Loan (as a collective whole). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

     Recovery of Advances

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that
Advance was made, whether in the form of late payments, Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan
("Related Proceeds"). Notwithstanding the foregoing, none of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent
will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the
Certificates--Advances in Respect of Delinquencies" and "Description of the
Pooling Agreements--Certificate Account" in the prospectus.

     Upon a determination that a previously made Advance is a Nonrecoverable
Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with Nonrecoverable Advances being reimbursed before Workout-Delayed
Reimbursement Amounts (as defined below)). After such initial six months, the
Master

                                     S-147

Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable
Advance from general collections, in each case for a period of time not to exceed an additional six months (with Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then such party is permitted to continue to seek reimbursement for such Nonrecoverable Advance over time (such reimbursement to come either solely from collections of principal or from general collections), for an additional period of time only after obtaining the approval of the Directing Certificateholder, to be exercised in its sole discretion (with Nonrecoverable Advances being reimbursed before
Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee or the
Fiscal Agent, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement.

     In addition, the Master Servicer, Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

     To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement
Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan
Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group).

     With respect to the payment of insurance premiums and delinquent tax assessments, none of the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, will be required to make an Advance for such amounts if such
Advance would be a Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such
Advance would be a Nonrecoverable Advance. Upon receipt of such notice, the
Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (a) is necessary to preserve the related Mortgaged Property and (b) would nonetheless be in the best interests of the Certificateholders (and, in the case of a Serviced Whole
Loan, the related holder of such Serviced B Note). If the Special Servicer determines that such payment (a) is necessary to preserve the related Mortgaged
Property and (b) would be in the best interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the related holder of such Serviced B
Note), the Special Servicer will be required to direct the

                                     S-148

Master Servicer to make such payment, and the Master Servicer will then be required to make such payment from funds in the Certificate Account or, if a
Whole Loan is involved, from the custodial account created with respect to such
Whole Loan.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate
Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to
Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the Special Servicer. An "Appraisal Reduction
Event" will occur on the earliest of:

       (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole
    Loan, as applicable, by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan or Serviced Whole Loan;

       (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or
    Serviced Whole Loan;

       (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special
    Servicer;

       (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related
    Mortgaged Property;

       (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

       (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

       (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or Serviced Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing
    Certificateholder (or, in the case of any Serviced Whole Loan, as applicable, the related Controlling Holder)); and

       (8) immediately after a mortgage loan or Serviced Whole Loan becomes an
 REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     Promptly after the Appraisal Reduction Event, the Special Servicer will be required to order an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the
Special Servicer will be required to order an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first
Determination Date occurring on or after the

                                     S-149

delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to
25% of the current Stated Principal Balance of the related mortgage loan or
Serviced Whole Loan, until the MAI appraisal or internal valuation is received and the Appraisal Reduction is calculated. With respect to each Non-Serviced
Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, which terms are substantially similar, but not necessarily identical to the provisions set forth above.

     The "Determination Date" for each Distribution Date is the earlier of (i)
sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, as to
which any Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer by the first Determination Date following the date the
Special Servicer receives or performs such MAI appraisal, equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or
Serviced Whole Loan, as applicable, as of the date of such determination over
(b) the excess of (i) the sum of (A) 90% of the appraised value of the related
Mortgaged Property as determined (1) by one or more independent Appraisal
Institute ("MAI") appraisals with respect to any such mortgage loan or Serviced
Whole Loan, as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance), subject to downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as the Special
Servicer deems appropriate or (2) by an internal valuation performed by the
Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any such mortgage loan or Serviced
Whole Loan, as applicable, with an outstanding principal balance less than
$2,000,000 and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the
Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan (together with any mortgage loan cross-collateralized with such mortgage loan) or Serviced Whole Loan, as applicable, at a per annum rate equal to the Mortgage Rate (or, in the case of any Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or
Serviced Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan or Serviced
Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Trustee or the Fiscal
Agent, as applicable). The Appraisal Reduction with respect to each
Non-Serviced Mortgage Loan will be calculated pursuant to the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     As a result of calculating one or more Appraisal Reductions (including an
Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class Q
Certificates, then to the Class P Certificates then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates and then to the Class A-J Certificates). See "--Advances" above.
The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the
Appraisal Reduction is allocated, and (2) the

                                     S-150

sum of all Appraisal Reductions with respect to the related Distribution Date.
See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     With respect to each mortgage loan (other than any Non-Serviced Mortgage
Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred
(unless the mortgage loan or Serviced Whole Loan has become a Corrected
Mortgage Loan), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the
Special Servicer has notice of a material adverse change in the condition of the related Mortgaged Property that materially affects the value of such
Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior
MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such
Servicing Advance would be a Nonrecoverable Advance, a trust fund expense).
Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan.
Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special
Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may
use the prior MAI appraisal or internal valuation in calculating any Appraisal
Reduction with respect to the mortgage loan; provided, that the Special
Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to such Serviced Whole Loan will be applied first to the related Serviced B Note. Any Appraisal Reduction Amount in respect of a
Serviced Whole Loan that exceeds the aggregate balance of any related Serviced
B Note will be allocated to, in the case of a Serviced Whole Loan, the related
Serviced Mortgage Loan, pro rata.

     Any mortgage loan or Serviced Whole Loan previously subject to an
Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders")
based in part upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate
    Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable
    Certificate Interest and, with respect to the class A-3FL Certificates, notification that the amount of interest being distributed with respect to the Class A-3FL Regular Interest is being paid as a result of a Swap
    Default;

       (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution
    Date;

       (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special
    Servicer for the related Determination Date;

       (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any
    REO Loans outstanding immediately before and immediately after the
    Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans
    (with respect to the mortgage pool and with respect to each Loan Group) as of the related Determination Date;

                                     S-151

       (7) the number and aggregate principal balance of mortgage loans (A)
    delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

       (8) the value of any REO Property included in the trust fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount and Class A-3FL Available Funds
 for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance
     Charges;

       (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

       (12) the Pass-Through Rate for the class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

       (13) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount (with respect to the mortgage pool and with respect to each Loan Group) for the Distribution Date;

       (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

       (15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate
     Balance, for each class of Certificates (other than the Class S and
     Residual Certificates) immediately following the Distribution Date;

       (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal
     Reduction effected in connection with the Distribution Date and the total
     Appraisal Reduction Amounts as of that Distribution Date;

       (17) the number and related principal balances of any mortgage loans extended or modified on a loan-by-loan basis since the previous
     Determination Date;

       (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

       (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

       (20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

       (21) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Servicer Remittance Dates;

       (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral
     Support Deficit;

       (23) the aggregate unpaid principal balance of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group)
     outstanding as of the close of business on the related Determination Date;

       (24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the
     Certificates), and (C) the amount of any realized loss in connection with the liquidation;

                                     S-152

       (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master
     Servicer, the Trustee and the Fiscal Agent since the prior Distribution
     Date;

       (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal
     Agent since the prior Distribution Date;

       (28) the original and then current credit support levels for each class of Certificates;

       (29) the original and then current ratings for each class of
     Certificates;

       (30) the amounts held in the Excess Liquidation Proceeds Reserve Account;

       (31) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

       (32) the amounts received and paid in respect of the Swap Contract;

       (33) identification of any payment default under the Swap Contract as of
     11:00 AM Eastern time on the applicable Distribution Date and identification of any Rating Agency Trigger Event or other Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

       (34) the amount of any (a) payment by the applicable Swap Counterparty as a termination payment, (b) payments in connection with the acquisition of a replacement interest rate swap contract and (c) collateral posted in connection with any Rating Agency Trigger Event;

       (35) the amount of, and identification of, any payments on the Class
     A-3FL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract); and

       (36) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to any interested person via its internet website initially located at "www.etrustee.net," (i) the related
Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to any Privileged
Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing
Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a
Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report, the CMSA advance recovery report and the CMSA reconciliation of funds report.

                                     S-153

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the
Trustee may disclaim responsibility for any information distributed by the
Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's customer service desk at 714-238-6701.

     Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor,
the Special Servicer, the Master Servicer, Fitch, S&P, the Directing
Certificateholder or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the Closing
     Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing
     Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) any property inspection report prepared by or on behalf of the Master
     Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

       (6) the mortgage loan files;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

       (8) any and all statements and reports delivered to, or collected by, the
     Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

       (9) trustee exception reports;

       (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or
     Servicing Advance was or, if made, would be a Nonrecoverable Advance;

       (11) any and all appraisals obtained pursuant to the definition of
     "Appraisal Reduction" in this prospectus supplement;

                                     S-154

       (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

       (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

       (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

       (15) an explanation of the calculation of any Prepayment Interest
  Shortfall.

     Copies of any and all of the foregoing items will be available to
Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and
Servicing Agreement, to provide certain of the reports or, in the case of the
Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master
Servicer or the Trustee, as the case may be, to any Certificateholder, the
Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any
prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided, that the Trustee and the Master
Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information and may require a confidentiality agreement be executed in conjunction with delivery of such reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor
and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the
Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-C and
Class X-P Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates
(other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of the class, in each case, determined as of the prior
Distribution Date, and the denominator of which is equal to the aggregate
Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R or the Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage
Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing
Agreement, none of the Master Servicer, the Special Servicer or the Depositor
will be entitled to exercise any Voting Rights with respect to any Certificates registered in its

                                     S-155

name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and
Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the
Controlling Class. Appraisal Reductions will not be applied to reduce Voting
Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

     o the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

     o the purchase of all of the assets of the trust fund by the Special
       Servicer or the Master Servicer; or

     o the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates), including the Class X Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each
       Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
       Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order)
will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

     o the aggregate Purchase Price of all the mortgage loans (exclusive of REO
       Loans) then included in the trust fund; and

     o the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than
       50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the
       Master Servicer is the purchaser.

     This purchase will effect early retirement of the then outstanding Offered
Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate
Stated Principal Balance of the pool of mortgage loans be less than 1% of the
Initial Pool Balance. The exchange of certificates for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the
Certificates and all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special
Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-C Certificates and under certain extremely limited conditions, the Class X-P Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and
Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     LaSalle Bank National Association will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The asset-backed

                                     S-156

securities trust office of the Trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attn: Global Securities and Trust Services Group-GECMC 2005-C3. As
compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate
(the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0010% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the
Intercreditor Agreements with respect to the Whole Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee"
in the prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Trustee, will act as Fiscal Agent under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (the "Fiscal Agent") and will be obligated to make any Advance required to be made, and not made, by the
Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master
Servicer, the Special Servicer, solely in the case of Servicing Advances, or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The
Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the
Trustee. The Trustee will be responsible for payment of the compensation of the
Fiscal Agent. As of March 31, 2005, the Fiscal Agent had consolidated assets of approximately $973.2 billion. The long-term debt obligations of ABN AMRO Bank
N.V. are rated "AA-" by Fitch, "AA-" by S&P and "Aa3" by Moody's.

                                     S-157

              SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The servicing of the mortgage loans (other than the Non-Serviced Mortgage
Loans, which are serviced under the various Non-Serviced Mortgage Loan Pooling and Servicing Agreements, as described under "--Servicing of the Non-Serviced
Mortgage Loans" below), the Serviced Whole Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, Serviced Whole Loans and related REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the
Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing
Agreement relating to the servicing and administration of such mortgage loans,
Serviced Whole Loans and any related REO Properties; provided, that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the
prospectus.

     Each of the Master Servicer and the Special Servicer (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and Serviced Whole Loans for which it is responsible. The
Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and
Serviced Whole Loans to one or more affiliates. The Master Servicer and the
Special Servicer, as applicable, will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided, that the Special Servicer will only be permitted to appoint sub-servicers with respect to their servicing obligations and duties upon the consent of the
Directing Certificateholder except that such consent shall not be required where such appointment of a sub-servicer is necessary for the Special Servicer to comply with any applicable laws, regulations, codes or ordinances related to the Special Servicer; provided, further, that each of the Master Servicer and the Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and
Serviced Whole Loans for which it is responsible notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan
Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the
Non-Serviced Mortgage Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the
Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as a collective whole, taking into consideration that a Serviced B Note is subordinate to the related mortgage loan and any related Serviced Pari Passu Loans) (as determined by the
Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the
Pooling and Servicing Agreement and the mortgage loans (other than the
Non-Serviced Mortgage Loans) (and, in the case of any Serviced Whole Loan, the terms of any related Serviced Pari Passu Loan or Serviced B Note, and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

    o  the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties; and

    o  the same care, skill, prudence and diligence with which the Master
       Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the
       Non-Serviced Mortgage Loans) or Specially Serviced Loans, as applicable
       (including the Serviced Whole Loans), and the best interests of the trust and the

                                     S-158

       Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, as a collective whole, taking into consideration that a Serviced B Note is subordinate to the related mortgage loan and any related Serviced Pari
       Passu Loans), as determined by the Master Servicer or the Special
       Servicer, as the case may be, in its reasonable judgment, but without regard to:

              (A) any relationship that the Master Servicer or the Special
           Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

              (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

              (C) the Master Servicer's obligation to make Advances;

              (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing
           Agreement or with respect to any particular transaction;

              (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable;

              (F) any obligation of the Master Servicer, in its capacity as a
           Mortgage Loan Seller, to cure a breach of a representation or warranty or repurchase the mortgage loan; and

              (G) any debt that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans
(other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans. With
respect to any mortgage loan (other than a Non-Serviced Mortgage Loan):

     o as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended in accordance with the provisions of the Pooling and Servicing Agreement, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment,

     o as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent,

     o as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, or the related borrower has admitted in writing its inability to pay its debts generally as they become due,

     o as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the
       Mortgaged Property,

     o as to which, in the judgment of the Master Servicer or the Special
       Servicer (in the case of the Special Servicer, with the consent of the
       Directing Certificateholder), a payment default is imminent and is not likely to be cured by the borrower within 60 days or

     o as to which a default of which the Master Servicer has notice or actual knowledge (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders (or, with respect to each Serviced Whole Loan, the related holder of a related Serviced Pari Passu Loan or Serviced B Note)
       has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days),

the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the

                                     S-159

Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the
Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its Assumed
Scheduled Payment and diligently pursues refinancing, the Master Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment within 90 days (which commitment provides that the refinancing will occur no later than 150 days following such default) that is reasonably acceptable to the Special Servicer and the Directing
Certificateholder (or, in the case of the Serviced Whole Loans, as applicable, the related Controlling Holder) has given its consent, 150 days) following such payment default; provided, further, that with respect to a mortgage loan or
Serviced Whole Loan as to which the related borrower has become subject to a decree or order for a bankruptcy or similar proceeding, the mortgage loan (or such Whole Loan) will be returned to the Master Servicer for servicing if such decree or order has been dismissed, discharged or stayed within 60 days thereafter. The Master Servicer will also transfer its servicing responsibilities with respect to any Serviced B Note if any of the aforementioned events has occurred with respect to the related mortgage loan that is included in the trust. In addition, at the sole option of the Directing
Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management.

     The mortgage loans and the Serviced Whole Loans serviced by the Special
Servicer and any mortgage loans and loans in each Serviced Whole Loan secured by Mortgaged Properties that have become REO Properties (excluding any
Non-Serviced Mortgage Loan and any successor REO Loan) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master
Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. The Special
Servicer will have no responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, so long as any Serviced B Noteholder is exercising its right to cure a monetary event of default under such Serviced
Whole Loan pursuant to the Serviced Co-Lender Agreement (as described under
"--Rights of the Holders of the 1301 Fannin B Note--Cure Rights" below), the
Special Servicer may not treat such event of default as such for purposes of transferring the Serviced Whole Loan to special servicing, accelerating the
Serviced Whole Loan or commencing foreclosure proceedings.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan or Serviced Whole Loan for at least three
Periodic Payments (provided, no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a
"Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan (other than any Non-Serviced Mortgage
Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special
Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Trustee, the Directing Certificateholder (as defined below), Fitch and S&P, and with respect to the Serviced Whole Loan, the Serviced B Noteholder or the
holder of any related Serviced Pari Passu Loan. If the Directing
Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may
object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if the Serviced
Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or the Serviced B Noteholder, as a collective whole, taking into consideration the subordination of the Serviced B Note. If the Directing Certificateholder
disapproves the Asset Status Report and the

                                     S-160

Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the
Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or related Serviced B Noteholder, as a collective whole, taking into consideration the subordination of the Serviced B
Note; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing
Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the
Directing Certificateholder by the Special Servicer subject to the Directing
Certificateholder's right to consent to certain specific actions.

     Notwithstanding the foregoing, with respect to the 1301 Fannin Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in the previous paragraph. Rather, the 1301 Fannin B
Noteholder will initially be entitled to exercise the rights and powers of the
Directing Certificateholder under this section, in addition to the rights and powers described under "--Rights of the Holders of the 1301 Fannin B Note"
below.

     No direction of the Directing Certificateholder will, and the Special
Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the
Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a
"prohibited transaction" or "prohibited contribution" tax under the REMIC
Provisions, (c) expose the Master Servicer, the Special Servicer, the
Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Fiscal
Agent, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, Fiscal Agent's or the Master Servicer's
responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder or its designee selected by more than 50% of the Controlling
Class Certificateholders, by Certificate Balance, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the
Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR and Class X
Certificates) then outstanding that has a Certificate Balance at least equal to
25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each
Class will not be reduced by the amount allocated to that class of any
Appraisal Reductions. The Controlling Class as of the Closing Date will be the
Class Q Certificates.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be appointed as the initial
Master Servicer of the mortgage loans. In addition, Midland will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Midland
is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National
Association. Midland's address is 10851 Mastin, Suite 700, Building 82,
Overland Park, Kansas 66210.

     As of June 30, 2005, Midland was servicing approximately 15,879 commercial and multifamily loans with a total principal balance of approximately $118.8 billion. The collateral for these loans is located in all

                                     S-161

fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 10,603 of the loans, with a total principal balance of approximately $84.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of
June 30, 2005, Midland was the named Special Servicer in approximately 97 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $60.9 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $894 million.
Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service,
Inc., Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning the
Master Servicer and the Special Servicer has been provided by Midland, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

PRIMARY SERVICING

     Except with respect to certain mortgage loans sold to the Depositor by
Bank of America, the Master Servicer will be responsible for the primary servicing of all of the mortgage loans (other than the Non-Serviced Mortgage
Loans) and the Serviced Whole Loans. The Master Servicer may elect to sub-service some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling
Class. In addition, with respect to a Serviced Whole Loan, prior to the occurrence and continuance of a Serviced Control Appraisal Event, as applicable, the related Serviced B Noteholder will have the right, at its own cost and expense, to remove the Special Servicer at any time with or without cause, solely with respect to such Serviced Whole Loan. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from each of Fitch and S&P that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of
Certificates or any class of securities backed by the Serviced Mortgage Loans.

     For further information regarding the termination and appointment of the
Special Servicer with respect to the Oglethorpe Mall Whole Loan, see "--Rights of the Holders of the Oglethorpe Mall Pari Passu Loan" below.

     With respect to the Non-Serviced Mortgage Loans, the related special servicer may be terminated and replaced as provided in the related pooling and servicing agreement.

                                     S-162

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (other than any
Non-Serviced Mortgage Loan), the Serviced B Notes and the Serviced Pari Passu
Loans, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.0200% to 0.1100%. With respect to any Non-Serviced Mortgage
Loan, a separate servicing fee calculated at a rate set forth in the respective
Non-Serviced Mortgage Loan Pooling and Servicing Agreement (each, a
"Non-Serviced Mortgage Loan Servicing Fee Rate") will be charged under such
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. As of the Cut-off
Date, the weighted average Servicing Fee Rate will be 0.0376% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to any
Non-Serviced Mortgage Loan and any successor REO Loan);

     o 50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage
       Loans as set forth in the Pooling and Servicing Agreement,

     o 100% of all NSF check charges on the mortgage loans, and

     o late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred during the period set forth in the
       Pooling and Servicing Agreement with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement.

     If the Master Servicer resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the
Servicing Fee. The Master Servicer will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming the Master Servicer's responsibilities as master servicer. If the
Master Servicer resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of the Master
Servicer as primary servicer.

     The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing
Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities in respect of the mortgage pool, the
Serviced Pari Passu Loans, the Serviced B Notes and the Serviced Mortgage Loans
will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The
Non-Serviced Mortgage Loans will be serviced under the respective Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (including those occasions under such Pooling Agreement when the servicing of the Non-Serviced Mortgage Loans has been transferred from the respective Servicer to the respective Special
Servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for any Non-Serviced Mortgage Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan (including, if applicable, any Serviced Pari Passu Loan or Serviced B Note) at a rate equal to 0.25% per annum (the "Special Servicing
Fee Rate") calculated on the basis of the actual principal balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of a Serviced Whole Loan, from amounts received in respect of such Serviced Whole Loan).

     Each Non-Serviced Mortgage Loan will accrue a comparable special servicing fee under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

                                     S-163

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.0% to each collection (other than Excess Interest and default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage
Loan for so long as such remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a
Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to the mortgage loans or
Serviced Whole Loans that became Corrected Mortgage Loans for which it was acting as Special Servicer prior to the time of the termination or resignation.
The successor special servicer will not be entitled to any portion of those
Workout Fees. In the event that the Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially
Serviced Mortgage Loan for which it was acting as Special Servicer would be a
Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then the Special Servicer will be paid the related
Workout Fee in the event such Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.

     A "Liquidation Fee" will be payable (a) with respect to each Specially
Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation
Proceeds or Condemnation Proceeds (provided, however, that a Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation
Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property) and (b) in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a 90 day period (plus any permitted extensions) set forth in the
Pooling and Servicing Agreement. The Liquidation Fee for each Specially
Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds. Each Non-Serviced Mortgage Loan Special
Servicer will accrue a comparable liquidation fee with respect to each
Non-Serviced Whole Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than in connection with a repurchase of a
Non-Serviced Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding
anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o generally, the purchase of any Specially Serviced Mortgage Loan by the
       Directing Certificateholder, the Special Servicer or an Assignee of
       either, except where the purchase is by an Assignee of such purchase option for no material considerations, such assignee is not an affiliate of the assignor of such purchase option and such purchase occurs more than 90 days after the date the Special Servicer has initially determined the fair value of such Specially Serviced Loan,

     o the purchase of the 1301 Fannin Mortgage Loan, the 125 West 55th Street
       Mortgage Loan or the Loews Universal Hotel Portfolio Mortgage Loan by the
       applicable holder of a Serviced Pari Passu Loan or Serviced B Noteholder
       or holder of a Pari Passu Loan, as applicable, pursuant to the related
       Intercreditor Agreement which takes place within 90 days following the occurrence of a Servicing Transfer Event with respect to such Mortgage
       Loan,

     o the purchase or exchange of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, or

     o generally, the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement which takes place within
       90 days following the occurrence of a Servicing Transfer Event with respect to such Mortgage Loan.

                                     S-164

     If, however, Liquidation Proceeds are received with respect to any
Corrected Mortgage Loan and the Special Servicer is properly entitled to a
Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No
Liquidation Fee will be payable if the mortgage loan becomes and remains a
Corrected Mortgage Loan. Liquidation Proceeds do not include Condemnation
Proceeds, Insurance Proceeds or REO revenues.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application and processing, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands fees with respect to Specially Serviced
Mortgage Loans and 50% of such fees (other than application and processing fees, charges for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans. The Special Servicer
will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement.
The Special Servicer will not be entitled to retain any portion of Excess
Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     Some or all of the items referred to in the prior paragraphs that are collected in respect of the Serviced Pari Passu Loans, the Serviced B Notes or
a Serviced Mortgage Loan may also be paid to, and allocated between, the Master
Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable, will be entitled to receive interest on
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer, as applicable, will be responsible for all fees of any related sub-servicers. See "Description of the Certificates--Distributions--Method,
Timing and Amount" in this prospectus supplement and "Description of the
Pooling Agreements--Certificate Account" and "--Servicing Compensation and
Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding any mortgage loan as to which the related Mortgaged Property has become an REO Property) and Serviced
Whole Loan, the Master Servicer will be required to use reasonable efforts
(other than with respect to any Non-Serviced Mortgage Loan) consistent with the
Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

       (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan or Serviced Whole Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

                                     S-165

       (ii) all other insurance coverage as is required or that the lender is entitled to reasonably require (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related mortgage loan documents,

provided, however, that:

       (i)  the Master Servicer will not be required to maintain or cause the related borrower to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related mortgage loan or
    Serviced Whole Loan or was required by the related mortgage loan documents and is available at commercially reasonable rates and only to the extent that the Trustee has an insurable interest thereon (and if the Master
    Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard and with the consent of the
    Directing Certificateholder), at the trust's expense (and, in the case of a Serviced Whole Loan, at the expense of the related holder of the related
    B Note or related Serviced Pari Passu Loan), earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage
    Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

       (ii) if and to the extent that any mortgage loan or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must
     (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

       (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and
      Servicing Agreement);

       (iv)  except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the
     Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Master Servicer will be required to be made not less frequently than annually);

       (v)  the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

       (vi)  to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates and only to the extent that the Trustee has an insurable interest thereon (and this limitation is not to be construed to modify the other limits set forth in clause (iv)
     above);

       (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the Master
      Servicer in accordance with the Servicing Standard (unless the Special
      Servicer and the Directing Certificateholder have consented to a waiver
      (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the
      Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing

                                     S-166

Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder, provided, further, that while a consent or approval is pending, neither the Master
Servicer nor the Special Servicer shall be in default or liable for any loss.

     Notwithstanding the provision described in clause (iv) above, the Master
Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special
Servicer and the Directing Certificateholder (and, in connection therewith, the
Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General,"
"--Modifications, Waiver and Amendments" and (with respect to a Serviced Whole
Loan) "--Rights of the Holders of the 1301 Fannin B Note" and "--Rights of the
Holder of the Oglethorpe Mall Pari Passu Loan"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to a Serviced Whole Loan) "--Rights of the Holders of the 1301 Fannin B
Note" and "--Rights of the Holder of the Oglethorpe Mall Pari Passu Loan"). The
Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts (other than with respect to any Non-Serviced
Mortgage Loan), consistent with the Servicing Standard, to maintain (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated
Principal Balance of the mortgage loan or Serviced Whole Loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans and Serviced
Whole Loans or REO Properties, as applicable, as to which it is the Master
Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained, and (ii) (x) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special
Servicer has long-term unsecured debt obligations that are rated not lower than
"A" by Fitch and S&P and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the
Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been

                                     S-167

covered by such an individual policy, promptly deposit into the Certificate
Account (or, in the case of any Serviced Whole Loan, the separate custodial account maintained with respect to such Serviced Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan or Serviced Whole Loan
(or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing
Standard).

     The costs of the insurance may be recovered by the Master Servicer or
Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set
forth in the Pooling and Servicing Agreement. However, even if such Servicing
Advance would be a Nonrecoverable Advance, the Master Servicer or the Special
Servicer, as applicable, may make such payments using funds held in the
Certificate Account or may be permitted to make such Servicing Advance, subject to certain conditions set forth under "Description of the Offered
Certificates--Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing
Agreement) may agree to extend the maturity date of a mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is neither (a) a
Specially Serviced Mortgage Loan nor (b) a Defaulted Mortgage Loan or a
mortgage loan or Serviced Whole Loan as to which default is reasonably foreseeable and the Special Servicer (except as provided in the Pooling and
Servicing Agreement) may agree to extend the maturity date of any such mortgage loan or Serviced Whole Loan; except that any extension entered into by the
Master Servicer or the Special Servicer will not be permitted to extend the maturity date beyond the earlier of (i) two years prior to the Rated Final
Distribution Date and (ii) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing Certificateholder (or, in the case of a
Serviced Whole Loan, the Controlling Holder) has consented to such extension)
prior to the expiration of the leasehold estate. Subject to the preceding sentence, (a) the Master Servicer will not be permitted to extend a mortgage loan or Serviced Whole Loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the
Special Servicer and the Special Servicer determines (with the consent of the
Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if a
Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu
Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the Serviced B Note) and (b) the Special
Servicer will not be permitted to extend a mortgage loan or Serviced Whole Loan more than twelve months from the original maturity date, unless the Special
Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if a Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu Loan or a related Serviced B Note (as a collective whole, taking into consideration the subordination of the Serviced B
Note); provided, however, that the aggregate of such longer extensions will not be permitted to exceed five years from the original maturity date. If any such extension would extend the maturity date of a mortgage loan or Serviced Whole
Loan for more than twelve months from and after the original maturity date of the mortgage loan or Serviced Whole Loan, the Master Servicer or the Special
Servicer, as applicable, must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b).

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the
Directing Certificateholder to the Directing Certificateholder, and (b) the
Directing Certificateholder has also

                                     S-168

approved such extension; provided, however, that if the Directing
Certificateholder does not object to such recommendation within ten Business
Days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special
Servicer, (b) the Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such approval and of the Master Servicer's and its own approval of such material modification and
(c) the Directing Certificateholder has also approved such material modification; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 Business Days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; provided, further, that if the Directing
Certificateholder does not respond to or approve such recommendation within 5
Business Days of its receipt of the Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the Servicing Standard, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section (other than with respect to a Non-Serviced Mortgage Loan), neither the Master Servicer nor the Special
Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to
Certificateholders, and if any Serviced Whole Loan is involved, the holder of a related Serviced Pari Passu Loan or a related Serviced B Note (taking into consideration the subordination of the B Note), on a net present value basis
(the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the
Specially Serviced Mortgage Loan pursuant to the terms described under
"--Realization upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced
Mortgage Loan, subject to the restrictions and limitations described below. The
Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final
Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (i) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
    Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
    Loan is secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing
    Certificateholder (or, in the case of a Serviced Whole Loan, the related
    Controlling Holder) has consented to such extension) prior to the expiration of the leasehold estate;

       (ii) reduce the related Net Mortgage Rate to less than the lesser of (A)
     the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X

                                     S-169

      Certificates), unless such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the trust fund (and, in the case of a Serviced
      Whole Loan, the holder of a related Serviced Pari Passu Loan or a related
      Serviced B Note (as a collective whole, taking into consideration the subordination of the B Note)); or

       (iii) provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and
      (y) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan, or (B)
      such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the trust fund (and, in the case of a Serviced Whole Loan, the of a related Serviced Pari Passu Loan or a related Serviced B Note
      (as a collective whole, taking into consideration the subordination of the B Note)).

     With respect to the following actions,

       (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

       (ii) the termination or change of the franchise for any Mortgaged
      Property operated as a hospitality property;

       (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan or
      Serviced Whole Loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

       (iv) the incurrence by a borrower of any debt other than the mortgage loan or Serviced Whole Loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer, (b) the Special Servicer has
approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and
(c) the Directing Certificateholder has also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any)
of such action promptly upon (but in no case to exceed 10 Business Days following) its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the
Directing Certificateholder would cause the Special Servicer or Master
Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), the Special Servicer or Master
Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, S&P and
Fitch.

     Any modification, extension, waiver or amendment of the payment terms of any Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the trust as holder of the related Mortgage Loan, the holder of a related Serviced B Note nor the holder of a related Serviced Pari Passu Loan gains a priority over the other such holder that is not reflected in the related loan documents and the
Intercreditor Agreement.

                                     S-170

     In the event of a modification which creates a deferral of interest, the
Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) or Class A-3FL
Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, Fitch, S&P, each Serviced B Noteholder, each holder of a Serviced Pari Passu Loan and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to a Serviced Whole Loan, the
Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the related Serviced B Noteholder or the related holder of a Serviced Pari Passu Loan, as applicable, will initially be entitled to exercise the rights and powers described under "--Rights of the
Holders of the 1301 Fannin B Note" and "--Rights of the Holder of the
Oglethorpe Mall Pari Passu Loan" below.

     See also "--General" above for a description of the Directing
Certificateholder's rights with respect to reviewing and approving the Asset
Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE SERVICED B
NOTEHOLDERS

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class
Certificateholders and shall have no liability to any Controlling Class
Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling
Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the
Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, that the
Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Controlling
Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates, that the Directing
Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, and that no
Certificateholder may take any action whatsoever against the Directing
Certificateholder or any director, officer, employee, agent or principal of the
Directing Certificateholder for having so acted.

     The holder of each Serviced B Note or its related designees, in connection with exercising the rights and powers set forth herein with respect to each such Serviced Whole Loan, will be entitled to substantially the same limitations on liability to which the Directing Certificateholder is entitled.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a mortgage loan (other than a Non-Serviced Mortgage Loan)
which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments

                                     S-171

under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standard.

     In the event a mortgage loan (other than a Non-Serviced Mortgage Loan)
becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the
Special Servicer (only if the Directing Certificateholder or Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller)
(subject, with respect to the Serviced Mortgage Loan, to the rights of the
Serviced B Noteholder, to purchase such Defaulted Mortgage Loan and, in the case of a Mortgage Loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortgage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed Servicing
Advances and interest on all Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     With respect to the 1301 Fannin Mortgage Loan, the Oglethorpe Mall
Mortgage Loan, the One Main Place Mortgage Loan and the Tinley Crossings-8151 W
183rd Mortgage Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase such mortgage loan and not any related
Serviced B Note or any related Serviced Pari Passu Loan.

     The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or a B
Noteholder, if any such holder is entitled to so purchase the Defaulted
Mortgage Loan pursuant to the related intercreditor agreement), the Special
Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout , (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable
Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan or a document defect or (v) a purchase of a Defaulted Mortgage Loan by the holder of a related B Note or mezzanine debt pursuant to the related intercreditor agreement. In addition, the Purchase Option with respect to a Defaulted
Mortgage Loan held by any person will terminate upon the exercise of the
Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is
affiliated with the Special Servicer, the Directing Certificateholder, or any
affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted
Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price.
The Master Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making

                                     S-172

such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Directing
Certificateholder will have the right to purchase any Non-Serviced Mortgage
Loan that becomes a defaulted mortgage loan under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement from the trust at the price determined by the related Non-Serviced Mortgage Loan Special Servicer, subject to the purchase option described below under "--Servicing of the Non-Serviced
Mortgage Loans--Sale of Defaulted Mortgage Loans."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced
Mortgage Loans) or Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged
Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and in the case of any Serviced Whole Loan, on behalf of the holder of a related Serviced
B Note or the holder of a related Serviced Pari Passu Loan), or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of or to be an "owner" or an "operator" of the
Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

       (1) the Special Servicer determines in accordance with the Servicing
    Standard, based on the information set forth in the report, that (a) the
    Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations;
    or

       (2) the Special Servicer determines in accordance with the Servicing
    Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery to the certificateholders and, if a
    Serviced Whole Loan is involved, the holder of a related Serviced Pari
    Passu Loan or the holder of a related Serviced B Note (as a collective whole, taking into consideration the subordination of the B Note), taking into account the time value of money, than not taking those actions. See
    "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the
    prospectus.

     In addition, subject to certain exceptions set forth in the Pooling and
Servicing Agreement, the Special Servicer will not be permitted to initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, unless (a) the Special Servicer shall have notified the
Directing Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the
Directing Certificateholder to the Directing Certificateholder, and (b) the
Directing Certificateholder shall have approved such proposed foreclosure;
provided, however, that if the Directing Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing
Certificateholder may reasonably request, then the proposed foreclosure will be deemed approved. With respect to any Serviced Whole Loan, the Special Servicer will be initially required to obtain the consent of the related Serviced B
Noteholder and the related holder of a Serviced Pari Passu Loan, and not the
Directing Certificateholder, pursuant to the respective procedures and subject to the respective limitations set forth below under "--Rights of the Holders of the 1301 Fannin B Note" and "--Rights of the Holder of the Oglethorpe Mall Pari
Passu Loan."

                                     S-173

     If title to any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund (and, in the case of a Serviced
Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or
Serviced B Note), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to certain exceptions set forth in the Pooling and Servicing
Agreement, the Special Servicer will not, however, be permitted to sell any REO
Property, unless (a) the Special Servicer shall have notified the Directing
Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of the
Special Servicer reasonably requested by the Directing Certificateholder to the
Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed sale; provided, however, that if the Directing
Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale will be deemed approved. With respect to any
Serviced Whole Loan, the Special Servicer will be initially required to obtain the consent of the related Serviced B Noteholder and the holder of any related
Serviced Pari Passu Loan, and not the Directing Certificateholder, pursuant to the respective procedures and subject to the respective limitations set forth below under "--Rights of the Holders of the 1301 Fannin B Note" and "--Rights
of the Holder of the Oglethorpe Mall Pari Passu Loan."

     If the Special Servicer, with respect to mortgage loans (other than a
Non-Serviced Mortgage Loan), has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and the
Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will be required, after consultation with the Directing Certificateholder (or, in the case of a Serviced Whole Loan, the related Controlling Holder), before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder
(which may be the Special Servicer) in accordance with the Servicing Standard.
The Special Servicer will be required to give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer,
Special Servicer, Certificateholders, independent contractors retained by the
Special Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, the Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer or any of its affiliates intends to bid on any REO Property, (i) the Special Servicer will be required to notify the Trustee of such intent, (ii) the Trustee will promptly obtain, at the expense of the trust fund (and, in the case of a Serviced Whole
Loan, the related Serviced B Noteholder) an appraisal of such REO Property and
(iii) the Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or (b) the Purchase
Price.

     The Special Servicer will be required to ensure that any Mortgaged
Property acquired by the trust fund is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section
860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the
Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the

                                     S-174

related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing
Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged
Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged
Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the
Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate
(currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to
Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.
These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.
See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in
the prospectus. Similar considerations apply with respect to a Non-Serviced
Mortgage Loan under the applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those
Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the
Fiscal Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to
Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed
Advances and interest on Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan
is involved, the holder of the related Serviced B Note, taking into consideration the subordination of the B Note) on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) the
Master Servicer determines that such advance will not be a Nonrecoverable
Advance.

                                     S-175

     In addition, with respect to each Serviced Whole Loan, the related
Serviced B Noteholder or the holder of any related Serviced Pari Passu Loan has the right, subject to the satisfaction of certain conditions, to purchase the related mortgage loan from the trust. See "--Rights of the Holders of the 1301
Fannin B Note" and "--Rights of the Holder of the Oglethorpe Mall Pari Passu
Loan" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2006; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the
Master Servicer as a Servicing Advance or if such Servicing Advance would be a
Nonrecoverable Advance, as a trust fund expense (and, if a Serviced Whole Loan is involved, as an expense of the holders of any related Serviced Pari Passu
Loan or Serviced B Note). The Special Servicer or the Master Servicer, as
applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the
Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged
Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property (other than with respect to a Non-Serviced Mortgage Loan). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer
likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Fitch, S&P and any other rating agency then rating securities backed by a Serviced Whole Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of
Certificates or securities backed by such Serviced Whole Loan or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or, if a Serviced Whole Loan is
involved, the holders of any related Serviced Pari Passu Loan or Serviced B
Note, or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders or, if the Oglethorpe
Mall Whole Loan is involved, the holder of any related Serviced Pari Passu
Loan, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master

                                     S-176

Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor
and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the
Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that any
Non-Serviced Mortgage Loan Servicer, any Non-Serviced Mortgage Loan Special
Servicer and any Non-Serviced Mortgage Loan Trustee, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement or the Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of any such Non-Serviced
Mortgage Loan Servicer, any such Non-Serviced Mortgage Loan Special Servicer or any such Non-Serviced Mortgage Loan Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (or if a Serviced Whole Loan is involved, the rights of the
Certificateholders and the holders of any related Serviced Pari Passu Loan or
Serviced B Note (as a collective whole)), under the Pooling and Servicing
Agreement; provided, however, that if such Serviced Whole Loan, holder of a related Serviced Pari Passu Loan and/or Serviced B Noteholder are involved, such expenses, costs and liabilities will be payable out of the related separate custodial account maintained with respect to such Serviced Whole Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to a Serviced B Note or Serviced Pari Passu Loan. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if and to the extent the matter relates solely to a Serviced B Note, Serviced Pari
Passu Loan or a Serviced Whole Loan, out of the separate custodial account maintained with respect to such Serviced Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and
Servicing Agreement are met.

                                     S-177

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the separate custodial accounts maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I
    Advance, unless the Master Servicer determines that such P&I Advance is a
    Nonrecoverable Advance), which failure is not remedied (with interest) by
    10:00 a.m. (New York City time) on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master
    Servicer for deposit in the Certificate Account (or the separate custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
    Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of
    Default if such failure is remedied within one business day and if the
    Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master
    Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by any affected holder of a Serviced Pari Passu Loan or Serviced B Note or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special
    Servicer, as applicable, is diligently pursuing that cure, that 15-, 30-
    or 45-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special
    Servicer of any representation or warranty in the Pooling and Servicing
    Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced Pari
    Passu Loan or Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the
    Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the
    Trustee by any affected holder of a related Serviced Pari Passu Loan or
    Serviced B Note or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%;
    provided, however, if that breach is capable of being cured and the

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    Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu
    Loan;

       (g) the Master Servicer or the Special Servicer is removed from S&P's
    Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a
    U.S. Commercial Mortgage Special Servicer, as applicable, and either (a)
    not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Pari Passu Loan are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier; and

       (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (or, to the extent that it is affected by such
Event of Default, a Serviced B Noteholder or the holder of a related Serviced
Pari Passu Loan), the Trustee will be required, to terminate all of the rights
(other than rights to indemnification under the Pooling and Servicing
Agreement, and further subject to the provisions of the Pooling and Servicing
Agreement) and obligations of the defaulting party as Master Servicer or
Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the
Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial
Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as
Master Servicer or Special Servicer, as applicable, under the Pooling and
Servicing Agreement and will be entitled to similar compensation arrangements.
If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting
Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Fitch or S&P or any other applicable rating agency to act as successor to the Master Servicer or Special
Servicer, as the case may be, under the Pooling and Servicing Agreement.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects only a Serviced B
Note, a Serviced Pari Passu Loan or the Serviced Mortgage Loan, the Master
Servicer shall not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the related Serviced B Note, the related
Serviced Pari Passu Loan or the Serviced Mortgage Loan, as applicable), must appoint a sub-servicer that will be responsible for servicing the related
Serviced Whole Loan.

     No Certificateholder, Serviced B Noteholder or holder of a related
Serviced Pari Passu Loan will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless such holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any

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class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the
Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (or any Serviced B
Noteholder or holder of a related Serviced Pari Passu Loan):

       (a) to cure any ambiguity;

       (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the
    Certificates, the trust or the Pooling and Servicing Agreement (provided, however, that the Trustee has received an opinion of counsel to the effect that such action will not adversely affect any holder of a related
    Serviced Pari Passu Loan or Serviced B Note (the cost of which will not be an expense of the Master Servicer) or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate
    Account, the separate custodial accounts maintained with respect to a
    Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of
    Certificates and (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P and Fitch, and each such applicable rating agency;

       (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the
    Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund; provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any holder of a related Serviced Pari Passu Loan or Serviced B Note or (B) to restrict the transfer of the Residual Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income
    Tax Consequences for REMIC Certificates, " "--Taxation of Residual
    Certificates--Tax-Related Restrictions on Transfer of Residual
    Certificates" in the prospectus;

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change;
    provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note (unless the affected
    Certificateholder or such holder of a Serviced Pari Passu Loan or Serviced
    B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned (i) by S&P and Fitch to any class of Certificates and
    (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P and Fitch, and each such applicable rating agency;
    or

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       (f) to amend or supplement any provision of the Pooling and Servicing
    Agreement to the extent necessary to maintain the ratings assigned (i) by
    S&P and Fitch to each class of Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P and Fitch and such applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate
Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate or which are required to be distributed to any holder of a related Serviced Pari Passu Loan or Serviced B Note, without the consent of such holder of a related Serviced
Pari Passu Loan or Serviced B Note, (2) reduce the aforesaid percentage of
Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of
Certificates or voting rights of any holder of a related Serviced Pari Passu
Loan or Serviced B Note or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the consent of each holder of a related Serviced Pari Passu Loan or Serviced B
Note.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the
Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier
REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

RIGHTS OF THE HOLDER OF THE 1301 FANNIN B NOTE

     Consultation and Consent. Any decision to be made with respect to the 1301
Fannin Whole Loan which requires the approval of the Directing
Certificateholder or otherwise requires approval by the 1301 Fannin Controlling
Holder under the related intercreditor agreement will, so long as a 1301 Fannin
Control Appraisal Event (as defined in this prospectus supplement) has not occurred and is continuing, require the written consent of the 1301 Fannin
Controlling Holder (as defined in this prospectus supplement):

       (A) any modification or amendment of or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or any prepayment premium, exit fee or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the
    1301 Fannin Whole Loan, a modification or waiver of any other monetary term of the 1301 Fannin Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the
    Mortgaged Property or equity interests in the borrower;

       (B) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
    clause (unless such exercise is reasonably likely to result in successful legal action by the related borrower);

       (C) any proposed or actual foreclosure upon or comparable conversion
    (which may include acquisitions of an REO Property) of any related
    Mortgaged Property if the 1301 Fannin Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related
    Mortgaged Property by deed in lieu of foreclosure;

       (D) any proposed or actual sale of the related REO Property or the 1301
    Fannin Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund

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   pursuant to the Pooling and Servicing Agreement, or the purchase of the
   1301 Fannin Mortgage Loan by the related Mortgage Loan Seller under the
   Pooling and Servicing Agreement and/or the Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

       (E) any release of the related borrower, any guarantor or other obligor from liability;

       (F) any modification or amendment of, or waiver of any term of the 1301
    Fannin Whole Loan that would result in a discounted pay-off;

       (G) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

       (H) any substitution or release of collateral or acceptance of additional collateral for the 1301 Fannin Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

       (I) any adoption or approval of a plan in a bankruptcy of the borrower;

       (J) any termination or consent to termination of the related property manager of the 1301 Fannin Whole Loan or a change in any franchise arrangement related to the 1301 Fannin Whole Loan;

       (K) consenting to the execution, termination, material modification
    (including any arrangements with any anchor tenant) or renewal of any lease in excess of 5% of the total square footage or 30,000 total square feet at the 1301 Fannin Mortgaged Property (to the extent the extent lender has a right to consent to same);

       (L) any renewal or replacement of the then-existing insurance policies
    (to the extent the mortgagee's approval is required under the related mortgage loan documents) not in compliance with the loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

       (M) any acceptance of an assumption agreement releasing a borrower from liability under the 1301 Fannin Mortgage Loan; or

       (N) consenting to major renovations of the 1301 Fannin Mortgaged
    Property (to the extent the mortgagee has the right to consent to same).

     Notwithstanding the foregoing, no advice, direction or objection given or made by the 1301 Fannin B Noteholder, as contemplated by either of the two proceeding paragraphs, shall require or cause the Master Servicer or the
Special Servicer to violate any other provision of the Pooling and Servicing
Agreement (including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 1301 Fannin Whole Loan (as a collective whole), the Master Servicer or the
Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of 1301 Fannin Whole Loan.

     Each Certificateholder agrees and acknowledges that the 1301 Fannin B
Noteholder may take or refrain from taking actions that favor the interests of the 1301 Fannin B Noteholder over the Certificateholders and that the 1301
Fannin B Noteholder may have interests that conflict with the interests of the
Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the 1301 Fannin B Noteholder, each Certificateholder hereby agrees to take no action against the 1301 Fannin B Noteholder as a result of such a special relationship or conflict, and that the 1301 Fannin B
Noteholder will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

     If a 1301 Fannin Control Appraisal Event has occurred and is continuing, then the 1301 Fannin B Noteholder will not be entitled to exercise any of the rights and powers described in this section with

                                     S-182

respect to the 1301 Fannin Whole Loan and, instead, the Directing
Certificateholder or its designee will be entitled to exercise those rights and powers with respect to the 1301 Fannin Whole Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 1301 Fannin Whole Loan, resulting in a monetary event of default, the 1301 Fannin B Noteholder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The 1301 Fannin B Noteholder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing pursuant to the terms of the 1301 Fannin Intercreditor Agreement, the
1301 Fannin B Noteholder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. In the event that the 1301 Fannin Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the 1301 Fannin B Note will have an option to purchase the 1301 Fannin Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the 1301 Fannin Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the 1301 Fannin Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the 1301
Fannin A Noteholder.

     Termination of the Special Servicer.  The 1301 Fannin B Noteholder will be entitled to terminate the Special Servicer with respect to the special servicing of the 1301 Fannin Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 30 days, then at the direction of the
Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDER OF THE OGLETHORPE MALL PARI PASSU LOAN

     Right to Exercise the Rights of the Directing Certificateholder in the
Pooling and Servicing Agreement with Respect to the Oglethorpe Mall Whole
Loan. Any decision to be made with respect to the Oglethorpe Mall Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Oglethorpe Mall Whole Loan (or their designees)
then holding a majority of the outstanding principal balance of the Oglethorpe
Mall Whole Loan. If the holders of the Oglethorpe Mall Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the
Oglethorpe Mall Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Master
Servicer or the Special Servicer, as applicable, the Directing
Certificateholder will be entitled to direct the Master Servicer or the Special
Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (provided that such action does not violate the Servicing Standard or another provision of the
Pooling and Servicing Agreement, the Oglethorpe Mall Whole Loan or any
applicable REMIC provisions), and the Master Servicer or the Special Servicer,
as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the Pooling and Servicing Agreement
and related intercreditor agreement, each holder of the Oglethorpe Mall Whole
Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Oglethorpe Mall Whole Loan will be entitled to approve the following:

       (A) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Oglethorpe
    Mall Whole Loan, a modification or waiver of any other monetary term of the Oglethorpe Mall Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

                                     S-183

       (B) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
    clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       (C) any proposed or actual foreclosure upon or comparable conversion
    (which may include acquisitions of an REO Property) of the Mortgaged
    Property if the Oglethorpe Mall Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related
    Mortgaged Property by deed in lieu of foreclosure;

       (D) any proposed or actual sale of the REO Property or the Oglethorpe
    Mall Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Oglethorpe Mall Mortgage
    Loan by the related Mortgage Loan Seller under the Pooling and Servicing
    Agreement and/or the Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

       (E) any release of the related borrower, any guarantor or other obligor from liability;

       (F) any modification or amendment of, or waiver of any term of the
    Oglethorpe Mall Whole Loan that would result in a discounted pay-off;

       (G) any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

       (H) any substitution or release of collateral or acceptance of additional collateral for the Oglethorpe Mall Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

       (I) any adoption or approval of a plan in a bankruptcy of the borrower;

       (J) any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

       (K) any renewal or replacement of the then-existing insurance policies
    (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special
Servicer or the Master Servicer by the holders of the Oglethorpe Mall Whole
Loan, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing
Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Oglethorpe Mall Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Oglethorpe Mall Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Oglethorpe Mall Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall
Pari Passu Loan. Each option holder specified in "--Sale of Defaulted Mortgage
Loans" of this prospectus supplement will have an option to purchase the
Oglethorpe Mall Mortgage Loan and each holder of a Oglethorpe Mall Pari Passu
Loan (or its designees) will have an option to purchase its respective
Oglethorpe Mall Pari Passu Loan, at the purchase price determined by the
Special Servicer under the Pooling and Servicing Agreement.

     Termination of the Master Servicer. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement, which Event of Default relates to the Oglethorpe Mall Whole Loan or, if the
Certificates issued under the Pooling and Servicing Agreement or any securities issued

                                     S-184

under any other pooling and servicing agreement as to which a Oglethorpe Mall
Pari Passu Loan is subject, have been qualified, withdrawn or downgraded (or placed on "watchlist" status) because of the actions of the Master Servicer with respect to the Oglethorpe Mall Whole Loan, then the holder of the
Oglethorpe Mall Mortgage Loan (or its designee (which designee for the trust fund created pursuant to the Pooling and Servicing Agreement will be the
Directing Certificateholder)) or any holder of a Oglethorpe Mall Pari Passu
Loan will be entitled to direct the Trustee to appoint a sub-servicer with respect to the Oglethorpe Mall Portfolio Whole Loan (or, if the related
Serviced Whole Loan is currently being sub-serviced to replace, within 45 days of the Trustee's request, the then current sub-servicer with a new sub-servicer).

     Termination of the Special Servicer. The noteholder holding a majority of the outstanding principal balance of the Oglethorpe Mall Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Oglethorpe Mall Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 45 days, then at the direction of the
Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDERS OF THE MEZZ CAP B NOTES

     Consent Rights. In general, the written approval of, the holder of the related Mezz Cap B Note will be required for material approvals and certain other actions with respect to the related Mezz Cap Whole Loan and related mortgaged property, including the following:

    o  increasing the interest rate or the principal amount of the related
       Mezz Cap Mortgage Loan or increasing in any material respect the related borrower's monetary obligations;

       o  decreasing the interest or principal amount of the related Mezz Cap B
          Note;

       o  shortening the scheduled maturity date of the related Mezz Cap
          Mortgage Loan;

    o  accepting any additional collateral for the related Mezz Cap Mortgage
       Loan unless such collateral also secures the related Mezz Cap B Note;

       o  releasing the lien of the mortgage securing the related Mezz Cap B
          Note; or

    o  modifying any prepayment or defeasance provision of the related Mezz
       Cap Mortgage Loan in a manner materially adverse to the holder of the related Mezz Cap B Note.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the related Mezz Cap B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and
Servicing Agreement or the related mortgage loan documents.

     The consent rights of the holder of the related Mezz Cap B Note will be eliminated at the time the right of the holder of the related Mezz Cap B Note to purchase the related Mezz Cap Mortgage Loan, as described below, has expired.

     Purchase Option. The holder of the related Mezz Cap B Note has the option of purchasing the related Mezz Cap Mortgage Loan from the trust at any time that (i) any payment of principal or interest on either or both of the related
Mezz Cap Mortgage Loan or the related Mezz Cap B Note become 90 or more days delinquent, (ii) the principal balance of the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note has been accelerated, (iii) the principal balance of either or both of the related Mezz Cap Mortgage Loan or the related
Mezz Cap B Note is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related Mezz Cap B
Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement.

     The purchase price will generally equal the outstanding principal balance of the related Mezz Cap Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any

                                     S-185

unreimbursed advances, together with unreimbursed interest thereon, relating to the related Mezz Cap Mortgage Loan; any reasonable expenses incurred in enforcing the related Mezz Cap Whole Loan; any servicing fees, including special servicing compensation, and trustee's fees payable pursuant to the
Pooling and Servicing Agreement; and any out of pocket expenses incurred by the trust or any servicer with respect to the related Mezz Cap Whole Loan. The purchase option will terminate if the holder of the related Mezz Cap B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the related Mezz Cap Mortgage Loan has delivered a notice of certain defaults under the related Mezz Cap Mortgage Loan and/or the related Mezz Cap B Note.

     Servicing of the Mezz Cap B Notes. The Pooling and Servicing Agreement and
the related intercreditor agreement will govern the servicing and administration of the Mezz Cap Whole Loans and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of each Mezz Cap
Mortgage Loan or the related Mezz Cap B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that upon the securitization of the related Mezz Cap B Note, the servicers under the related pooling and servicing agreement for the trust that then owns the related Mezz
Cap B Note will be generally entitled to collect debt service payments from the related borrower.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     Rights of the Holders of the 125 West 55th Street Whole Loan

     General. Pursuant to the terms of the related intercreditor agreement, the four loans included in the 125 West 55th Street Whole Loan will be serviced and administered pursuant to the GECMC 2005-C2 Pooling and Servicing Agreement,
which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing
Agreement. In that regard,

    o  Wells Fargo Bank, N.A., which is the trustee under the GECMC 2005-C2
       Pooling and Servicing Agreement (the "GECMC 2005-C2 Trustee" will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the 125 West 55th Street Whole Loan;

    o  GEMSA Loan Services, L.P., which is the master servicer under the GECMC
       2005-C2 Pooling and Servicing Agreement (the "GECMC 2005-C2 Master
       Servicer", will, in that capacity, be the master servicer for the 125
       West 55th Street Whole Loan under the GECMC 2005-C2 Pooling and
       Servicing Agreement, however, P&I Advances with respect to the 125 West
       55th Street Mortgage Loan will be made by the Master Servicer or the
       Trustee, as described in "Description of the Certificates--Advances" in the prospectus supplement;

    o  LNR Partners, Inc., which is the special servicer of the 125 West 55th
       Street Whole Loan under the GECMC 2005-C2 Pooling and Servicing
       Agreement (the "GECMC 2005-C2 Special Servicer"), will, in that capacity, be the special servicer for the 125 West 55th Street Mortgage
       Loan under the GECMC 2005-C2 Pooling and Servicing Agreement; and

the Master Servicer, the Special Servicer and the Trustee under the Pooling and
Servicing Agreement for this transaction will have no obligation or authority to supervise the GECMC 2005-C2 Master Servicer, the GECMC 2005-C2 Special
Servicer or the GECMC 2005-C2 Trustee or to make servicing advances with respect to the 125 West 55th Street Whole Loan. The obligation of the Master
Servicer to provide information and collections to the Trustee and the
Certificateholders with respect to the 125 West 55th Street Mortgage Loan is dependent on its receipt of the corresponding information and collections from the GECMC 2005-C2 Master Servicer or the GECMC 2005-C2 Special Servicer, as
applicable.

     Consultation and Consent. Any decision to be made with respect to the 125
West 55th Street Whole Loan which requires the approval of the directing certificateholder under the GECMC 2005-C2 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 125 West 55th Street Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan. If noteholders (or their designees)
then holding a majority of the outstanding principal balance of the 125 West
55th Street Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the GECMC 2005-C2 Pooling and Servicing
Agreement within 30 days (or such shorter period as may be required by the

                                     S-186

mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GECMC 2005-C2 Master
Servicer or the GECMC 2005-C2 Special Servicer, as applicable, the directing certificateholder under the GECMC 2005-C2 Pooling and Servicing Agreement will be entitled to direct the GECMC 2005-C2 Master Servicer or the GECMC 2005-C2
Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC 2005-C2 Pooling and Servicing Agreement
(provided that such action does not violate the Servicing Standard or another provision of the GECMC 2005-C2 Pooling and Servicing Agreement, the related loan documents or any applicable REMIC provisions), and the GECMC 2005-C2
Master Servicer or the GECMC 2005-C2 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GECMC 2005-C2 Pooling and Servicing Agreement.
Pursuant to the GECMC 2005-C2 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the 125 West 55th Street Whole Loan may consult separately with the GECMC 2005-C2 Master Servicer or the GECMC 2005-C2
Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the 125 West 55th
Street Whole Loan will be entitled to approve certain actions as provided in the related intercreditor agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GECMC
2005-C2 Special Servicer or the GECMC 2005-C2 Master Servicer by the holders of the 125 West 55th Street Whole Loan, in no event will the GECMC 2005-C2 Special
Servicer or the GECMC 2005-C2 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GECMC
2005-C2 Pooling and Servicing Agreement, violate the REMIC provisions of the
Code or violate any other provisions of the GECMC 2005-C2 Pooling and Servicing
Agreement or the related mortgage loan documents.

     In the event that the GECMC 2005-C2 Master Servicer or the GECMC 2005-C2
Special Servicer determines that immediate action is necessary to protect the interests of the noteholders (as a collective whole), the applicable servicer may take any such action without waiting for the instruction of the holders of
125 West 55th Street Whole Loan.

     Termination of the GECMC 2005-C2 Special Servicer. The noteholder holding a majority of the outstanding principal balance of the 125 West 55th Street
Whole Loan will be entitled to terminate the GECMC 2005-C2 Special Servicer with respect to the special servicing of the 125 West 55th Street Whole Loan at any time, with or without cause, and to appoint a replacement GECMC 2005-C2
Special Servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor GECMC 2005-C2 Special
Servicer within 30 days, then at the direction of the GECMC 2005-C2 Directing
Certificateholder, subject to satisfaction of the conditions contained in the
GECMC 2005-C2 Pooling and Servicing Agreement.

     Rights of the Holders of the Loews Universal Hotel Portfolio Whole Loan

     General. Pursuant to the terms of the related intercreditor agreement, the seven loans included in the Loews Universal Hotel Portfolio Whole Loan will be serviced and administered pursuant to the Series 2005-CIBC12 Pooling and
Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and
Servicing Agreement. In that regard,

    o  LaSalle Bank National Association, which is the trustee under the
       Series 2005-CIBC12 Pooling and Servicing Agreement (the "Series
       2005-CIBC12 Trustee" will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Loews Universal
       Hotel Portfolio Whole Loan;

    o  GMAC Commercial Mortgage Corporation, which is the master servicer under the Series 2005-CIBC12 Pooling and Servicing Agreement (the
       "Series 2005-CIBC12 Master Servicer", will, in that capacity, be the master servicer for the Loews Universal Hotel Portfolio Whole Loan under the Series 2005-CIBC12 Pooling and Servicing Agreement, however, P&I
       Advances with respect to the Loews Universal Hotel Portfolio Mortgage
       Loan will be made by the Master Servicer or the Trustee, as described in
       "Description of the Certificates--Advances" in the prospectus supplement;

                                     S-187

    o  J.E. Robert Company, Inc., which is the special servicer of the Loews
       Universal Hotel Portfolio Whole Loan under the Series 2005-CIBC12
       Pooling and Servicing Agreement (the "Series 2005-CIBC12 Special
       Servicer"), will, in that capacity, be the special servicer for the
       Loews Universal Hotel Portfolio Mortgage Loan under the Series
       2005-CIBC12 Pooling and Servicing Agreement; and

the Master Servicer, the Special Servicer and the Trustee under the Pooling and
Servicing Agreement for this transaction will have no obligation or authority to supervise the Series 2005-CIBC12 Master Servicer, the Series 2005-CIBC12
Special Servicer or the Series 2005-CIBC12 Trustee or to make servicing advances with respect to the Loews Universal Hotel Portfolio Whole Loan. The
obligation of the Master Servicer to provide information and collections to the
Trustee and the Certificateholders with respect to the Loews Universal Hotel
Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and collections from the Series 2005-CIBC12 Master Servicer or the
Series 2005-CIBC12 Special Servicer, as applicable.

     Rights of the Class UHP Directing Certificateholder and the Holders of the
Loews Universal Hotel Portfolio Senior Loans. The "Class UHP Certificates" is
comprised of the Class of Certificates issued under the Series 2005-CIBC12
Pooling and Servicing Agreement. This Class is backed by the Loews Universal
Hotel Portfolio B Notes. The Class UHP Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the Loews
Universal Hotel Portfolio B Notes under the Series 2005-CIBC12 Pooling and
Servicing Agreement and the related intercreditor agreement, as described below under "--Consultation and Consent"; provided, that in no event will such rights and powers be exercised by the Class UHP Directing Certificateholder at any
time it is an affiliate of the related borrower.

     The "Class UHP Directing Certificateholder" means the Majority B
Noteholder Designee, as designated by the Majority B Noteholders.

     The "Class UHP Certificates" means the designated classes of certificates issued under the Series 2005-CIBC12 Pooling and Servicing Agreement backed by the Loews Universal Hotel Portfolio B Notes.

     Following the occurrence and during the continuance of a Loews Universal
Hotel Portfolio Control Appraisal Event, the Class UHP Directing
Certificateholder will not be entitled to exercise any of these rights, and any decision to be made with respect to the Loews Universal Hotel Portfolio Whole
Loan that requires the approval of the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Loews Universal Hotel Portfolio
Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans. If the
holders of the Loews Universal Hotel Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the
Loews Universal Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the Series
2005-CIBC12 Pooling and Servicing Agreement within 45 days after receipt of a request for consent to any action by the Series 2005-CIBC12 Servicer or the
Series 2005-CIBC12 Special Servicer, as applicable, the majority certificateholder of the controlling class under the Series 2005-CIBC12 Pooling and Servicing Agreement will be entitled to direct the Series 2005-CIBC12
Servicer or the Series 2005-CIBC12 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Series
2005-CIBC12 Pooling and Servicing Agreement (including that such action does not violate the related servicing standard, any applicable REMIC provisions or another provision of the Series 2005-CIBC12 Pooling and Servicing Agreement or
the Loews Universal Hotel Portfolio Whole Loan), and the Series 2005-CIBC12
Servicer or the Series 2005-CIBC12 Special Servicer, as applicable, will be required to implement the course of action in accordance with the related servicing standard and the REMIC provisions.

     In the event that the Series 2005-CIBC12 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the
Loews Universal Hotel Portfolio Whole Loan (as a collective whole), the Series
2005-CIBC12 Special Servicer may take any such action without waiting for the instruction of the holders of Loews Universal Hotel Portfolio Senior Loans.

     A "Loews Universal Hotel Portfolio Control Appraisal Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the
Loews Universal Hotel Portfolio B Notes, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise)

                                     S-188

allocated to the Loews Universal Hotel Portfolio B Notes and any appraisal reduction amounts and realized losses allocated to the Loews Universal Hotel
Portfolio B Notes, is less than 25% of the initial principal balance of the
Loews Universal Hotel Portfolio B Notes, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Loews Universal Hotel Portfolio B Notes) or (ii) if
the Class UHP Directing Certificateholder is an affiliate of the related borrower.

     Consultation and Consent. Unless a Loews Universal Hotel Portfolio Control
Appraisal Event has occurred and is continuing: (i) the Series 2005-CIBC12
Servicer or the Series 2005-CIBC12 Special Servicer, as the case may be, will be required to consult with the Class UHP Directing Certificateholder upon the occurrence of any event of default for the Loews Universal Hotel Portfolio
Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the Class UHP Directing Certificateholder and to consult with the Class UHP Directing Certificateholder with respect to certain determinations made by the Series 2005-CIBC12 Special Servicer pursuant to the
Series 2005-CIBC12 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related Mortgage Loan
Documents has occurred) the Series 2005-CIBC12 Servicer and the Series
2005-CIBC12 Special Servicer will be required to consult with the Class UHP
Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Loews Universal Hotel Portfolio Whole
Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class UHP Directing Certificateholder and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the
Loews Universal Hotel Portfolio Whole Loan, the Series 2005-CIBC12 Servicer and
the Series 2005-CIBC12 Special Servicer will be required to notify in writing the Class UHP Directing Certificateholder of any proposal to take any of such actions (and to provide the Class UHP Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class UHP Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party)
and to receive the written approval of the Class UHP Directing
Certificateholder (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class UHP Directing
Certificateholder of written notice of the applicable action, together with information reasonably requested by the Class UHP Directing Certificateholder)
with respect to:

    o  any modification or amendment of, or waiver with respect to, the Loews
       Universal Hotel Portfolio Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews Universal Hotel Portfolio Whole Loan, modification or waiver of any other monetary term of the Loews Universal Hotel Portfolio Whole
       Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provisions of the Loews Universal Hotel Portfolio Whole Loan that restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

    o  any modification or amendment of, or waiver with respect to the related
       Mortgage Loan Documents that would result in a discounted pay-off;

    o  any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
       Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o  any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the purchase option described below under "--Purchase Option," the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

    o  any release of the related borrower, any guarantor or other obligor from liability;

                                     S-189

    o  any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
       clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o  any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o  any substitution or release of collateral or acceptance of additional collateral for such Whole Loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
       Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

    o  any adoption or approval of a plan in a bankruptcy of the related borrower;

    o  consenting to the modification, execution, termination or renewal of any lease, or entering into a new lease, in each case, to the extent the lender's approval is required under the related Mortgage Loan Documents;

    o  any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
       Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

    o  any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

     Such rights will terminate and will be exercised by the holders of the
Loews Universal Hotel Portfolio Senior Loans (as described above) at any time that a Loews Universal Hotel Portfolio Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Series
2005-CIBC12 Special Servicer or the Series 2005-CIBC12 Servicer by the Class
UHP Directing Certificateholder or noteholders then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior
Loans, as applicable, in no event will the Series 2005-CIBC12 Special Servicer or the Series 2005-CIBC12 Servicer be required to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the related servicing standard, violate any
REMIC provisions of the Code or violate any other provisions of the Series
2005-CIBC12 Pooling and Servicing Agreement or the related Mortgage Loan
Documents.

     Notwithstanding anything herein to the contrary, the Controlling Class
Representative and the holders of the Loews Universal Hotel Portfolio Pari
Passu Loans (or their designees) will have the right to consult with the Series
2005-CIBC12 Servicer and the Series 2005-CIBC12 Special Servicer, at any time, regarding the Loews Universal Hotel Portfolio Whole Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Loews Universal Hotel Portfolio Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the party designated by the majority holder of the Loews Universal Hotel Portfolio B Notes (in accordance with the related intercreditor agreement) will have the right to cure such event of default (each such cure, a "Loews Universal Hotel Portfolio Cure
Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the Loews Universal Hotel
Portfolio B Notes to effect a Loews Universal Hotel Portfolio Cure Event is subject to the limitation that there be no more than three consecutive Loews
Universal Hotel Portfolio Cure Events and, no more than an aggregate of three
Loews Universal Hotel Portfolio Cure Events in any twelve calendar month period and no more than nine Loews Universal Hotel Portfolio Cure Events during the term of the Loews Universal Hotel Portfolio Whole Loan. So long as the holder of the Loews Universal Hotel Portfolio B Notes is exercising its cure right, neither the Series 2005-CIBC12 Servicer nor the Series 2005-CIBC12 Special
Servicer will be permitted to:

    o  accelerate the Loews Universal Hotel Portfolio Whole Loan;

                                     S-190

     o  treat such event of default as such for purposes of transferring the
        Loews Universal Hotel Portfolio Whole Loan to special servicing; or

     o  commence foreclosure proceedings.

     The party designated by the majority holder of the Loews Universal Hotel
Portfolio B Notes will not be permitted to exercise any cure rights if the majority holder of the Loews Universal Hotel Portfolio B Notes is an affiliate of the related borrower.

     Purchase Option. So long as no Loews Universal Hotel Portfolio Control
Appraisal Event exists, the Class UHP Directing Certificateholder has the option of purchasing the Loews Universal Hotel Portfolio Loan from the trust, together with the Loews Universal Hotel Portfolio Pari Passu Loans, at any time after the Loews Universal Hotel Portfolio Whole Loan becomes a specially serviced loan under the terms of the Series 2005-CIBC12 Pooling and Servicing
Agreement as a result of an event that constitutes an event of default under the Loews Universal Hotel Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the Loews
Universal Hotel Portfolio Whole Loan has not become a corrected mortgage loan under the terms of the Series 2005-CIBC12 Pooling and Servicing Agreement.

     The purchase price required to be paid by the Class UHP Directing
Certificateholder will generally equal the aggregate outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Loews Universal Hotel Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class UHP
Directing Certificateholder's purchase, a 1% liquidation fee (which will be paid to the Series 2005-CIBC12 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the Series 2005-CIBC12 Pooling and
Servicing Agreement, if the Loews Universal Hotel Portfolio Loan that was deposited into the related securitization is subject to a fair value purchase option, the Series 2005-CIBC12 Special Servicer will be required to determine the purchase price for the other Loews Universal Hotel Portfolio Senior Loans.
The Controlling Class Representative will have an option to purchase the Loews
Universal Hotel Portfolio Loan and each holder of a Loews Universal Hotel
Portfolio Pari Passu Loan (or its designees) will have an option to purchase its respective Loews Universal Hotel Portfolio Pari Passu Loan, at the purchase price determined by the Series 2005-CIBC12 Special Servicer under the Series
2005-CIBC12 Pooling and Servicing Agreement.

     Termination of the Series 2005-CIBC12 Servicer. Prior to the occurrence of a Loews Universal Hotel Portfolio Control Appraisal Event, if an event of default under the Series 2005-CIBC12 Pooling and Servicing Agreement occurs with respect to the Series 2005-CIBC12 Servicer that affects any holder of a certificate represented by a Loews Universal Hotel Portfolio B Notes or a
holder of the Loews Universal Hotel Portfolio Pari Passu Loan that is not held by the trust related to the Series 2005-CIBC12 Pooling and Servicing Agreement
or any class of securities backed thereby or the Certificateholders, and the
Series 2005-CIBC12 Servicer is not otherwise terminated, then, the Class UHP
Directing Certificateholder or any holder of a Loews Universal Hotel Portfolio
Pari Passu Loan or the Controlling Class Representative shall be entitled to direct the Series 2005-CIBC12 Trustee to appoint, a successor servicer solely with respect to the Whole Loan. The successor servicer shall be selected by the holders of a majority of the outstanding principal balance of the Loews
Universal Hotel Portfolio Whole Loan; provided, that, if a majority of such holders (or their respective designees) fail to agree on such successor servicer within 45 days, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the
Series 2005-CIBC12 Pooling and Servicing Agreement, provided, further, that if a Loews Universal Hotel Portfolio Control Appraisal Event exists, then the
Class UHP Directing Certificateholder will not have the right to terminate the
Series 2005-CIBC12 Servicer as specified above.

     Termination of Series 2005-CIBC12 Special Servicer. So long as no Loews
Universal Hotel Portfolio Control Appraisal Event exists, the Class UHP
Directing Certificateholder is permitted to terminate, at its expense, the
Series 2005-CIBC12 Special Servicer for the Loews Universal Hotel Portfolio
Whole Loan at any time with or without cause, and to appoint a replacement special servicer for the Loews Universal Hotel Portfolio Whole Loan, subject to satisfaction of the conditions contained in the Series 2005-CIBC12 Pooling

                                     S-191

and Servicing Agreement. If a Loews Universal Hotel Portfolio Control Appraisal
Event exists, or if the Class UHP Directing Certificateholder is an affiliate of the related borrower, the holders of the Loews Universal Hotel Portfolio
Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Loews Universal Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the majority certificateholder of the controlling class under the Series
2005-CIBC12 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies.

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-3FL Regular
Interest to the Trust Fund in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract related to the Class A-3FL Regular Interest (the "Swap
Contract"), with IXIS Financial Products Inc. (the "Swap Counterparty"). The
Swap Contract will have a maturity date of the Distribution Date in July 2045
(the same date as the Rated Final Distribution Date of the Class A-3FL
Certificates) or earlier if the Certificate Balance of the Class A-3FL Regular
Interest is reduced to zero prior to such date. The Trustee will make available to the Swap Counterparty the Distribution Date Statement, which statement will include LIBOR applicable to the Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-3FL Regular Interest), as well as any
Yield Maintenance Charges payable to the Swap Counterparty. See "Description of the Certificates-Distributions" in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) with regard to the Floating Rate Account, to distribute to the holders of the Class A-3FL Certificates the Class A-3FL
Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the Swap Counterparty under the Swap Contract in accordance with the
Pooling and Servicing Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

     For purposes hereof, "Class A-3FL Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Swap
Counterparty pursuant to the Swap Contract for such Distribution Date.

     The "Class A-3FL Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-3FL Regular Interest for such Distribution
Date and (ii) the amount required to be paid to the Trust Fund by the Swap
Counterparty under the Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the Trust Fund under the Swap Contract. The "Class A-3FL Principal Distribution Amount" means, with respect to any Distribution Date, the amount of principal allocated to the
Class A-3FL Regular Interest as described under "Description of the
Certificates-Distributions" in this prospectus supplement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect and there is no continuing payment default by the Swap Counterparty, (a)
on each Distribution Date, commencing in September 2005, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges
in

                                     S-192

respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class
A-3FL Regular Interest accrued for the related Interest Accrual Period on the
Certificate Balance of the Class A-3FL Certificates, and (b) on the Business
Day prior to each Distribution Date, commencing in September 2005, the Swap
Counterparty will pay to the Trustee, for the benefit of the Class A-3FL
Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the Interest Accrual Period on the
Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-3FL Regular Interest are insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the Trust Fund under the Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the
Class A-3FL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long term rating is not at least equal to the required ratings levels set forth in the Swap Contract (a "Rating Agency
Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the Swap Contract or an early termination date is designated under the Swap Contract with respect to which the Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms
(each such event, a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), subject to the Trustee's determination that the costs of such action will be reimbursed, unless otherwise directed in writing by the holders of 25%, by
Certificate Balance, of the Class A-3FL Certificates to enforce the rights of the Trust Fund under the Swap Contract as may be permitted by the terms of the
Swap Contract and use any termination payments, if any, received from the Swap
Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL
Certificates. To the extent not otherwise set forth in the Pooling and
Servicing Agreement, any termination payment payable by the Trust Fund to the
Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the Floating
Rate Account in accordance with the Pooling and Servicing Agreement.

     The Swap Contract provides the Swap Counterparty with the ability to terminate the Swap Contract upon various events of default and termination events specified in the Swap Contract, including any failure by the Trustee to perform or comply with any provisions under the Pooling and Servicing Agreement
(beyond any applicable grace periods therein).

     Any conversion to distributions equal to distributions on the Class A-3FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the applicable
Class of Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of such
Class of Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on such Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular
Interest, might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any

                                     S-193

Distribution Date unless and until the interest payment on the Class A-3FL
Regular Interest, for such Distribution Date is actually received by the
Trustee.

THE SWAP COUNTERPARTY

     IXIS Financial Products Inc. ("IXIS") is the Swap Counterparty under the
Swap Contract. IXIS, a Delaware corporation, is a wholly-owned subsidiary of
IXIS Capital Markets North America Inc., which is a subsidiary of IXIS
Corporate & Investment Bank ("IXIS CIB"), a French bank organized as a societe anonyme. IXIS changed its name from CDC Financial Products Inc. in November
2004.

     IXIS has long-term debt ratings from S&P and Moody's of "AAA" and "Aaa,"
respectively, and short-term debt ratings from S&P and Moody's of "A-1+" and
"P-1," respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January
23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Depots et Consignations. IXIS has long-term debt ratings from
Standard & Poor's and Moody's of AA and Aa2, respectively, with respect to its obligations that are entered into either (i) on or before January 23, 2007 with a scheduled maturity date after January 23, 2017 or (ii) after January 23, 2007 regardless of the scheduled maturity date, based upon a guarantee of its obligations by IXIS CIB with no recourse to Caisse des Depots et Consignations.
IXIS CIB changed its name from CDC IXIS Capital Markets in November 2004.

     IXIS CIB is a subsidiary of Caisse Nationale des Caisses d'Epargne et de
Prevoyance ("CNCEP"), a French bank organized as a societe anonyme a directoire et conseil de surveillance. CNCEP is a credit institution, licensed as a bank.

     Caisse des Depots et Consignations is a special national legislative public entity of the Republic of France which operates under the supervision of an independent supervisory board composed of representatives of the French
Parliament, magistrates, the director of the French Treasury and the Governor of Banque de France, the French central bank.

     IXIS Capital Markets North America Inc. will provide without charge a copy of the most recent publicly available annual report of IXIS Capital Markets
North America Inc., IXIS CIB, CNCEP and Caisse des Depots et Consignations.
Written requests should be directed to David L. Askren, Corporate Secretary,
IXIS Capital Markets North America Inc., 9 West 57th Street, New York, New York
10019; telephone (212) 891-6152.

     IXIS has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, other than the information contained in the preceding five paragraphs.

     IXIS is subject to the information requirements of the Securities Exchange
Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be read and copied at the Commission's public reference room in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site at http://www.sec.gov. Reports, documents and other information about IXIS also can be inspected at the offices of the New
York Stock Exchange, 20 Broad Street, New York, New York.

     The information contained in this section relates to and has been obtained from IXIS. The information concerning IXIS contained herein is furnished solely to provide limited introductory information regarding IXIS and does not purport to be comprehensive. Such information regarding IXIS is qualified in its entirety by the detailed information appearing in the documents referenced above.

     The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of IXIS since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

     THE SWAP CONTRACTS ARE OBLIGATIONS OF IXIS AND ARE NOT OBLIGATIONS OF THE
DEPOSITOR OR THE UNDERWRITERS.

                                     S-194

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the
Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. The yield to investors in the Class A-3FL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap contract" in this supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal
Balance, second, in respect of the Class A-1 Certificates until the Certificate
Balance thereof is reduced to zero, third, in respect of the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3FX Certificates and the Class A-3FL Regular Interest
(and correspondingly, the Class A-3FL Certificates), pro rata, until the
Certificate Balance thereof is reduced to zero, fifth, in respect of the Class
A-4 Certificates until the Certificate Balance thereof is reduced to zero, sixth, in respect of the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero, seventh, in respect of the Class A-6 Certificates until the Certificate Balance thereof is reduced to zero, eighth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, ninth, in respect of the Class A-7A Certificates until the Certificate
Balance thereof is reduced to zero and, tenth, in respect of the Class A-7B
Certificates until the Certificate Balance thereof is reduced to zero; and the
Group 2 Principal Distribution Amount (and, after the Class A-7B Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount)
for each Distribution Date will generally be distributable to the Class A-1A
Certificates. After those distributions, the remaining Principal Distribution
Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and the Class E Certificates and then the Non-Offered Certificates (other than the Class X-C Certificates), in that order, in each case until Certificates
Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance
Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-4,
Class A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class
A-2, Class A-3FX, Class A-3FL, Class A-4, Class A-5, Class A-6, Class A-AB,
Class A-7A and Class A-7B Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2. In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment
Dates, we cannot assure you that the borrowers will be able to prepay the APD
Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the

                                     S-195

terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk
Factors--Borrower May Be Unable to Repay Remaining Principal Balance on
Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any
Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal
Distribution Amount and/or the Group 2 Principal Distribution Amount, as
described under "Description of the Certificates--Distributions--Principal
Distribution Amount") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal
Distribution Amount and/or the Group 2 Principal Distribution Amount) of the
Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed
Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal
Distribution Amount (or, for purposes of calculating distributions on the Class
A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount, as described under "Description of the
Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates, thereby reducing the Principal Distribution
Amount (or the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waiver and Amendments" and
"--Realization upon Defaulted Mortgage Loans" in this prospectus supplement and
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.
Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3FX, Class A-4, Class A-5, Class A-6, Class
A-AB, Class A-7A, Class A-7B and Class A-1A Certificates and the Class A-3FL
Regular Interest which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, or the Class X-P
Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will

                                     S-196

result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an
Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered
Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out
Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC
Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of
Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3FX Certificates and Class A-3FL
Regular Interest (and correspondingly the Class A-3FL Certificates), pro rata,
Class A-4, Class A-5, Class A-6, Class A-AB, Class A-7 and Class A-1A
Certificates (and Class X Certificates with respect to shortfalls of interest).
In addition, although losses will not be directly allocated to the Class A-3FL
Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL
Certificates. Any such losses allocated to the Class A-7 Certificates will be borne first by the Class A-7B Certificates and then by the Class A-7A
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out
Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing under the Pooling and Servicing Agreement, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the
Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and
Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods, any period during which a Yield Maintenance Charge is required (each, a "Yield Maintenance
Period"). See "Description of the Mortgage Pool--Certain Terms and Conditions
of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

                                     S-197

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates (other than the Class A-3FL
Certificates) or the Class A-3FL Regular Interest on any Distribution Date is
less than the Distributable Certificate Interest then payable for that class of
Certificates or the Class A-3FL Regular Interest as applicable, the shortfall will be distributable to holders of that class of Certificates or the Class
A-3FL Regular Interest on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL
Regular Interest will be distributed to the holders of the Class A-3FL
Certificates to the extent such shortfall is not otherwise payable to the Swap
Counterparty pursuant to the Swap Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first in respect of the Class
A-AB Certificates until the Certificate Balance thereof is reduced to the
Planned Principal Balance, second, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3FX Certificates and the Class A-3FL
Regular Interest (and correspondingly, the Class A-3FL Certificates), pro rata, until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, sixth, in respect of the Class A-5 Certificates until the Certificate
Balance thereof is reduced to zero, seventh, in respect of the Class A-6
Certificates until the Certificate Balance thereof is reduced to zero, eighth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, ninth, in respect of the Class A-7A Certificates until the
Certificate Balance thereof is reduced to zero and, tenth, in respect of the
Class A-7B Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-7B
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class
C, Class D and the Class E Certificates and then the Non-Offered Certificates
(other than the Class X-C Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model

                                     S-198

represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed
"0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25%
CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any
Lock-out Period, Defeasance and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of
CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on the tenth day of each month, beginning in September 2005;

       (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off
   Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

       (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out
   Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

       (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

       (f) the Closing Date is August 25, 2005;

       (g) the APD Loans prepay on their Anticipated Prepayment Dates;

       (h) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans;

       (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

       (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the table, which is labeled "Discount Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth Below")
indicate the resulting weighted average lives of each class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The table, which is labeled "Discount
Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth
Below", shows the discount margins of the Class A-3FL Certificates.

                                     S-199

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................       90          90          90          90          90
August 10, 2007 .............................       79          79          79          79          79
August 10, 2008 .............................       65          65          65          65          65
August 10, 2009 .............................       47          47          47          47          47
August 10, 2010 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     3.31        3.28        3.25        3.22        3.18
Estimated Month of First Principal ..........     9/05        9/05        9/05        9/05        9/05
Estimated Month of Maturity .................     3/10        3/10        2/10        1/10       11/09


----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     4.67        4.65        4.61        4.55        4.31
Estimated Month of First Principal ..........     3/10        3/10        2/10        1/10       11/09
Estimated Month of Maturity .................     5/10        5/10        5/10        4/10        2/10


----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-200

         PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3FX
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     4.74        4.74        4.73        4.72        4.51
Estimated Month of First Principal ..........     5/10        5/10        5/10        4/10        2/10
Estimated Month of Maturity .................     6/10        6/10        6/10        6/10        4/10


----------
(1)   The weighted average life of the Class A-3FX Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FX Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FX Certificates.

         PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3FL
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     4.74        4.74        4.73        4.72        4.51
Estimated Month of First Principal ..........     5/10        5/10        5/10        4/10        2/10
Estimated Month of Maturity .................     6/10        6/10        6/10        6/10        4/10


----------
(1)   The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of the cash flows to be paid on the Class A-3FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-3FL Certificates. The table below assumes that the Class A-3FL
Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                     S-201

                              DISCOUNT MARGINS(1)
    FOR THE CLASS A-3FL CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



                                               0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
                                            DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN
PRICE                                          (BPS)           (BPS)           (BPS)           (BPS)           (BPS)
----------------------------------------   -------------   -------------   -------------   -------------   ------------

99.75000 ...............................        18.19           18.2            18.2            18.21           18.45
99.81250 ...............................        16.77           16.77           16.78           16.78           16.96
99.87500 ...............................        15.34           15.35           15.35           15.35           15.47
99.93750 ...............................        13.92           13.92           13.92           13.93           13.99
100.00000 ..............................        12.50           12.50           12.50           12.50           12.50
100.06250 ..............................        11.08           11.08           11.08           11.07           11.02
100.12500 ..............................         9.66            9.66            9.65            9.65            9.53
100.18750 ..............................         8.24            8.24            8.23            8.22            8.05
100.25000 ..............................         6.82            6.82            6.81            6.8             6.57
Weighted Average Life Years(2) .........         4.74            4.74            4.73            4.72            4.51


----------
(1)   LIBOR was assumed to be 3.57% for purposes of this table.

(2)   The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4
             CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................       14          11           8           3           0
August 10, 2011 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     4.88        4.87        4.87        4.86        4.69
Estimated Month of First Principal ..........     6/10        6/10        6/10        6/10        4/10
Estimated Month of Maturity .................     9/10        9/10        9/10        9/10        8/10


----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-202

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5
             CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100          49
August 10, 2011 .............................      100          86          72          59          48
August 10, 2012 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     6.87        6.61        6.36        6.11        5.64
Estimated Month of First Principal ..........     7/12        9/10        9/10        9/10        8/10
Estimated Month of Maturity .................     7/12        7/12        7/12        7/12        1/12


----------
(1)   The weighted average life of the Class A-5 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 Certificates.

          PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-6
             CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     6.94        6.91        6.89        6.88        6.73
Estimated Month of First Principal ..........     7/12        7/12        7/12        7/12        1/12
Estimated Month of Maturity .................     8/12        8/12        8/12        8/12        6/12


----------
(1)   The weighted average life of the Class A-6 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-6 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-6 Certificates.

                                     S-203

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................       81          81          81          81          81
August 10, 2012 .............................       59          59          59          59          59
August 10, 2013 .............................       38          38          38          38          38
August 10, 2014 .............................       16          16          16          16          16
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     7.43        7.42        7.42        7.42        7.42
Estimated Month of First Principal ..........     9/10        9/10        9/10        9/10        9/10
Estimated Month of Maturity .................     5/15        3/15        2/15        2/15        1/15


----------
(1)   The weighted average life of the Class A-AB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-AB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-AB Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-7A CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.80        9.78        9.76        9.73        9.54
Estimated Month of First Principal ..........     5/15        3/15        2/15        2/15        1/15
Estimated Month of Maturity .................     7/15        7/15        6/15        6/15        4/15


----------
(1)   The weighted average life of the Class A-7A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-7A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-7A Certificates.

                                     S-204

         PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-7B
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.88        9.88        9.87        9.79        9.63
Estimated Month of First Principal ..........     7/15        7/15        6/15        6/15        4/15
Estimated Month of Maturity .................     7/15        7/15        7/15        6/15        4/15


----------
(1)   The weighted average life of the Class A-7B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-7B Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-7B Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................       99          99          99          99          99
August 10, 2008 .............................       99          99          99          99          99
August 10, 2009 .............................       98          98          98          98          98
August 10, 2010 .............................       64          64          64          64          64
August 10, 2011 .............................       63          63          63          63          63
August 10, 2012 .............................       59          59          59          59          59
August 10, 2013 .............................       58          58          58          58          58
August 10, 2014 .............................       58          58          58          58          58
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     7.81        7.81        7.80        7.78        7.63
Estimated Month of First Principal ..........     9/05        9/05        9/05        9/05        9/05
Estimated Month of Maturity .................     7/15        7/15        7/15        7/15        5/15


----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                                     S-205

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.91        9.90        9.89        9.88        9.72
Estimated Month of First Principal ..........     7/15        7/15        7/15        7/15        5/15
Estimated Month of Maturity .................     8/15        8/15        8/15        7/15        6/15


----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.91        9.79
Estimated Month of First Principal ..........     8/15        8/15        8/15        7/15        6/15
Estimated Month of Maturity .................     8/15        8/15        8/15        8/15        6/15


----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-206

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.96        9.79
Estimated Month of First Principal ..........     8/15        8/15        8/15        8/15        6/15
Estimated Month of Maturity .................     8/15        8/15        8/15        8/15        6/15


----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

           PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D
             CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.96        9.79
Estimated Month of First Principal ..........     8/15        8/15        8/15        8/15        6/15
Estimated Month of Maturity .................     8/15        8/15        8/15        8/15        6/15


----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-207

           PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E
              CERTIFICATES AT THE RESPECTIVE CPRS SET FORTH BELOW:



DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100         100         100         100         100
August 10, 2006 .............................      100         100         100         100         100
August 10, 2007 .............................      100         100         100         100         100
August 10, 2008 .............................      100         100         100         100         100
August 10, 2009 .............................      100         100         100         100         100
August 10, 2010 .............................      100         100         100         100         100
August 10, 2011 .............................      100         100         100         100         100
August 10, 2012 .............................      100         100         100         100         100
August 10, 2013 .............................      100         100         100         100         100
August 10, 2014 .............................      100         100         100         100         100
August 10, 2015 .............................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.96        9.79
Estimated Month of First Principal ..........     8/15        8/15        8/15        8/15        6/15
Estimated Month of Maturity .................     8/15        8/15        8/15        8/15        6/15


----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X-P CERTIFICATES

     The yield to maturity of the Class X-P Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the mortgage loans. Investors in the Class X-P Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-P Certificates for the specified CPRs based on the Structuring Assumptions. It was further assumed (i)
that the purchase price of the Class X-P Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Special Servicer or the Directing Certificateholder purchased all of the mortgage loans and REO
Properties as described under "Description of the Certificates--Termination;
Retirement of Certificates," in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class
X-P Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class X-P Certificates will be assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any

                                     S-208

of the specified CPRs until maturity or that all of the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X-P
Certificates.

         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS X-P CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:



                                               PREPAYMENT ASSUMPTION (CPR)
                           -------------------------------------------------------------------
ASSUMED PURCHASE PRICE        0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------   -----------   -----------   -----------   -----------   -----------

0.760803% ..............       4.736%        4.736%        4.736%        4.736%        4.736%


                                     S-209

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections,(2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) the Non-Serviced Mortgage Loan Pooling and
Servicing Agreements are administered in accordance with its terms and the
REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the
"Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest, the Excess Interest Distribution
Account, the Class A-3FL Regular Interest, the Swap Contract and the Floating
Rate Account will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3FX, Class
A-4, Class A-5, Class A-6, Class A-AB, Class A-7A, Class A-7B, Class A-1A,
Class X-C, Class X-P, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates and the Class A-3FL Regular Interest will evidence the
"regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR
Certificates will represent the sole classes of "residual interests" in the
Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the
REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, exclusive of Excess Interest, any REO Properties acquired on behalf of the
Certificateholders and amounts with respect thereto contained in the
Certificate Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Reserve Account and the REO Accounts (each as defined in the prospectus). The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft
LLP, the portion of the trust fund consisting of the Excess Interest and the
Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein. The grantor trust will also hold the Class A-3FL Regular Interest, the
Swap Contract and the Floating Rate Account, and the Class A-3FL Certificates
will represent undivided beneficial interests in the related portions of the grantor trust.

     Because they represent regular interests, each class of Offered
Certificates (other than the Class A-3FL Certificates) and the Class A-3FL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates (other than the Class X-P and
Class A-3FL Certificates) and the Class A-3FL Regular Interest will be issued at a premium and that the Class X-P Certificates will be issued with original issue discount ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of any OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their respective Anticipated Prepayment Dates (the "Prepayment Assumption"). No
representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates" and "--Taxation of Regular
Certificates" in the prospectus.

     For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class
A-3FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3FL
Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the "regular interests" are to the Class A-3FL Regular
Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their issue price (including accrued interest

                                     S-210

from the Cut-off Date). Any "negative" amounts of OID on the Class X-P
Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of any Class X-P
Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such
Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID
Regulations may be promulgated with respect to the Class X-P Certificates.

     Yield Maintenance Charges actually collected will be distributed to the
Offered Certificates as described under "Description of the
Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield
Maintenance Charges so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may
be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield
Maintenance Charge paid to the Swap Counterparty with respect to the Class
A-3FL Regular Interest will be treated as received by the holders of the Class
A-3FL Certificates and paid as a periodic payment by the holders of the Class
A-3FL Certificates under the Swap Contract. See "--Taxation of the Swap
Contract" below.

     The Offered Certificates will be treated as "real estate assets" for a
"real estate investment trust" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the
Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section
7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the
Cut-off Date, 33 and 14 mortgage loans representing approximately 20.27% and
3.92% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The
Offered Certificates will qualify for treatment under Sections 856(c)(5)(B),
856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates"
in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" and
"Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in
the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL
Certificates must allocate the price they pay for their Certificates between their interest in the Class A-3FL Regular Interest, and the Swap Contract based on their market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular
Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap
Contract is "on market," no amount of the purchase price will be allocable to
it. Based on the anticipated issue prices of the Class A-3FL Certificates and the Class A-3FL Regular Interest, it is anticipated that the Class A-3FL
Regular Interest will be deemed to have been issued at a premium and that a
Swap Premium will

                                     S-211

be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap
Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of
Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Regulations promulgated by the Treasury Department treat a non periodic payment made under the swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-3FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-3FL Certificates that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such
Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-3FL Certificates, representing a beneficial ownership in the
Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contracts would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                     S-212

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the
"Underwriting Agreement"), among Deutsche Bank Securities Inc., Banc of America
Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and
Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the
"Underwriters") and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional
Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.



                                                                                                MERRILL LYNCH
                                                                                                PIERCE, FENNER
                        DEUTSCHE BANK    BANC OF AMERICA   CITIGROUP GLOBAL     J.P. MORGAN        & SMITH
                       SECURITIES INC.    SECURITIES LLC     MARKETS INC.     SECURITIES INC.    INCORPORATED
                      ----------------- ----------------- ------------------ ----------------- ---------------

Class A-1 ...........  $   47,034,000      $ 23,517,000      $         --    $         --       $         --
Class A-2 ...........  $   78,243,333      $ 39,121,667      $         --    $         --       $         --
Class A-3FX .........  $  120,000,000      $ 60,000,000      $         --    $         --       $         --
Class A-3FL .........  $   16,666,667      $  8,333,333      $         --    $         --       $         --
Class A-4 ...........  $   96,926,667      $ 48,463,333      $         --    $         --       $         --
Class A-5 ...........  $   78,778,667      $ 39,389,333      $         --    $         --       $         --
Class A-6 ...........  $   50,000,000      $ 25,000,000      $         --    $         --       $         --
Class A-AB ..........  $   49,668,000      $ 24,834,000      $         --    $         --       $         --
Class A-7A ..........  $  241,121,333      $120,560,667      $         --    $ 25,000,000       $         --
Class A-7B ..........  $   36,827,333      $ 18,413,667      $         --    $         --       $         --
Class A-1A ..........  $  296,660,000      $148,330,000      $         --    $         --       $         --
Class X-P ...........  $1,380,237,333      $690,118,667      $         --    $         --       $         --
Class A-J ...........  $  107,568,667      $ 53,784,333      $         --    $         --       $         --
Class B .............  $    8,817,333      $  4,408,667      $         --    $         --       $         --
Class C .............  $   19,397,333      $  9,698,667      $         --    $         --       $         --
Class D .............  $   14,107,333      $  7,053,667      $         --    $         --       $         --
Class E .............  $   22,924,667      $ 11,462,333      $         --    $         --       $         --


     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the
Underwriting Agreement, to purchase all of the Offered Certificates if any
Offered Certificates are purchased. In the event of a default by any
Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the
Depositor has agreed to indemnify the Underwriters and the Mortgage Loan
Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 101.33% of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered
Certificates from August 1, 2005 (except with respect to the Class A-3FL
Certificates). The Underwriters may effect the transactions by selling the
Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered
Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Deutsche Bank Securities Inc., is an affiliate of GACC, one of the
Mortgage Loan Sellers. Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors

                                     S-213

concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters
by Thatcher Proffitt and Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"):



                              CLASS          S&P     FITCH
                       ------------------   -----   ------

                         A-1 ............    AAA      AAA
                         A-2 ............    AAA      AAA
                         A-3FX ..........    AAA      AAA
                         A-3FL ..........    AAA      AAA
                         A-4 ............    AAA      AAA
                         A-5 ............    AAA      AAA
                         A-6 ............    AAA      AAA
                         A-AB ...........    AAA      AAA
                         A-7A ...........    AAA      AAA
                         A-7B ...........    AAA      AAA
                         A-1A ...........    AAA      AAA
                         X-P ............    AAA      AAA
                         A-J ............    AAA      AAA
                         B ..............    AA+      AA+
                         C ..............    AA       AA
                         D ..............    AA-      AA-
                         E ..............     A        A


     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. Additionally, the ratings of the Class A-3FL

                                     S-214

Certificates do not address any costs associated with the floating rate swaps.
With respect to the Class A-3FL Certificates, the rating agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the
Class A-3FL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1250%. S&P's ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL
Certificates, from a rate based on LIBOR to a fixed rate.

     In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any
Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, default interest or Excess Interest will be received; or
(vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Fitch or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan")
should review with its legal advisors whether the purchase or holding of
Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto.
Moreover, each Plan fiduciary should determine whether an investment in the
Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S-215

     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Deutsche Bank Securities Inc.,
Final Authorization Number 97-03E (December 9, 1996), Banc of America
Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg.
28,620 (May 14, 1993), Citigroup Global Markets Inc., PTE 89-89, 54 Fed. Reg.
42,589 (October 17, 1989), J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed.
Reg. 14,979 (March 28, 2002), and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each (except for
PTE 2002-19, which was amended separately) as amended by PTE 97-34, 62 Fed.
Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13,
2000) and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (collectively, the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections
4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective
Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P,
Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" other than an Underwriter; the "Restricted Group"
consists of any Underwriter, the Depositor, the Trustee, the Master Servicer,
the Special Servicer, any sub-servicer, the Swap Counterparty any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the
Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933, as amended.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-3FL Certificates, which benefit from the Swap Contracts;

       (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2002-41);

       (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

       (c) The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

           o  a "qualified professional asset manager" (as defined in PTE
              84-14);

           o  an "in house asset manager" (as defined in PTE 96-23); or

           o  a Plan fiduciary with total assets under management of at least
              $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the

                                     S-216

Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an
Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a Party in Interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b)
of the Code, by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the
Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of
Offered Certificates by a Plan and (3) the holding of Offered Certificates by a
Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by Fitch and S&P and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan

                                     S-217

fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for
Plans generally or any particular Plan.

     Persons who have an ongoing relationship with the State Teachers
Retirement System of Ohio, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to one mortgage loan
(identified as Loan No. 1 on Annex A-1 to this prospectus supplement). Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

                                     S-218

                         INDEX OF PRINCIPAL DEFINITIONS

0% CPR ........................................           S-199
100% CPR ......................................           S-199
125 West 55th Street A-1 Loan .................            S-83
125 West 55th Street Mortgage Loan ............            S-83
125 West 55th Street Pari Passu Loans .........            S-83
125 West 55th Street Whole Loan ...............            S-83
1301 Fannin A Note ............................            S-82
1301 Fannin A Noteholder ......................            S-82
1301 Fannin B Note ............................            S-82
1301 Fannin B Noteholder ......................            S-82
1301 Fannin Control Appraisal Event ...........            S-82
1301 Fannin Controlling Holder ................            S-82
1301 Fannin Intercreditor Agreement ...........            S-82
1301 Fannin Mortgage Loan .....................            S-82
1301 Fannin Mortgaged Property ................            S-82
30/360 Basis ..................................            S-86
75% CPR .......................................           S-199
Accrued Certificate Interest ..................           S-135
Accrued Interest From Recoveries ..............           S-135
Actual/360 Basis ..............................            S-86
Administrative Cost Rate ......................           S-134
Advances ......................................           S-147
Anticipated Prepayment Date ...................            S-86
APD Loans .....................................            S-86
Appraisal Reduction ...........................           S-150
Appraisal Reduction Amount ....................           S-150
Appraisal Reduction Event .....................           S-149
Asset Status Report ...........................           S-160
Assumed Final Distribution Date ...............           S-141
Assumed Scheduled Payment .....................           S-138
Authenticating Agent ..........................           S-118
Available Distribution Amount .................           S-122
B Notes .......................................            S-85
Bank of America ...............................            S-77
Base Interest Fraction ........................           S-141
CBE ...........................................           S-208
Certificate Account ...........................           S-121
Certificate Balance ...........................           S-115
Certificate Deferred Interest .................           S-145
Certificate Owner .............................           S-118
Certificate Registrar .........................           S-118
Certificateholders ............................            S-77
Certificates ..................................           S-115
Class A Certificates ..........................           S-115
Class A-3FL Available Funds ...................           S-123
Class A-3FL Regular Interest ..................           S-115
Class UHP Certificates ........................           S-188
Class UHP Directing Certificateholder .........           S-188
Class X Certificates ..........................           S-115

Class X-C Strip Rates .........................           S-132
Class X-P (Class B) Fixed Strip Rate ..........           S-134
Class X-P (Class C) Fixed Strip Rate ..........           S-134
Class X-P (Class D) Fixed Strip Rate ..........           S-134
Class X-P Strip Rates .........................           S-134
Clearstream, Luxembourg .......................           S-118
Closing Date ..................................            S-76
CNCEP .........................................           S-194
Code ..........................................           S-210
Collateral Support Deficit ....................           S-144
Condemnation Proceeds .........................           S-121
Constant Prepayment Rate ......................           S-198
Controlling Class .............................           S-161
Controlling Class Certificateholder ...........           S-161
Corrected Mortgage Loan .......................           S-160
CPR ...........................................           S-198
Cross-Over Date ...............................           S-130
Cut-off Date ..................................            S-76
Cut-off Date Balance ..........................            S-76
Debt Service Coverage Ratio ...................            S-93
Defaulted Mortgage Loan .......................           S-171
Defeasance Loan ...............................           S-108
Defeasance Lockout Period .....................            S-89
Defeasance Option .............................            S-89
Depositor .....................................            S-76
Depositories ..................................           S-118
Determination Date ............................           S-150
Direct Participants ...........................           S-118
Directing Certificateholder ...................           S-161
Distributable Certificate Interest ............           S-135
Distribution Account ..........................           S-121
Distribution Date .............................           S-120
DSCR ..........................................            S-93
DTC ...........................................           S-118
Due Period ....................................           S-123
Environmental Report ..........................           S-106
ERISA .........................................           S-215
ERISA Plan ....................................           S-215
Euroclear .....................................           S-118
Euroclear plc .................................           S-119
Events of Default .............................           S-178
Excess Interest ...............................           S-135
Excess Interest Distribution Account ..........           S-122
Excess Liquidation Proceeds ...................    S-122, S-139
Excess Liquidation Proceeds Reserve
Account .......................................           S-122
Excluded Plan .................................           S-217
Exemption .....................................           S-216
Fee Interest ..................................           S-109
FIRREA ........................................            S-96

                                      S-219

Fiscal Agent ..............................    S-157
Fitch .....................................    S-214
Form 8-K ..................................     S-93
FPO Persons ...............................      S-4
FSMA ......................................      S-4
GACC ......................................     S-77
GECC ......................................     S-76
GECMC 2005-C2 Master Servicer .............    S-186
GECMC 2005-C2 Pooling and Servicing
Agreement .................................     S-83
GECMC 2005-C2 Special Servicer ............    S-186
GECMC 2005-C2 Trustee .....................    S-186
Ground Lease ..............................    S-109
Group 1 Principal Distribution Amount .....    S-136
Group 1 Principal Shortfall ...............    S-138
Group 2 Principal Distribution Amount......    S-137
Group 2 Principal Shortfall ...............    S-139
Hard Lock Box .............................    S-113
Indirect Participants .....................    S-118
Initial Loan Group 1 Balance ..............     S-76
Initial Loan Group 2 Balance ..............     S-76
Initial Pool Balance ......................     S-76
Initial Rate ..............................     S-86
Insurance Proceeds ........................    S-121
Interest Accrual Period ...................    S-135
Interest Distribution Amount ..............    S-135
Interest Reserve Account ..................    S-122
IRS .......................................    S-174
IXIS ......................................    S-194
IXIS CIB ..................................    S-194
LIBOR .....................................    S-132
LIBOR Business Day ........................    S-132
LIBOR Determination Date ..................    S-132
Liquidation Fee ...........................    S-164
Liquidation Fee Rate ......................    S-164
Liquidation Proceeds ......................    S-121
Loan Group 1 ..............................     S-76
Loan Group 2 ..............................     S-76
Loan Groups ...............................     S-76
Lock Box Accounts .........................    S-113
Lock Box Loans ............................    S-113
Lock-out Period ...........................     S-88
Loews Universal Hotel Portfolio B
Notes .....................................     S-79
Loews Universal Hotel Portfolio
Companion Loans ...........................     S-79
Loews Universal Hotel Portfolio Control
Appraisal Event ...........................    S-188
Loews Universal Hotel Portfolio Cure
Event .....................................    S-190

Loews Universal Hotel Portfolio
Mortgage Loan .............................     S-79
Loews Universal Hotel Portfolio Pari
Passu Loans ...............................     S-79
Loews Universal Hotel Portfolio Senior
Loans .....................................     S-79
Loews Universal Hotel Portfolio Whole
Loan ......................................     S-79
Lower-Tier Distribution Account ...........    S-121
Lower-Tier REMIC ..........................    S-210
LTV Ratio .................................     S-94
MAI .......................................    S-150
MERS ......................................     S-75
Mezz Cap Mortgage Loans ...................     S-84
Mezz Cap Whole Loan .......................     S-84
Midland ...................................    S-161
Mortgage ..................................     S-76
Mortgage Deferred Interest ................    S-145
Mortgage Loan Sellers .....................     S-77
Mortgage Note .............................     S-76
Mortgage Rate .............................    S-134
Mortgaged Property ........................     S-76
Net Mortgage Rate .........................    S-134
Non-Offered Certificates ..................    S-115
Non-Offered Subordinate Certificates ......    S-143
Nonrecoverable Advance ....................    S-147
Non-Serviced Mortgage Loan Servicing
Fee Rate ..................................    S-163
Notional Amount ...........................    S-116
Offered Certificates ......................    S-115
Oglethorpe Mall Mortgage Loan .............     S-81
Oglethorpe Mall Pari Passu Loan ...........     S-81
Oglethorpe Mall Whole Loan ................     S-81
OID .......................................    S-210
One Main Place B Note .....................     S-84
One Main Place Mortgage Loan ..............     S-84
One Main Place Whole Loan .................     S-84
Option Price ..............................    S-172
Pari Passu Loans ..........................     S-85
Participants ..............................    S-118
Pass-Through Rate .........................    S-130
PCIS Persons ..............................      S-4
Percentage Interest .......................    S-118
Periodic Payments .........................     S-93
Permitted Investments .....................    S-122
Plan ......................................    S-215
Planned Principal Balance .................    S-140
Pooling and Servicing Agreement ...........    S-115
Prepayment Assumption .....................    S-210
Prepayment Interest Shortfall .............    S-135

                                     S-220

Prime Rate ...................................           S-149
Principal Distribution Amount ................           S-136
Principal Shortfall ..........................           S-138
Privileged Person ............................           S-153
PTE ..........................................           S-216
Purchase Agreements ..........................            S-77
Purchase Option ..............................           S-172
Purchase Price ...............................           S-111
P&I Advance ..................................           S-145
Qualified Substitute Mortgage Loan ...........           S-112
Rated Final Distribution Date ................           S-142
Rating Agency Trigger Event ..................           S-193
Record Date ..................................           S-120
Regular Certificates .........................           S-210
Reimbursement Rate ...........................           S-149
Related Proceeds .............................           S-147
Release Date .................................            S-89
Relevant Persons .............................             S-4
REMIC ........................................           S-210
REMIC Provisions .............................           S-210
REO Loan .....................................           S-139
REO Property .................................           S-160
Residual Certificates ........................           S-115
Restricted Group .............................           S-216
Revised Rate .................................            S-86
Rules ........................................           S-119
Scheduled Principal Distribution
Amount .......................................           S-137
Senior Certificates ..........................           S-115
Series 2005-CIBC12 Master Servicer ...........           S-187
Series 2005-CIBC12 Pooling and
Servicing Agreement ..........................            S-79
Series 2005-CIBC12 Servicer ..................            S-79
Series 2005-CIBC12 Special Servicer ..........     S-80, S-188
Series 2005-CIBC12 Trustee ...................           S-187
Serviced B Notes .............................            S-84
Serviced Mortgage Loans ......................            S-84
Serviced Whole Loan ..........................            S-84
Servicer Remittance Date .....................           S-145
Servicer Reports .............................           S-153
Servicing Advances ...........................           S-147
Servicing Fee ................................           S-163
Servicing Fee Rate ...........................           S-163
Servicing Standard ...........................           S-159
SFH Area .....................................           S-105
Similar Law ..................................           S-215

Soft at Closing, Springing Hard ..............           S-113
Soft Lock Box ................................           S-113
Special Servicing Fee ........................           S-163
Special Servicing Fee Rate ...................           S-163
Specially Serviced Mortgage Loans ............           S-160
Springing Hard ...............................           S-113
Springing Lock Box Loan ......................           S-113
Stated Principal Balance .....................           S-139
Statement to Certificateholders ..............           S-151
Subordinate Certificates .....................           S-115
Subordinate Offered Certificates .............           S-115
Swap Contract ................................           S-192
Swap Counterparty ............................           S-192
Swap Default .................................           S-193
S&P ..........................................    S-105, S-214
Terms and Conditions .........................           S-120
Tinley Crossings-8151 W 183rd B Note .........            S-84
Tinley Crossings-8151 W 183rd
Mortgage Loan ................................            S-84
Tinley Crossings-8151 W 183rd Whole

Trustee ......................................     S-77, S-156
Trustee Fee ..................................           S-157
Trustee Fee Rate .............................           S-157
Uncovered Prepayment Interest
Shortfall ....................................           S-136
Underwriters .................................           S-213
Underwriting Agreement .......................           S-213
Underwritten Net Cash Flow ...................            S-94
Unscheduled Principal Distribution
Amount .......................................           S-138
Upper-Tier Distribution Account ..............           S-121
Upper-Tier REMIC .............................           S-210
Voting Rights ................................           S-155
WAC Rate .....................................           S-134
Withheld Amounts .............................           S-122
Withheld Loans ...............................           S-122
Workout Fee ..................................           S-164
Workout Fee Rate .............................           S-164
Workout-Delayed Reimbursement
Amount .......................................           S-148
Yield Maintenance Charge .....................            S-88
Yield Maintenance Period .....................           S-197

                                     S-221

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GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C3


ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                          % BY                   % BY APPLICABLE              MORTGAGE
                                                      INITIAL POOL  LOAN GROUP      LOAN GROUP      # OF        LOAN      ORIGINAL
     ID                              PROPERTY NAME      BALANCE     ONE OR TWO       BALANCE     PROPERTIES  SELLER(1)  BALANCE(14)
------------------------------------------------------------------------------------------------------------------------------------

      1       Oakland City Center                        7.09%          1             8.98%           1          GACC    150,000,000
      2       Inland Hewitt Office Portfolio             6.13%          1             7.77%           2          GERE    129,800,000
     2.1      4 Overlook Point                           4.42%          1             5.60%           1          GERE     93,622,440
     2.2      Half Day Road                              1.71%          1             2.16%           1          GERE     36,177,560
      3       Garden City Plaza                          4.65%          1             5.88%           1          BofA     98,539,456
------------------------------------------------------------------------------------------------------------------------------------
      4       123 William Street                         4.25%          1             5.39%           1          BofA     90,000,000
      5       Medici Apartments                          4.25%          2             20.23%          1          BofA     90,000,000
      6       Loews Universal Hotel Portfolio            3.78%          1             4.79%           3          GACC     80,000,000
     6.1      Loews Portofino Bay                        1.53%          1             1.94%           1          GACC     32,355,556
     6.2      Loews Royal Pacific                        1.29%          1             1.63%           1          GACC     27,200,000
------------------------------------------------------------------------------------------------------------------------------------
     6.3      Hard Rock Hotel                            0.97%          1             1.22%           1          GACC     20,444,444
      7       Oglethorpe Mall                            3.54%          1             4.48%           1          GACC     75,000,000
      8       1301 Fannin                                3.34%          1             4.23%           1          BofA     70,700,000
      9       One Main Place                             3.26%          1             4.13%           1          GERE     69,000,000
     10       The Barlow Building                        2.92%          1             3.70%           1          GERE     61,750,000
------------------------------------------------------------------------------------------------------------------------------------
     11       125 West 55th Street                       2.36%          1             2.99%           1          GACC     50,000,000
     12       25 West 45th Street                        2.12%          1             2.69%           1          BofA     45,000,000
     13       11 Dupont Circle                           2.06%          1             2.61%           1          BofA     43,600,000
     14       330 7th Avenue                             1.94%          1             2.45%           1          GACC     41,000,000
     15       Spirit Finance Portfolio                   1.85%          1             2.34%           4          GACC     39,200,000
------------------------------------------------------------------------------------------------------------------------------------
    15.1      CarMax Jacksonville                        0.59%          1             0.75%           1          GACC     12,600,000
    15.2      CarMax Ontario                             0.50%          1             0.63%           1          GACC     10,570,000
    15.3      CarMax Pompano Beach                       0.38%          1             0.48%           1          GACC      8,050,000
    15.4      CarMax Midlothian                          0.38%          1             0.48%           1          GACC      7,980,000
     16       Greens at Irene                            1.37%          2             6.52%           1          GERE     29,000,000
------------------------------------------------------------------------------------------------------------------------------------
     17       Village at Main Street Shopping Center     1.33%          1             1.69%           1          GACC     28,250,000
     18       Wiener Apartment Portfolio XI              1.28%          2             6.09%           4          GACC     27,125,000
    18.1      671-681 West 193rd Street                  0.46%          2             2.21%           1          GACC      9,828,824
    18.2      11 Hillside Avenue                         0.35%          2             1.68%           1          GACC      7,467,353
    18.3      4530 Broadway                              0.34%          2             1.60%           1          GACC      7,148,235
------------------------------------------------------------------------------------------------------------------------------------
    18.4      240 East 18th Street                       0.13%          2             0.60%           1          GACC      2,680,588
     19       Red Hawk at Sheely Farms                   1.27%          2             6.06%           1          GERE     26,975,000
     20       Ivystone Apartments                        1.25%          2             5.96%           1          GACC     26,500,000
     21       Marriott Courtyard - San Diego             1.22%          1             1.54%           1          GACC     25,750,000
     22       Bakersfield Office Portfolio               0.91%          1             1.15%           3          GACC     19,200,000
------------------------------------------------------------------------------------------------------------------------------------
    22.1      Cal Twin Centre                            0.63%          1             0.80%           1          GACC     13,402,353
    22.2      Parkway Center I                           0.21%          1             0.27%           1          GACC      4,442,353
    22.3      Parkway Center II                          0.06%          1             0.08%           1          GACC      1,355,294
     23       South View Apartments                      0.89%          2             4.25%           1          GERE     18,918,000
     24       Residence Inn El Segundo                   0.84%          1             1.06%           1          GACC     17,750,000
------------------------------------------------------------------------------------------------------------------------------------
     25       Renaissance Towne Center                   0.82%          1             1.04%           1          GERE     17,375,000
     26       Brewery Station                            0.77%          1             0.98%           1          BofA     16,300,000
     27       Chapel Ridge                               0.76%          2             3.64%           1          GERE     16,180,000
     28       The Market at Parmer Lane                  0.76%          1             0.96%           1          BofA     16,000,000
     29       Town & Country Shopping Center             0.74%          1             0.94%           1          GERE     15,700,000
------------------------------------------------------------------------------------------------------------------------------------
     30       Woodmen Valley Shopping Center             0.71%          1             0.90%           1          GERE     15,000,000
     31       Kona Coast Shopping Center                 0.70%          1             0.89%           1          GACC     14,800,000
     32       Lindsey Office Portfolio                   0.69%          1             0.87%           3          GERE     14,500,000
    32.1      Lindsey Office - Lakeside Center I         0.28%          1             0.36%           1          GERE      5,934,000
    32.2      Lindsey Office - Millsap                   0.27%          1             0.34%           1          GERE      5,626,000
------------------------------------------------------------------------------------------------------------------------------------
    32.3      Lindsey Office - Lakeside Center II        0.14%          1             0.18%           1          GERE      2,940,000
     33       Stone Gate Apartments                      0.67%          2             3.21%           1          GERE     14,264,000
     34       Westpark Shopping Center                   0.62%          1             0.79%           1          GERE     13,170,000
     35       Ivy Hollow Apartments                      0.61%          2             2.92%           1          GACC     13,000,000
     36       Arapahoe Village                           0.61%          1             0.78%           1          GERE     13,000,000
------------------------------------------------------------------------------------------------------------------------------------
     37       12000 Biscayne Office Building             0.61%          1             0.78%           1          GERE     13,000,000
     38       Oak Lake Apartments                        0.61%          2             2.91%           1          GACC     12,960,000
     39       Premiere Place Shopping Center             0.60%          1             0.77%           1          BofA     12,800,000
     40       Springs MHC                                0.57%          1             0.72%           1          GERE     12,100,000
     41       Doheny Village Center                      0.57%          1             0.72%           1          BofA     12,000,000
------------------------------------------------------------------------------------------------------------------------------------
     42       Windstone MHC - IPG Portfolio              0.56%          1             0.71%           4          GERE     11,870,000
    42.1      The Pines MHC - IPG                        0.25%          1             0.31%           1          GERE      5,227,866
    42.2      Windstone MHC - IPG                        0.11%          1             0.14%           1          GERE      2,321,932
    42.3      Meadow View MHC - IPG                      0.11%          1             0.14%           1          GERE      2,300,824
    42.4      River Place MHC - IPG                      0.10%          1             0.12%           1          GERE      2,019,378
------------------------------------------------------------------------------------------------------------------------------------
     43       Nittany Crossing Apartments                0.56%          2             2.66%           1          GERE     11,830,000
     44       State College Park Apartments              0.56%          2             2.64%           1          GERE     11,759,400
     45       Shaws Marketplace                          0.55%          1             0.70%           1          BofA     11,680,000
     46       Plano Tech Center                          0.55%          1             0.69%           1          GERE     11,550,000
     47       Dimmock Square Shopping Center             0.54%          1             0.69%           1          GERE     11,500,000
------------------------------------------------------------------------------------------------------------------------------------
     48       Crown Woods Apartments                     0.53%          2             2.51%           1          GERE     11,200,000
     49       Senior Aerospace                           0.51%          1             0.65%           1          BofA     10,875,000
     50       One Sovereign Place Apartments             0.50%          2             2.38%           1          BofA     10,600,000
     51       Red Mountain Plaza                         0.50%          1             0.63%           1          BofA     10,500,000
     52       Gold Canyon RV Park                        0.49%          1             0.63%           1          GERE     10,450,000
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     53       Drum Hill Shopping Center                  0.49%          1             0.61%           1          BofA     10,275,000
     54       Deer Valley Apartments                     0.46%          2             2.21%           1          GERE      9,840,000
     55       Westgate Plaza                             0.46%          1             0.58%           1          GERE      9,650,000
     56       Arbor Crest Apartments                     0.43%          2             2.02%           1          GACC      9,000,000
     57       Chino Promenade                            0.43%          1             0.54%           1          GACC      9,000,000
------------------------------------------------------------------------------------------------------------------------------------
     58       San Mateo Apartments                       0.42%          2             2.00%           1          GERE      8,880,000
     59       Dover Shopping Center                      0.42%          1             0.53%           1          GACC      8,800,000
     60       1608 Chestnut Street                       0.41%          1             0.52%           1          GACC      8,650,000
     61       Greenbrier at Tanasbourne Apartments       0.40%          2             1.91%           1          GERE      8,500,000
     62       Avanti Apartments                          0.38%          2             1.80%           1          GERE      8,000,000
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     63       Alderwood Retail                           0.37%          1             0.47%           1          GERE      7,880,000
     64       Homewood Suites-Tallahassee                0.35%          1             0.45%           1          BofA      7,500,000
     65       Graham Town Center                         0.34%          1             0.43%           1          BofA      7,200,000
     66       Princess Anne Farm Fresh                   0.33%          1             0.42%           1          GACC      7,000,000
     67       Sand Pebble Apartments                     0.33%          2             1.56%           1          GERE      6,935,000
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     68       West 45th Business Center                  0.33%          1             0.41%           1          GERE      6,900,000
     69       Tinley Crossings - 8151 W 183rd            0.32%          1             0.41%           1          GERE      6,880,000
     70       Terrace Apartments                         0.31%          2             1.48%           1          GERE      6,580,000
     71       Portland Storage - Spokane                 0.31%          1             0.39%           2          BofA      6,571,439
    71.1      Portland Storage - Spokane North           0.24%          1             0.30%           1          BofA      4,987,960
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    71.2      Portland Storage - Spokane East            0.07%          1             0.09%           1          BofA      1,583,479
     72       Links at Harrison                          0.31%          2             1.46%           1          GERE      6,500,000
     73       Centre of Merritt                          0.31%          1             0.39%           1          GERE      6,500,000
     74       Landmark Apartments                        0.30%          2             1.43%           1          GERE      6,400,000
     75       The Groves                                 0.30%          1             0.38%           1          GERE      6,300,000
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     76       Hamilton Mill on Bentley                   0.29%          2             1.40%           1          BofA      6,240,000
     77       Briarwood MHC                              0.29%          2             1.36%           1          GERE      6,050,000
     78       105-115 Bennett Avenue                     0.29%          2             1.36%           1          GACC      6,050,000
     79       Castro Valley Hayward Storage              0.28%          1             0.36%           1          GERE      6,000,000
     80       Chartwell Medical Office Building          0.27%          1             0.34%           1          GERE      5,700,000
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     81       Luna Crossing                              0.27%          1             0.34%           1          GERE      5,700,000
     82       Stor-N-Loc Santa Rosa                      0.26%          1             0.33%           1          GERE      5,600,000
     83       Shoppes at Corporate Park                  0.26%          1             0.33%           1          GERE      5,500,000
     84       Sunrise RV Park                            0.25%          1             0.32%           1          GERE      5,300,000
     85       Tinley Crossings - 18410 Crossings Dr      0.25%          1             0.31%           1          GERE      5,240,000
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     86       Valley View Market                         0.24%          1             0.31%           1          GERE      5,150,000
     87       Windemere & Mill Creek MHCs - IPG          0.24%          1             0.30%           2          GERE      5,090,000
    87.1      Windemere MHC                              0.12%          1             0.15%           1          GERE      2,577,815
    87.2      Mill Creek MHC                             0.12%          1             0.15%           1          GERE      2,512,185
     88       8300 Bissonnet                             0.22%          1             0.28%           1          GERE      4,758,000
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     89       Western Way RV Resort                      0.22%          1             0.28%           1          GERE      4,740,000
     90       Clearwater Ridge Apartments                0.22%          2             1.06%           1          GERE      4,700,000
     91       Valle Sereno Apartments                    0.21%          2             1.02%           1          GERE      4,520,000
     92       Three Corporate Centre                     0.21%          1             0.27%           1          GERE      4,500,000
     93       Raytown Walgreens                          0.21%          1             0.27%           1          GERE      4,480,000
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     94       Longview MHC                               0.21%          1             0.26%           1          GERE      4,425,000
     95       7926 South Madison Street                  0.21%          1             0.26%           1          GERE      4,400,000
     96       Hidden Village MHC                         0.21%          1             0.26%           1          GERE      4,350,000
     97       Hialeah                                    0.20%          1             0.26%           1          GERE      4,300,000
     98       Storage One @ Stephanie                    0.20%          1             0.26%           1          GERE      4,300,000
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     99       Yelland - Long Beach                       0.19%          1             0.24%           1          GERE      4,050,000
     100      Castle Hills Self Storage                  0.19%          1             0.24%           1          GERE      4,025,000
     101      Storaway Orlando                           0.19%          1             0.24%           1          GERE      3,950,000
     102      Storage Max Self Storage                   0.18%          1             0.23%           1          GERE      3,890,000
     103      Auburn Green                               0.18%          2             0.86%           1          GERE      3,827,000
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     104      2105 Corporate Drive                       0.18%          1             0.22%           1          GERE      3,750,000
     105      Skaff Apartments                           0.18%          2             0.84%           1          GERE      3,750,000
     106      326 North Rodeo Drive                      0.17%          1             0.22%           1          BofA      3,600,000
     107      Santa Paula Self Storage                   0.17%          1             0.22%           1          GERE      3,600,000
     108      Storage One @ Annie Oakley                 0.17%          1             0.22%           1          GERE      3,600,000
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     109      Hawthorne Self Storage                     0.17%          1             0.21%           1          GERE      3,500,000
     110      Advantage Self Storage Rockwall            0.16%          1             0.21%           1          GERE      3,475,000
     111      Tanglewood Apartments                      0.16%          2             0.77%           1          GERE      3,425,000
     112      La Mirada Apartments                       0.16%          2             0.75%           1          GERE      3,340,000
     113      Lumber River Village                       0.15%          1             0.19%           1          GERE      3,190,000
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     114      Castro Valley Storage                      0.15%          1             0.19%           1          GERE      3,113,000
     115      Shurgard Eastland/COTT                     0.15%          1             0.19%           2          BofA      3,100,000
    115.1     Shurgard - Charlotte                       0.09%          1             0.11%           1          BofA      1,903,509
    115.2     Shurgard - Matthews                        0.06%          1             0.07%           1          BofA      1,196,491
     116      Meadows at Carson Creek                    0.15%          2             0.70%           1          GERE      3,100,000
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     117      Merced Mobile Estates                      0.14%          2             0.68%           1          GERE      3,015,000
     118      Fairfield Self Storage                     0.14%          1             0.18%           1          GERE      3,000,000
     119      Storage One @ Rock Springs                 0.14%          1             0.17%           1          GERE      2,900,000
     120      Budget Self Storage of Tampa               0.13%          1             0.16%           1          GERE      2,700,000
     121      A Storage Place - Englewood                0.12%          1             0.15%           1          GERE      2,520,000
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     122      Storage One at Ann Road                    0.11%          1             0.14%           1          GERE      2,400,000
     123      Cambridge Square II                        0.11%          2             0.53%           1          GERE      2,350,000
     124      StreetSide at Greenville                   0.11%          1             0.14%           1          GERE      2,300,000
     125      Advantage Self Storage Rowlett             0.11%          1             0.14%           1          GERE      2,288,000
     126      Tyrone Village MHC                         0.11%          1             0.14%           1          GERE      2,265,000
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     127      Roanoke Corners                            0.10%          1             0.12%           1          GERE      2,040,000
     128      Sedona Peak Apartments                     0.09%          2             0.45%           1          GERE      2,000,000
     129      Storage One @ Pecos Mini                   0.09%          1             0.11%           1          GERE      1,900,000
     130      Apache Arms Apartments                     0.09%          2             0.41%           1          GERE      1,811,000
     131      WSG Las Cruces                             0.09%          1             0.11%           1          GERE      1,800,000
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     132      Thomas Crossroads                          0.07%          1             0.08%           1          GERE      1,400,000

          CUT-OFF                GENERAL                  DETAILED                                    INTEREST       ORIGINAL
           DATE                  PROPERTY                 PROPERTY          INTEREST ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY
     ID   BALANCE                  TYPE                     TYPE            RATE(12)    FEE RATE        BASIS    OR APD (MOS.)(11)
-----------------------------------------------------------------------------------------------------------------------------------

      1   150,000,000     Office                 CBD                        4.6290%      0.0310%     Actual/360         60
      2   129,800,000     Office                 Suburban                   5.0400%      0.0310%       30/360           60
     2.1   93,622,440     Office                 Suburban
     2.2   36,177,560     Office                 Suburban
      3    98,339,043     Office                 Suburban                   5.5175%      0.0610%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
      4    90,000,000     Office                 CBD                        5.3690%      0.0610%     Actual/360         120
      5    90,000,000     Multifamily            Conventional               5.0670%      0.0310%     Actual/360         60
      6    80,000,000     Hotel                  Full Service               4.7250%      0.0210%     Actual/360         120
     6.1   32,355,556     Hotel                  Full Service
     6.2   27,200,000     Hotel                  Full Service
-----------------------------------------------------------------------------------------------------------------------------------
     6.3   20,444,444     Hotel                  Full Service
      7    74,918,248     Retail                 Anchored                   4.8913%      0.0310%     Actual/360         84
      8    70,700,000     Office                 CBD                        5.6301%      0.0410%     Actual/360         60
      9    69,000,000     Office                 CBD                        5.3500%      0.0410%     Actual/360         84
     10    61,750,000     Office                 Suburban                   5.0400%      0.0310%     Actual/360         84
-----------------------------------------------------------------------------------------------------------------------------------
     11    50,000,000     Office                 CBD                        5.7433%      0.0310%       30/360           60
     12    44,953,685     Office                 CBD                        5.1350%      0.0610%     Actual/360         120
     13    43,600,000     Office                 CBD                        5.3530%      0.0610%     Actual/360         60
     14    41,000,000     Office                 CBD                        4.9970%      0.0310%     Actual/360         121
     15    39,161,225     Retail                 Unanchored                 5.3000%      0.0310%     Actual/360         120
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    15.1   12,587,537     Retail                 Unanchored
    15.2   10,559,545     Retail                 Unanchored
    15.3    8,042,037     Retail                 Unanchored
    15.4    7,972,107     Retail                 Unanchored
     16    29,000,000     Multifamily            Conventional               5.1600%      0.0310%     Actual/360         120
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     17    28,250,000     Mixed Use              Retail/Office              5.4850%      0.0310%     Actual/360         120
     18    27,097,842     Multifamily            Conventional               5.2500%      0.0310%     Actual/360         60
    18.1    9,818,983     Multifamily            Conventional
    18.2    7,459,877     Multifamily            Conventional
    18.3    7,141,078     Multifamily            Conventional
-----------------------------------------------------------------------------------------------------------------------------------
    18.4    2,677,904     Multifamily            Conventional
     19    26,975,000     Multifamily            Conventional               5.1500%      0.0310%       30/360           120
     20    26,500,000     Multifamily            Conventional               5.1000%      0.0310%     Actual/360         121
     21    25,750,000     Hotel                  Full Service               5.6050%      0.0310%     Actual/360         121
     22    19,200,000     Office                 CBD                        5.0200%      0.0310%     Actual/360         61
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    22.1   13,402,353     Office                 CBD
    22.2    4,442,353     Office                 CBD
    22.3    1,355,294     Office                 CBD
     23    18,918,000     Multifamily            Student Housing            4.5600%      0.0310%     Actual/360         120
     24    17,750,000     Hotel                  Extended Stay              5.6050%      0.0310%     Actual/360         121
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     25    17,375,000     Retail                 Anchored                   5.1300%      0.0310%     Actual/360         120
     26    16,300,000     Industrial             Office/Warehouse           5.0000%      0.0610%     Actual/360         120
     27    16,180,000     Multifamily            Student Housing            4.6100%      0.0310%     Actual/360         84
     28    16,000,000     Retail                 Anchored                   4.9480%      0.0610%     Actual/360         120
     29    15,684,129     Retail                 Anchored                   5.2100%      0.0310%     Actual/360         120
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     30    15,000,000     Retail                 Anchored                   5.4600%      0.0310%     Actual/360         120
     31    14,800,000     Retail                 Anchored                   5.0600%      0.0310%     Actual/360         121
     32    14,500,000     Office                 Suburban                   5.4800%      0.0310%     Actual/360         120
    32.1    5,934,000     Office                 Suburban
    32.2    5,626,000     Office                 Suburban
-----------------------------------------------------------------------------------------------------------------------------------
    32.3    2,940,000     Office                 Suburban
     33    14,264,000     Multifamily            Student Housing            4.5600%      0.0310%     Actual/360         120
     34    13,170,000     Retail                 Anchored                   5.1900%      0.0310%     Actual/360         120
     35    13,000,000     Multifamily            Conventional               5.2350%      0.0310%     Actual/360         121
     36    13,000,000     Retail                 Anchored                   5.1300%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     37    13,000,000     Office                 Suburban                   5.4800%      0.0310%     Actual/360         121
     38    12,960,000     Multifamily            Conventional               5.1000%      0.0310%     Actual/360         121
     39    12,800,000     Retail                 Anchored                   5.2170%      0.1110%     Actual/360         120
     40    12,100,000     Manufactured Housing   Manufactured Housing       5.0500%      0.0310%     Actual/360         120
     41    11,988,811     Retail                 Unanchored                 5.5400%      0.0610%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     42    11,870,000     Manufactured Housing   Manufactured Housing       4.8500%      0.0310%     Actual/360         60
    42.1    5,227,866     Manufactured Housing   Manufactured Housing
    42.2    2,321,932     Manufactured Housing   Manufactured Housing
    42.3    2,300,824     Manufactured Housing   Manufactured Housing
    42.4    2,019,378     Manufactured Housing   Manufactured Housing
-----------------------------------------------------------------------------------------------------------------------------------
     43    11,830,000     Multifamily            Student Housing            4.7000%      0.0310%     Actual/360         60
     44    11,759,400     Multifamily            Student Housing            4.7000%      0.0310%     Actual/360         60
     45    11,680,000     Retail                 Anchored                   5.1290%      0.0610%     Actual/360         120
     46    11,550,000     Industrial             Office/Warehouse           5.5500%      0.0310%     Actual/360         120
     47    11,474,495     Retail                 Anchored                   5.1100%      0.0810%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     48    11,175,882     Multifamily            Conventional               5.2500%      0.0310%     Actual/360         120
     49    10,875,000     Industrial             Industrial/Warehouse       5.0880%      0.0610%     Actual/360         120
     50    10,600,000     Multifamily            Conventional               5.0340%      0.0610%     Actual/360         120
     51    10,489,258     Retail                 Shadow Anchored            5.1600%      0.0610%     Actual/360         120
     52    10,450,000     Manufactured Housing   RV Park                    5.3500%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     53    10,275,000     Retail                 Anchored                   4.6880%      0.0610%     Actual/360         120
     54     9,817,993     Multifamily            Conventional               5.0700%      0.0310%     Actual/360         120
     55     9,650,000     Retail                 Shadow Anchored            5.3000%      0.0310%     Actual/360         120
     56     9,000,000     Multifamily            Conventional               5.2800%      0.0310%     Actual/360         120
     57     9,000,000     Retail                 Anchored                   4.9800%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     58     8,880,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
     59     8,791,401     Retail                 Anchored                   5.3500%      0.0310%     Actual/360         120
     60     8,650,000     Office                 CBD                        5.3700%      0.0310%     Actual/360         121
     61     8,500,000     Multifamily            Conventional               4.9300%      0.0310%     Actual/360         120
     62     8,000,000     Multifamily            Conventional               5.0900%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     63     7,880,000     Retail                 Shadow Anchored            5.1700%      0.0310%     Actual/360         120
     64     7,489,844     Hotel                  Limited Service            5.6940%      0.0610%     Actual/360         120
     65     7,192,480     Retail                 Shadow Anchored            5.0730%      0.0610%     Actual/360         120
     66     7,000,000     Retail                 Anchored                   5.3500%      0.0310%     Actual/360         120
     67     6,935,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     68     6,900,000     Office                 Suburban                   5.3500%      0.0310%     Actual/360         120
     69     6,873,028     Office                 Suburban                   5.2000%      0.0310%     Actual/360         120
     70     6,573,268     Multifamily            Conventional               5.1600%      0.0710%     Actual/360         120
     71     6,571,439     Self Storage           Self Storage               5.2300%      0.0610%     Actual/360         120
    71.1    4,987,960     Self Storage           Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
    71.2    1,583,479     Self Storage           Self Storage
     72     6,500,000     Multifamily            Conventional               4.9800%      0.0310%     Actual/360         120
     73     6,479,638     Retail                 Anchored                   5.1800%      0.0310%     Actual/360         120
     74     6,380,329     Multifamily            Conventional               5.3800%      0.0310%     Actual/360         120
     75     6,300,000     Manufactured Housing   Manufactured Housing       4.9500%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     76     6,240,000     Multifamily            Conventional               5.1000%      0.0610%     Actual/360         120
     77     6,050,000     Manufactured Housing   Manufactured Housing       5.2900%      0.0310%     Actual/360         120
     78     6,043,943     Multifamily            Conventional               5.2500%      0.0310%     Actual/360         60
     79     5,987,619     Self Storage           Self Storage               5.4500%      0.0310%     Actual/360         120
     80     5,700,000     Office                 Medical                    5.0800%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     81     5,700,000     Retail                 Shadow Anchored            5.1400%      0.0310%     Actual/360         120
     82     5,593,021     Self Storage           Self Storage               5.3000%      0.0310%     Actual/360         120
     83     5,494,440     Retail                 Unanchored                 5.2100%      0.0310%     Actual/360         120
     84     5,300,000     Manufactured Housing   RV Park                    5.3500%      0.0310%     Actual/360         120
     85     5,234,690     Office                 Suburban                   5.2000%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     86     5,150,000     Retail                 Shadow Anchored            5.2900%      0.0310%     Actual/360         120
     87     5,090,000     Manufactured Housing   Manufactured Housing       4.8500%      0.0310%     Actual/360         60
    87.1    2,577,815     Manufactured Housing   Manufactured Housing
    87.2    2,512,185     Manufactured Housing   Manufactured Housing
     88     4,758,000     Office                 Suburban                   5.5100%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     89     4,728,476     Manufactured Housing   RV Park                    5.3600%      0.0310%     Actual/360         120
     90     4,700,000     Multifamily            Conventional               4.8300%      0.0310%     Actual/360         120
     91     4,520,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
     92     4,500,000     Office                 Suburban                   5.2600%      0.0310%     Actual/360         120
     93     4,475,675     Retail                 Anchored                   5.4000%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     94     4,425,000     Manufactured Housing   Manufactured Housing       5.0100%      0.0310%     Actual/360         60
     95     4,400,000     Industrial             Office/Warehouse           5.1500%      0.0310%     Actual/360         120
     96     4,350,000     Manufactured Housing   Manufactured Housing       5.0100%      0.0310%     Actual/360         60
     97     4,300,000     Retail                 Shadow Anchored            5.4100%      0.0310%     Actual/360         120
     98     4,300,000     Self Storage           Self Storage               5.5000%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     99     4,050,000     Self Storage           Self Storage               5.2000%      0.0310%     Actual/360         120
     100    4,016,976     Self Storage           Self Storage               5.6100%      0.0310%     Actual/360         120
     101    3,950,000     Self Storage           Self Storage               5.5200%      0.0310%     Actual/360         120
     102    3,890,000     Self Storage           Self Storage               5.6600%      0.0310%     Actual/360         120
     103    3,827,000     Manufactured Housing   Manufactured Housing       4.8500%      0.0310%     Actual/360         60
-----------------------------------------------------------------------------------------------------------------------------------
     104    3,742,459     Industrial             Industrial                 5.5700%      0.0310%     Actual/360         120
     105    3,738,754     Multifamily            Conventional               5.4900%      0.0310%     Actual/360         120
     106    3,600,000     Retail                 Unanchored                 4.9370%      0.0610%     Actual/360         120
     107    3,600,000     Self Storage           Self Storage               5.4700%      0.0310%     Actual/360         120
     108    3,596,499     Self Storage           Self Storage               5.3700%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     109    3,492,746     Self Storage           Self Storage               5.4300%      0.0310%     Actual/360         120
     110    3,471,579     Self Storage           Self Storage               5.3200%      0.0310%     Actual/360         120
     111    3,417,248     Multifamily            Conventional               5.1000%      0.0310%     Actual/360         120
     112    3,340,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
     113    3,190,000     Retail                 Anchored                   5.6500%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     114    3,106,645     Self Storage           Self Storage               5.5000%      0.0310%     Actual/360         120
     115    3,100,000     Self Storage           Self Storage               4.9500%      0.0610%     Actual/360         120
    115.1   1,903,509     Self Storage           Self Storage
    115.2   1,196,491     Self Storage           Self Storage
     116    3,096,806     Manufactured Housing   Manufactured Housing       5.1300%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     117    3,009,029     Manufactured Housing   Manufactured Housing       5.6400%      0.0310%     Actual/360         120
     118    2,991,244     Mixed Use              Self Storage/Office        5.6100%      0.0810%     Actual/360         120
     119    2,896,933     Self Storage           Self Storage               5.0200%      0.0310%     Actual/360         120
     120    2,696,048     Self Storage           Self Storage               5.2800%      0.0310%     Actual/360         120
     121    2,520,000     Self Storage           Self Storage               5.5000%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     122    2,400,000     Self Storage           Self Storage               5.1400%      0.0310%     Actual/360         120
     123    2,350,000     Multifamily            Conventional               5.3900%      0.0310%     Actual/360         120
     124    2,300,000     Retail                 Shadow Anchored            5.6300%      0.0310%     Actual/360         120
     125    2,288,000     Self Storage           Self Storage               5.4400%      0.0310%     Actual/360         120
     126    2,265,000     Manufactured Housing   Manufactured Housing       5.2700%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     127    2,040,000     Retail                 Shadow Anchored            5.2500%      0.0710%     Actual/360         120
     128    2,000,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
     129    1,897,990     Self Storage           Self Storage               5.0200%      0.0310%     Actual/360         120
     130    1,811,000     Multifamily            Conventional               5.0000%      0.0710%     Actual/360         120
     131    1,800,000     Retail                 Shadow Anchored            5.3900%      0.0310%     Actual/360         120
-----------------------------------------------------------------------------------------------------------------------------------
     132    1,400,000     Retail                 Unanchored                 5.5100%      0.0310%     Actual/360         120

                STATED REMAINING     ORIGINAL      REMAINING     FIRST    MATURITY     ANNUAL       MONTHLY
                TERM TO MATURITY   AMORTIZATION  AMORTIZATION   PAYMENT     DATE        DEBT         DEBT
     ID        OR APD (MOS.)(11)    TERM (MOS.)   TERM (MOS.)   DATE(11)   OR APD    SERVICE(2)   SERVICE(2)
--------------------------------------------------------------------------------------------------------------

      1                57                0             0        6/1/2005  5/1/2010   7,039,937.52  586,661.46
      2                58                0             0        7/1/2005  6/1/2010   6,541,920.00  545,160.00
     2.1
     2.2
      3               118               360           358       7/1/2005  6/1/2015   6,726,943.32  560,578.61
--------------------------------------------------------------------------------------------------------------
      4               118               360           360       7/1/2005  6/1/2015   6,043,680.96  503,640.08
      5                59                0             0        8/1/2005  7/1/2010   4,623,637.56  385,303.13
      6               119                0             0        8/1/2005  7/1/2015   3,832,500.00  319,375.00
     6.1
     6.2
--------------------------------------------------------------------------------------------------------------
     6.3
      7                83               360           359       8/1/2005  7/1/2012   4,771,782.36  397,648.53
      8                57                0             0        6/1/2005  5/1/2010   4,035,795.84  336,316.32
      9                83               360           360       8/1/2005  7/1/2012   4,623,665.40  385,305.45
     10                84                0             0        9/1/2005  8/1/2012   3,155,424.96  262,952.08
--------------------------------------------------------------------------------------------------------------
     11                55                0             0        4/1/2005  3/1/2010   2,871,631.08  239,302.59
     12               119               360           359       8/1/2005  7/1/2015   2,943,553.08  245,296.09
     13                59                0             0        8/1/2005  7/1/2010   2,366,323.44  197,193.62
     14               121               360           360       9/1/2005  9/1/2015   2,640,260.40  220,021.70
     15               119               360           359       8/1/2005  7/1/2015   2,612,153.04  217,679.42
--------------------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16               120               360           360       9/1/2005  8/1/2015   1,902,315.96  158,526.33
--------------------------------------------------------------------------------------------------------------
     17               118               360           360       7/1/2005  6/1/2015   1,921,615.56  160,134.63
     18                59               360           359       8/1/2005  7/1/2010   1,797,423.00  149,785.25
    18.1
    18.2
    18.3
--------------------------------------------------------------------------------------------------------------
    18.4
     19               120                0             0        9/1/2005  8/1/2015   1,389,212.52  115,767.71
     20               121                0             0        9/1/2005  9/1/2015   1,370,270.88  114,189.24
     21               121               360           360       9/1/2005  9/1/2015   1,774,878.36  147,906.53
     22                61                0             0        9/1/2005  9/1/2010     977,226.72   81,435.56
--------------------------------------------------------------------------------------------------------------
    22.1
    22.2
    22.3
     23               119                0             0        8/1/2005  7/1/2015     874,642.20   72,886.85
     24               121               360           360       9/1/2005  9/1/2015   1,223,459.88  101,954.99
--------------------------------------------------------------------------------------------------------------
     25               118               360           360       7/1/2005  6/1/2015   1,135,896.84   94,658.07
     26               119               360           360       8/1/2005  7/1/2015   1,050,023.04   87,501.92
     27                79                0             0        4/1/2005  3/1/2012     756,257.64   63,021.47
     28               118               360           360       7/1/2005  6/1/2015   1,024,604.40   85,383.70
     29               119               360           359       8/1/2005  7/1/2015   1,035,689.04   86,307.42
--------------------------------------------------------------------------------------------------------------
     30               118               360           360       7/1/2005  6/1/2015   1,017,507.36   84,792.28
     31               121               360           360       9/1/2005  9/1/2015     959,918.28   79,993.19
     32               120               360           360       9/1/2005  8/1/2015     985,770.60   82,147.55
    32.1
    32.2
--------------------------------------------------------------------------------------------------------------
    32.3
     33               119                0             0        8/1/2005  7/1/2015     659,472.24   54,956.02
     34               118                0             0        7/1/2005  6/1/2015     693,016.32   57,751.36
     35               121               360           360       9/1/2005  9/1/2015     859,989.00   71,665.75
     36               120               360           360       9/1/2005  8/1/2015     849,879.72   70,823.31
--------------------------------------------------------------------------------------------------------------
     37               121               360           360       9/1/2005  9/1/2015     883,794.36   73,649.53
     38               121                0             0        9/1/2005  9/1/2015     670,140.00   55,845.00
     39               118               360           360       7/1/2005  6/1/2015     845,048.16   70,420.68
     40               119               360           360       8/1/2005  7/1/2015     783,908.04   65,325.67
     41               119               360           359       8/1/2005  7/1/2015     821,233.68   68,436.14
--------------------------------------------------------------------------------------------------------------
     42                60               360           360       9/1/2005  8/1/2010     751,644.24   62,637.02
    42.1
    42.2
    42.3
    42.4
--------------------------------------------------------------------------------------------------------------
     43                59                0             0        8/1/2005  7/1/2010     563,732.40   46,977.70
     44                59                0             0        8/1/2005  7/1/2010     560,368.08   46,697.34
     45               119               360           360       8/1/2005  7/1/2015     763,497.96   63,624.83
     46               118               360           360       7/1/2005  6/1/2015     791,309.04   65,942.42
     47               118               360           358       7/1/2005  6/1/2015     750,118.92   62,509.91
--------------------------------------------------------------------------------------------------------------
     48               118               360           358       7/1/2005  6/1/2015     742,161.72   61,846.81
     49               119               360           360       8/1/2005  7/1/2015     707,587.56   58,965.63
     50               119                0             0        8/1/2005  7/1/2015     541,015.20   45,084.60
     51               119               360           359       8/1/2005  7/1/2015     688,769.52   57,397.46
     52               119               360           360       8/1/2005  7/1/2015     700,250.76   58,354.23
--------------------------------------------------------------------------------------------------------------
     53               120                0             0        9/1/2005  8/1/2015     488,382.12   40,698.51
     54               118               360           358       7/1/2005  6/1/2015     638,940.12   53,245.01
     55               120               360           360       9/1/2005  8/1/2015     643,042.80   53,586.90
     56               120               360           360       9/1/2005  8/1/2015     598,388.40   49,865.70
     57               119               360           360       8/1/2005  7/1/2015     578,448.00   48,204.00
--------------------------------------------------------------------------------------------------------------
     58               119               360           360       8/1/2005  7/1/2015     572,037.12   47,669.76
     59               119               360           359       8/1/2005  7/1/2015     589,684.80   49,140.40
     60               121               360           360       9/1/2005  9/1/2015     580,926.60   48,410.55
     61               120               360           360       9/1/2005  8/1/2015     543,202.68   45,266.89
     62               117               360           360       6/1/2005  5/1/2015     520,642.08   43,386.84
--------------------------------------------------------------------------------------------------------------
     63               118               360           360       7/1/2005  6/1/2015     517,488.24   43,124.02
     64               119               300           299       8/1/2005  7/1/2015     563,154.12   46,929.51
     65               119               360           359       8/1/2005  7/1/2015     467,676.24   38,973.02
     66               120               360           360       9/1/2005  8/1/2015     469,067.40   39,088.95
     67               119               360           360       8/1/2005  7/1/2015     446,742.96   37,228.58
--------------------------------------------------------------------------------------------------------------
     68               120               360           360       9/1/2005  8/1/2015     462,366.48   38,530.54
     69               119               360           359       8/1/2005  7/1/2015     453,345.96   37,778.83
     70               119               360           359       8/1/2005  7/1/2015     431,628.96   35,969.08
     71               120               360           360       9/1/2005  8/1/2015     434,476.44   36,206.37
    71.1
--------------------------------------------------------------------------------------------------------------
    71.2
     72               120               240           240       9/1/2005  8/1/2015     513,904.08   42,825.34
     73               118               300           298       7/1/2005  6/1/2015     464,197.56   38,683.13
     74               117               360           357       6/1/2005  5/1/2015     430,297.32   35,858.11
     75               119               300           300       8/1/2005  7/1/2015     439,750.56   36,645.88
--------------------------------------------------------------------------------------------------------------
     76               118               360           360       7/1/2005  6/1/2015     406,560.84   33,880.07
     77               119               360           360       8/1/2005  7/1/2015     402,700.44   33,558.37
     78                59               360           359       8/1/2005  7/1/2010     400,899.84   33,408.32
     79               118               360           358       7/1/2005  6/1/2015     406,552.20   33,879.35
     80               120               300           300       9/1/2005  8/1/2015     403,054.20   33,587.85
--------------------------------------------------------------------------------------------------------------
     81               119               360           360       8/1/2005  7/1/2015     373,060.68   31,088.39
     82               119               324           323       8/1/2005  7/1/2015     390,435.96   32,536.33
     83               119               360           359       8/1/2005  7/1/2015     362,820.96   30,235.08
     84               119               360           360       8/1/2005  7/1/2015     355,151.16   29,595.93
     85               119               360           359       8/1/2005  7/1/2015     345,280.92   28,773.41
--------------------------------------------------------------------------------------------------------------
     86               120               360           360       9/1/2005  8/1/2015     342,794.64   28,566.22
     87                60               360           360       9/1/2005  8/1/2010     322,314.12   26,859.51
    87.1
    87.2
     88               117               360           360       6/1/2005  5/1/2015     324,543.12   27,045.26
--------------------------------------------------------------------------------------------------------------
     89               118               336           334       7/1/2005  6/1/2015     327,274.68   27,272.89
     90               120               360           360       9/1/2005  8/1/2015     296,934.84   24,744.57
     91               119               360           360       8/1/2005  7/1/2015     291,172.08   24,264.34
     92               120               360           360       9/1/2005  8/1/2015     298,524.60   24,877.05
     93               119               360           359       8/1/2005  7/1/2015     301,878.96   25,156.58
--------------------------------------------------------------------------------------------------------------
     94                60               360           360       9/1/2005  8/1/2010     285,376.92   23,781.41
     95               117               360           360       6/1/2005  5/1/2015     288,301.80   24,025.15
     96                60               360           360       9/1/2005  8/1/2010     280,539.96   23,378.33
     97               120               240           240       9/1/2005  8/1/2015     352,332.00   29,361.00
     98               119                0             0        8/1/2005  7/1/2015     239,784.72   19,982.06
--------------------------------------------------------------------------------------------------------------
     99               117               360           360       6/1/2005  5/1/2015     266,867.88   22,238.99
     100              118               360           358       7/1/2005  6/1/2015     277,584.84   23,132.07
     101              119               300           300       8/1/2005  7/1/2015     291,643.92   24,303.66
     102              118               360           360       7/1/2005  6/1/2015     269,748.84   22,479.07
     103               60               360           360       9/1/2005  8/1/2010     242,337.24   20,194.77
--------------------------------------------------------------------------------------------------------------
     104              118               360           358       7/1/2005  6/1/2015     257,484.96   21,457.08
     105              117               360           357       6/1/2005  5/1/2015     255,222.84   21,268.57
     106              120                0             0        9/1/2005  8/1/2015     180,200.52   15,016.71
     107              119               360           360       8/1/2005  7/1/2015     244,472.28   20,372.69
     108              119               360           359       8/1/2005  7/1/2015     241,772.88   20,147.74
--------------------------------------------------------------------------------------------------------------
     109              118               360           358       7/1/2005  6/1/2015     236,630.04   19,719.17
     110              119               360           359       8/1/2005  7/1/2015     232,080.24   19,340.02
     111              119               240           239       8/1/2005  7/1/2015     273,517.44   22,793.12
     112              119               360           360       8/1/2005  7/1/2015     215,158.08   17,929.84
     113              117               360           360       6/1/2005  5/1/2015     220,965.84   18,413.82
--------------------------------------------------------------------------------------------------------------
     114              118               360           358       7/1/2005  6/1/2015     212,103.24   17,675.27
     115              120               360           360       9/1/2005  8/1/2015     198,562.44   16,546.87
    115.1
    115.2
     116              119               360           359       8/1/2005  7/1/2015     202,663.56   16,888.63
--------------------------------------------------------------------------------------------------------------
     117              118               360           358       7/1/2005  6/1/2015     208,615.20   17,384.60
     118              117               360           357       6/1/2005  5/1/2015     206,895.48   17,241.29
     119              119               360           359       8/1/2005  7/1/2015     187,239.48   15,603.29
     120              119               300           299       8/1/2005  7/1/2015     194,730.12   16,227.51
     121              119               360           360       8/1/2005  7/1/2015     171,699.36   14,308.28
--------------------------------------------------------------------------------------------------------------
     122              119                0             0        8/1/2005  7/1/2015     125,073.36   10,422.78
     123              119               360           360       8/1/2005  7/1/2015     158,175.72   13,181.31
     124              120               360           360       9/1/2005  8/1/2015     158,968.32   13,247.36
     125              120               360           360       9/1/2005  8/1/2015     154,860.12   12,905.01
     126              118               360           360       7/1/2005  6/1/2015     150,425.88   12,535.49
--------------------------------------------------------------------------------------------------------------
     127              119               360           360       8/1/2005  7/1/2015     135,179.52   11,264.96
     128              119               360           360       8/1/2005  7/1/2015     128,837.16   10,736.43
     129              119               360           359       8/1/2005  7/1/2015     122,674.20   10,222.85
     130              119               360           360       8/1/2005  7/1/2015     116,662.08    9,721.84
     131              120               360           360       9/1/2005  8/1/2015     121,155.84   10,096.32
--------------------------------------------------------------------------------------------------------------
     132              119               300           300       8/1/2005  7/1/2015     103,267.08    8,605.59

                   REMAINING                                                      CROSSED
                 INTEREST ONLY                                      APD            WITH       RELATED       DSCR      GRACE  PAYMENT
     ID        PERIOD (MOS.)(11)            LOCKBOX(3)           (YES/NO)       OTHER LOANS   BORROWER  (2)(4)(5)(6)  PERIOD  DATE
------------------------------------------------------------------------------------------------------------------------------------

      1               57                       Hard                 No              No                      3.56        5       1
      2               58                  Springing Hard            Yes             No                      2.20        5       1
     2.1
     2.2
      3                                        Soft                 No              No                      1.21        5       1
------------------------------------------------------------------------------------------------------------------------------------
      4               22                       Hard                 No              No                      1.20        5       1
      5               59                       Soft                 No              No                      1.74        5       1
      6               119                 Springing Hard            No              No                      3.61        5       1
     6.1
     6.2
------------------------------------------------------------------------------------------------------------------------------------
     6.3
      7                                        Hard                 No              No                      1.30        5       1
      8               57                       Hard                 No              No                      1.62        0       1
      9               35                       Hard                 No              No                      1.26        5       1
     10               84                  Springing Hard            No              No         Yes-A        1.72        5       1
------------------------------------------------------------------------------------------------------------------------------------
     11               55                       Hard                 No              No                      1.58        6       1
     12                                        Hard                 No              No                      1.21        0       1
     13               59                       Hard                 No              No                      1.33        5       1
     14               73          Soft at Closing, Springing Hard   No              No                      1.25        5       1
     15                                        Hard                 Yes             No                      1.38        5       1
------------------------------------------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16                                         No                  No              No         Yes-C        1.33        5       1
------------------------------------------------------------------------------------------------------------------------------------
     17               70          Soft at Closing, Springing Hard   No              No                      1.25        5       1
     18                                         No                  No              No         Yes-G        1.24        5       1
    18.1
    18.2
    18.3
------------------------------------------------------------------------------------------------------------------------------------
    18.4
     19               120                       No                  No              No                      1.58        5       1
     20               121                       No                  No              No         Yes-F        1.53        5       1
     21               13                        No                  No              No         Yes-E        1.48        5       1
     22               61          Soft at Closing, Springing Hard   No              No                      1.73        5       1
------------------------------------------------------------------------------------------------------------------------------------
    22.1
    22.2
    22.3
     23               119                       No                  No              No         Yes-B        2.44        5       1
     24               13                        No                  No              No         Yes-E        1.50        5       1
------------------------------------------------------------------------------------------------------------------------------------
     25               58                        No                  No              No         Yes-D        1.26        5       1
     26               35                       Hard                 No              No                      1.47        5       1
     27               79                        No                  No              No         Yes-B        2.03        5       1
     28               58                        No                  No              No                      1.26        5       1
     29                                         No                  No              No                      1.23        5       1
------------------------------------------------------------------------------------------------------------------------------------
     30               58                        No                  No              No         Yes-D        1.24        5       1
     31               61                        No                  No              No                      1.30        5       1
     32               24                        No                  No              No         Yes-C        1.23        5       1
    32.1
    32.2
------------------------------------------------------------------------------------------------------------------------------------
    32.3
     33               119                       No                  No              No         Yes-B        2.43        5       1
     34               118                 Springing Hard            No              No         Yes-A        1.84        5       1
     35               49                        No                  No              No                      1.20        5       1
     36               60                        No                  No              No         Yes-D        1.39        5       1
------------------------------------------------------------------------------------------------------------------------------------
     37               61                        No                  No              No                      1.20        5       1
     38               121                       No                  No              No         Yes-F        1.52        5       1
     39               58                        No                  No              No                      1.24        5       1
     40               59                        No                  No              No         Yes-H        1.48        5       1
     41                                         No                  No              No                      1.26        5       1
------------------------------------------------------------------------------------------------------------------------------------
     42                                         No                  No              No         Yes-J        1.30        5       1
    42.1
    42.2
    42.3
    42.4
------------------------------------------------------------------------------------------------------------------------------------
     43               59                        No                  No              No         Yes-B        2.22        5       1
     44               59                        No                  No              No         Yes-B        2.05        5       1
     45               83                        No                  No              No                      1.25        5       1
     46               22                        No                  No              No                      1.35        5       1
     47                                         No                  No              No                      1.84        5       1
------------------------------------------------------------------------------------------------------------------------------------
     48                                         No                  No              No                      1.26        5       1
     49               59                        No                  No              No                      1.41        5       1
     50               119                       No                  No              No                      1.54        5       1
     51                                         No                  No              No                      1.42        5       1
     52               59                        No                  No              No         Yes-H        1.47        5       1
------------------------------------------------------------------------------------------------------------------------------------
     53               120                       No                  No              No                      2.68        5       1
     54                                         No                  No              No                      1.56        5       1
     55                                         No                  No              No                      1.38        5       1
     56               24                        No                  No              No                      1.24        5       1
     57               47                        No                  No              No                      1.38        5       1
------------------------------------------------------------------------------------------------------------------------------------
     58               35                        No                  No              No         Yes-I        1.23        5       1
     59                           Soft at Closing, Springing Hard   No              No         Yes-K        1.44        5       1
     60               25                       Hard                 No              No                      1.25        5       1
     61               60                        No                  No              No                      1.40        5       1
     62               57                        No                  No              No                      1.26        5       1
------------------------------------------------------------------------------------------------------------------------------------
     63               58                        No                  No              No         Yes-D        1.27        5       1
     64                                         No                  No              No                      1.45        5       1
     65                                         No                  No              No                      1.22        5       1
     66                           Soft at Closing, Springing Hard   No              No         Yes-K        1.42        5       1
     67               35                        No                  No              No         Yes-I        1.29        5       1
------------------------------------------------------------------------------------------------------------------------------------
     68                                         No                  No              No                      1.45        5       1
     69                                         No                  No              No         Yes-M        1.39        5       1
     70                                         No                  No              No                      1.21        5       1
     71                                         No                  No              No                      1.20        5       1
    71.1
------------------------------------------------------------------------------------------------------------------------------------
    71.2
     72                                         No                  No              No         Yes-C        1.34        5       1
     73                                         No                  No              No                      1.42        5       1
     74                                         No                  No              No                      1.21        5       1
     75               35                        No                  No              No                      2.08        5       1
------------------------------------------------------------------------------------------------------------------------------------
     76               46                        No                  No              No                      1.21        5       1
     77               59                        No                  No              No         Yes-P        1.23        5       1
     78                                         No                  No              No         Yes-G        1.26        5       1
     79                                         No                  No              No         Yes-N        1.39        5       1
     80                                         No                  No              No                      1.24        5       1
------------------------------------------------------------------------------------------------------------------------------------
     81               35                        No                  No              No                      1.29        5       1
     82                                         No                  No              No                      1.27        5       1
     83                                         No                  No              No                      1.24        5       1
     84               59                        No                  No              No         Yes-H        1.45        5       1
     85                                         No                  No              No         Yes-M        1.34        5       1
------------------------------------------------------------------------------------------------------------------------------------
     86               60                        No                  No              No                      1.41        5       1
     87                                         No                  No              No         Yes-J        1.40        5       1
    87.1
    87.2
     88                9                        No                  No              No                      1.33        5       1
------------------------------------------------------------------------------------------------------------------------------------
     89                                         No                  No              No                      1.26        5       1
     90                                         No                  No              No                      1.74        5       1
     91               35                        No                  No              No         Yes-I        1.27        5       1
     92                                         No                  No              No                      1.24        5       1
     93                                        Hard                 No              No                      1.27        5       1
------------------------------------------------------------------------------------------------------------------------------------
     94                                         No                  No              No         Yes-O        1.36        5       1
     95                9                        No                  No              No         Yes-Q        1.32        5       1
     96                                         No                  No              No         Yes-O        1.32        5       1
     97                                         No                  No              No                      1.20        5       1
     98               119                       No                  No              No         Yes-L        2.06        5       1
------------------------------------------------------------------------------------------------------------------------------------
     99               21                        No                  No              No                      2.10        5       1
     100                                        No                  No              No                      1.43        5       1
     101              11                        No                  No              No         Yes-R        1.27        5       1
     102              22                        No                  No              No                      1.39        5       1
     103                                        No                  No              No         Yes-J        1.33        5       1
------------------------------------------------------------------------------------------------------------------------------------
     104                                        No                  No              No         Yes-Q        1.33        5       1
     105                                        No                  No              No                      1.39        5       1
     106              120                       No                  No              No                      7.51        5       1
     107              23                        No                  No              No                      1.60        5       1
     108                                        No                  No              No         Yes-L        1.33        5       1
------------------------------------------------------------------------------------------------------------------------------------
     109                                        No                  No              No                      1.78        5       1
     110                                        No                  No              No         Yes-S        1.46        5       1
     111                                        No                  No              No         Yes-C        1.36        5       1
     112              35                        No                  No              No         Yes-I        1.23        5       1
     113              33                        No                  No              No                      1.39        5       1
------------------------------------------------------------------------------------------------------------------------------------
     114                                        No                  No              No         Yes-N        1.38        5       1
     115                                        No                  No              No                      1.84        5       1
    115.1
    115.2
     116                                        No                  No              No                      1.36        5       1
------------------------------------------------------------------------------------------------------------------------------------
     117                                        No                  No              No                      1.24        5       1
     118                                        No                  No              No                      1.63        5       1
     119                                        No                  No              No         Yes-L        3.33        5       1
     120                                        No                  No              No                      1.69        5       1
     121              23                        No                  No              No         Yes-R        1.39        5       1
------------------------------------------------------------------------------------------------------------------------------------
     122              119                       No                  No              No                      3.55        5       1
     123              35                        No                  No              No                      1.46        5       1
     124                                        No                  No              No         Yes-T        1.29        5       1
     125              12                        No                  No              No         Yes-S        1.23        5       1
     126              58                        No                  No              No         Yes-P        1.22        5       1
------------------------------------------------------------------------------------------------------------------------------------
     127              23                        No                  No              No                      1.30        5       1
     128              35                        No                  No              No         Yes-I        1.30        5       1
     129                                        No                  No              No         Yes-L        4.09        5       1
     130              35                        No                  No              No         Yes-I        1.21        5       1
     131              24                        No                  No              No                      1.24        5       1
------------------------------------------------------------------------------------------------------------------------------------
     132              23                        No                  No              No         Yes-T        1.33        5       1

                             CUT-OFF
              APPRAISED      DATE LTV      LTV RATIO AT
     ID        VALUE(8)    RATIO(4)(6)  MATURITY/APD(4)(6)
------------------------------------------------------------

      1        385,000,000    38.96%          38.96%
      2        224,600,000    57.79%          57.79%
     2.1       162,000,000
     2.2        62,600,000
      3        123,900,000    79.37%          66.47%
------------------------------------------------------------
      4        115,000,000    78.26%          68.34%
      5        169,000,000    53.25%          53.25%
      6        757,000,000    52.84%          52.84%
     6.1       280,000,000
     6.2       261,000,000
------------------------------------------------------------
     6.3       216,000,000
      7        217,100,000    69.02%          61.02%
      8        101,000,000    70.00%          70.00%
      9         94,500,000    73.02%          68.87%
     10         95,100,000    64.93%          64.93%
------------------------------------------------------------
     11        310,000,000    64.52%          64.52%
     12         60,000,000    74.92%          61.93%
     13         54,500,000    80.00%          80.00%
     14         53,100,000    77.21%          72.53%
     15         56,000,000    69.93%          58.11%
------------------------------------------------------------
    15.1        18,000,000
    15.2        15,200,000
    15.3        11,500,000
    15.4        11,300,000
     16         38,000,000    76.32%          63.07%
------------------------------------------------------------
     17         36,100,000    78.25%          73.93%
     18         42,500,000    63.76%          59.08%
    18.1        15,400,000
    18.2        11,700,000
    18.3        11,200,000
------------------------------------------------------------
    18.4         4,200,000
     19         41,500,000    65.00%          65.00%
     20         33,300,000    79.58%          79.58%
     21         37,500,000    68.67%          58.96%
     22         25,500,000    75.29%          75.29%
------------------------------------------------------------
    22.1        17,800,000
    22.2         5,900,000
    22.3         1,800,000
     23         31,600,000    59.87%          59.87%
     24         24,000,000    73.96%          63.50%
------------------------------------------------------------
     25         22,680,000    76.61%          70.79%
     26         23,300,000    69.96%          61.92%
     27         27,100,000    59.70%          59.70%
     28         22,500,000    71.11%          65.53%
     29         20,000,000    78.42%          64.98%
------------------------------------------------------------
     30         19,000,000    78.95%          73.30%
     31         19,750,000    74.94%          69.17%
     32         20,500,000    70.73%          61.93%
    32.1         8,700,000
    32.2         7,800,000
------------------------------------------------------------
    32.3         4,000,000
     33         24,000,000    59.43%          59.43%
     34         20,000,000    65.85%          65.85%
     35         16,370,000    76.36%          69.05%
     36         18,140,000    71.66%          66.22%
------------------------------------------------------------
     37         17,700,000    73.45%          68.21%
     38         16,200,000    80.00%          80.00%
     39         17,000,000    75.29%          69.67%
     40         20,890,000    57.92%          53.46%
     41         17,000,000    70.52%          59.04%
------------------------------------------------------------
     42         16,870,000    70.36%          64.74%
    42.1         7,430,000
    42.2         3,300,000
    42.3         3,270,000
    42.4         2,870,000
------------------------------------------------------------
     43         19,600,000    60.36%          60.36%
     44         20,700,000    56.81%          56.81%
     45         14,600,000    80.00%          76.54%
     46         18,000,000    64.17%          56.28%
     47         18,300,000    62.70%          51.85%
------------------------------------------------------------
     48         14,450,000    77.34%          64.24%
     49         14,500,000    75.00%          69.26%
     50         13,250,000    80.00%          80.00%
     51         15,700,000    66.81%          55.27%
     52         15,600,000    66.99%          62.10%
------------------------------------------------------------
     53         21,800,000    47.13%          47.13%
     54         12,300,000    79.82%          65.92%
     55         13,600,000    70.96%          58.90%
     56         12,100,000    60.33%          50.76%
     57         11,600,000    77.59%          70.13%
------------------------------------------------------------
     58         11,100,000    80.00%          70.81%
     59         12,650,000    69.50%          57.84%
     60         11,100,000    77.93%          68.05%
     61         13,050,000    65.13%          60.01%
     62         14,800,000    54.05%          49.92%
------------------------------------------------------------
     63         10,250,000    76.88%          71.08%
     64         11,300,000    66.28%          50.87%
     65          8,950,000    80.36%          66.30%
     66         11,300,000    61.95%          51.50%
     67          8,670,000    79.99%          70.80%
------------------------------------------------------------
     68          9,200,000    75.00%          62.35%
     69          8,600,000    79.92%          66.20%
     70          8,300,000    79.20%          65.52%
     71          8,300,000    79.17%          65.57%
    71.1         6,300,000
------------------------------------------------------------
    71.2         2,000,000
     72          9,800,000    66.33%          41.76%
     73         10,200,000    63.53%          47.96%
     74          8,150,000    78.29%          65.36%
     75         13,500,000    46.67%          39.02%
------------------------------------------------------------
     76          7,800,000    80.00%          72.47%
     77          7,775,000    77.81%          72.08%
     78          9,500,000    63.62%          58.95%
     79          8,500,000    70.44%          58.87%
     80          7,250,000    78.62%          58.95%
------------------------------------------------------------
     81          7,050,000    80.85%          71.78%
     82          7,470,000    74.87%          59.18%
     83          7,100,000    77.39%          64.12%
     84          8,140,000    65.11%          60.36%
     85          6,550,000    79.92%          66.20%
------------------------------------------------------------
     86          6,800,000    75.74%          70.15%
     87          6,980,000    72.92%          67.10%
    87.1         3,535,000
    87.2         3,445,000
     88          5,950,000    79.97%          68.50%
------------------------------------------------------------
     89          5,930,000    79.74%          64.40%
     90          8,700,000    54.02%          44.16%
     91          5,650,000    80.00%          70.81%
     92          5,800,000    77.59%          64.32%
     93          5,700,000    78.52%          65.45%
------------------------------------------------------------
     94          5,850,000    75.64%          69.77%
     95          5,500,000    80.00%          67.84%
     96          5,440,000    79.96%          73.76%
     97          6,400,000    67.19%          43.04%
     98          8,270,000    52.00%          52.00%
------------------------------------------------------------
     99          7,400,000    54.73%          47.60%
     100         6,040,000    66.51%          55.85%
     101         5,450,000    72.48%          57.41%
     102         7,040,000    55.26%          48.59%
     103         5,060,000    75.63%          69.59%
------------------------------------------------------------
     104         4,850,000    77.16%          64.73%
     105         4,690,000    79.72%          66.77%
     106        23,300,000    15.45%          15.45%
     107         6,160,000    58.44%          51.16%
     108         4,990,000    72.07%          60.02%
------------------------------------------------------------
     109         5,200,000    67.17%          56.10%
     110         4,670,000    74.34%          61.81%
     111         4,800,000    71.19%          45.15%
     112         4,200,000    79.52%          70.39%
     113         4,625,000    68.97%          61.89%
------------------------------------------------------------
     114         4,600,000    67.54%          56.53%
     115         5,700,000    54.39%          44.64%
    115.1        3,500,000
    115.2        2,200,000
     116         4,150,000    74.62%          61.67%
------------------------------------------------------------
     117         3,790,000    79.39%          66.74%
     118         4,200,000    71.22%          59.87%
     119         8,020,000    36.12%          29.75%
     120         4,800,000    56.17%          42.49%
     121         3,150,000    80.00%          70.09%
------------------------------------------------------------
     122         6,790,000    35.35%          35.35%
     123         4,350,000    54.02%          48.22%
     124         2,875,000    80.00%          67.09%
     125         3,060,000    74.77%          63.92%
     126         2,850,000    79.47%          73.59%
------------------------------------------------------------
     127         2,900,000    70.34%          61.26%
     128         2,500,000    80.00%          70.81%
     129         6,970,000    27.23%          22.43%
     130         2,630,000    68.86%          60.95%
     131         2,250,000    80.00%          69.90%
------------------------------------------------------------
     132         1,825,000    76.71%          62.94%

     ID                                                  ADDRESS                                               CITY
---------------------------------------------------------------------------------------------------------------------------------

      1    1111 Broadway, 555 12th Street, 505 14th Street, 1300 Clay Street and City Square (500 12th Street) Oakland
      2    Various                                                                                             Lincolnshire
     2.1   4 Overlook Point                                                                                    Lincolnshire
     2.2   90, 98 & 100 Half Day Road                                                                          Lincolnshire
      3    100, 200, 300 and 400 Garden City Plaza                                                             Garden City
---------------------------------------------------------------------------------------------------------------------------------
      4    123 William Street                                                                                  New York
      5    722 & 725 South Bixel Street                                                                        Los Angeles
      6    Various                                                                                             Orlando
     6.1   5601 Universal Boulevard                                                                            Orlando
     6.2   6300 Hollywood Way                                                                                  Orlando
---------------------------------------------------------------------------------------------------------------------------------
     6.3   5800 Universal Boulevard                                                                            Orlando
      7    7804 Abercorn Street                                                                                Savannah
      8    1301 Fannin Street                                                                                  Houston
      9    1201 Main Street                                                                                    Dallas
     10    5454 Wisconsin Avenue                                                                               Chevy Chase
---------------------------------------------------------------------------------------------------------------------------------
     11    125 West 55th Street                                                                                New York
     12    25 West 45th Street                                                                                 New York
     13    11 Dupont Circle                                                                                    Washington
     14    330 7th Avenue                                                                                      New York
     15    Various                                                                                             Various
---------------------------------------------------------------------------------------------------------------------------------
    15.1   11335 Atlantic Boulevard                                                                            Jacksonville
    15.2   4100 East Inland Empire Boulevard                                                                   Ontario
    15.3   1700 Northwest 36th Street                                                                          Pompano Beach
    15.4   901 Murray Olds Drive                                                                               Midlothian
     16    8285 Irene Boulevard                                                                                Memphis
---------------------------------------------------------------------------------------------------------------------------------
     17    8309-8699 Main Street                                                                               Wilsonville
     18    Various                                                                                             Various
    18.1   671-681 West 193rd Street                                                                           New York
    18.2   11 Hillside Avenue                                                                                  New York
    18.3   4530 Broadway                                                                                       New York
---------------------------------------------------------------------------------------------------------------------------------
    18.4   240 East 18th Street                                                                                Brooklyn
     19    9330 West McDowell Road                                                                             Phoenix
     20    1150 Volvo Parkway                                                                                  Chesapeake
     21    8651 Spectrum Center Boulevard                                                                      San Diego
     22    Various                                                                                             Bakersfield
---------------------------------------------------------------------------------------------------------------------------------
    22.1   4900 California Avenue                                                                              Bakersfield
    22.2   4200 Truxtun Avenue                                                                                 Bakersfield
    22.3   4260 Truxtun Avenue                                                                                 Bakersfield
     23    1068 North Lois Lane                                                                                Harrisonburg
     24    2135 East El Segundo Boulevard                                                                      El Segundo
---------------------------------------------------------------------------------------------------------------------------------
     25    8895, 8905, 8915, 8955 Towne Centre Drive                                                           San Diego
     26    8201-8221 Woodley Avenue                                                                            Van Nuys
     27    101 Legacy Terrace                                                                                  Chapel Hill
     28    12407 North Mo Pac Expressway                                                                       Austin
     29    2301-2581 South MacArthur Boulevard                                                                 Springfield
---------------------------------------------------------------------------------------------------------------------------------
     30    6902-6988 Academy Boulevard                                                                         Colorado Springs
     31    74-5586 Palani Road                                                                                 Kailua Kona
     32    Various                                                                                             Various
    32.1   1701-1703 Phyllis Street                                                                            Bentonville
    32.2   438 & 516 East Millsap Road                                                                         Fayetteville
---------------------------------------------------------------------------------------------------------------------------------
    32.3   1801 Phyllis Street                                                                                 Bentonville
     33    1820 Putter Court                                                                                   Harrisonburg
     34    9645 West Broad Street                                                                              Glen Allen
     35    4920 Tanager Park Drive                                                                             Charlotte
     36    5050 East Arapahoe Road                                                                             Littleton
---------------------------------------------------------------------------------------------------------------------------------
     37    12000 Biscayne Boulevard                                                                            Miami
     38    413 Oak Lake Way                                                                                    Chesapeake
     39    1957 Cobbs Ford Road                                                                                Prattville
     40    1095 Western Drive                                                                                  Colorado Springs
     41    34061-34131 Doheny Park Road                                                                        Capistrano Beach
---------------------------------------------------------------------------------------------------------------------------------
     42    Various                                                                                             Various
    42.1   61000 and 60901 Brosterhous Road                                                                    Bend
    42.2   812 Hoffman Road Northeast                                                                          Salem
    42.3   2552 Thorn Oak Drive                                                                                Medford
    42.4   239 River Place Drive                                                                               Roseburg
---------------------------------------------------------------------------------------------------------------------------------
     43    601 Vairo Boulevard                                                                                 State College
     44    349 Blue Course Drive                                                                               State College
     45    425 Broad Street                                                                                    Manchester
     46    3301 and 3305 East Plano Parkway and 1100 Klein Road                                                Plano
     47    707 Southpark Boulevard                                                                             Colonial Heights
---------------------------------------------------------------------------------------------------------------------------------
     48    9201 Riverside Drive                                                                                Tulsa
     49    2980/2990 North San Fernando Boulevard                                                              Burbank
     50    4883 Roswell Road                                                                                   Atlanta
     51    6606-6640 East McKellips Road                                                                       Mesa
     52    7151 East U.S. Highway 60                                                                           Gold Canyon
---------------------------------------------------------------------------------------------------------------------------------
     53    90 Drum Hill Road                                                                                   Chelmsford
     54    11 Farnsworth Drive                                                                                 Slingerlands
     55    911 Central Avenue                                                                                  Albany
     56    12801 Old Columbia Pike                                                                             Silver Spring
     57    5402, 5420 & 5480 Philadelphia Street                                                               Chino
---------------------------------------------------------------------------------------------------------------------------------
     58    9300 Viscount Boulevard                                                                             El Paso
     59    2130 Palomino Road                                                                                  Dover
     60    1608 Chestnut Street                                                                                Philadelphia
     61    1305 Northwest 189th Way                                                                            Hillsboro
     62    1401 Boren Avenue                                                                                   Seattle
---------------------------------------------------------------------------------------------------------------------------------
     63    3321-3333 184th Street Southwest                                                                    Lynnwood
     64    2987 Apalachee Parkway                                                                              Tallahassee
     65    9805-9815 224 Street East                                                                           Graham
     66    2058 South Independence Boulevard                                                                   Virginia Beach
     67    11280 Pebble Hills Boulevard                                                                        El Paso
---------------------------------------------------------------------------------------------------------------------------------
     68    200-300 45th Street Southwest                                                                       Fargo
     69    8151 West 183rd Street                                                                              Tinley Park
     70    1810 South Main Street                                                                              Salt Lake City
     71    Various                                                                                             Various
    71.1   7028 North Division Street                                                                          Spokane
---------------------------------------------------------------------------------------------------------------------------------
    71.2   12420 East Indiana Avenue                                                                           Spokane Valley
     72    1919 Club Circle                                                                                    Harrison
     73    1850 North Courtenay Parkway                                                                        Merritt Island
     74    104 Landmark Court                                                                                  Newport News
     75    6775 Stardust Lane                                                                                  Orlando
---------------------------------------------------------------------------------------------------------------------------------
     76    100 Bryton Trace                                                                                    Columbia
     77    134 Ferne Lane                                                                                      Lake Worth
     78    105-115 Bennett Avenue                                                                              New York
     79    2457 Grove Way                                                                                      Castro Valley
     80    8186 Lark Brown Road                                                                                Elkridge
---------------------------------------------------------------------------------------------------------------------------------
     81    3933 & 3937 North Central Expressway                                                                Plano
     82    3035-3047 Santa Rosa Avenue                                                                         Santa Rosa
     83    6300-6336 North Powerline Road                                                                      Fort Lauderdale
     84    1403 West Broadway Avenue                                                                           Apache Junction
     85    18410 Crossing Drive                                                                                Tinley Park
---------------------------------------------------------------------------------------------------------------------------------
     86    4051 and 4101 Lyndon B. Johnson Freeway                                                             Dallas
     87    Various                                                                                             Aumsville
    87.1   608 Windemere Street                                                                                Aumsville
    87.2   112 Carmel Drive                                                                                    Aumsville
     88    8300 Bissonnet Street                                                                               Houston
---------------------------------------------------------------------------------------------------------------------------------
     89    3100 South Kinney Road                                                                              Tucson
     90    3702 Auburn Way South                                                                               Auburn
     91    9133 Kernel Circle                                                                                  El Paso
     92    2024 Corporate Centre Drive                                                                         Myrtle Beach
     93    9300 Gregory Boulevard                                                                              Raytown
---------------------------------------------------------------------------------------------------------------------------------
     94    450 Northeast 58th Street                                                                           Newport
     95    7926 South Madison Street                                                                           Burr Ridge
     96    10405 Southwest Denney Road                                                                         Beaverton
     97    17730-17760 Northwest 57th Avenue                                                                   Hialeah
     98    1294 Paseo Verde Parkway                                                                            Henderson
---------------------------------------------------------------------------------------------------------------------------------
     99    1856 & 1853 Cherry Avenue                                                                           Long Beach
     100   7340 Blanco Road                                                                                    San Antonio
     101   12280 East Colonial Drive                                                                           Orlando
     102   3304 Browns Mill Road                                                                               Johnson City
     103   602 29th Street Southeast                                                                           Auburn
---------------------------------------------------------------------------------------------------------------------------------
     104   2105 West Corporate Drive                                                                           Addison
     105   4902 and 5002 16th Avenue                                                                           Fargo
     106   326 North Rodeo Drive                                                                               Beverly Hills
     107   326 West Santa Maria Street                                                                         Santa Paula
     108   6380 Annie Oakley Drive                                                                             Las Vegas
---------------------------------------------------------------------------------------------------------------------------------
     109   130 Brady Avenue                                                                                    Hawthorne
     110   660 Justin Road                                                                                     Rockwall
     111   2525 East 32nd Street                                                                               Joplin
     112   10550 McCombs Street                                                                                El Paso
     113   2779 West 5th Street                                                                                Lumberton
---------------------------------------------------------------------------------------------------------------------------------
     114   2489 Grove Way                                                                                      Castro Valley
     115   Various                                                                                             Various
    115.1  5301 North Sharon Amity Road                                                                        Charlotte
    115.2  10710 Monroe Road                                                                                   Matthews
     116   9400 Carson Creek Boulevard                                                                         Del Valle
---------------------------------------------------------------------------------------------------------------------------------
     117   2020 North Ashby Road                                                                               Merced
     118   748, 750, 752 Lord Dunmore Drive                                                                    Virginia Beach
     119   2101 Rock Springs Drive                                                                             Las Vegas
     120   5628 Gunn Highway                                                                                   Tampa
     121   3615 South Bryant Street                                                                            Englewood
---------------------------------------------------------------------------------------------------------------------------------
     122   5625 Leggett Road                                                                                   Las Vegas
     123   19723 48th Avenue West                                                                              Lynnwood
     124   707-713 Thomas Langston Road                                                                        Greenville
     125   5200 Lakeview Parkway                                                                               Rowlett
     126   13618 North Florida Avenue                                                                          Tampa
---------------------------------------------------------------------------------------------------------------------------------
     127   200 & 204 East State Highway 114                                                                    Roanoke
     128   1901 Brown Street                                                                                   El Paso
     129   4770 South Pecos Road                                                                               Las Vegas
     130   10637 Edgemere Boulevard                                                                            El Paso
     131   2240 East Lohman Avenue                                                                             Las Cruces
---------------------------------------------------------------------------------------------------------------------------------
     132   3219 Highway 34 East                                                                                Newnan

                                                                               NET         UNITS     LOAN PER NET
                                                       YEAR      YEAR     RENTABLE AREA      OF      RENTABLE AREA
     ID            COUNTY          STATE   ZIP CODE   BUILT    RENOVATED   SF/UNITS(7)    MEASURE     SF/UNITS(4)
--------------------------------------------------------------------------------------------------------------------

      1     Alameda               CA      94607        1984      2002       1,551,224    Sq. Ft.              96.70
      2     Lake                  IL      Various    Various    Various     1,144,564    Sq. Ft.             113.41
     2.1    Lake                  IL      60069        1998                  818,686     Sq. Ft.
     2.2    Lake                  IL      60069        1974      2003        325,878     Sq. Ft.
      3     Nassau                NY      11530        1971      2001        583,017     Sq. Ft.             168.67
--------------------------------------------------------------------------------------------------------------------
      4     New York              NY      10038        1912      1957        499,449     Sq. Ft.             180.20
      5     Los Angeles           CA      90017        2001                    632       Units           142,405.06
      6     Orange                FL      32819      Various                  2,400      Rooms           166,666.67
     6.1    Orange                FL      32819        1999                    750       Rooms
     6.2    Orange                FL      32819        2002                   1,000      Rooms
--------------------------------------------------------------------------------------------------------------------
     6.3    Orange                FL      32819        2001                    650       Rooms
      7     Chatham               GA      31406        1969      2002        631,244     Sq. Ft.             237.37
      8     Harris                TX      77002        1983      2004        795,115     Sq. Ft.              88.92
      9     Dallas                TX      75202        1968      2003       1,010,193    Sq. Ft.              68.30
     10     Montgomery            MD      20815        1966      2004        265,240     Sq. Ft.             232.81
--------------------------------------------------------------------------------------------------------------------
     11     New York              NY      10019        1989                  555,475     Sq. Ft.             360.05
     12     New York              NY      10036        1912      2004        173,444     Sq. Ft.             259.18
     13     District of Columbia  DC      20036        1974      2004        149,026     Sq. Ft.             292.57
     14     New York              NY      10001        1929      2004        246,840     Sq. Ft.             166.10
     15     Various               Various Various    Various                 111,518     Sq. Ft.             351.17
--------------------------------------------------------------------------------------------------------------------
    15.1    Duval                 FL      32225        2004                   50,555     Sq. Ft.
    15.2    San Bernardino        CA      91764        2005                   20,471     Sq. Ft.
    15.3    Broward               FL      33064        2004                   19,983     Sq. Ft.
    15.4    Chesterfield          VA      23114        2004                   20,509     Sq. Ft.
     16     Shelby                TN      38125        2002                    504       Units            57,539.68
--------------------------------------------------------------------------------------------------------------------
     17     Clackamas             OR      97070        1998                  133,738     Sq. Ft.             211.23
     18     Various               NY      Various    Various    Various        341       Units            79,465.81
    18.1    New York              NY      10040        1927      1997          125       Units
    18.2    New York              NY      10040        1920      1995           90       Units
    18.3    New York              NY      10040        1925      1995           73       Units
--------------------------------------------------------------------------------------------------------------------
    18.4    Kings                 NY      11226        1939      1995           53       Units
     19     Maricopa              AZ      85037        2003                    408       Units            66,115.20
     20     Chesapeake City       VA      23320        1984                    368       Units            72,010.87
     21     San Diego             CA      92123        2002                    245       Rooms           105,102.04
     22     Kern                  CA      93309      Various                 212,582     Sq. Ft.              90.32
--------------------------------------------------------------------------------------------------------------------
    22.1    Kern                  CA      93309        1984                  151,654     Sq. Ft.
    22.2    Kern                  CA      93309        1990                   48,327     Sq. Ft.
    22.3    Kern                  CA      93309        1995                   12,601     Sq. Ft.
     23     Rockingham            VA      22801        1996      1998          240       Units            78,825.00
     24     Los Angeles           CA      90245        2001                    150       Rooms           118,333.33
--------------------------------------------------------------------------------------------------------------------
     25     San Diego             CA      92122        1991                   53,074     Sq. Ft.             327.37
     26     Los Angeles           CA      91406        1965      1996        278,201     Sq. Ft.              58.59
     27     Orange                NC      27516        2003                    180       Units            89,888.89
     28     Travis                TX      78758        1985                  122,349     Sq. Ft.             130.77
     29     Sangamon              IL      62704        1961      2002        259,592     Sq. Ft.              60.42
--------------------------------------------------------------------------------------------------------------------
     30     El Paso               CO      80918        1979      1993        162,162     Sq. Ft.              92.50
     31     Hawaii                HI      96740        1975      2002         81,914     Sq. Ft.             180.68
     32     Various               AR      Various    Various                 127,884     Sq. Ft.             113.38
    32.1    Benton                AR      72712        2001                   51,149     Sq. Ft.
    32.2    Washington            AR      72703        2000                   51,135     Sq. Ft.
--------------------------------------------------------------------------------------------------------------------
    32.3    Benton                AR      72712        2003                   25,600     Sq. Ft.
     33     Rockingham            VA      22801        1999                    168       Units            84,904.76
     34     Henrico               VA      23060        1990                  118,500     Sq. Ft.             111.14
     35     Mecklenberg           NC      28269        2004                    228       Units            57,017.54
     36     Arapahoe              CO      80122        1975                   87,382     Sq. Ft.             148.77
--------------------------------------------------------------------------------------------------------------------
     37     Miami-Dade            FL      33132        1982      1996        150,924     Sq. Ft.              86.14
     38     Chesapeake City       VA      23320        1989                    172       Units            75,348.84
     39     Autauga               AL      36066        1997                  153,864     Sq. Ft.              83.19
     40     El Paso               CO      80915        1970                    462       Pads             26,190.48
     41     Orange                CA      92624        1965      1986         81,960     Sq. Ft.             146.28
--------------------------------------------------------------------------------------------------------------------
     42     Various               OR      Various    Various    Various        516       Pads             23,003.88
    42.1    Deschutes             OR      97702        1988      1995          201       Pads
    42.2    Marion                OR      97301        1997                     98       Pads
    42.3    Jackson               OR      97501        1997      2001          102       Pads
    42.4    Douglas               OR      97470        1996                    115       Pads
--------------------------------------------------------------------------------------------------------------------
     43     Centre                PA      16803        1996                    204       Units            57,990.20
     44     Centre                PA      16803        1991      2004          196       Units            59,996.94
     45     Hartford              CT      06040        1996                   75,452     Sq. Ft.             154.80
     46     Collin                TX      75074        2001                  257,864     Sq. Ft.              44.79
     47     Colonial Heights City VA      23834        1998      2004        106,166     Sq. Ft.             108.08
--------------------------------------------------------------------------------------------------------------------
     48     Tulsa                 OK      74137        2000                    261       Units            42,819.47
     49     Los Angeles           CA      91504        1950      2004        134,720     Sq. Ft.              80.72
     50     Fulton                GA      30342        1965      2001          172       Units            61,627.91
     51     Maricopa              AZ      85215        2002                   69,270     Sq. Ft.             151.43
     52     Pinal                 AZ      85218        1986      1997          751       Pads             13,914.78
--------------------------------------------------------------------------------------------------------------------
     53     Middlesex             MA      01824        1962      1996        185,289     Sq. Ft.              55.45
     54     Albany                NY      12159        1969                    240       Units            40,908.30
     55     Albany                NY      12206        1960      1997        121,589     Sq. Ft.              79.37
     56     Montgomery            MD      20904        2004                     80       Units           112,500.00
     57     San Bernardino        CA      91710        1991      1998         64,276     Sq. Ft.             140.02
--------------------------------------------------------------------------------------------------------------------
     58     El Paso               TX      79925        1973      2004          248       Units            35,806.45
     59     York                  PA      17315        2001                   55,544     Sq. Ft.             158.28
     60     Philadelphia          PA      19103        1930      2000         49,750     Sq. Ft.             173.87
     61     Washington            OR      97006        1996                    176       Units            48,295.45
     62     King                  WA      98101        1991                     93       Units            86,021.51
--------------------------------------------------------------------------------------------------------------------
     63     Snohomish             WA      98037        1986      1989         42,830     Sq. Ft.             183.98
     64     Leon                  FL      32301        2002                     94       Rooms            79,679.19
     65     Pierce                WA      98338        2000                   54,129     Sq. Ft.             132.88
     66     Virginia Beach City   VA      23453        1999                   57,510     Sq. Ft.             121.72
     67     El Paso               TX      79936        1983      1994          208       Units            33,341.35
--------------------------------------------------------------------------------------------------------------------
     68     Cass                  ND      58103        1999                  130,750     Sq. Ft.              52.77
     69     Will                  IL      60477        2001                   49,703     Sq. Ft.             138.28
     70     Salt Lake             UT      84115        1963                    174       Units            37,777.40
     71     Spokane               WA      Various      1976                  141,325     Sq. Ft.              46.50
    71.1    Spokane               WA      99208        1976                   92,015     Sq. Ft.
--------------------------------------------------------------------------------------------------------------------
    71.2    Spokane               WA      99216        1976                   49,310     Sq. Ft.
     72     Boone                 AR      72601        1994                    312       Units            20,833.33
     73     Brevard               FL      32953        2003                   60,083     Sq. Ft.             107.84
     74     Newport News City     VA      23608        1970      2003          112       Units            56,967.22
     75     Orange                FL      32818        1972                    441       Pads             14,285.71
--------------------------------------------------------------------------------------------------------------------
     76     Richland              SC      29210        1985                    237       Units            26,329.11
     77     Palm Beach            FL      33467        1960                    144       Pads             42,013.89
     78     New York              NY      10033        1939                     65       Units            92,983.73
     79     Alameda               CA      94546        2001                   78,017     Sq. Ft.              76.75
     80     Howard                MD      21075        2005                   31,798     Sq. Ft.             179.26
--------------------------------------------------------------------------------------------------------------------
     81     Collin                TX      75023        2003                   21,817     Sq. Ft.             261.26
     82     Sonoma                CA      95407        1974      1998        103,600     Sq. Ft.              53.99
     83     Broward               FL      33309        1988      1991         30,114     Sq. Ft.             182.45
     84     Pinal                 AZ      85220        1984                    497       Pads             10,663.98
     85     Will                  IL      60477        2002                   49,719     Sq. Ft.             105.29
--------------------------------------------------------------------------------------------------------------------
     86     Dallas                TX      75244        2000                   34,753     Sq. Ft.             148.19
     87     Marion                OR      97325      Various                   223       Pads             22,825.11
    87.1    Marion                OR      97325        1995                    113       Pads
    87.2    Marion                OR      97325        1993                    110       Pads
     88     Harris                TX      77074        1981                   90,046     Sq. Ft.              52.84
--------------------------------------------------------------------------------------------------------------------
     89     Pima                  AZ      85713        1984                    296       Pads             15,974.58
     90     King                  WA      98092        1991      2001          142       Units            33,098.59
     91     El Paso               TX      79907        1982      2005          202       Units            22,376.24
     92     Horry                 SC      29577        2002                   38,638     Sq. Ft.             116.47
     93     Jackson               MO      64133        1999                   13,905     Sq. Ft.             321.88
--------------------------------------------------------------------------------------------------------------------
     94     Lincoln               OR      97365        1988      1995          179       Pads             24,720.67
     95     Du Page               IL      60527        1974                   78,318     Sq. Ft.              56.18
     96     Washington            OR      97008        1965                    104       Pads             41,826.92
     97     Miami-Dade            FL      33015        2004      2005         17,415     Sq. Ft.             246.91
     98     Clark                 NV      89012        2003                   86,570     Sq. Ft.              49.67
--------------------------------------------------------------------------------------------------------------------
     99     Los Angeles           CA      90806        1982      1997         72,898     Sq. Ft.              55.56
     100    Bexar                 TX      78216        2002                   67,225     Sq. Ft.              59.75
     101    Orange                FL      32826        2002                   67,899     Sq. Ft.              58.17
     102    Washington            TN      37604        1996      2004        158,410     Sq. Ft.              24.56
     103    King                  WA      98002        1987                    100       Pads             38,270.00
--------------------------------------------------------------------------------------------------------------------
     104    Du Page               IL      60101        1995                   65,183     Sq. Ft.              57.41
     105    Cass                  ND      58103        1997      2002           79       Units            47,326.00
     106    Los Angeles           CA      90210        1941      2002         5,711      Sq. Ft.             630.36
     107    Ventura               CA      93060        2002                   81,092     Sq. Ft.              44.39
     108    Clark                 NV      89120        1996                   54,355     Sq. Ft.              66.17
--------------------------------------------------------------------------------------------------------------------
     109    Westchester           NY      10532        1987      1990         40,431     Sq. Ft.              86.39
     110    Rockwall              TX      75087        2002                   69,425     Sq. Ft.              50.00
     111    Jasper                MO      64804        1988      2003          176       Units            19,416.18
     112    El Paso               TX      79924        1972      2004          100       Units            33,400.00
     113    Robeson               NC      28358        1985      1997         66,781     Sq. Ft.              47.77
--------------------------------------------------------------------------------------------------------------------
     114    Alameda               CA      94546        1986                   40,302     Sq. Ft.              77.08
     115    Mecklenberg           NC      Various    Various                 185,387     Sq. Ft.              16.72
    115.1   Mecklenberg           NC      28215        1983                   82,902     Sq. Ft.
    115.2   Mecklenberg           NC      28105        1984                  102,485     Sq. Ft.
     116    Travis                TX      78617        1991      1998          151       Pads             20,508.65
--------------------------------------------------------------------------------------------------------------------
     117    Merced                CA      95348        1972                    120       Pads             25,075.24
     118    Virginia Beach City   VA      23464        1985                   69,361     Sq. Ft.              43.13
     119    Clark                 NV      89128        1998                   80,500     Sq. Ft.              35.99
     120    Hillsborough          FL      33624        2000                   64,226     Sq. Ft.              41.98
     121    Arapahoe              CO      80110        1977      2003         58,319     Sq. Ft.              43.21
--------------------------------------------------------------------------------------------------------------------
     122    Clark                 NV      89149        2003                   69,420     Sq. Ft.              34.57
     123    Snohomish             WA      98036        1969      1990           76       Units            30,921.05
     124    Pitt                  NC      27834        2005                   13,700     Sq. Ft.             167.88
     125    Dallas                TX      75088        2002                   47,050     Sq. Ft.              48.63
     126    Hillsborough          FL      33613        1972                    106       Pads             21,367.92
--------------------------------------------------------------------------------------------------------------------
     127    Denton                TX      76262        2004                   12,650     Sq. Ft.             161.26
     128    El Paso               TX      79902        1973      2004           76       Units            26,315.79
     129    Clark                 NV      89121        1997                   68,950     Sq. Ft.              27.53
     130    El Paso               TX      79925        1974                     84       Units            21,559.52
     131    Dona Ana              NM      88001        2004                   9,000      Sq. Ft.             200.00
--------------------------------------------------------------------------------------------------------------------
     132    Coweta                GA      30265        2000                   12,600     Sq. Ft.             111.11

                                           THIRD       THIRD MOST     SECOND      SECOND MOST
          PREPAYMENT PROVISIONS         MOST RECENT    RECENT NOI   MOST RECENT    RECENT NOI
     ID   (# OF PAYMENTS)(9)(11)(13)        NOI           DATE          NOI           DATE
------------------------------------------------------------------------------------------------

      1   L(27),D(29),O(4)                 18,942,794  12/31/2003     20,596,736   12/31/2004
      2   L(35),YM1(22),O(3)
     2.1
     2.2
      3   L(26),D(89),O(5)
------------------------------------------------------------------------------------------------
      4   L(26),D(90),O(4)
      5   L(25),D(32),O(3)                    622,151  12/31/2002      8,631,589   12/31/2003
      6   L(25),D(91),O(4)                 59,422,164  12/31/2003     69,462,505   12/31/2004
     6.1                                   20,175,802  12/31/2003     23,601,570   12/31/2004
     6.2                                   24,845,688  12/31/2003     27,192,845   12/31/2004
------------------------------------------------------------------------------------------------
     6.3                                   14,400,674  12/31/2003     18,668,090   12/31/2004
      7   L(25),D(52),O(7)                  9,892,495  12/31/2003     11,357,535   12/31/2004
      8   L(27),D(27),O(6)                  7,575,669  12/31/2002      7,718,798   12/31/2003
      9   L(25),YM(57),O(2)                11,778,348  12/31/2002      9,884,159   12/31/2003
     10   L(24),YM1(35),O(25)               6,192,270  12/31/2003      6,396,042   12/31/2004
------------------------------------------------------------------------------------------------
     11   L(29),D(26),O(5)                 20,467,972  12/31/2003     19,037,158 T-12 10/31/2004
     12   L(25),D(92),O(3)                  3,052,580  12/31/2002      3,523,991   12/31/2003
     13   L(25),D(31),O(4)                  2,923,253  12/31/2002      3,218,664   12/31/2003
     14   L(24),D(93),O(4)                  2,993,326  12/31/2003      2,788,244   12/31/2004
     15   L(25),D(91),O(4)
------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16   L(24),D(93),O(3)                  1,614,208  12/31/2003      2,009,360   12/31/2004
------------------------------------------------------------------------------------------------
     17   L(26),D(89),O(5)                  1,853,909  12/31/2003      2,099,657   12/31/2004
     18   L(25),D(28),O(7)                  1,774,785  12/31/2003      1,787,053   12/31/2004
    18.1                                      579,165  12/31/2003        576,936   12/31/2004
    18.2                                      516,683  12/31/2003        531,686   12/31/2004
    18.3                                      500,435  12/31/2003        472,190   12/31/2004
------------------------------------------------------------------------------------------------
    18.4                                      178,501  12/31/2003        206,241   12/31/2004
     19   L(24),D(93),O(3)                                               759,433   12/31/2004
     20   L(24),D(93),O(4)                  2,006,580  12/31/2003      2,135,544   12/31/2004
     21   L(24),D(93),O(4)                  2,611,947  12/31/2003      2,999,556   12/31/2004
     22   L(24),D(30),O(7)                  2,361,214  12/31/2003      2,215,311   12/31/2004
------------------------------------------------------------------------------------------------
    22.1                                    1,547,202  12/31/2003      1,653,478   12/31/2004
    22.2                                      635,935  12/31/2003        380,148   12/31/2004
    22.3                                      178,077  12/31/2003        181,685   12/31/2004
     23   L(25),D(92),O(3)                                             2,504,441   12/31/2004
     24   L(24),D(93),O(4)                  1,975,907  12/31/2003      2,235,150   12/31/2004
------------------------------------------------------------------------------------------------
     25   L(26),D(91),O(3)                  1,353,474  12/31/2002      1,483,623   12/31/2003
     26   L(25),D(92),O(3)                                             2,014,091   12/31/2003
     27   L(29),D(52),O(3)                    117,732  12/31/2003      1,246,199   12/31/2004
     28   L(26),D(90),O(4)                    576,139  12/31/2002        622,408   12/31/2003
     29   L(25),D(92),O(3)                  1,364,631  12/31/2003      1,350,664   12/31/2004
------------------------------------------------------------------------------------------------
     30   L(26),D(91),O(3)                  1,304,798  12/31/2003      1,430,771   12/31/2004
     31   L(24),D(93),O(4)                  1,186,179  12/31/2003      1,189,135   12/31/2004
     32   L(24),D(93),O(3)                                             1,074,970   12/31/2004
    32.1                                                                 596,133   12/31/2004
    32.2                                                                 346,529   12/31/2004
------------------------------------------------------------------------------------------------
    32.3                                                                 132,308   12/31/2004
     33   L(25),D(92),O(3)                                             1,830,370   12/31/2004
     34   L(26),YM1(90),O(4)                1,021,217  12/31/2003        999,864   12/31/2004
     35   L(24),D(93),O(4)
     36   L(24),D(93),O(3)                  1,072,797  12/31/2003      1,164,374   12/31/2004
------------------------------------------------------------------------------------------------
     37   L(24),D(94),O(3)                  1,106,440  12/31/2003      1,260,432   12/31/2004
     38   L(24),D(93),O(4)                  1,022,798  12/31/2003      1,036,497   12/31/2004
     39   L(26),D(90),O(4)                  1,164,298  12/31/2002      1,223,088   12/31/2003
     40   L(25),D(92),O(3)                  1,207,142  12/31/2003      1,177,333   12/31/2004
     41   L(25),D(91),O(4)                  1,018,455   2/1/2002       1,018,501    2/1/2003
------------------------------------------------------------------------------------------------
     42   L(24),D(35),O(1)                    604,824  12/31/2003        912,512   12/31/2004
    42.1                                                                 317,423   12/31/2004
    42.2                                      222,762  12/31/2003        216,379   12/31/2004
    42.3                                      208,873  12/31/2003        205,225   12/31/2004
    42.4                                      173,688  12/31/2003        173,485   12/31/2004
------------------------------------------------------------------------------------------------
     43   L(25),D(34),O(1)                  1,458,914  12/31/2002      1,252,588   12/31/2003
     44   L(25),D(34),O(1)                  1,780,020  12/31/2003        965,961   12/31/2004
     45   L(25),D(90),O(5)                    931,126  12/31/2002        949,471   12/31/2003
     46   L(26),D(91),O(3)                    686,752  12/31/2002      1,328,037   12/31/2003
     47   L(26),D(91),O(3)                    763,288  12/31/2003        740,279   12/31/2004
------------------------------------------------------------------------------------------------
     48   L(26),D(91),O(3)                    964,718  12/31/2003        973,230   12/31/2004
     49   L(29),YM0.5(87),O(4)
     50   L(25),D(91),O(4)                    799,424  12/31/2003        707,346   12/31/2004
     51   L(25),D(91),O(4)                                               927,297   12/31/2003
     52   L(25),D(92),O(3)                    839,773  12/31/2003      1,061,825   12/31/2004
------------------------------------------------------------------------------------------------
     53   L(36),YM1(80),O(4)                1,411,822  12/31/2002      1,385,501   12/31/2003
     54   L(26),D(91),O(3)                  1,008,414  12/31/2003      1,089,654   12/31/2004
     55   L(36),YM1(81),O(3)                  976,034  12/31/2003        895,206   12/31/2004
     56   L(24),D(92),O(4)
     57   L(25),D(88),O(7)                    805,128  12/31/2003        785,671   12/31/2004
------------------------------------------------------------------------------------------------
     58   L(25),D(92),O(3)                                               490,629   12/31/2004
     59   L(25),D(91),O(4)                    922,536  12/31/2003        973,759   12/31/2004
     60   L(24),D(93),O(4)
     61   L(24),D(93),O(3)                    738,183  12/31/2003        570,429   12/31/2004
     62   L(27),D(90),O(3)                    656,935  12/31/2003        690,876   12/31/2004
------------------------------------------------------------------------------------------------
     63   L(26),D(91),O(3)                    689,826  12/31/2003        703,941   12/31/2004
     64   L(25),D(92),O(3)                    813,561  12/31/2003      1,003,383   12/31/2004
     65   L(25),D(92),O(3)
     66   L(24),D(92),O(4)                    754,150  12/31/2003        783,772   12/31/2004
     67   L(25),D(92),O(3)                    576,004  12/31/2003        674,564   12/31/2004
------------------------------------------------------------------------------------------------
     68   L(24),D(93),O(3)                    741,702  12/31/2003        681,116   12/31/2004
     69   L(25),D(92),O(3)                                               761,216   12/31/2004
     70   L(60),YM1(57),O(3)                  560,859  12/31/2003        495,110   12/31/2004
     71   L(24),D(93),O(3)                    611,393  12/31/2003        649,966   12/31/2004
    71.1
------------------------------------------------------------------------------------------------
    71.2
     72   L(24),D(93),O(3)                    944,036  12/31/2003        843,227   12/31/2004
     73   L(26),D(91),O(3)
     74   L(27),D(90),O(3)                    510,226  12/31/2003        510,852   12/31/2004
     75   L(25),D(92),O(3)                    956,959  12/31/2003        936,625   12/31/2004
------------------------------------------------------------------------------------------------
     76   L(26),D(90),O(4)                    650,769  12/31/2002        562,593   12/31/2003
     77   L(25),D(92),O(3)                    478,543  12/31/2003        512,116   12/31/2004
     78   L(25),D(28),O(7)                    360,642  12/31/2003        383,949   12/31/2004
     79   L(26),D(91),O(3)                     11,092  12/31/2003        425,685   12/31/2004
     80   L(24),D(93),O(3)
------------------------------------------------------------------------------------------------
     81   L(25),D(92),O(3)                     29,810  12/31/2003        166,299   12/31/2004
     82   L(25),D(92),O(3)                    476,085  12/31/2003        555,559   12/31/2004
     83   L(60),YM1(57),O(3)                  406,458  12/31/2002        370,134   12/31/2003
     84   L(25),D(92),O(3)                    553,053  12/31/2003        557,173   12/31/2004
     85   L(25),D(92),O(3)                                               197,570   12/31/2004
------------------------------------------------------------------------------------------------
     86   L(24),D(93),O(3)                    402,189  12/31/2003        466,753   12/31/2004
     87   L(24),D(35),O(1)                    487,560  12/31/2003        444,896   12/31/2004
    87.1                                      257,497  12/31/2003        191,948   12/31/2004
    87.2                                      230,063  12/31/2003        252,948   12/31/2004
     88   L(27),D(90),O(3)                    595,396  12/31/2003        545,740   12/31/2004
------------------------------------------------------------------------------------------------
     89   L(26),D(91),O(3)                    453,925  12/31/2002        434,186   12/31/2003
     90   L(24),D(93),O(3)                    562,269  12/31/2003        554,636   12/31/2004
     91   L(25),D(92),O(3)                    423,442  12/31/2003        366,437   12/31/2004
     92   L(36),YM1(81),O(3)                   62,216  12/31/2003         72,603   12/31/2004
     93   L(25),D(92),O(3)
------------------------------------------------------------------------------------------------
     94   L(24),D(35),O(1)                    401,506  12/31/2003        427,014   12/31/2004
     95   L(27),D(90),O(3)                    380,737  12/31/2003        419,617   12/31/2004
     96   L(24),D(35),O(1)                    383,402  12/31/2003        386,986   12/31/2004
     97   L(24),D(93),O(3)
     98   L(25),D(92),O(3)                                               254,281   12/31/2004
------------------------------------------------------------------------------------------------
     99   L(27),D(90),O(3)                    635,501  12/31/2002        590,447   12/31/2003
     100  L(26),D(91),O(3)                    209,990  12/31/2003        301,463   12/31/2004
     101  L(25),D(92),O(3)                                               109,415   12/31/2004
     102  L(26),D(91),O(3)                    324,688  12/31/2003        321,565   12/31/2004
     103  L(24),D(35),O(1)                                               212,363   12/31/2004
------------------------------------------------------------------------------------------------
     104  L(26),D(91),O(3)                                               122,742   12/31/2003
     105  L(27),D(90),O(3)                                               387,758   12/31/2004
     106  L(24),D(92),O(4)
     107  L(25),D(92),O(3)                     16,444  12/31/2003        209,925   12/31/2004
     108  L(25),D(92),O(3)                    314,471  12/31/2003        295,162   12/31/2004
------------------------------------------------------------------------------------------------
     109  L(26),D(91),O(3)                    451,322  12/31/2003        451,683   12/31/2004
     110  L(25),D(92),O(3)                    110,596  12/31/2003        213,373   12/31/2004
     111  L(25),D(92),O(3)                    258,006  12/31/2003        348,818   12/31/2004
     112  L(25),D(92),O(3)                                               291,917   12/31/2004
     113  L(27),D(90),O(3)                    359,563  12/31/2002        366,881   12/31/2003
------------------------------------------------------------------------------------------------
     114  L(26),D(91),O(3)                    266,372  12/31/2003        303,951   12/31/2004
     115  L(24),D(92),O(4)                    430,701  12/31/2003        447,529   12/31/2004
    115.1
    115.2
     116  L(25),D(92),O(3)                    298,720  12/31/2003        288,602   12/31/2004
------------------------------------------------------------------------------------------------
     117  L(26),D(91),O(3)                    206,667  12/31/2002        238,295   12/31/2003
     118  L(27),D(90),O(3)                    369,341  12/31/2003        407,597   12/31/2004
     119  L(25),D(92),O(3)                    534,850  12/31/2002        565,697   12/31/2003
     120  L(25),D(92),O(3)                                               339,177   12/31/2004
     121  L(25),D(92),O(3)                    179,823  12/31/2003        208,428   12/31/2004
------------------------------------------------------------------------------------------------
     122  L(25),D(91),O(4)                                               436,251   12/31/2004
     123  L(59),YM1(58),O(3)                  336,514  12/31/2003        252,825   12/31/2004
     124  L(24),D(93),O(3)
     125  L(24),D(93),O(3)                     64,256  12/31/2003        119,799   12/31/2004
     126  L(26),D(91),O(3)                    201,776  12/31/2003        184,493   12/31/2004
------------------------------------------------------------------------------------------------
     127  L(60),YM1(57),O(3)                                              23,744   12/31/2004
     128  L(25),D(92),O(3)                                               106,605   12/31/2004
     129  L(25),D(92),O(3)                    468,273  12/31/2003        490,001   12/31/2004
     130  L(25),D(92),O(3)                                               180,824   12/31/2004
     131  L(24),D(93),O(3)
------------------------------------------------------------------------------------------------
     132  L(25),D(92),O(3)

                                                                                MOST RECENT
                                                      MOST RECENT                   NOI                   UNDERWRITTEN
     ID                              PROPERTY NAME        NOI                       DATE                       NOI
------------------------------------------------------------------------------------------------------------------------

      1       Oakland City Center                                                                            27,251,272
      2       Inland Hewitt Office Portfolio                                                                 14,599,872
     2.1      4 Overlook Point                                                                               10,412,937
     2.2      Half Day Road                                                                                   4,186,935
      3       Garden City Plaza                                                                               8,941,967
------------------------------------------------------------------------------------------------------------------------
      4       123 William Street                                                                              7,986,630
      5       Medici Apartments                           8,353,983              12/31/2004                   8,149,547
      6       Loews Universal Hotel Portfolio            73,002,655            T-12 5/31/2005                78,461,540
     6.1      Loews Portofino Bay                        25,500,084            T-12 5/31/2005                27,767,131
     6.2      Loews Royal Pacific                        27,586,111            T-12 5/31/2005                29,439,242
------------------------------------------------------------------------------------------------------------------------
     6.3      Hard Rock Hotel                            19,916,460            T-12 5/31/2005                21,255,168
      7       Oglethorpe Mall                            11,549,124            T-12 4/30/2005                12,942,953
      8       1301 Fannin                                 8,250,304              12/31/2004                   7,753,226
      9       One Main Place                              8,822,883           T-12 12/31/2004                 6,630,176
     10       The Barlow Building                         6,567,218            T-12 4/30/2005                 5,986,182
------------------------------------------------------------------------------------------------------------------------
     11       125 West 55th Street                                                                           18,603,030
     12       25 West 45th Street                         3,672,464              12/31/2004                   3,843,249
     13       11 Dupont Circle                            3,294,030              12/31/2004                   3,407,588
     14       330 7th Avenue                              3,971,444            Ann. 5/31/2005                 3,596,755
     15       Spirit Finance Portfolio                                                                        3,615,738
------------------------------------------------------------------------------------------------------------------------
    15.1      CarMax Jacksonville                                                                             1,162,201
    15.2      CarMax Ontario                                                                                    981,415
    15.3      CarMax Pompano Beach                                                                              742,518
    15.4      CarMax Midlothian                                                                                 729,604
     16       Greens at Irene                             2,270,135            T-12 5/31/2005                 2,641,392
------------------------------------------------------------------------------------------------------------------------
     17       Village at Main Street Shopping Center      2,146,558            T-12 3/31/2005                 2,517,098
     18       Wiener Apartment Portfolio XI                                                                   2,318,177
    18.1      671-681 West 193rd Street                                                                         826,132
    18.2      11 Hillside Avenue                                                                                629,052
    18.3      4530 Broadway                                                                                     636,207
------------------------------------------------------------------------------------------------------------------------
    18.4      240 East 18th Street                                                                              226,786
     19       Red Hawk at Sheely Farms                    1,347,071            T-12 3/31/2005                 2,274,467
     20       Ivystone Apartments                         2,208,514            T-12 3/31/2005                 2,184,351
     21       Marriott Courtyard - San Diego              3,108,296            T-12 4/29/2005                 2,959,495
     22       Bakersfield Office Portfolio                3,485,480            Ann. 6/30/2005                 1,843,380
------------------------------------------------------------------------------------------------------------------------
    22.1      Cal Twin Centre                             2,783,424            Ann. 6/30/2005                 1,236,321
    22.2      Parkway Center I                              528,012            Ann. 6/30/2005                   456,031
    22.3      Parkway Center II                             174,044            Ann. 6/30/2005                   151,028
     23       South View Apartments                       2,693,937            T-12 3/31/2005                 2,263,925
     24       Residence Inn El Segundo                    2,288,420            T-12 4/29/2005                 2,033,764
------------------------------------------------------------------------------------------------------------------------
     25       Renaissance Towne Center                    1,591,256           T-12 12/31/2004                 1,501,000
     26       Brewery Station                             1,189,509              12/31/2004                   1,647,567
     27       Chapel Ridge                                1,534,348            Ann. 4/30/2005                 1,612,706
     28       The Market at Parmer Lane                     684,880              12/31/2004                   1,351,258
     29       Town & Country Shopping Center              1,324,656            T-12 3/31/2005                 1,446,215
------------------------------------------------------------------------------------------------------------------------
     30       Woodmen Valley Shopping Center              1,409,399            T-12 3/31/2005                 1,378,132
     31       Kona Coast Shopping Center                  1,391,967            T-12 3/31/2005                 1,301,848
     32       Lindsey Office Portfolio                    1,130,402            T-12 2/28/2005                 1,375,409
    32.1      Lindsey Office - Lakeside Center I            602,997            T-12 2/28/2005                   578,543
    32.2      Lindsey Office - Millsap                      343,608            T-12 2/28/2005                   530,786
------------------------------------------------------------------------------------------------------------------------
    32.3      Lindsey Office - Lakeside Center II           183,798            T-12 2/28/2005                   266,080
     33       Stone Gate Apartments                       1,902,478            T-12 3/31/2005                 1,686,361
     34       Westpark Shopping Center                      953,488            T-12 2/28/2005                 1,382,597
     35       Ivy Hollow Apartments                         489,058            Ann. 5/31/2005                 1,037,519
     36       Arapahoe Village                            1,149,569            T-12 4/30/2005                   895,126
------------------------------------------------------------------------------------------------------------------------
     37       12000 Biscayne Office Building              1,295,088            T-12 4/30/2005                 1,281,973
     38       Oak Lake Apartments                         1,071,837            T-12 3/31/2005                 1,060,337
     39       Premiere Place Shopping Center              1,184,538              12/31/2004                   1,139,902
     40       Springs MHC                                 1,179,276            T-12 3/31/2005                 1,175,728
     41       Doheny Village Center                       1,058,985               2/1/2004                    1,102,024
------------------------------------------------------------------------------------------------------------------------
     42       Windstone MHC - IPG Portfolio                 975,379            T-12 3/31/2005                   994,066
    42.1      The Pines MHC - IPG                           378,737            T-12 3/31/2005                   431,460
    42.2      Windstone MHC - IPG                           214,894            T-12 3/31/2005                   181,270
    42.3      Meadow View MHC - IPG                         217,068            T-12 3/31/2005                   221,651
    42.4      River Place MHC - IPG                         164,680            T-12 3/31/2005                   159,685
------------------------------------------------------------------------------------------------------------------------
     43       Nittany Crossing Apartments                 1,252,575           T-12 12/31/2004                 1,336,212
     44       State College Park Apartments               1,203,815            T-12 5/31/2005                 1,233,379
     45       Shaws Marketplace                             956,667              12/31/2004                     979,223
     46       Plano Tech Center                           1,364,979           T-12 12/31/2004                 1,266,002
     47       Dimmock Square Shopping Center                810,667            T-12 2/28/2005                 1,471,513
------------------------------------------------------------------------------------------------------------------------
     48       Crown Woods Apartments                        999,604            T-12 3/31/2005                   991,616
     49       Senior Aerospace                                                                                1,040,679
     50       One Sovereign Place Apartments                833,624            Ann. 3/31/2005                   873,745
     51       Red Mountain Plaza                          1,097,223              12/31/2004                   1,031,550
     52       Gold Canyon RV Park                         1,073,654            T-12 2/28/2005                 1,060,772
------------------------------------------------------------------------------------------------------------------------
     53       Drum Hill Shopping Center                   1,510,441              12/31/2004                   1,387,993
     54       Deer Valley Apartments                      1,064,873            T-12 1/31/2005                 1,052,638
     55       Westgate Plaza                                814,192            T-12 5/31/2005                 1,011,385
     56       Arbor Crest Apartments                                                                            618,530
     57       Chino Promenade                                                                                   855,052
------------------------------------------------------------------------------------------------------------------------
     58       San Mateo Apartments                          671,876            T-12 3/31/2005                   765,027
     59       Dover Shopping Center                                                                             880,301
     60       1608 Chestnut Street                          648,596            Ann. 5/31/2005                   778,313
     61       Greenbrier at Tanasbourne Apartments          666,571            T-12 5/31/2005                   799,695
     62       Avanti Apartments                             664,924            T-12 3/31/2005                   680,252
------------------------------------------------------------------------------------------------------------------------
     63       Alderwood Retail                              685,532            T-12 2/28/2005                   618,222
     64       Homewood Suites-Tallahassee                 1,012,180            T-12 4/30/2005                   925,553
     65       Graham Town Center                                                                                614,284
     66       Princess Anne Farm Fresh                                                                          715,042
     67       Sand Pebble Apartments                        627,907            T-12 3/31/2005                   635,157
------------------------------------------------------------------------------------------------------------------------
     68       West 45th Business Center                     718,099            T-12 4/30/2005                   783,682
     69       Tinley Crossings - 8151 W 183rd               799,087            T-12 4/30/2005                   707,433
     70       Terrace Apartments                            509,651            T-12 4/30/2005                   567,286
     71       Portland Storage - Spokane                    653,496            T-12 3/31/2005                   542,573
    71.1      Portland Storage - Spokane North
------------------------------------------------------------------------------------------------------------------------
    71.2      Portland Storage - Spokane East
     72       Links at Harrison                             835,791            T-12 5/31/2005                   756,603
     73       Centre of Merritt                             567,076           T-12 12/31/2004                   681,805
     74       Landmark Apartments                           511,424            T-12 2/28/2005                   549,114
     75       The Groves                                    944,541            T-12 2/28/2005                   931,291
------------------------------------------------------------------------------------------------------------------------
     76       Hamilton Mill on Bentley                      447,546            T-12 4/30/2005                   576,450
     77       Briarwood MHC                                 513,721            T-12 4/30/2005                   502,230
     78       105-115 Bennett Avenue                                                                            522,212
     79       Castro Valley Hayward Storage                 520,893            T-12 4/30/2005                   577,886
     80       Chartwell Medical Office Building                                                                 548,052
------------------------------------------------------------------------------------------------------------------------
     81       Luna Crossing                                 169,004            T-12 1/31/2005                   506,989
     82       Stor-N-Loc Santa Rosa                         568,684            T-12 4/30/2005                   510,996
     83       Shoppes at Corporate Park                     493,658           T-12 12/31/2004                   485,427
     84       Sunrise RV Park                               555,667            T-12 2/28/2005                   534,985
     85       Tinley Crossings - 18410 Crossings Dr         199,614            T-12 4/30/2005                   515,441
------------------------------------------------------------------------------------------------------------------------
     86       Valley View Market                            473,868            T-12 3/31/2005                   516,643
     87       Windemere & Mill Creek MHCs - IPG             465,242            T-12 3/31/2005                   460,626
    87.1      Windemere MHC                                 213,796            T-12 3/31/2005                   216,204
    87.2      Mill Creek MHC                                251,446            T-12 3/31/2005                   244,422
     88       8300 Bissonnet                                533,187            T-12 2/28/2005                   532,880
------------------------------------------------------------------------------------------------------------------------
     89       Western Way RV Resort                         459,803           T-12 12/31/2004                   425,397
     90       Clearwater Ridge Apartments                   545,424            T-12 2/28/2005                   543,677
     91       Valle Sereno Apartments                       372,761            T-12 3/31/2005                   420,960
     92       Three Corporate Centre                         93,754            T-12 3/31/2005                   370,753
     93       Raytown Walgreens                                                                                 384,221
------------------------------------------------------------------------------------------------------------------------
     94       Longview MHC                                  432,653            T-12 4/30/2005                   396,389
     95       7926 South Madison Street                     429,530            T-12 2/28/2005                   429,690
     96       Hidden Village MHC                            400,357            T-12 3/31/2005                   375,357
     97       Hialeah                                                                                           439,821
     98       Storage One @ Stephanie                       370,165            T-12 4/30/2005                   507,857
------------------------------------------------------------------------------------------------------------------------
     99       Yelland - Long Beach                          583,676           T-12 12/31/2004                   572,134
     100      Castle Hills Self Storage                     322,087            T-12 2/28/2005                   411,051
     101      Storaway Orlando                              325,925            T-12 1/31/2005                   379,698
     102      Storage Max Self Storage                      334,539            T-12 2/28/2005                   354,595
     103      Auburn Green                                  349,034            T-12 4/30/2005                   325,673
------------------------------------------------------------------------------------------------------------------------
     104      2105 Corporate Drive                          443,704           T-12 12/31/2004                   404,567
     105      Skaff Apartments                              380,275            T-12 2/28/2005                   372,230
     106      326 North Rodeo Drive                       1,347,192              12/31/2004                   1,361,926
     107      Santa Paula Self Storage                      270,176            T-12 3/31/2005                   404,519
     108      Storage One @ Annie Oakley                    314,308            T-12 3/31/2005                   329,577
------------------------------------------------------------------------------------------------------------------------
     109      Hawthorne Self Storage                        504,077            T-12 2/28/2005                   427,991
     110      Advantage Self Storage Rockwall               276,741            T-12 4/30/2005                   349,686
     111      Tanglewood Apartments                         398,538            T-12 4/30/2005                   416,936
     112      La Mirada Apartments                          213,171            T-12 3/31/2005                   294,392
     113      Lumber River Village                          385,304           T-12 12/31/2004                   358,703
------------------------------------------------------------------------------------------------------------------------
     114      Castro Valley Storage                         314,280            T-12 4/30/2005                   299,095
     115      Shurgard Eastland/COTT                        431,048            Ann. 3/31/2005                   400,077
    115.1     Shurgard - Charlotte
    115.2     Shurgard - Matthews
     116      Meadows at Carson Creek                       287,845            T-12 1/31/2005                   280,871
------------------------------------------------------------------------------------------------------------------------
     117      Merced Mobile Estates                         248,752           T-12 12/31/2004                   264,140
     118      Fairfield Self Storage                        451,003            T-12 3/31/2005                   361,787
     119      Storage One @ Rock Springs                    604,879           T-12 12/31/2004                   636,115
     120      Budget Self Storage of Tampa                  266,364            T-12 2/28/2005                   336,305
     121      A Storage Place - Englewood                   213,741            T-12 2/28/2005                   247,329
------------------------------------------------------------------------------------------------------------------------
     122      Storage One at Ann Road                       440,260            Ann. 1/31/2005                   454,685
     123      Cambridge Square II                           274,449            T-12 2/28/2005                   253,879
     124      StreetSide at Greenville                                                                          213,149
     125      Advantage Self Storage Rowlett                151,678            T-12 4/30/2005                   161,776
     126      Tyrone Village MHC                            185,460            T-12 3/31/2005                   188,066
------------------------------------------------------------------------------------------------------------------------
     127      Roanoke Corners                                73,359            T-12 4/30/2005                   188,595
     128      Sedona Peak Apartments                        153,607            T-12 3/31/2005                   186,962
     129      Storage One @ Pecos Mini                      498,704            T-12 1/31/2005                   512,560
     130      Apache Arms Apartments                        158,474            T-12 3/31/2005                   165,546
     131      WSG Las Cruces                                                                                    148,795
------------------------------------------------------------------------------------------------------------------------
     132      Thomas Crossroads                                                                                 136,034

                UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN  UNDERWRITTEN
     ID            REVENUE           EGI          EXPENSES       RESERVES        TI/LC
------------- -----------------------------------------------------------------------------

      1             54,848,897     51,530,095      24,278,823        364,918     1,824,737
      2             14,653,095     23,775,493       9,175,621        228,913
     2.1            10,496,730     17,063,616       6,650,679        119,307
     2.2             4,156,365      6,711,877       2,524,942        109,606
      3             14,692,974     16,457,923       7,515,958        145,754       651,525
------------- -----------------------------------------------------------------------------
      4             12,341,826     14,380,900       6,394,270        149,835       578,117
      5             11,727,122     12,112,952       3,963,405        126,400
      6            154,893,134    230,239,687     151,778,146      9,209,587
     6.1            51,553,969     79,565,790      51,798,659      3,182,632
     6.2            57,635,325     88,678,263      59,239,021      3,547,131
------------- -----------------------------------------------------------------------------
     6.3            45,703,840     61,995,634      40,740,466      2,479,825
      7             19,877,957     18,836,707       5,893,754        157,811       389,277
      8             12,333,211     17,715,387       9,962,161        238,535       995,780
      9             10,251,109     15,531,109       8,900,933        202,039       602,852
     10              7,975,449      8,995,449       3,009,266         53,048       512,662
------------- -----------------------------------------------------------------------------
     11             24,128,537     32,687,396      14,084,366        194,416       254,595
     12              5,287,557      6,298,499       2,455,250         41,482       233,937
     13              4,309,060      5,173,304       1,765,717         29,805       227,234
     14              5,689,828      6,866,330       3,269,575         49,368       245,375
     15              3,670,800      3,670,800          55,062         22,304
------------- -----------------------------------------------------------------------------
    15.1             1,179,900      1,179,900          17,699         10,111
    15.2               996,360        996,360          14,945          4,094
    15.3               753,825        753,825          11,307          3,997
    15.4               740,715        740,715          11,111          4,102
     16              4,107,825      4,267,825       1,626,433        113,400
------------- -----------------------------------------------------------------------------
     17              2,555,263      3,169,893         652,795         20,061       104,425
     18              3,777,442      3,917,523       1,599,346         85,000
    18.1             1,408,036      1,408,036         581,904         31,000
    18.2             1,020,790      1,020,790         391,738         22,500
    18.3               848,657        988,738         352,531         18,250
------------- -----------------------------------------------------------------------------
    18.4               499,958        499,958         273,173         13,250
     19              3,500,000      3,674,708       1,400,241         81,600
     20              3,267,505      3,411,095       1,226,744         92,000
     21              7,103,658      8,472,024       5,512,529        338,881
     22              3,245,591      3,574,534       1,731,154         42,516       106,669
------------- -----------------------------------------------------------------------------
    22.1             2,245,993      2,465,869       1,229,548         30,331        76,159
    22.2               779,471        875,343         419,312          9,665        24,256
    22.3               220,126        233,322          82,294          2,520         6,254
     23              3,622,464      3,708,464       1,444,539        127,889
     24              4,935,384      5,040,786       3,007,022        201,631
------------- -----------------------------------------------------------------------------
     25              1,528,250      2,046,341         545,341          9,553        57,091
     26              1,711,085      2,117,258         469,691         21,792        77,280
     27              3,265,735      3,340,735       1,728,029         74,340
     28              1,517,799      2,007,834         656,576         12,235        50,385
     29              1,545,216      1,982,095         535,880         51,918       119,684
------------- -----------------------------------------------------------------------------
     30              1,458,805      1,933,805         555,673         37,404        83,143
     31              1,552,062      2,440,535       1,138,687         12,287        41,477
     32              1,662,831      1,915,614         540,205         25,577       137,154
    32.1               635,866        795,866         217,323         10,230        65,927
    32.2               629,909        722,692         191,906         10,227        56,515
------------- -----------------------------------------------------------------------------
    32.3               397,056        397,056         130,976          5,120        14,712
     33              2,604,672      2,744,672       1,058,311         84,000
     34              1,490,002      1,797,102         414,504         41,036        68,822
     35              1,470,878      1,507,190         469,671         45,600
     36              1,041,981      1,341,231         446,105         13,107        63,041
------------- -----------------------------------------------------------------------------
     37              2,411,888      2,472,888       1,190,916         30,185       193,017
     38              1,612,245      1,653,015         592,678         43,172
     39              1,227,004      1,459,999         320,097         30,773        59,830
     40              1,745,710      1,756,832         581,104         18,440
     41              1,137,205      1,391,127         289,103         12,294        54,705
------------- -----------------------------------------------------------------------------
     42              1,688,752      1,688,752         694,686         20,640
    42.1               692,760        692,760         261,301          8,040
    42.2               322,464        322,464         141,194          3,920
    42.3               346,031        346,031         124,380          4,080
    42.4               327,497        327,497         167,811          4,600
------------- -----------------------------------------------------------------------------
     43              2,879,513      3,082,513       1,746,301         85,500
     44              2,655,734      2,855,734       1,622,356         84,223
     45              1,021,787      1,318,787         339,564         15,090        11,295
     46              1,429,074      1,819,074         553,072         38,680       159,431
     47              1,564,910      1,834,910         363,396         15,925        72,088
------------- -----------------------------------------------------------------------------
     48              1,665,161      1,761,161         769,545         59,061
     49              1,072,865      1,072,865          32,186         13,472        31,762
     50              1,454,212      1,587,213         713,468         43,000
     51              1,068,245      1,300,492         268,942          6,927        46,256
     52              1,728,136      2,204,420       1,143,648         30,040
------------- -----------------------------------------------------------------------------
     53              1,406,538      1,955,630         567,637         27,793        53,756
     54              2,079,144      2,126,044       1,073,406         55,726
     55              1,163,734      1,883,734         872,350         18,238       108,546
     56                877,421        887,421         268,891         16,000
     57                891,176      1,154,095         299,043         12,855        44,224
------------- -----------------------------------------------------------------------------
     58              1,330,909      1,445,209         680,182         62,000
     59                936,829      1,120,116         239,815         11,109        19,890
     60                780,065        910,231         131,918          8,900        44,498
     61              1,430,000      1,461,000         661,305         40,480
     62              1,099,857      1,186,102         505,850         24,924
------------- -----------------------------------------------------------------------------
     63                637,498        822,498         204,276          6,425        38,956
     64              2,552,752      2,732,752       1,807,199        109,310
     65                665,338        892,867         278,583          8,119        35,225
     66                761,342        832,170         117,128         11,502        35,944
     67              1,331,454      1,419,488         784,331         57,824
------------- -----------------------------------------------------------------------------
     68                895,797      1,200,677         416,995         26,150        85,083
     69                766,481        851,856         144,423          9,941        67,810
     70                996,577      1,087,077         519,791         43,500
     71                832,970        928,158         385,586         21,202
    71.1
------------- -----------------------------------------------------------------------------
    71.2
     72              1,298,554      1,369,554         612,950         70,200
     73                747,700        951,200         269,395          9,012        12,721
     74                935,691        981,191         432,077         28,633
     75              1,468,582      1,518,582         587,291         17,640
------------- -----------------------------------------------------------------------------
     76              1,319,698      1,375,359         798,909         84,728
     77                684,684        766,684         264,454          5,800
     78                848,009        848,009         325,797         16,250
     79                845,231        881,038         303,152         11,703
     80                800,313        800,313         252,262          6,314        42,692
------------- -----------------------------------------------------------------------------
     81                523,241        713,241         206,252          3,273        21,842
     82                871,844        929,844         418,847         15,540
     83                501,478        783,778         298,351          9,938        26,909
     84                941,703      1,085,866         550,881         19,880
     85                536,114        647,839         132,398          9,944        43,396
------------- -----------------------------------------------------------------------------
     86                537,968        765,968         249,325          5,050        28,718
     87                782,268        782,268         321,642          8,920
    87.1               375,000        375,000         158,796          4,520
    87.2               407,268        407,268         162,846          4,400
     88                956,884        961,884         429,004         13,507        86,205
------------- -----------------------------------------------------------------------------
     89                614,089        786,721         361,324         13,320
     90                981,677      1,028,577         484,900         28,400
     91                886,233        967,793         546,834         50,702
     92                662,115        682,325         311,572          7,728        37,628
     93                393,000        438,940          54,719          2,086
------------- -----------------------------------------------------------------------------
     94                616,362        621,822         225,433          7,040
     95                571,885        621,885         192,195         24,514        25,761
     96                550,392        634,746         259,390          4,160
     97                447,556        592,056         152,236          2,611        12,833
     98                734,640        774,969         267,112         12,986
------------- -----------------------------------------------------------------------------
     99                923,398      1,019,970         447,836         10,935
     100               695,301        717,358         306,308         10,219         2,500
     101               585,866        638,366         258,668         10,185
     102               798,491        798,491         443,896         23,844
     103               493,774        493,774         168,101          4,000
------------- -----------------------------------------------------------------------------
     104               422,603        593,603         189,036         24,018        36,828
     105               570,390        590,793         218,564         18,456
     106             1,421,953      1,500,679         138,753          2,879         5,324
     107               567,792        671,792         267,273         12,164
     108               495,404        548,340         218,762          8,153
------------- -----------------------------------------------------------------------------
     109               631,520        674,520         246,529          6,065
     110               570,012        592,012         242,326         10,414
     111               721,246        745,246         328,310         45,415
     112               608,856        624,856         330,464         29,000
     113               412,158        468,092         109,389         10,017        42,542
------------- -----------------------------------------------------------------------------
     114               515,581        543,678         244,584          6,000
     115               674,330        747,872         347,795         34,125
    115.1
    115.2
     116               415,980        415,980         135,109          6,000
------------- -----------------------------------------------------------------------------
     117               472,465        477,965         213,825          4,800
     118               477,183        515,789         154,002         10,420        13,196
     119               837,220        908,270         272,155         12,075
     120               592,776        612,576         276,271          6,620
     121               377,262        422,031         174,702          8,748
------------- -----------------------------------------------------------------------------
     122               681,514        714,876         260,192         10,413
     123               514,865        542,865         288,986         22,648
     124               218,643        254,343          41,194          2,055         6,300
     125               332,893        350,293         188,517          7,028
     126               337,962        339,162         151,096          4,240
------------- -----------------------------------------------------------------------------
     127               195,922        270,066          81,472          2,151        10,606
     128               417,038        431,512         244,550         19,000
     129               691,014        774,514         261,954         10,343
     130               404,372        423,856         258,310         24,276
     131               159,150        200,575          51,780          1,350         6,028
------------- -----------------------------------------------------------------------------
     132               144,415        172,915          36,881          1,890        14,385

              UNDERWRITTEN NET                                                          LEASE
     ID           CASH FLOW                        LARGEST TENANT(16)           SF    EXPIRATION     2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

      1               25,061,617      APL Limited                             208,911 12/31/2006 Ask Jeeves, Inc.
      2               14,370,960
     2.1              10,293,630      Hewitt Associates LLC                   818,686 11/25/2018
     2.2               4,077,329      Hewitt Associates LLC                   325,878 5/22/2014
      3                8,144,687      Berkman, Henoch, Peterson & Peddy, P.C.  47,817 6/14/2011  Jaspan, Schlesinger, Hoffman LLP
------------------------------------------------------------------------------------------------------------------------------------
      4                7,258,678      Superintendent of Insurance             173,344 3/31/2011  People of the State of NY
      5                8,023,147
      6               69,251,953
     6.1              24,584,499
     6.2              25,892,112
------------------------------------------------------------------------------------------------------------------------------------
     6.3              18,775,342
      7               12,395,865      Macy's                                  135,000  2/2/2013  JC Penney
      8                6,518,911      ExxonMobil                              334,859 2/14/2008  AIM Management Group, Inc.
      9                5,825,285      Bank of America                         264,279 12/31/2014 Ernst & Young
     10                5,420,472      Abacus Technology Corp.                  19,282 6/14/2014  Washington Eye Physicans
------------------------------------------------------------------------------------------------------------------------------------
     11               18,154,019      LeBoeuf, Lamb, Greene & MacRae, L.L.P.  228,335 6/30/2012  Katz Communications
     12                3,567,830      Merrill Communications                   13,516 2/29/2012  Information Management
     13                3,150,548      Society for Neuroscience                 20,158 12/31/2005 National Women's Law Center
     14                3,302,012      Isogon Corporation                       36,000 2/28/2010  Center for English Studies
     15                3,593,434
------------------------------------------------------------------------------------------------------------------------------------
    15.1               1,152,090      CarMax                                   50,555 6/30/2020
    15.2                 977,321      CarMax                                   20,471 6/30/2020
    15.3                 738,521      CarMax                                   19,983 6/30/2020
    15.4                 725,502      CarMax                                   20,509 6/30/2020
     16                2,527,992
------------------------------------------------------------------------------------------------------------------------------------
     17                2,392,612      Bally Total Fitness                      35,406 5/31/2009  US Bank
     18                2,233,177
    18.1                 795,132
    18.2                 606,552
    18.3                 617,957
------------------------------------------------------------------------------------------------------------------------------------
    18.4                 213,536
     19                2,192,867
     20                2,092,351
     21                2,620,614
     22                1,694,195
------------------------------------------------------------------------------------------------------------------------------------
    22.1               1,129,831      University of Phoenix                    24,268 12/31/2009 Kaiser Foundation Health Plan
    22.2                 422,110      BrownArmstrong, Randell & Rey            20,531 8/31/2006  AT&T Wireless Services, Inc.
    22.3                 142,253      Bhogal, Bhaika Mehta MD's                 3,984 3/31/2008  Fisher, Keathley and Ross
     23                2,136,036
     24                1,832,133
------------------------------------------------------------------------------------------------------------------------------------
     25                1,434,355      Longs Drugs Stores                       10,215 2/28/2018  Nettle Creek
     26                1,548,494      Micro Solutions Enterprises (MSE)       175,371 4/30/2012  Biagi Brothers
     27                1,538,366
     28                1,288,638      HEB                                      69,772 6/30/2013  La Morada
     29                1,274,613      Burlington Coat                          62,574 1/31/2015  BlueCross BlueShield
------------------------------------------------------------------------------------------------------------------------------------
     30                1,257,585      Woolworths c/o Kimco                     61,453 1/31/2011  King Soopers
     31                1,248,084      KTA Super Stores                         28,422 1/31/2029  Ross Stores, Inc.
     32                1,212,678
    32.1                 502,386      Acosta, Inc.                             16,111 7/31/2006  AdminOne Corporation, Inc.
    32.2                 464,044      Arkansas Blue Cross & Blue Shield         8,707 12/31/2007 Morgan Stanley DW Inc.
------------------------------------------------------------------------------------------------------------------------------------
    32.3                 246,248      GE Cap. Corp.,  Consumer Finance         25,600  5/6/2011
     33                1,602,361
     34                1,272,739      Linens 'N Things                         30,000 1/31/2011  The Tile Shop
     35                  991,919
     36                  818,978      Fox & Hound of Colorado, Inc.            10,460 12/31/2006 Hollywood Entertainment
------------------------------------------------------------------------------------------------------------------------------------
     37                1,058,771      Hasbro Latin America                      7,140 6/14/2005  Travalco USA, Inc.
     38                1,017,165
     39                1,049,299      Belk                                     50,739  8/5/2017  Goody's
     40                1,157,288
     41                1,035,024      Stats Floral                             25,600 1/31/2010  Smart & Final
------------------------------------------------------------------------------------------------------------------------------------
     42                  973,426
    42.1                 423,420
    42.2                 177,350
    42.3                 217,571
    42.4                 155,085
------------------------------------------------------------------------------------------------------------------------------------
     43                1,250,712
     44                1,149,156
     45                  952,838      Shaws                                    65,227 2/28/2021  Hollywood Entertainment Corporation
     46                1,067,892      Alliance Systems, Inc.                   82,880 7/31/2011  Muratec America, Inc.
     47                1,383,500      Best Buy                                 30,000 1/31/2015  Old Navy
------------------------------------------------------------------------------------------------------------------------------------
     48                  932,555
     49                  995,446      Senior Operations, Inc.                 134,720 6/30/2018
     50                  830,745
     51                  978,367      Michael's                                23,594 2/28/2013  Petsmart
     52                1,030,732
------------------------------------------------------------------------------------------------------------------------------------
     53                1,306,444      Wal-Mart                                 94,345 1/31/2011  Hannaford
     54                  996,912
     55                  884,601      Best Fitness                             20,000 7/31/2020  Fashion Bug
     56                  602,530
     57                  797,973      24 Hour Fitness                          15,500 12/31/2012 The Turning Point Church
------------------------------------------------------------------------------------------------------------------------------------
     58                  703,027
     59                  849,302      Giant Foods                              44,744 9/30/2021  M&T Bank
     60                  724,916      The Art Institute of Philadelphia        49,750  6/1/2011
     61                  759,215
     62                  655,328
------------------------------------------------------------------------------------------------------------------------------------
     63                  572,842      America's Best Contacts                   4,130 2/28/2009  Dining Designs
     64                  816,243
     65                  570,940      Ace Hardware                             12,755 5/31/2015  Q'Z Family Resturant
     66                  667,596      Farm Fresh Grocery                       57,510 1/31/2020
     67                  577,333
------------------------------------------------------------------------------------------------------------------------------------
     68                  672,449      Microsoft Business Solutions Corp        34,896 2/28/2008  CBF Group
     69                  629,682      Springfield Services Co.                 17,864  2/1/2008  Illinois State Police
     70                  523,786
     71                  521,371
    71.1
------------------------------------------------------------------------------------------------------------------------------------
    71.2
     72                  686,403
     73                  660,072      Publix Supermarket                       44,840 10/31/2023 Crispers Restaurant
     74                  520,482
     75                  913,651
------------------------------------------------------------------------------------------------------------------------------------
     76                  491,723
     77                  496,430
     78                  505,962
     79                  566,184
     80                  499,046      GKGBJ, LLC                                9,127 3/31/2020  Central Maryland Endoscopy, LLC
------------------------------------------------------------------------------------------------------------------------------------
     81                  481,874      Coker Floors                              6,764 2/14/2015  Luna de Noche
     82                  495,456
     83                  448,580      Brinker International/Chili's             6,000 6/26/2008  Windsor Academy
     84                  515,105
     85                  462,101      UGN                                      28,707 6/12/2013  Med 3000
------------------------------------------------------------------------------------------------------------------------------------
     86                  482,875      Saltgrass, Inc.                           8,700 10/31/2020 Century Furniture, Inc.
     87                  451,706
    87.1                 211,684
    87.2                 240,022
     88                  433,168      Houston Infact & Adolescent Me            5,886 2/28/2007  Williams, Cohen & Gray
------------------------------------------------------------------------------------------------------------------------------------
     89                  412,077
     90                  515,277
     91                  370,258
     92                  325,397      Merrill Lynch                             8,115 2/28/2013  Jeffcoat, Pike and Nappier
     93                  382,135      Walgreens                                13,905 1/31/2020
------------------------------------------------------------------------------------------------------------------------------------
     94                  389,349
     95                  379,415      Bender Marketing                          8,381 2/28/2008  Cold Flow Corp.
     96                  371,197
     97                  424,377      Pet Supermarket                           5,000 6/30/2015  Payless Shoesource
     98                  494,872
------------------------------------------------------------------------------------------------------------------------------------
     99                  561,199
     100                 398,332
     101                 369,513
     102                 330,751
     103                 321,673
------------------------------------------------------------------------------------------------------------------------------------
     104                 343,721      Shape, LLC                               39,017 5/31/2008  U.T.I. of Illinois, Inc.
     105                 353,774
     106               1,353,723      Yves Saint Laurant                        3,700  4/1/2014  Chopard
     107                 392,355
     108                 321,424
------------------------------------------------------------------------------------------------------------------------------------
     109                 421,927
     110                 339,272
     111                 371,521
     112                 265,392
     113                 306,144      Food Lion                                30,280 6/30/2013  CVS
------------------------------------------------------------------------------------------------------------------------------------
     114                 293,094
     115                 365,952
    115.1
    115.2
     116                 274,871
------------------------------------------------------------------------------------------------------------------------------------
     117                 259,340
     118                 338,171      Nrw Engineer                              3,384 4/30/2010  Karen L. Savage
     119                 624,040
     120                 329,685
     121                 238,581
------------------------------------------------------------------------------------------------------------------------------------
     122                 444,272
     123                 231,231
     124                 204,794      Boaters World (Ritz Camera)               9,000 3/25/2017  Waffle House (Ground Lease)
     125                 154,748
     126                 183,826
------------------------------------------------------------------------------------------------------------------------------------
     127                 175,838      Six Day Dental & Orthodontics-Roanoke LLP 6,650 10/31/2014 Sherwin-Williams
     128                 167,962
     129                 502,217
     130                 141,270
     131                 141,417      Mens Warehouse                            3,500 2/28/2015  Beneficial HFC
------------------------------------------------------------------------------------------------------------------------------------
     132                 119,759      Advanced Stores                           7,000 6/30/2010  Spas Atlanta, Inc.

                                                                                                                         UPFRONT
                        LEASE                                                      LEASE     OCCUPANCY    OCCUPANCY    REPLACEMENT
     ID       SF     EXPIRATION              3RD LARGEST TENANT(18)        SF    EXPIRATION   RATE(10)    AS-OF DATE    RESERVES
------------------------------------------------------------------------------------------------------------------------------------

      1       55,803  5/31/2013  Matson Navigation Company, Inc.          52,133 12/31/2015       92.37%     5/1/2005
      2                                                                                          100.00%    5/11/2005
     2.1                                                                                         100.00%    5/11/2005
     2.2                                                                                         100.00%    5/11/2005
      3       39,162  9/30/2014  Margolin, Winer & Evens LLP              37,519 11/30/2008       97.37%    5/10/2005
------------------------------------------------------------------------------------------------------------------------------------
      4       89,658  6/1/2008   Health First, Inc.                       76,809 10/1/2011       100.00%     7/8/2005
      5                                                                                           89.72%    7/20/2005
      6                                                                                           82.73%    5/31/2005
     6.1                                                                                          78.80%    5/31/2005
     6.2                                                                                          84.20%    5/31/2005
------------------------------------------------------------------------------------------------------------------------------------
     6.3                                                                                          85.00%    5/31/2005
      7       85,824  7/31/2007  Stein Mart                               37,119 11/30/2010       96.32%    4/30/2005
      8       41,255  5/31/2008  Chase Bank                               35,098 5/31/2008        87.64%     6/1/2005
      9      102,583 10/31/2009  MCI                                      73,061 10/31/2010       67.85%    3/31/2005       400,000
     10       14,116 10/31/2008  Washington Nautilus, Inc.                13,656 12/31/2013       98.08%     4/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     11      176,834  4/30/2012  Macquarie Holdings                       59,548 3/31/2015       100.00%    11/1/2004
     12       13,367  8/31/2008  Debttraders                              11,700 12/18/2012       94.11%    5/13/2005
     13       15,296  6/30/2015  National Park Foundation                 15,060 12/31/2011       99.50%     5/2/2005
     14       26,200  5/31/2009  Committee to Protect Journalists Inc.     9,863 7/31/2019        94.30%    6/20/2005        98,736
     15                                                                                          100.00%    6/30/2005
------------------------------------------------------------------------------------------------------------------------------------
    15.1                                                                                         100.00%    6/30/2005
    15.2                                                                                         100.00%    6/30/2005
    15.3                                                                                         100.00%    6/30/2005
    15.4                                                                                         100.00%    6/30/2005
     16                                                                                           94.64%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     17       12,634 12/31/2005  Marathon Management                       9,383 9/30/2008        90.72%    4/27/2005
     18                                                                                           97.65%    5/25/2005
    18.1                                                                                          98.40%    5/25/2005
    18.2                                                                                          97.78%    5/25/2005
    18.3                                                                                          94.52%    5/25/2005
------------------------------------------------------------------------------------------------------------------------------------
    18.4                                                                                         100.00%    5/25/2005
     19                                                                                           91.67%     5/9/2005
     20                                                                                          100.00%     5/1/2005
     21                                                                                           71.68%    4/29/2005
     22                                                                                           88.22%     7/6/2005
------------------------------------------------------------------------------------------------------------------------------------
    22.1      17,826  2/28/2009  Kern Community College                   16,096 10/31/2005       86.95%     7/6/2005
    22.2       8,608  6/30/2006  Progressive Casualty Insurance            5,314 4/30/2010        89.12%     7/6/2005
    22.3       3,884  11/30/2006 G. Robert Osborn DDS                      2,604 4/30/2008       100.00%     7/6/2005
     23                                                                                           99.58%    4/21/2005
     24                                                                                           87.25%    4/29/2005
------------------------------------------------------------------------------------------------------------------------------------
     25        4,890 10/31/2009  Avalon Restuarants LLC c/o Le Peep        2,496 2/29/2008       100.00%     2/9/2005
     26      102,830  4/30/2008  AT&T                                            1/31/2008       100.00%    6/23/2005
     27                                                                                           98.53%     2/1/2005
     28        5,163  4/30/2008  Little Gym                                4,012 1/31/2014        96.85%    5/11/2005
     29       52,926  8/31/2009  Osco Drug                                20,453 4/30/2018        92.30%    5/17/2005       115,000
------------------------------------------------------------------------------------------------------------------------------------
     30       55,211  5/3/2010   Crown Wine & Liquor                       3,840 10/31/2007       97.80%    4/19/2005       180,000
     31       23,179  6/3/2010   Blockbuster Store #91620                  5,120 7/31/2010       100.00%    4/20/2005
     32                                                                                           98.71%     5/1/2005
    32.1       6,482  3/17/2007  Hormel Foods Corporation                  6,482 12/31/2007      100.00%     5/1/2005
    32.2       6,604  6/14/2008  Progressive Casualty Insurance Co.        6,482  8/4/2010        96.77%     5/1/2005
------------------------------------------------------------------------------------------------------------------------------------
    32.3                                                                                         100.00%     5/1/2005
     33                                                                                           99.85%    4/21/2005
     34       24,900  4/30/2020  Victory Lady Fitness Centers             15,000 2/29/2020        98.23%    2/25/2005
     35                                                                                           90.00%     8/1/2005
     36        7,860  2/12/2008  Jade Gardens Restaurant                   4,980 1/31/2008        92.59%     7/6/2005
------------------------------------------------------------------------------------------------------------------------------------
     37        7,125  7/31/2007  FB Foods, Inc.                            6,835 11/12/2006       87.55%    4/28/2005
     38                                                                                          100.00%     5/1/2005
     39       25,000  7/31/2007  Michaels                                 20,464 4/30/2011        97.92%    5/20/2005
     40                                                                                           98.27%    5/31/2005
     41       20,280  5/31/2007  Big 5 Sports                             18,000 5/31/2009        98.05%     6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     42                                                                                           91.31%     3/1/2005
    42.1                                                                                          88.94%     3/1/2005
    42.2                                                                                          93.68%     3/1/2005
    42.3                                                                                         100.00%     3/1/2005
    42.4                                                                                          85.71%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     43                                                                                           98.83%     6/6/2005
     44                                                                                           85.51%     5/1/2005
     45        7,500  1/31/2008  Cutters, Inc.                             1,517 12/8/2009       100.00%     4/1/2005
     46       52,786  2/29/2008  Traxxas, LP                              43,546 2/29/2008        76.37%    2/28/2005
     47       14,800  4/30/2015  Shoe Carnival                            12,000 1/31/2009        97.17%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     48                                                                                           95.02%    2/28/2005
     49                                                                                          100.00%     8/1/2005
     50                                                                                           94.19%     6/1/2005
     51       18,875  1/31/2018  Discount Cards & Gifts                    5,910 12/31/2007      100.00%     5/1/2005
     52                                                                                           90.00%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     53       47,800  1/31/2017  The Paper Store                          16,938  4/1/2007       100.00%    5/31/2005
     54                                                                                           95.42%     3/7/2005
     55       14,000  1/31/2006  Eckerd SuperDrug                         11,880 3/31/2010        96.71%    4/13/2005
     56                                                                                           78.75%    7/13/2005         1,875
     57       11,160 10/31/2007  Automobile Club of Southern Calif        10,380 8/30/2008        94.70%     6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     58                                                                                           95.97%    3/25/2005
     59        3,100 10/31/2021  Video Warehouse                           2,400 6/30/2008       100.00%     6/3/2005
     60                                                                                          100.00%     4/1/2005
     61                                                                                           92.61%     5/9/2005
     62                                                                                           96.77%    3/15/2005
------------------------------------------------------------------------------------------------------------------------------------
     63        3,901  1/31/2008  Washington Mutual                         3,650 11/30/2009       87.43%    7/15/2005        59,251
     64                                                                                           82.40%    4/30/2005
     65        9,082 11/14/2010  Graham Fitness                            6,210 12/31/2012       91.36%    5/31/2005
     66                                                                                          100.00%     6/3/2005
     67                                                                                           98.56%    3/25/2005
------------------------------------------------------------------------------------------------------------------------------------
     68       13,328 12/31/2006  Brown & Saenger                          12,011 12/31/2010       74.91%    3/31/2005
     69       16,500  8/31/2011  Prudential Insurance Company             15,339 1/31/2007       100.00%     3/1/2005
     70                                                                                           94.83%     5/5/2005
     71                                                                                           85.93%    7/12/2005        26,800
    71.1                                                                                          88.51%    7/12/2005
------------------------------------------------------------------------------------------------------------------------------------
    71.2                                                                                          81.11%    7/12/2005
     72                                                                                           92.31%    3/31/2005
     73        5,363  1/9/2013   H&R Block Eastern Tax Services, Inc.      2,400 4/30/2007       100.00%     1/1/2005
     74                                                                                           97.32%    3/29/2005
     75                                                                                           97.51%    4/30/2005
------------------------------------------------------------------------------------------------------------------------------------
     76                                                                                           91.56%    3/24/2005
     77                                                                                          100.00%    3/16/2005
     78                                                                                           98.46%    5/25/2005
     79                                                                                           87.50%    7/14/2005
     80        3,867  3/31/2020  Golle, Sheldon and Kalikhman, LLC         3,688 3/31/2020       100.00%    7/14/2005
------------------------------------------------------------------------------------------------------------------------------------
     81        5,425 10/31/2013  Sleep Experts                             4,747 9/30/2008       100.00%     7/7/2005
     82                                                                                           93.60%    2/28/2005
     83        3,968  5/31/2007  Burger King                               3,250 6/30/2020        97.01%    2/14/2005        75,000
     84                                                                                           86.00%     3/1/2005
     85       14,415  6/30/2008                                                                   86.73%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     86        6,262  7/31/2010  Mattress Giant L.P.                       4,000 10/31/2006       93.01%    7/31/2005
     87                                                                                           93.49%     6/1/2005
    87.1                                                                                          89.91%     6/1/2005
    87.2                                                                                          97.27%     6/1/2005
     88        5,215  9/30/2006  Howard Novick, M.D.P.A.                   5,118 10/19/2005       87.32%     3/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     89                                                                                           90.21%    1/31/2005
     90                                                                                           87.32%    3/30/2005
     91                                                                                           97.03%    3/25/2005
     92        7,011 11/30/2011  Countrywide Home Loans                    5,023 11/30/2009       76.90%     7/6/2005
     93                                                                                          100.00%    4/12/2005
------------------------------------------------------------------------------------------------------------------------------------
     94                                                                                           92.09%     5/1/2005
     95        8,200 11/30/2006  Midwest Time Recorder                     7,249 5/31/2007        91.43%     6/2/2005
     96                                                                                           97.12%    1/17/2005
     97        2,800  4/30/2015  T-Mobile                                  2,645 5/31/2012       100.00%    7/12/2005
     98                                                                                           90.50%    5/31/2005
------------------------------------------------------------------------------------------------------------------------------------
     99                                                                                           81.38%    2/28/2005
     100                                                                                          75.78%    3/31/2005
     101                                                                                          80.70%    2/10/2005
     102                                                                                          67.71%    2/15/2005
     103                                                                                          91.84%    4/30/2005
------------------------------------------------------------------------------------------------------------------------------------
     104      26,166  4/15/2007                                                                  100.00%    1/19/2005
     105                                                                                          92.31%    3/17/2005
     106       2,011  3/31/2014                                                                  100.00%     7/7/2005
     107                                                                                          74.04%     4/1/2005
     108                                                                                          93.16%    4/21/2005
------------------------------------------------------------------------------------------------------------------------------------
     109                                                                                          78.67%     4/1/2005
     110                                                                                          84.12%    5/17/2005
     111                                                                                          99.43%     3/1/2005
     112                                                                                          90.00%    3/25/2005
     113       9,100  9/30/2010  Family Dollar                             8,001 12/31/2007      100.00%    4/13/2005
------------------------------------------------------------------------------------------------------------------------------------
     114                                                                                          87.44%    7/14/2005
     115                                                                                          87.21%    7/12/2005
    115.1                                                                                         76.72%    7/12/2005
    115.2                                                                                         95.69%    7/12/2005
     116                                                                                          92.05%     4/5/2005
------------------------------------------------------------------------------------------------------------------------------------
     117                                                                                          97.50%    1/12/2005
     118       1,840 11/30/2005  BRR Refrigeration                         1,840 2/28/2006        99.71%    4/12/2005
     119                                                                                          92.02%    5/31/2005
     120                                                                                          94.87%    3/31/2005
     121                                                                                          83.17%     4/9/2005
------------------------------------------------------------------------------------------------------------------------------------
     122                                                                                          97.70%    4/21/2005
     123                                                                                          94.74%    3/23/2005
     124       1,800  5/31/2020  Sprint                                    1,466 9/30/2009       100.00%    7/22/2005
     125                                                                                          76.89%    6/30/2005
     126                                                                                          88.68%    4/20/2005
------------------------------------------------------------------------------------------------------------------------------------
     127       6,000  7/31/2014                                                                  100.00%    7/21/2005
     128                                                                                         100.00%    3/25/2005
     129                                                                                          91.90%    4/21/2005
     130                                                                                          92.86%    3/25/2005
     131       2,100  8/31/2009  Quiznos                                   1,500 8/31/2010        78.89%     4/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     132       2,800 10/31/2006  Crossroads Cleaners                       1,400 5/31/2010        88.89%    6/14/2005

                 MONTHLY                                                             UPFRONT
               REPLACEMENT    UPFRONT    MONTHLY  MONTHLY TAX   MONTHLY INSURANCE  ENGINEERING
     ID         RESERVES       TI/LC    TI/LC(15)    ESCROW          ESCROW          RESERVE
--------------------------------------------------------------------------------------------------

      1                       2,140,500
      2
     2.1
     2.2
      3              10,086                            276,645              16,396
--------------------------------------------------------------------------------------------------
      4               5,993               104,167      185,031              13,842
      5               5,865                            136,546
      6
     6.1
     6.2
--------------------------------------------------------------------------------------------------
     6.3
      7
      8               9,939                            134,925
      9                                    48,410      121,762              15,350
     10
--------------------------------------------------------------------------------------------------
     11               9,740   3,475,000    17,503    1,082,919              29,693
     12               9,395                             95,539
     13               1,863                71,429       55,738               4,310
     14                         493,680                 97,261               9,559       11,250
     15
--------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16               9,450                             36,050               5,154        6,625
--------------------------------------------------------------------------------------------------
     17               1,672                 5,573       21,473               1,884
     18               7,105                             19,546               6,529       72,343
    18.1
    18.2
    18.3
--------------------------------------------------------------------------------------------------
    18.4
     19                                                 26,281                           23,700
     20               7,667                             22,921               7,538      225,395
     21              28,240                             18,782               7,032
     22               3,551   2,200,000                 23,459               4,098      313,375
--------------------------------------------------------------------------------------------------
    22.1
    22.2
    22.3
     23              10,000                              8,500               5,000       78,000
     24              16,803                             13,107               3,630
--------------------------------------------------------------------------------------------------
     25                 786                 5,775       13,325               1,258
     26               2,550                 6,667       10,588               4,343      311,700
     27               5,667                             24,167               3,875        5,313
     28                                                                                 343,500
     29                                                 23,574               2,188       86,350
--------------------------------------------------------------------------------------------------
     30               3,117                 7,590       17,461               1,963      129,919
     31               1,024                 3,072        7,088               2,613        2,000
     32               2,135      74,697    10,655        9,586               1,231
    32.1
    32.2
--------------------------------------------------------------------------------------------------
    32.3
     33               7,000                              6,500               3,400      101,562
     34
     35               3,600                             11,583               4,527
     36               1,093      16,945     6,129       16,888               1,618       12,500
--------------------------------------------------------------------------------------------------
     37               2,515                10,061       20,750              11,833       31,250
     38               3,584                             11,489               4,180      231,980
     39               2,180                              5,740               2,862
     40               1,540                              2,481
     41               1,161                              7,720               1,220      178,440
--------------------------------------------------------------------------------------------------
     42               1,720                             12,633                 918
    42.1
    42.2
    42.3
    42.4
--------------------------------------------------------------------------------------------------
     43               7,125                             21,250               2,000        5,000
     44               7,020                             14,000               2,500
     45
     46               3,225                 7,084       25,451               3,098
     47
--------------------------------------------------------------------------------------------------
     48               3,263                             12,236               4,985       29,813
     49
     50               3,244                             10,317               2,809
     51                 577                              9,859               1,810
     52               2,505                             10,394
--------------------------------------------------------------------------------------------------
     53                                                 13,070
     54               4,640                             23,184               3,868       88,318
     55               1,520                 6,835       29,436                           40,438
     56                                                  9,249               1,605
     57               1,072                 3,000        6,808
--------------------------------------------------------------------------------------------------
     58               5,170                             12,508               3,975        5,188
     59                                                  8,902                 382
     60                 742                 3,709
     61                                                  8,085               1,198       50,313
     62               2,135                              9,086               1,621        1,875
--------------------------------------------------------------------------------------------------
     63                 536                 3,362        5,119                 714        9,375
     64               4,555                              7,485               3,159
     65                 677                              7,494                            3,750
     66                                                  5,902                 445
     67               4,820                             12,707               4,522      105,875
--------------------------------------------------------------------------------------------------
     68                                     7,766       12,776               2,135       23,688
     69                 830                 5,655        6,026                 725
     70               3,625                              3,278               2,641        9,375
     71               1,257                              4,411                 701
    71.1
--------------------------------------------------------------------------------------------------
    71.2
     72               5,200                              6,190               2,393        7,500
     73
     74               2,390                              5,504               2,693       54,000
     75                                                 10,356               2,264
--------------------------------------------------------------------------------------------------
     76               7,061                             14,464               4,925       37,500
     77                                                  4,495                           20,813
     78               1,355                              4,734               1,308       49,406
     79                 980                              4,122                 807
     80                 530      70,000                  1,581                 613
--------------------------------------------------------------------------------------------------
     81                 275                 1,930        7,077                 992
     82               1,295                              4,185                           83,044
     83                                     2,245       10,738                 990        3,250
     84               1,660                              3,975
     85                 830                 3,620        5,405                 695
--------------------------------------------------------------------------------------------------
     86                 421      25,000     2,394       10,754                 384
     87                 740                              7,539                 496
    87.1
    87.2
     88               1,256                 7,184        6,562               1,733       20,688
--------------------------------------------------------------------------------------------------
     89               1,110                              2,663               1,533
     90               2,370                              9,007               2,399
     91               4,230                              8,093               2,719       30,469
     92                 645                 3,595        4,980               2,127
     93                 175                                                    386
--------------------------------------------------------------------------------------------------
     94                 590                              5,789               3,205
     95               2,045                 3,135        4,339                 393      134,250
     96                 350                              4,602                 292
     97                          53,300                                      1,250
     98               1,085                              3,603                 750
--------------------------------------------------------------------------------------------------
     99                                                                                   1,594
     100                855                              7,345               1,098          875
     101                850                              3,714
     102              1,990                              4,455               1,324
     103                335                              4,005                 251
--------------------------------------------------------------------------------------------------
     104              1,590                 3,278        9,321                 436       20,313
     105                                                 7,773               1,123
     106                                                 2,287                 695
     107              1,015                              3,842                 852
     108                680                                                               5,539
--------------------------------------------------------------------------------------------------
     109                                                 5,825                 958        2,250
     110                870                              5,275
     111              2,934                              1,506                 890       17,200
     112              2,420                              4,227               1,973        2,688
     113                835     150,000                  2,096               1,032      239,306
--------------------------------------------------------------------------------------------------
     114                500                              1,594                 610        6,625
     115
    115.1
    115.2
     116                500                              3,401                 822
--------------------------------------------------------------------------------------------------
     117                400                              1,803                 818       12,331
     118                517                 1,360        2,832                 717        5,500
     119              1,010                                                               9,188
     120                555                              4,930               1,212
     121                730                              2,909               1,010          625
--------------------------------------------------------------------------------------------------
     122                870
     123              1,890                              3,730               1,864       37,313
     124                175                   705        1,240                 331        7,125
     125                605                              4,167
     126                                                 4,136                           15,911
--------------------------------------------------------------------------------------------------
     127                181                   667        4,325                 314
     128              1,585                              2,945               1,166       22,300
     129                865                                                               8,543
     130              2,025                              3,830               1,661       22,363
     131                115                   685        1,260                 400
--------------------------------------------------------------------------------------------------
     132                160                   870        1,164                 279        8,750

                                UPFRONT
                                 OTHER
     ID                         RESERVE
-------------------------------------------------------------

      1
      2
     2.1
     2.2
      3                                              184,488
-------------------------------------------------------------
      4
      5
      6
     6.1
     6.2
-------------------------------------------------------------
     6.3
      7
      8
      9                                              192,434
     10
-------------------------------------------------------------
     11                                            1,987,500
     12                                               32,411
     13
     14
     15
-------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16
-------------------------------------------------------------
     17                                              141,638
     18
    18.1
    18.2
    18.3
-------------------------------------------------------------
    18.4
     19
     20
     21
     22                                               17,765
-------------------------------------------------------------
    22.1
    22.2
    22.3
     23
     24
-------------------------------------------------------------
     25                                               93,608
     26                                              571,428
     27
     28
     29
-------------------------------------------------------------
     30                                               48,798
     31
     32
    32.1
    32.2
-------------------------------------------------------------
    32.3
     33
     34
     35                                              500,000
     36
-------------------------------------------------------------
     37                                              129,515
     38
     39
     40
     41
-------------------------------------------------------------
     42
    42.1
    42.2
    42.3
    42.4
-------------------------------------------------------------
     43
     44
     45                                                5,175
     46                                               15,000
     47                                              505,190
-------------------------------------------------------------
     48
     49
     50
     51
     52                                              175,063
-------------------------------------------------------------
     53
     54
     55                                              150,000
     56                                            1,700,000
     57                                               38,088
-------------------------------------------------------------
     58
     59
     60
     61
     62
-------------------------------------------------------------
     63                                              991,000
     64
     65                                              281,232
     66
     67
-------------------------------------------------------------
     68                                              384,500
     69                                              300,000
     70
     71
    71.1
-------------------------------------------------------------
    71.2
     72
     73
     74
     75
-------------------------------------------------------------
     76
     77
     78
     79
     80                                               20,000
-------------------------------------------------------------
     81
     82
     83
     84                                               88,788
     85                                              645,440
-------------------------------------------------------------
     86                                               55,888
     87
    87.1
    87.2
     88                                               44,028
-------------------------------------------------------------
     89                                              111,000
     90
     91
     92                                              300,000
     93
-------------------------------------------------------------
     94
     95                                               90,000
     96
     97
     98
-------------------------------------------------------------
     99
     100
     101
     102
     103
-------------------------------------------------------------
     104                                              12,500
     105
     106
     107
     108
-------------------------------------------------------------
     109
     110
     111
     112
     113
-------------------------------------------------------------
     114
     115
    115.1
    115.2
     116
-------------------------------------------------------------
     117
     118
     119
     120
     121
-------------------------------------------------------------
     122
     123                                               1,485
     124                                               5,864
     125
     126                                              45,000
-------------------------------------------------------------
     127
     128
     129
     130
     131                                             110,000
-------------------------------------------------------------
     132                                              24,000

                          DESCRIPTION
                             OTHER                                             LETTER OF
     ID                     RESERVE                                             CREDIT
--------------------------------------------------------------------------------------------------------------------

      1
      2
     2.1
     2.2
      3     Free Rent Escrow
--------------------------------------------------------------------------------------------------------------------
      4
      5
      6
     6.1
     6.2
--------------------------------------------------------------------------------------------------------------------
     6.3
      7
      8
      9     Special Tenant Escrow Fund
     10
--------------------------------------------------------------------------------------------------------------------
     11     Macquarie Free Rent Reserve
     12     Tenant Renewal
     13
     14
     15
--------------------------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16
--------------------------------------------------------------------------------------------------------------------
     17     Tenant Move-in Reserve
     18
    18.1
    18.2
    18.3
--------------------------------------------------------------------------------------------------------------------
    18.4
     19
     20
     21
     22     Tenant Allowance Reserve
--------------------------------------------------------------------------------------------------------------------
    22.1
    22.2
    22.3
     23
     24
--------------------------------------------------------------------------------------------------------------------
     25     Tenant Escrows
     26     MSE Lease Reserve
     27
     28
     29
--------------------------------------------------------------------------------------------------------------------
     30     Tenant Escrows
     31
     32
    32.1
    32.2
--------------------------------------------------------------------------------------------------------------------
    32.3
     33
     34
     35     Earnout Holdback in the form of LOC                             Yes ($500,000)
     36                                                              Yes ($4,000,000 and $170,000)
--------------------------------------------------------------------------------------------------------------------
     37     Hasbro Escrow Fund
     38
     39
     40
     41
--------------------------------------------------------------------------------------------------------------------
     42
    42.1
    42.2
    42.3
    42.4
--------------------------------------------------------------------------------------------------------------------
     43
     44
     45     UST Removal & Assessment
     46     Assumption Escrow
     47     Old Navy TI/Rent Escrow
--------------------------------------------------------------------------------------------------------------------
     48
     49
     50
     51
     52     Seasonal Escrow
--------------------------------------------------------------------------------------------------------------------
     53
     54
     55     Payless & Fashion Bug Rent Escrow
     56     Earnout Holdback
     57     24 Hour Fitness CAM Reserve
--------------------------------------------------------------------------------------------------------------------
     58
     59
     60
     61
     62
--------------------------------------------------------------------------------------------------------------------
     63     Reverse earnout
     64
     65     Ace Hardware Reserve ($225,000); QZ Restuarant TI Reserve
            ($50,000); Health Stop Reserve ($6,232)
     66
     67
--------------------------------------------------------------------------------------------------------------------
     68     T&T Lease Fund, Microsoft Lease Fund
     69     Prudential Tenant Escrow
     70
     71
    71.1
--------------------------------------------------------------------------------------------------------------------
    71.2
     72
     73
     74
     75
--------------------------------------------------------------------------------------------------------------------
     76
     77
     78
     79
     80     Rubin Escrow Fund
--------------------------------------------------------------------------------------------------------------------
     81
     82
     83
     84     Seasonal Escrow
     85     UGN Rent Escrow
--------------------------------------------------------------------------------------------------------------------
     86     Century Furniture Escrow Fund
     87
    87.1
    87.2
     88     Near Term Rollover Escrow
--------------------------------------------------------------------------------------------------------------------
     89     Debt Service Escrow
     90
     91
     92     Earnout Reserve                                                 Yes ($250,000)
     93
--------------------------------------------------------------------------------------------------------------------
     94
     95     Expiring Tenant Escrow
     96
     97
     98
--------------------------------------------------------------------------------------------------------------------
     99
     100
     101
     102                                                                    Yes ($451,000)
     103
--------------------------------------------------------------------------------------------------------------------
     104    UTI Tenant Escrow
     105
     106
     107
     108
--------------------------------------------------------------------------------------------------------------------
     109
     110
     111
     112
     113
--------------------------------------------------------------------------------------------------------------------
     114
     115
    115.1
    115.2
     116
--------------------------------------------------------------------------------------------------------------------
     117
     118
     119
     120
     121
--------------------------------------------------------------------------------------------------------------------
     122
     123    Flooring Material Fund
     124    Sprint Reserve
     125                                                                    Yes ($434,257)
     126    Capital Fund Reserve
--------------------------------------------------------------------------------------------------------------------
     127
     128
     129
     130
     131    Reverse Earnout
--------------------------------------------------------------------------------------------------------------------
     132    Southeastern Laundry Rent Fund (14,000); Southeastern Laundry
            TI Fund ($10,000)                                                Yes ($182,850)

                   ENVIRONMENTAL
                      REPORT                       ENGINEERING                    APPRAISAL
     ID                DATE                        REPORT DATE                  AS-OF DATE(8)
-------------------------------------------------------------------------------------------------------

      1              5/17/2005                      5/3/2005                      4/8/2005
      2               Various                        Various                      3/1/2005
     2.1             3/11/2005                      3/9/2005                      3/1/2005
     2.2             3/2/2005                       5/10/2005                     3/1/2005
      3              3/30/2005                      3/29/2005                     3/23/2005
-------------------------------------------------------------------------------------------------------
      4              5/6/2005                       5/10/2005                     4/21/2005
      5              5/6/2005                       5/9/2005                      4/20/2005
      6              5/19/2005                       Various                      4/1/2005
     6.1             5/19/2005                      4/25/2005                     4/1/2005
     6.2             5/19/2005                      4/28/2005                     4/1/2005
-------------------------------------------------------------------------------------------------------
     6.3             5/19/2005                      4/26/2005                     4/1/2005
      7              6/9/2005                       6/9/2005                      6/6/2005
      8              4/9/2005                       3/30/2005                     3/15/2005
      9              4/23/2005                      4/25/2005                     4/12/2008
     10              6/8/2005                       6/22/2005                     6/10/2005
-------------------------------------------------------------------------------------------------------
     11              1/5/2005                       1/5/2005                      1/5/2005
     12              5/4/2005                       5/4/2005                      5/1/2005
     13              3/18/2005                      3/18/2005                     3/10/2005
     14              6/28/2005                      6/28/2005                     6/21/2005
     15              6/6/2005                       6/6/2005                       Various
-------------------------------------------------------------------------------------------------------
    15.1             6/6/2005                       6/6/2005                      6/3/2005
    15.2             6/6/2005                       6/6/2005                      5/26/2005
    15.3             6/6/2005                       6/6/2005                      5/26/2005
    15.4             6/6/2005                       6/6/2005                      5/26/2005
     16              5/16/2005                      5/13/2005                     5/25/2005
-------------------------------------------------------------------------------------------------------
     17              4/26/2005                      4/26/2005                     4/19/2005
     18              5/17/2005                      5/17/2005                     5/11/2005
    18.1             5/17/2005                      5/17/2005                     5/11/2005
    18.2             5/17/2005                      5/17/2005                     5/11/2005
    18.3             5/17/2005                      5/17/2005                     5/11/2005
-------------------------------------------------------------------------------------------------------
    18.4             5/17/2005                      5/17/2005                     5/11/2005
     19              4/29/2005                      4/29/2005                     4/14/2005
     20              4/21/2005                      7/1/2005                      5/24/2005
     21              6/7/2005                       6/14/2005                     7/1/2005
     22              6/20/2005                      6/16/2005                     5/11/2005
-------------------------------------------------------------------------------------------------------
    22.1             6/20/2005                      6/16/2005                     5/11/2005
    22.2             6/20/2005                      6/16/2005                     5/11/2005
    22.3             6/20/2005                      6/16/2005                     5/11/2005
     23              5/26/2005                      6/27/2005                     5/26/2005
     24              6/7/2005                       6/6/2005                      7/1/2005
-------------------------------------------------------------------------------------------------------
     25              4/27/2005                      2/28/2005                     3/23/2005
     26              4/20/2005                      4/18/2005                     3/16/2005
     27              9/29/2004                      9/29/2004                    11/16/2004
     28              4/12/2005                      4/14/2005                     4/13/2005
     29              5/13/2005                      5/9/2005                      4/29/2005
-------------------------------------------------------------------------------------------------------
     30              5/4/2005                       3/25/2005                     3/23/2005
     31              5/23/2005                      5/18/2005                     5/14/2005
     32              4/4/2005                       4/11/2005                     3/31/2005
    32.1             4/4/2005                       4/11/2005                     3/31/2005
    32.2             4/4/2005                       4/11/2005                     3/31/2005
-------------------------------------------------------------------------------------------------------
    32.3             4/4/2005                       4/11/2005                     3/31/2005
     33              5/26/2005                      6/27/2005                     5/26/2005
     34              4/28/2005                      4/19/2005                     4/25/2005
     35              6/2/2005                       6/2/2005                      5/25/2005
     36              7/13/2005                      3/4/2005                      4/6/2005
-------------------------------------------------------------------------------------------------------
     37              4/19/2005                      4/18/2005                     4/19/2005
     38              4/21/2005                      4/21/2005                     5/24/2005
     39              5/12/2005                      5/12/2005                     5/3/2005
     40              4/15/2005                      4/11/2005                     4/15/2005
     41              5/3/2005                       7/14/2005                     4/19/2005
-------------------------------------------------------------------------------------------------------
     42               Various                        Various                      5/1/2005
    42.1             5/9/2005                       4/28/2005                     5/1/2005
    42.2             5/4/2005                       5/2/2005                      5/1/2005
    42.3             5/4/2005                       5/2/2005                      5/1/2005
    42.4             5/4/2005                       5/2/2005                      5/1/2005
-------------------------------------------------------------------------------------------------------
     43              5/6/2005                       5/6/2005                      5/9/2005
     44              5/6/2005                       5/6/2005                      5/9/2005
     45              5/15/2005                      5/5/2005                      5/24/2005
     46              2/14/2005                     11/16/2004                     2/3/2005
     47              3/31/2005                      4/5/2005                      3/29/2005
-------------------------------------------------------------------------------------------------------
     48              5/4/2005                       5/4/2005                      5/2/2005
     49              6/17/2005                      6/7/2005                      5/25/2005
     50              6/2/2005                       6/15/2005                     6/3/2005
     51              5/4/2005                       5/5/2005                      4/21/2005
     52              4/8/2005                       4/11/2005                     4/11/2005
-------------------------------------------------------------------------------------------------------
     53              6/3/2005                       5/11/2005                     4/28/2005
     54              3/23/2005                      3/22/2005                     3/7/2005
     55              5/13/2005                      5/4/2005                      5/5/2005
     56              1/14/2005                      1/14/2005                     2/8/2005
     57              6/13/2005                      5/27/2005                     5/26/2005
-------------------------------------------------------------------------------------------------------
     58              5/12/2005                      5/16/2005                     5/16/2005
     59              6/28/2005                      5/24/2005                     5/11/2005
     60              6/13/2005                      6/10/2005                     6/8/2005
     61              6/2/2005                       6/6/2005                      6/7/2005
     62              3/11/2005                      2/24/2005                     2/25/2005
-------------------------------------------------------------------------------------------------------
     63              5/3/2005                       3/1/2005                      3/28/2005
     64              6/3/2005                       5/13/2005                     5/11/2005
     65              5/9/2005                       5/9/2005                      4/29/2005
     66              6/29/2005                      5/27/2005                     5/24/2005
     67              5/12/2005                      5/16/2005                     5/16/2005
-------------------------------------------------------------------------------------------------------
     68              5/16/2005                      5/17/2005                     5/24/2005
     69              5/6/2005                       5/10/2005                     5/4/2005
     70              6/28/2005                      5/6/2005                      4/20/2005
     71               Various                       5/30/2005                     5/18/2005
    71.1             5/25/2005                      5/30/2005                     5/18/2005
-------------------------------------------------------------------------------------------------------
    71.2             5/26/2005                      5/30/2005                     5/18/2005
     72              5/17/2005                      5/17/2005                     6/3/2005
     73              4/5/2005                       4/7/2005                      3/31/2005
     74              3/24/2005                      4/27/2005                     2/1/2005
     75              4/28/2005                      4/19/2005                     4/20/2005
-------------------------------------------------------------------------------------------------------
     76              5/9/2005                       5/10/2005                     5/3/2005
     77              5/18/2005                      5/19/2005                     5/21/2005
     78              5/17/2005                      5/17/2005                     5/11/2005
     79              4/13/2005                      4/14/2005                     4/6/2005
     80              5/20/2005                      5/25/2005                     6/3/2005
-------------------------------------------------------------------------------------------------------
     81              5/31/2005                      5/31/2005                     5/20/2005
     82              4/26/2005                      4/5/2005                      4/13/2005
     83              3/24/2005                      3/3/2005                      2/16/2005
     84              4/8/2005                       4/11/2005                     4/11/2005
     85              5/6/2005                       5/10/2005                     7/1/2005
-------------------------------------------------------------------------------------------------------
     86              6/9/2005                       6/8/2005                      6/2/2005
     87              5/5/2005                       5/2/2005                      5/1/2005
    87.1             5/5/2005                       5/2/2005                      5/1/2005
    87.2             5/5/2005                       5/2/2005                      5/1/2005
     88              3/24/2005                      3/23/2005                     3/18/2005
-------------------------------------------------------------------------------------------------------
     89              3/22/2005                      3/4/2005                      3/7/2005
     90              3/1/2005                       3/8/2005                      3/2/2005
     91              5/12/2005                      5/16/2005                     5/16/2005
     92              5/16/2005                      5/20/2005                     6/23/2005
     93              4/27/2005                      4/22/2005                     4/12/2005
-------------------------------------------------------------------------------------------------------
     94              5/12/2005                      5/12/2005                     5/24/2005
     95              3/15/2005                      2/24/2005                     2/18/2005
     96              5/12/2005                      5/12/2005                     5/24/2005
     97              3/29/2005                      3/28/2005                     7/16/2005
     98              4/4/2005                       4/4/2005                      3/29/2005
-------------------------------------------------------------------------------------------------------
     99              9/2/2004                       8/31/2004                     8/27/2004
     100             3/25/2005                      3/25/2005                     4/4/2005
     101             1/31/2005                      2/1/2005                      1/20/2005
     102             2/21/2005                      2/22/2005                     2/21/2005
     103             5/6/2005                       5/2/2005                      5/1/2005
-------------------------------------------------------------------------------------------------------
     104             3/10/2005                      2/9/2005                      3/1/2005
     105             3/9/2005                       3/14/2005                     3/8/2005
     106             5/20/2005                      5/19/2005                     5/25/2005
     107             4/20/2005                      4/19/2005                     4/25/2005
     108             4/4/2005                       4/4/2005                      3/29/2005
-------------------------------------------------------------------------------------------------------
     109             4/22/2005                      5/11/2005                     4/19/2005
     110             5/6/2005                       5/9/2005                      4/27/2005
     111             4/22/2005                      5/2/2005                      4/30/2005
     112             5/12/2005                      5/16/2005                     5/18/2005
     113             3/11/2005                      3/11/2005                     3/16/2005
-------------------------------------------------------------------------------------------------------
     114             5/9/2005                       4/14/2005                     4/6/2005
     115              Various                        Various                      5/12/2005
    115.1            5/25/2005                      5/25/2005                     5/12/2005
    115.2            6/1/2005                       6/1/2005                      5/12/2005
     116             4/8/2005                       4/14/2005                     4/14/2005
-------------------------------------------------------------------------------------------------------
     117             4/4/2005                       1/7/2005                      1/4/2005
     118             4/1/2005                       3/28/2005                     3/24/2005
     119             4/4/2005                       4/4/2005                      3/30/2005
     120             4/13/2005                      4/14/2005                     4/11/2005
     121             2/10/2005                      1/24/2005                     1/31/2005
-------------------------------------------------------------------------------------------------------
     122             3/29/2005                      3/29/2005                     3/29/2005
     123             4/8/2005                       4/11/2005                     4/11/2005
     124             4/22/2005                      4/25/2005                     4/20/2005
     125             5/10/2005                      5/6/2005                      4/27/2005
     126             4/21/2005                      4/21/2005                     4/28/2005
-------------------------------------------------------------------------------------------------------
     127             5/12/2005                      5/11/2005                     5/1/2005
     128             5/12/2005                      5/16/2005                     5/18/2005
     129             4/4/2005                       4/4/2005                      3/29/2005
     130             5/12/2005                      5/16/2005                     5/13/2005
     131             4/14/2005                      4/18/2005                     4/13/2006
-------------------------------------------------------------------------------------------------------
     132             4/27/2005                      5/4/2005                      4/12/2005

     ID      SPONSOR(17)
------------------------------------------------------------------------------------------------------------------------------------

      1      Shorenstein Realty Investors Three, L.P.; State Teachers Retirement System of Ohio
      2      Inland Western Retail Real Estate Trust, Inc.
     2.1
     2.2
      3      Treeline GCP Guarantor LLC
------------------------------------------------------------------------------------------------------------------------------------
      4      Chetrit, Meyer
      5      Palmer, Geoffrey H.
      6      Loews Corporation (50%), NBC Universal (25%) and The Rank Group PLC (25%)
     6.1
     6.2
------------------------------------------------------------------------------------------------------------------------------------
     6.3
      7      General Growth Properties, Inc.
      8      None
      9      Randy A. Kohana
     10      JP Morgan Fleming Asset Management, Columbia Equity Trust, Inc (REIT)
------------------------------------------------------------------------------------------------------------------------------------
     11      Harry Macklowe
     12      Perl, Berndt; Aschendorf, Kenneth S.
     13      Corton, Kathleen; O'Connor, Roderick; Brickman, Bruce S.
     14      Zohar Ben-Dov
     15      Spirit Finance Corporation
------------------------------------------------------------------------------------------------------------------------------------
    15.1
    15.2
    15.3
    15.4
     16      See Footnote 17
------------------------------------------------------------------------------------------------------------------------------------
     17      Robert G. Johnson
     18      Joel Wiener
    18.1
    18.2
    18.3
------------------------------------------------------------------------------------------------------------------------------------
    18.4
     19      Hans W. Schoepflin
     20      Dwight D. Dunton III and Bonaventure Realty Group, LLC
     21      Brent Andrus; Kevin Keefer
     22      Michael Adler
------------------------------------------------------------------------------------------------------------------------------------
    22.1
    22.2
    22.3
     23      College Park Investments, LLC
     24      Brent Andrus; Kevin Keefer
------------------------------------------------------------------------------------------------------------------------------------
     25      Alan C. Fox, Roy Doupe
     26      Coury, Kevin; Kravetz, Norman J.
     27      GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
     28      Lincoln Property Company Commercial, Inc.
     29      John P. Pruitt, Courtney K. Joyner, James K. Zerkle
------------------------------------------------------------------------------------------------------------------------------------
     30      Alan C. Fox
     31      Bradley Schroth; John Fitzgibbon
     32      J.E. Lindsey Family Limited Partnership, Stanley D. Green, Roy E. Stanley, Lindsey-Green Commercial Properties, Inc.
    32.1
    32.2
------------------------------------------------------------------------------------------------------------------------------------
    32.3
     33      College Park Investments, LLC
     34      JP Morgan Income & Growth Fund, New Plan Excel Realty Trust, Inc.
     35      Mark Maynard
     36      Alan C. Fox
------------------------------------------------------------------------------------------------------------------------------------
     37      Jan Burman
     38      Dwight D. Dunton III and Bonaventure Realty Group, LLC
     39      Premiere Place Management, Inc.
     40      Barbel Roberts
     41      Won, Sung Il; Won, Ock Ja
------------------------------------------------------------------------------------------------------------------------------------
     42      Brian Fitterer
    42.1
    42.2
    42.3
    42.4
------------------------------------------------------------------------------------------------------------------------------------
     43      College Park Investments, LLC
     44      College Park Investments, LLC
     45      See Footnote 17
     46      See Footnote 17
     47      Robert C. Walker, Willis P. Blackwood
------------------------------------------------------------------------------------------------------------------------------------
     48      Edward B. Leinbach, Lee Anthony Rubin
     49      First Industrial, L.P.
     50      David Baker; Robert Johnston
     51      Jakosky, Jack; Hackett, Terry C.
     52      Barbel Roberts
------------------------------------------------------------------------------------------------------------------------------------
     53      Julian Cohen, Robert F. Gordon, Stephen R. Weiner
     54      Terrell M. Rhye
     55      Robert Lane, Richard A. Johnson
     56      Bresler & Reiner, Inc., James P. Ventura, L. Earl Armiger
     57      Asher Taban, David Taban, Albert Taban
------------------------------------------------------------------------------------------------------------------------------------
     58      Richard Aguilar
     59      Robert V. Gothier, Sr.; Robert V. Gothier, Jr.; Dennis J. Schmidt
     60      Donald J. Resnick, William Langelier
     61      Vlado Baricevic, J. Guy Farthing, Franklin D. Placentini, Walter Bernards, and Thomas Haun
     62      Michael Strand, Kristine Villiott
------------------------------------------------------------------------------------------------------------------------------------
     63      Alan C. Fox
     64      Spillett, Richard J.; Slay, Kelley D.
     65      Jeffrey S. Lyon, Todd Clarke, D. William Frame, Raymond Tennison
     66      Robert V. Gothier Sr.; Robert V. Gothier Jr.; Dennis Schmidt
     67      Richard Aguilar
------------------------------------------------------------------------------------------------------------------------------------
     68      James P. Roers
     69      Mark C. Vandenberg
     70      Eric R. Weiner
     71      None
    71.1
------------------------------------------------------------------------------------------------------------------------------------
    71.2
     72      See Footnote 17
     73      OJ Buigas
     74      Paul C. Jost
     75      James L. Melcher
------------------------------------------------------------------------------------------------------------------------------------
     76      Alexander, Andrew C.
     77      Joseph I. Wolf, Flesco, LLC, Bruce Hecktman
     78      Joel Wiener
     79      Anthony & Vanda Marques, Kevin & Susan Marques
     80      Samuel J. Lancelotta, James M. Jost, Francis A. Del Balzo
------------------------------------------------------------------------------------------------------------------------------------
     81      Glenn B. Bailey
     82      James L. Ledwith, Charles Atlas
     83      Alan H. Gross
     84      Barbel Roberts
     85      Mark C. Vandenberg
------------------------------------------------------------------------------------------------------------------------------------
     86      Henry S. Miller Investment Co
     87      Brian Fitterer
    87.1
    87.2
     88      American Spectrum Realty, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     89      John Bumbarger; Valerie Jean Bumbarger
     90      Hokwai Woo
     91      Richard Aguilar
     92      E. Allen Brown
     93      Sheldon Resnick, Ruth L. Resnick
------------------------------------------------------------------------------------------------------------------------------------
     94      Jack O. Olof
     95      John E. Shaffer, Robert E. Smietana, Melissa S. Pielet
     96      Jack O. Olof
     97      Eric Gordon, James Leach
     98      James D. Hammer, James M. Meservey, William E. Buck
------------------------------------------------------------------------------------------------------------------------------------
     99      John M. Yelland, Ho Sup Jung, Young Hee Jung
     100     Robert Loeb, Jr.
     101     Stephen L. Clark, Robert N. Baker
     102     John M. Marshall, Cornelius C. Marshall
     103     Brian Fitterer
------------------------------------------------------------------------------------------------------------------------------------
     104     John E. Shaffer, Ronald Frain, Melissa S. Pielet, Robert Smietana
     105     Samuel J. Skaff
     106     Joan Marie Hanson, and Joan Marie Hanson as Trustee of the Joan Marie Hanson Trust
     107     William Kendall, Richard Ortale
     108     James D. Hammer, James M. Meservey, Ken Weiner, Jeff Quinn
------------------------------------------------------------------------------------------------------------------------------------
     109     Louis Damato, Robert Sochurek
     110     Richard A. Jones
     111     J.E. Lindsey Family Limited Partnership
     112     Richard Aguilar
     113     Harrison J. Perrine, Jon S. Wheeler
------------------------------------------------------------------------------------------------------------------------------------
     114     Marques Suvivor Trust, Marques Family Exemption Trust, Anthony Marques
     115     None
    115.1
    115.2
     116     Michael Gottlieb
------------------------------------------------------------------------------------------------------------------------------------
     117     Kay & Charles Song, Inhee & Kiu Sik Jung
     118     Richard P. Moran, Jr, James J. McCarthy, Gary J. Beck, John L. Gibson, Douglas D. Ellis, Bruce A Berlin, Donna McMillan
             Whittaker
     119     James D. Hammer, James M. Meservey, Stan Wasserkrug, Keith Lyon
     120     Richard B. Bennett
     121     Darryl B. Flaming
------------------------------------------------------------------------------------------------------------------------------------
     122     Frank H. Countner
     123     Michael G. Peterson
     124     Blair G. Schlossberg, Doug C. Davidson, Larry J. Ledbetter
     125     Richard A. Jones
     126     Joseph I. Wolf
------------------------------------------------------------------------------------------------------------------------------------
     127     Michael Scott Dabney
     128     Richard Aguilar
     129     James D. Hammer, James M. Meservey
     130     Richard Aguilar
     131     Eric D. Sheppard, Philip Wolman, Robert Kallman, Mark Burgin & Jeffrey Graff
------------------------------------------------------------------------------------------------------------------------------------
     132     Blair G. Schlossberg, Larry J. Ledbetter, Doug D. Davidson, Thomas W. Thompson



FOOTNOTES TO ANNEX A-1

(1)   GECC -- General Electric Capital Corporation, GACC -- German American
      Capital Corporation and BofA -- Bank of America, N.A.

(2)   Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first 12 interest payment periods after the Cut-off Date on such mortgage loans.

(3)   "Hard" means each tenant transfers its rent directly to the Lock Box
      Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a
      Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account;
      "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock
      Box Account.

(4)   For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at
      Maturity/APD, Loan per Net Rentable Area SF/Units/Keys/Beds and DSCR, the
      loan amounts used for the Loews Universal Hotel Portfolio Mortgage Loan
      (Loan No. 6), the Oglethorpe Mall Mortgage Loan (Loan No. 7) and the 125
      West 55th Street Mortgage Loan (Loan No. 11) are the aggregate balances of the mortgage loans included in the Trust, together with the other loans in the split loan structure that are pari passu in right of payment with such mortgage loans. For loans with subordinate companion loans, the subordinate companion loan is excluded for purposes of calculating the
      Cut-off Date LTV Ratio, the LTV Ratio at Maturity/APD, Loan per Net
      Rentable Area SF/Unit/Keys/Beds and DSCR.

(5)   With respect to the Mortgage Loans listed in this footnote 5 for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts for the following mortgage loans:

       Arapahoe Village (Loan No. 36): $4,000,000 letter of credit held as additional security for the loan unless the borrower requests redetermination by August 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.70% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the
       Annual Debt Service is based on netting out the $4,000,000 cash escrow from the Original Balance of $13,000,000.

       Alderwood Retail (Loan No. 63): $991,000 cash escrow held as additional security for the loan unless the borrower requests redetermination by
       May 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.75% minimum constant, have been satisfied.
       Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $991,000 cash escrow from the Original Balance of $7,800,000.

       Three Corporate Centre (Loan No. 92): $550,000 escrow, funded with cash and a $250,000 letter of credit, held as additional security for the loan unless the borrower requests redetermination by July 15, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.00% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow for the term or to apply the escrow to the outstanding

                                     A-1-1

       principal loan balance. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $550,000 cash escrow from the Original Balance of $4,500,000.

       Storage Max Self Storage (Loan No. 102): $451,000 letter of credit held as additional security for the loan unless the borrower requests redetermination by May 26, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the
       Annual Debt Service is based on netting out the $451,000 letter of credit from the Original Balance of $3,890,000.

       Advantage Self Storage Rowlett (Loan No. 125): $434,257 letter of credit held as additional security for the loan unless the borrower requests redetermination by July 15, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the
       Annual Debt Service is based on netting out the $434,257 letter of credit from the Original Balance of $2,288,000.

       WSG Las Cruces (Loan No. 131): $110,000 cash escrow held as additional security for the loan unless the borrower requests redetermination by
       August 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $110,000 cash escrow from the Original Balance of
       $1,800,000.

       Thomas Crossroads (Loan No. 132): $182,850 performance letter of credit held as additional security for the loan unless the borrower requests redetermination by July 1, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.5% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the letter of credit or the remaining balance of the letter of credit is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the
       Annual Debt Service is based on netting out the $182,850 letter of credit from the Original Balance of $1,400,000.

   All of the Mortgage Loans listed in Footnote 5 require that if these holdback escrows or LOC's are used to prepay the related Mortgage Loan, the
   Master Servicer will reduce the Monthly Debt Service payments to account for the new lower outstanding balance.

(6)   With respect to the mortgage loans listed in this Footnote 6, for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out the holdback amounts. The Cut-off Date LTV Ratio and LTV
      Ratio at Maturity/APD are calculated by netting out the holdback amount from the loan balance for the following mortgage loans:

      Ivy Hollow Apartments (Loan No. 35): $500,000 letter of credit held as additional security for the loan, which amount will be released to the borrower upon the Mortgaged Property achieving a minimum occupancy of 94%
      and a minimum DSCR 1.20x.

      ArborCrest (Loan No. 56): $1,700,000 cash escrow held as additional security for the loan, which amount will be released to the borrower if prior to August 1, 2007, occupancy is at least 90% and DSCR is at least
      1.20x.

                                     A-1-2

(7)   Net Rentable Area SF/Units includes square footage for ground lease tenants.

(8)   With respect to the One Main Place Mortgage Loan (Loan No. 9), the
      Appraised Value and corresponding Appraisal As-of Date are based on stabilization. The property was underwritten at a 66.7% occupancy rate and the appraiser's "As-Is" value of the related mortgaged property is
      $84,500,000.

(9)   With respect to The Barlow Building Mortgage Loan (Loan No. 10) and the
      Westpark Shopping Center Mortgage Loan (Loan No. 34), the related loan documents give the borrower, under certain circumstances, the option of choosing either yield maintenance or defeasance. It is assumed that such borrowers will choose yield maintenance.

(10)  For purposes of the information presented, a Mortgaged Property is, in some cases, considered occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(11)  With respect to Loan Nos. 14, 20, 21, 22, 24, 31, 35, 37, 38 and 60, the
      first payment date under the loan documents is October 1, 2005. The
      Original Term to Maturity or APD (mos.), Stated Remaining Term to
      Maturity or APD (mos.), First Payment Date, Remaining Interest Only
      Period (mos.) and Prepayment Provisions (# of payments) are adjusted to reflect an interest only payment the trust will receive from the related
      Mortgage Loan Seller on the Closing Date.

(12)  With respect to Loan No. 11, the Interest Rate changes throughout the term of the loan. The Interest Rate shown is the average of the first 12 months after the Cut-off Date. The interest rates for this loan is set forth on Annex A-4.

(13)  Shown from the respective mortgage loan origination date.

(14)  With respect to 123 William Street (Loan No. 4): the Mortgage Loan is
      secured by two pari passu notes each of which are included in the trust.

(15)  With respect to the Roanoke corners loan (Loan No. 127), the monthly
      TI/LC reserve commences on the 61st payment date.

(16)  With respect to the Arapahoe Village (Loan No. 36), the property is currently 92.59% leased which includes Rite Aid, the largest tenant. Rite
      Aid has elected not to renew their lease and will vacate on 8/31/2005.
      This loan has been structured with a reverse earnout in the amount of
      $4,000,000 and has been underwritten excluding the Rite Aid space, therefore it is not included as the Largest Tenant.

(17)  With respect to the Greens at Irene Mortgage Loan (Loan No. 16), the
      Sponsors are The Greens at Irene Management Company II, Inc., J.E.
      Lindsey Family Limited Partnership, Rutledge Properties, a Limited
      Partnership, Walter L. Harber Family Limited Partnership, The Branch
      Family Trust Under Trust Agreement Dated April 20, 1992, Roy E. Stanley
      Family Limited Partnership, Philip Baer Investments, a Limited
      Partnership, Jesse O. Branch, Jr., John E. Branch.

      With respect to the Shaws Marketplace Mortgage Loan (Loan No. 45), the
      Sponsors are Roklen Investments L.P., Melinda Goldrich Trust under the
      Goldrich Children's, Andrea Cayton Trust under the Goldrich Children's
      Trust.

      With respect to the Plano Tech Center Mortgage Loan (Loan No. 46), the
      Sponsors are Adams St. Properties-Plano Tech Center LLC, Blackwater-Plano
      Tech Center LLC, Galt-Plano Tech Center LLC, Galt-Plano LLC, Graves-Plano
      Tech Center LLC, Harris-Plano Tech Center LLC, Howard-Plano Tech Center
      LLC, Jack Trust-Plano Tech Center LLC, Mochon-Plano Tech Center LLC, Noto
      Trust-Plano Tech Center LLC, Pierce-Plano Tech Center LLC, 1031 Plano Tech
      Center LLC, Sheets-Plano Tech Center LLC, Swann Trust-Plano Tech Center
      LLC, Tozzolina-Plano Tech Center LLC, McKinney Trust-Plano Tech Center
      LLC, Lin Trust-Plano Tech Center LLC.

      With respect to the Links at Harrison Mortgage Loan (Loan No. 72), the
      Sponsors are Lindsey Multi-Family Management Company, Inc., J.E. Lindsey
      Family Limited Partnership, Rutledge Properties, LP, Harber Investments
      Family Trust, Philip Baer Investments, LP, Roy E. Stanley.

                                      A-1-3

(18)  With respect to 330 7th Avenue (Loan No. 14), Super Nova Tenant LLC, an
      affiliate of the borrower, entered into a master lease with respect to approximately 18,083 sq. ft. (or approximately 7.30% of the NRA) at the mortgaged property at $25.00/sq. ft. The master lease may be terminated
      (or the premises leased pursuant to the master lease may be reduced) upon
      (i) the leasing of the space to tenants, provided that the lease is on terms and conditions reasonably satisfactory to the lender and (ii) the
      DSCR at the mortgaged property (taking into account any tenant leases referenced in (i) above) is at least 1.25x, calculated using the annualized rents in place (and not including any rent from the master lease) and the greater of operating expenses (x) underwritten by lender at the loan origination date or (y) for the immediately preceding twelve month period.

      With respect to Village at Main Street Shopping Center (Loan No. 17),
      Marathon Management, Inc., an affiliate of the borrower, leases 15,410 sq.
      ft. of space at the mortgaged property at $20.13/sq. ft. (based on a weighted average) for use in connection with its property management business. In addition, an affiliate of the borrower master leases 12,410
      sq. ft. (approximately 9.3% of the NRA) from the borrower at $18.72/sq.
      ft. (based on a weighted average) Including the master lease, borrower affiliates lease a total of 20.8% of the NRA at the mortgaged property.
      The master lease may be terminated (or the premises leased pursuant to the master lease may be reduced) upon the leasing of the space to a third party tenant (not affiliated with the borrower), provided that the lease is on terms and conditions reasonably satisfactory to the lender.

                                      A-1-4



GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C3

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS
-------------------------------------------------------------------------------------

                                                              % BY                    % BY APPLICABLE               MORTGAGE
                                                           INITIAL POOL                  LOAN GROUP       # OF        LOAN
      ID                 PROPERTY NAME                       BALANCE      LOAN GROUP      BALANCE      PROPERTIES   SELLER(1)
-------------------------------------------------------------------------------------------------------------------------------

      5       Medici Apartments                               4.25%           2           20.23%            1         BofA
     16       Greens at Irene                                 1.37%           2            6.52%            1         GERE
     18       Wiener Apartment Portfolio XI                   1.28%           2            6.09%            4         GACC
    18.1      671-681 West 193rd Street                       0.46%           2            2.21%            1         GACC
    18.2      11 Hillside Avenue                              0.35%           2            1.68%            1         GACC
-------------------------------------------------------------------------------------------------------------------------------
    18.3      4530 Broadway                                   0.34%           2            1.60%            1         GACC
    18.4      240 East 18th Street                            0.13%           2            0.60%            1         GACC
     19       Red Hawk at Sheely Farms                        1.27%           2            6.06%            1         GERE
     20       Ivystone Apartments                             1.25%           2            5.96%            1         GACC
     23       South View Apartments                           0.89%           2            4.25%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     27       Chapel Ridge                                    0.76%           2            3.64%            1         GERE
     33       Stone Gate Apartments                           0.67%           2            3.21%            1         GERE
     35       Ivy Hollow Apartments                           0.61%           2            2.92%            1         GACC
     38       Oak Lake Apartments                             0.61%           2            2.91%            1         GACC
     40       Springs MHC                                     0.57%           1            0.72%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     42       Windstone MHC - IPG Portfolio                   0.56%           1            0.71%            4         GERE
    42.1      The Pines MHC - IPG                             0.25%           1            0.31%            1         GERE
    42.2      Windstone MHC - IPG                             0.11%           1            0.14%            1         GERE
    42.3      Meadow View MHC - IPG                           0.11%           1            0.14%            1         GERE
    42.4      River Place MHC - IPG                           0.10%           1            0.12%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     43       Nittany Crossing Apartments                     0.56%           2            2.66%            1         GERE
     44       State College Park Apartments                   0.56%           2            2.64%            1         GERE
     48       Crown Woods Apartments                          0.53%           2            2.51%            1         GERE
     50       One Sovereign Place Apartments                  0.50%           2            2.38%            1         BofA
     52       Gold Canyon RV Park                             0.49%           1            0.63%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     54       Deer Valley Apartments                          0.46%           2            2.21%            1         GERE
     56       Arbor Crest Apartments                          0.43%           2            2.02%            1         GACC
     58       San Mateo Apartments                            0.42%           2            2.00%            1         GERE
     61       Greenbrier at Tanasbourne Apartments            0.40%           2            1.91%            1         GERE
     62       Avanti Apartments                               0.38%           2            1.80%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     67       Sand Pebble Apartments                          0.33%           2            1.56%            1         GERE
     70       Terrace Apartments                              0.31%           2            1.48%            1         GERE
     72       Links at Harrison                               0.31%           2            1.46%            1         GERE
     74       Landmark Apartments                             0.30%           2            1.43%            1         GERE
     75       The Groves                                      0.30%           1            0.38%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     76       Hamilton Mill on Bentley                        0.29%           2            1.40%            1         BofA
     77       Briarwood MHC                                   0.29%           2            1.36%            1         GERE
     78       105-115 Bennett Avenue                          0.29%           2            1.36%            1         GACC
     84       Sunrise RV Park                                 0.25%           1            0.32%            1         GERE
     87       Windemere & Mill Creek MHCs - IPG               0.24%           1            0.30%            2         GERE
-------------------------------------------------------------------------------------------------------------------------------
    87.1      Windemere MHC                                   0.12%           1            0.15%            1         GERE
    87.2      Mill Creek MHC                                  0.12%           1            0.15%            1         GERE
     89       Western Way RV Resort                           0.22%           1            0.28%            1         GERE
     90       Clearwater Ridge Apartments                     0.22%           2            1.06%            1         GERE
     91       Valle Sereno Apartments                         0.21%           2            1.02%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
     94       Longview MHC                                    0.21%           1            0.26%            1         GERE
     96       Hidden Village MHC                              0.21%           1            0.26%            1         GERE
    103       Auburn Green                                    0.18%           2            0.86%            1         GERE
    105       Skaff Apartments                                0.18%           2            0.84%            1         GERE
    111       Tanglewood Apartments                           0.16%           2            0.77%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
    112       La Mirada Apartments                            0.16%           2            0.75%            1         GERE
    116       Meadows at Carson Creek                         0.15%           2            0.70%            1         GERE
    117       Merced Mobile Estates                           0.14%           2            0.68%            1         GERE
    123       Cambridge Square II                             0.11%           2            0.53%            1         GERE
    126       Tyrone Village MHC                              0.11%           1            0.14%            1         GERE
-------------------------------------------------------------------------------------------------------------------------------
    128       Sedona Peak Apartments                          0.09%           2            0.45%            1         GERE
    130       Apache Arms Apartments                          0.09%           2            0.41%            1         GERE

                  CUT-OFF                GENERAL                   DETAILED
                    DATE                PROPERTY                   PROPERTY
      ID          BALANCE                 TYPE                       TYPE                           ADDRESS
-----------------------------------------------------------------------------------------------------------------------------

      5        $90,000,000        Multifamily                Conventional               722 & 725 South Bixel Street
     16        $29,000,000        Multifamily                Conventional               8285 Irene Boulevard
     18        $27,097,842        Multifamily                Conventional               Various
    18.1        $9,818,983        Multifamily                Conventional               671-681 West 193rd Street
    18.2        $7,459,877        Multifamily                Conventional               11 Hillside Avenue
-----------------------------------------------------------------------------------------------------------------------------
    18.3        $7,141,078        Multifamily                Conventional               4530 Broadway
    18.4        $2,677,904        Multifamily                Conventional               240 East 18th Street
     19        $26,975,000        Multifamily                Conventional               9330 West McDowell Road
     20        $26,500,000        Multifamily                Conventional               1150 Volvo Parkway
     23        $18,918,000        Multifamily                Student Housing            1068 North Lois Lane
-----------------------------------------------------------------------------------------------------------------------------
     27        $16,180,000        Multifamily                Student Housing            101 Legacy Terrace
     33        $14,264,000        Multifamily                Student Housing            1820 Putter Court
     35        $13,000,000        Multifamily                Conventional               4920 Tanager Park Drive
     38        $12,960,000        Multifamily                Conventional               413 Oak Lake Way
     40        $12,100,000        Manufactured Housing       Manufactured Housing       1095 Western Drive
-----------------------------------------------------------------------------------------------------------------------------
     42        $11,870,000        Manufactured Housing       Manufactured Housing       Various
    42.1        $5,227,866        Manufactured Housing       Manufactured Housing       61000 and 60901 Brosterhous Road
    42.2        $2,321,932        Manufactured Housing       Manufactured Housing       812 Hoffman Road Northeast
    42.3        $2,300,824        Manufactured Housing       Manufactured Housing       2552 Thorn Oak Drive
    42.4        $2,019,378        Manufactured Housing       Manufactured Housing       239 River Place Drive
-----------------------------------------------------------------------------------------------------------------------------
     43        $11,830,000        Multifamily                Student Housing            601 Vairo Boulevard
     44        $11,759,400        Multifamily                Student Housing            349 Blue Course Drive
     48        $11,175,882        Multifamily                Conventional               9201 Riverside Drive
     50        $10,600,000        Multifamily                Conventional               4883 Roswell Road
     52        $10,450,000        Manufactured Housing       RV Park                    7151 East U.S. Highway 60
-----------------------------------------------------------------------------------------------------------------------------
     54         $9,817,993        Multifamily                Conventional               11 Farnsworth Drive
     56         $9,000,000        Multifamily                Conventional               12801 Old Columbia Pike
     58         $8,880,000        Multifamily                Conventional               9300 Viscount Boulevard
     61         $8,500,000        Multifamily                Conventional               1305 Northwest 189th Way
     62         $8,000,000        Multifamily                Conventional               1401 Boren Avenue
-----------------------------------------------------------------------------------------------------------------------------
     67         $6,935,000        Multifamily                Conventional               11280 Pebble Hills Boulevard
     70         $6,573,268        Multifamily                Conventional               1810 South Main Street
     72         $6,500,000        Multifamily                Conventional               1919 Club Circle
     74         $6,380,329        Multifamily                Conventional               104 Landmark Court
     75         $6,300,000        Manufactured Housing       Manufactured Housing       6775 Stardust Lane
-----------------------------------------------------------------------------------------------------------------------------
     76         $6,240,000        Multifamily                Conventional               100 Bryton Trace
     77         $6,050,000        Manufactured Housing       Manufactured Housing       134 Ferne Lane
     78         $6,043,943        Multifamily                Conventional               105-115 Bennett Avenue
     84         $5,300,000        Manufactured Housing       RV Park                    1403 West Broadway Avenue
     87         $5,090,000        Manufactured Housing       Manufactured Housing       Various
-----------------------------------------------------------------------------------------------------------------------------
    87.1        $2,577,815        Manufactured Housing       Manufactured Housing       608 Windemere Street
    87.2        $2,512,185        Manufactured Housing       Manufactured Housing       112 Carmel Drive
     89         $4,728,476        Manufactured Housing       RV Park                    3100 South Kinney Road
     90         $4,700,000        Multifamily                Conventional               3702 Auburn Way South
     91         $4,520,000        Multifamily                Conventional               9133 Kernel Circle
-----------------------------------------------------------------------------------------------------------------------------
     94         $4,425,000        Manufactured Housing       Manufactured Housing       450 Northeast 58th Street
     96         $4,350,000        Manufactured Housing       Manufactured Housing       10405 Southwest Denney Road
    103         $3,827,000        Manufactured Housing       Manufactured Housing       602 29th Street Southeast
    105         $3,738,754        Multifamily                Conventional               4902 and 5002 16th Avenue
    111         $3,417,248        Multifamily                Conventional               2525 East 32nd Street
-----------------------------------------------------------------------------------------------------------------------------
    112         $3,340,000        Multifamily                Conventional               10550 McCombs Street
    116         $3,096,806        Manufactured Housing       Manufactured Housing       9400 Carson Creek Boulevard
    117         $3,009,029        Manufactured Housing       Manufactured Housing       2020 North Ashby Road
    123         $2,350,000        Multifamily                Conventional               19723 48th Avenue West
    126         $2,265,000        Manufactured Housing       Manufactured Housing       13618 North Florida Avenue
-----------------------------------------------------------------------------------------------------------------------------
    128         $2,000,000        Multifamily                Conventional               1901 Brown Street
    130         $1,811,000        Multifamily                Conventional               10637 Edgemere Boulevard

                                                                                 NET      LOAN PER NET
                                                                              RENTABLE    RENTABLE AREA   OCCUPANCY    OCCUPANCY
      ID            CITY                COUNTY       STATE      ZIP CODE     UNITS/PADS    UNITS/PADS       RATE      AS-OF DATE
-----------------------------------------------------------------------------------------------------------------------------------

      5       Los Angeles         Los Angeles         CA         90017           632       142,405.06      89.72%      7/20/2005
     16       Memphis             Shelby              TN         38125           504        57,539.68      94.64%      3/1/2005
     18       Various             Various             NY        Various          341        79,465.81      97.65%      5/25/2005
    18.1      New York            New York            NY         10040           125                       98.40%      5/25/2005
    18.2      New York            New York            NY         10040            90                       97.78%      5/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
    18.3      New York            New York            NY         10040            73                       94.52%      5/25/2005
    18.4      Brooklyn            Kings               NY         11226            53                      100.00%      5/25/2005
     19       Phoenix             Maricopa            AZ         85037           408        66,115.20      91.67%      5/9/2005
     20       Chesapeake          Chesapeake City     VA         23320           368        72,010.87     100.00%      5/1/2005
     23       Harrisonburg        Rockingham          VA         22801           240        78,825.00      99.58%      4/21/2005
-----------------------------------------------------------------------------------------------------------------------------------
     27       Chapel Hill         Orange              NC         27516           180        89,888.89      98.53%      2/1/2005
     33       Harrisonburg        Rockingham          VA         22801           168        84,904.76      99.85%      4/21/2005
     35       Charlotte           Mecklenberg         NC         28269           228        57,017.54      90.00%      8/1/2005
     38       Chesapeake          Chesapeake City     VA         23320           172        75,348.84     100.00%      5/1/2005
     40       Colorado Springs    El Paso             CO         80915           462        26,190.48      98.27%      5/31/2005
-----------------------------------------------------------------------------------------------------------------------------------
     42       Various             Various             OR        Various          516        23,003.88      91.31%      3/1/2005
    42.1      Bend                Deschutes           OR         97702           201                       88.94%      3/1/2005
    42.2      Salem               Marion              OR         97301           98                        93.68%      3/1/2005
    42.3      Medford             Jackson             OR         97501           102                      100.00%      3/1/2005
    42.4      Roseburg            Douglas             OR         97470           115                       85.71%      3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
     43       State College       Centre              PA         16803           204        57,990.20      98.83%      6/6/2005
     44       State College       Centre              PA         16803           196        59,996.94      85.51%      5/1/2005
     48       Tulsa               Tulsa               OK         74137           261        42,819.47      95.02%      2/28/2005
     50       Atlanta             Fulton              GA         30342           172        61,627.91      94.19%      6/1/2005
     52       Gold Canyon         Pinal               AZ         85218           751        13,914.78      90.00%      3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
     54       Slingerlands        Albany              NY         12159           240        40,908.30      95.42%      3/7/2005
     56       Silver Spring       Montgomery          MD         20904            80       112,500.00      78.75%      7/13/2005
     58       El Paso             El Paso             TX         79925           248        35,806.45      95.97%      3/25/2005
     61       Hillsboro           Washington          OR         97006           176        48,295.45      92.61%      5/9/2005
     62       Seattle             King                WA         98101            93        86,021.51      96.77%      3/15/2005
-----------------------------------------------------------------------------------------------------------------------------------
     67       El Paso             El Paso             TX         79936           208        33,341.35      98.56%      3/25/2005
     70       Salt Lake City      Salt Lake           UT         84115           174        37,777.40      94.83%      5/5/2005
     72       Harrison            Boone               AR         72601           312        20,833.33      92.31%      3/31/2005
     74       Newport News        Newport News City   VA         23608           112        56,967.22      97.32%      3/29/2005
     75       Orlando             Orange              FL         32818           441        14,285.71      97.51%      4/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
     76       Columbia            Richland            SC         29210           237        26,329.11      91.56%      3/24/2005
     77       Lake Worth          Palm Beach          FL         33467           144        42,013.89     100.00%      3/16/2005
     78       New York            New York            NY         10033            65        92,983.73      98.46%      5/25/2005
     84       Apache Junction     Pinal               AZ         85220           497        10,663.98      86.00%      3/1/2005
     87       Aumsville           Marion              OR         97325           223        22,825.11      93.49%      6/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
    87.1      Aumsville           Marion              OR         97325           113                       89.91%      6/1/2005
    87.2      Aumsville           Marion              OR         97325           110                       97.27%      6/1/2005
     89       Tucson              Pima                AZ         85713           296        15,974.58      90.21%      1/31/2005
     90       Auburn              King                WA         98092           142        33,098.59      87.32%      3/30/2005
     91       El Paso             El Paso             TX         79907           202        22,376.24      97.03%      3/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
     94       Newport             Lincoln             OR         97365           179        24,720.67      92.09%      5/1/2005
     96       Beaverton           Washington          OR         97008           104        41,826.92      97.12%      1/17/2005
    103       Auburn              King                WA         98002           100        38,270.00      91.84%      4/30/2005
    105       Fargo               Cass                ND         58103            79        47,326.00      92.31%      3/17/2005
    111       Joplin              Jasper              MO         64804           176        19,416.18      99.43%      3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
    112       El Paso             El Paso             TX         79924           100        33,400.00      90.00%      3/25/2005
    116       Del Valle           Travis              TX         78617           151        20,508.65      92.05%      4/5/2005
    117       Merced              Merced              CA         95348           120        25,075.24      97.50%      1/12/2005
    123       Lynnwood            Snohomish           WA         98036            76        30,921.05      94.74%      3/23/2005
    126       Tampa               Hillsborough        FL         33613           106        21,367.92      88.68%      4/20/2005
-----------------------------------------------------------------------------------------------------------------------------------
    128       El Paso             El Paso             TX         79902            76        26,315.79     100.00%      3/25/2005
    130       El Paso             El Paso             TX         79925            84        21,559.52      92.86%      3/25/2005

                                                                     STUDIOS                                1 BEDROOM
                                                       -------------------------------------   ------------------------------------
              ELEVATOR(S)          UTILITIES                #      AVG RENT PER     MAX            #     AVG RENT PER      MAX
      ID       (YES/NO)          PAID BY TENANT           UNITS      MO. ($)     RENT ($)        UNITS      MO. ($)      RENT ($)
-----------------------------------------------------------------------------------------------------------------------------------

      5           Yes            Electric, Gas             58         1,392        1,425          315        1,575        1,725
     16           No             Electric, Gas                                                    168          657          695
     18           Yes            Electric, Gas             31           823        1,452          194          971        1,744
    18.1          Yes            Electric, Gas              1         1,200        1,200           60          979        1,553
    18.2          Yes            Electric, Gas             20           831        1,452           46          979        1,480
-----------------------------------------------------------------------------------------------------------------------------------
    18.3          Yes            Electric, Gas              5           872        1,126           58        1,052        1,744
    18.4          Yes            Electric, Gas              5           665          882           30          784        1,147
     19           No         Electric, Water, Sewer                                               264          813          930
     20           No                Electric                                                      112          705          705
     23           No                Electric
-----------------------------------------------------------------------------------------------------------------------------------
     27           No                  None                                                         24          700          700
     33           No                Electric
     35           No         Electric, Water, Sewer                                                76          443          443
     38           No                Electric                                                       60          772          800
     40                          Electric, Gas
-----------------------------------------------------------------------------------------------------------------------------------
     42                             Various
    42.1                     Electric, Water, Sewer
    42.2                  Electric, Gas, Water, Sewer
    42.3                  Electric, Gas, Water, Sewer
    42.4                     Electric, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------------
     43           No             Electric, Gas
     44           No             Electric, Gas
     48           No            Electric, Water                                                   180          525          649
     50           No      Electric, Gas, Water, Sewer                                               8          705          750
     52                          Electric, Gas
-----------------------------------------------------------------------------------------------------------------------------------
     54           No                Electric                                                      170          726          790
     56           Yes     Electric, Gas, Water, Sewer                                              24          925          945
     58           No         Electric, Water, Sewer                                               164          441          491
     61           No                Electric                                                       48          615          709
     62           Yes        Electric, Water, Sewer        12           877        1,175           63          998        1,300
-----------------------------------------------------------------------------------------------------------------------------------
     67           No                  None                                                         64          489          510
     70           Yes        Electric, Water, Sewer        13           405          405          114          479          479
     72           No         Electric, Water, Sewer                                               104          325          335
     74           No         Electric, Water, Sewer                                                16          595          597
     75                      Electric, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------------
     76           No             Electric, Gas                                                     81          562          595
     77                   Electric, Gas, Water, Sewer
     78           Yes            Electric, Gas              1           667          667           44        1,112        2,000
     84                          Electric, Gas
     87                      Electric, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------------
    87.1                     Electric, Water, Sewer
    87.2                     Electric, Water, Sewer
     89                          Electric, Gas
     90           No                Electric                                                       18          640          655
     91           No         Electric, Water, Sewer                                                48          401          455
-----------------------------------------------------------------------------------------------------------------------------------
     94                   Electric, Gas, Water, Sewer
     96                   Electric, Gas, Water, Sewer
    103                      Electric, Water, Sewer
    105           Yes               Electric               10           374          415           27          532          545
    111           No         Electric, Water, Sewer                                                64          355          380
-----------------------------------------------------------------------------------------------------------------------------------
    112           No                 Water                                                         20          451          451
    116                      Electric, Water, Sewer
    117                          Electric, Gas
    123           No         Electric, Water, Sewer                                                62          635          735
    126                             Electric
-----------------------------------------------------------------------------------------------------------------------------------
    128           No                  None                                                         44          437          437
    130           No                Electric               36           364          364

                           2 BEDROOM                               3 BEDROOM                               4 BEDROOM
              -------------------------------------   -------------------------------------   -------------------------------------
                   #      AVG RENT PER    MAX              #      AVG RENT PER    MAX              #     AVG RENT PER     MAX
      ID         UNITS      MO. ($)     RENT ($)         UNITS       MO. ($)    RENT ($)         UNITS      MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------------------------

      5           259        2,150       5,500
     16           336          870         895
     18            70        1,047       1,950             46         1,002       2,050
    18.1           30        1,050       1,818             34           953       1,906
    18.2           12        1,175       1,823             12         1,142       2,050
-----------------------------------------------------------------------------------------------------------------------------------
    18.3           10        1,081       1,950
    18.4           18          937       1,293
     19           132          986       1,035             12         1,260       1,260
     20           256          853         950
     23                                                                                           240         1,360       1,360
-----------------------------------------------------------------------------------------------------------------------------------
     27            28        1,160       1,160             48         1,620       1,620            80         2,040       2,040
     33                                                                                           168         1,400       1,400
     35            76          592         592             76           701         701
     38           112          878         935
     40
-----------------------------------------------------------------------------------------------------------------------------------
     42
    42.1
    42.2
    42.3
    42.4
-----------------------------------------------------------------------------------------------------------------------------------
     43            36          980         980             60         1,185       1,185           108         1,440       1,504
     44            16          960         960                                                    180         1,396       1,396
     48            81          659         679
     50           158          760         809              6           938         999
     52
-----------------------------------------------------------------------------------------------------------------------------------
     54            70          841         880
     56            56        1,256       1,610
     58            78          557         591              6           729         729
     61           108          774         865             20           977       1,045
     62           18         1,384       1,750
-----------------------------------------------------------------------------------------------------------------------------------
     67           144          599         613
     70            45          569         569              2           800         800
     72           208          391         405
     74            48          732         739             48           856         865
     75
-----------------------------------------------------------------------------------------------------------------------------------
     76           156          673         675
     77
     78             9        1,328       1,810             11           989       1,336
     84
     87
-----------------------------------------------------------------------------------------------------------------------------------
    87.1
    87.2
     89
     90            82          677         765             42           810         885
     91           154          448         466
-----------------------------------------------------------------------------------------------------------------------------------
     94
     96
    103
    105            25          689         730             17           890         895
    111           112          395         410
-----------------------------------------------------------------------------------------------------------------------------------
    112            40          560         560             30           590         615            10           650         700
    116
    117
    123            14          739         840
    126
-----------------------------------------------------------------------------------------------------------------------------------
    128            32          542         542
    130            48          546         581


FOOTNOTES TO ANNEX A-2

   1  GECC -- General Electric Capital Corporation, GACC -- German American
      Capital Corporation and BofA -- Bank of America, N.A.

                                     A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

FOOTNOTES TO ANNEX A-3

(1)   Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, as stabilized appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)   Twenty-eight mortgaged properties, representing approximately 15.20% of the Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or
      "shadow anchored."

(3)   "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4)   Twenty-eight mortgaged properties, representing approximately 19.25% of the Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or
      "shadow anchored."

(5)   Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement. For purposes of the information presented, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(6)   Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged
      Property.

(7)   With respect to two mortgage loans (identified as Loan Nos. 10 and 34 on
      Annex A-1 to this prospectus supplement), representing approximately
      3.54% of the Initial Pool Balance (or approximately 4.48% of the Initial
      Loan Group 1 Balance), the related loan document gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance, however, it is assumed that such borrower will choose yield maintenance.

                                     A-3-1

                                   ANNEX A-3
                 CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
              TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS



                               NUMBER OF      AGGREGATE          % OF       NUMBER OF
                               MORTGAGED     CUT-OFF DATE    INITIAL POOL    UNITS OR
PROPERTY TYPE                 PROPERTIES       BALANCE          BALANCE       NRA(3)
---------------------------- ------------ ----------------- -------------- -----------

Office .....................       26      $  938,458,447        44.35%     7,905,381
Multifamily ................       54         511,868,969        24.19         11,044
 Multifamily ...............       36         429,007,659        20.27          6,954
 Manufactured Housing ......       18          82,861,310         3.92          4,090
Retail(2) ..................       36         383,259,799        18.11      2,994,143
Hotel ......................        6         130,989,844         6.19          2,889
Self Storage ...............       22          73,425,496         3.47      1,635,401
Industrial .................        5          46,867,459         2.21        814,286
Mixed Use ..................        2          31,241,244         1.48        203,099
                                   --      --------------       ------
TOTAL/WEIGHTED AVERAGE .....      151      $2,116,111,258       100.00%
                                  ===      ==============       ======

                                                                 WEIGHTED AVERAGES
                             -----------------------------------------------------------------------------------------
                               CUT-OFF DATE                STATED
                              BALANCE PER #              REMAINING                              CUT-OFF
                               OF UNITS OR    MORTGAGE      TERM                               DATE LTV   LTV RATIO AT
PROPERTY TYPE                     NRA(3)        RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO      MATURITY
---------------------------- --------------- ---------- ----------- -------------- ---------- ---------- -------------

Office .....................     $    156       5.201%       84           93.7%        1.83x     66.28%       62.03%
Multifamily ................     $ 70,463       5.047%       97           94.0%        1.57x     66.68%       61.88%
 Multifamily ...............     $ 79,508       5.034%       97           94.1%        1.60x     66.23%       61.79%
 Manufactured Housing ......     $ 23,633       5.111%       98           93.6%        1.42x     68.98%       62.35%
Retail(2) ..................     $    192       5.142%      112           97.3%        1.44x     70.82%       62.39%
Hotel ......................     $147,318       5.073%      120           80.8%        2.78x     59.58%       55.37%
Self Storage ...............     $     52       5.360%      119           85.0%        1.71x     63.74%       53.75%
Industrial .................     $     60       5.216%      118           93.4%        1.40x     71.22%       63.01%
Mixed Use ..................     $    195       5.497%      118           91.6%        1.29x     77.58%       72.58%
TOTAL/WEIGHTED AVERAGE .....                    5.155%       97                        1.73X     66.97%       61.54%


                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1



                                                                 % OF
                               NUMBER OF      AGGREGATE      INITIAL LOAN   NUMBER OF
                               MORTGAGED     CUT-OFF DATE       GROUP 1      UNITS OR
PROPERTY TYPE                 PROPERTIES       BALANCE          BALANCE       NRA(3)
---------------------------- ------------ ----------------- -------------- -----------

Office .....................       26      $  938,458,447        56.16%     7,905,381
Retail(4) ..................       36         383,259,799        22.93      2,994,143
Hotel ......................        6         130,989,844         7.84          2,889
Self Storage ...............       22          73,425,496         4.39      1,635,401
Manufactured Housing .......       14          66,878,476         4.00          3,575
Industrial .................        5          46,867,459         2.80        814,286
Mixed Use ..................        2          31,241,244         1.87        203,099
                                   --      --------------       ------
TOTAL/WEIGHTED AVERAGE .....      111      $1,671,120,765       100.00%
                                  ===      ==============       ======

                                                                 WEIGHTED AVERAGES
                             ------------------------------------------------------------------------------------------
                               CUT-OFF DATE                STATED                               CUT-OFF
                              BALANCE PER #              REMAINING                                DATE
                               OF UNITS OR    MORTGAGE      TERM                                  LTV      LTV RATIO AT
PROPERTY TYPE                     NRA(3)        RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO       MATURITY
---------------------------- --------------- ---------- ----------- -------------- ---------- ----------- -------------

Office .....................     $    156       5.201%       84           93.7%        1.83x      66.28%       62.03%
Retail(4) ..................     $    192       5.142%      112           97.3%        1.44x      70.82%       62.39%
Hotel ......................     $147,318       5.073%      120           80.8%        2.78x      59.58%       55.37%
Self Storage ...............     $     52       5.360%      119           85.0%        1.71x      63.74%       53.75%
Manufactured Housing .......     $ 21,212       5.085%       96           93.0%        1.45x      67.08%       60.89%
Industrial .................     $     60       5.216%      118           93.4%        1.40x      71.22%       63.01%
Mixed Use ..................     $    195       5.497%      118           91.6%        1.29x      77.58%       72.58%
TOTAL/WEIGHTED AVERAGE .....                    5.186%       97                        1.77X      67.07%       61.41%


                                      A-3-2

                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2



                                                             % OF
                              NUMBER OF     AGGREGATE    INITIAL LOAN   NUMBER OF
                              MORTGAGED   CUT-OFF DATE      GROUP 2      UNITS OR
PROPERTY TYPE                PROPERTIES      BALANCE        BALANCE       NRA(3)
--------------------------- ------------ -------------- -------------- -----------

Multifamily ...............      40       $444,990,493       100.00%      7,469
 Multifamily ..............      36        429,007,659        96.41       6,954
 Manufactured
  Housing .................       4         15,982,834         3.59         515
                                 --       ------------       ------
TOTAL/WEIGHTED AVERAGE.....      40       $444,990,493       100.00%
                                 ==       ============       ======

                                                                WEIGHTED AVERAGES
                            ------------------------------------------------------------------------------------------
                              CUT-OFF DATE                STATED                               CUT-OFF
                             BALANCE PER #              REMAINING                                DATE
                              OF UNITS OR    MORTGAGE      TERM                                  LTV      LTV RATIO AT
PROPERTY TYPE                    NRA(3)        RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO       MATURITY
--------------------------- --------------- ---------- ----------- -------------- ---------- ----------- -------------

Multifamily ...............     $77,865        5.041%       98           94.2%        1.59x      66.61%       62.03%
 Multifamily ..............     $79,508        5.034%       97           94.1%        1.60x      66.23%       61.79%
 Manufactured
  Housing .................     $33,762        5.220%      105           96.0%        1.28x      76.97%       68.46%
TOTAL/WEIGHTED AVERAGE.....                    5.041%       98                        1.59X      66.61%       62.03%


                                     A-3-3

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                                            % OF                  STATED                CUT-OFF
                              NUMBER      AGGREGATE       INITIAL               REMAINING                 DATE
                                OF       CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
RANGE OF MORTGAGE RATES        LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
---------------------------- -------- ----------------- ----------- ---------- ----------- ---------- ----------- -------------

4.560% -- 4.999% ...........     21    $  507,631,648       23.99%     4.757%       89         2.56x      55.77%       53.02%
5.000% -- 5.249% ...........     51       770,663,520       36.42      5.092%       97         1.62x      67.88%       63.05%
5.250% -- 5.499% ...........     39       501,074,040       23.68      5.359%      105         1.29x      73.67%       65.89%
5.500% -- 5.743% ...........     21       336,742,051       15.91      5.598%       96         1.43x      71.81%       64.44%
                                 --    --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...................    132    $2,116,111,258      100.00%     5.155%       97         1.73X      66.97%       61.54%
                                ===    ==============      ======


          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                                            % OF
                                                          INITIAL                 STATED                CUT-OFF
                              NUMBER      AGGREGATE         LOAN                REMAINING                 DATE
                                OF       CUT-OFF DATE     GROUP 1    MORTGAGE      TERM                   LTV      LTV RATIO AT
RANGE OF MORTGAGE RATES        LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
---------------------------- -------- ----------------- ----------- ---------- ----------- ---------- ----------- -------------

4.629% -- 4.999% ...........    12     $  411,153,248       24.60%     4.773%       88         2.68x      54.61%       51.88%
5.000% -- 5.399% ...........    53        831,340,455       49.75      5.192%       99         1.52x      70.52%       64.31%
5.400% -- 5.743% ...........    30        428,627,062       25.65      5.569%      101         1.40x      72.31%       64.92%
                                --     --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...................    95     $1,671,120,765      100.00%     5.186%       97         1.77X      67.07%       61.41%
                                ==     ==============      ======


          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                                         % OF
                                                       INITIAL                 STATED                CUT-OFF
                              NUMBER     AGGREGATE       LOAN                REMAINING                 DATE
                                OF     CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
RANGE OF MORTGAGE RATES        LOANS      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
---------------------------- -------- -------------- ----------- ---------- ----------- ---------- ----------- -------------

4.560% -- 4.999% ...........     9     $ 96,478,400      21.68%     4.688%       95         2.05x      60.70%       57.88%
5.000% -- 5.399% ...........    26      341,764,310      76.80      5.130%       98         1.46x      68.03%       63.10%
5.400% -- 5.640% ...........     2        6,747,783       1.52      5.557%      117         1.32x      79.57%       66.76%
                                --     ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...................    37     $444,990,493     100.00%     5.041%       98         1.59X      66.61%       62.03%
                                ==     ============     ======


                                      A-3-4

       MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--ALL MORTGAGE LOANS



                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                                           % OF                  STATED                CUT-OFF
                          NUMBER OF      AGGREGATE       INITIAL               REMAINING                 DATE
MORTGAGED PROPERTY        MORTGAGED     CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
LOCATION                 PROPERTIES       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
----------------------- ------------ ----------------- ----------- ---------- ----------- ---------- ----------- -------------

California(A) .........       20      $  407,744,668       19.27%     5.000%       80         2.35x      55.20%       51.91%
 Southern .............       15         240,048,355       11.34      5.199%       92         1.66x      64.05%       59.41%
 Northern .............        5         167,696,313        7.92      4.715%       63         3.32x      42.54%       41.17%
New York ..............       13         380,395,252       17.98      5.370%      105         1.28x      74.72%       65.83%
Texas .................       18         225,257,361       10.64      5.375%       88         1.39x      72.56%       68.03%
Illinois ..............        7         165,734,306        7.83      5.083%       71         2.00x      62.39%       59.51%
Florida ...............       15         158,654,545        7.50      5.029%      119         2.51x      60.69%       55.04%
Virginia ..............       10         121,630,174        5.75      5.018%      119         1.81x      69.20%       65.84%
Georgia................        3          86,918,248        4.11      4.919%       88         1.33x      70.48%       63.37%
Maryland ..............        3          76,450,000        3.61      5.071%       91         1.63x      65.41%       62.82%
Oregon ................       10          62,485,000        2.95      5.170%       94         1.30x      74.47%       69.43%
Arizona ...............        5          57,942,733        2.74      5.223%      119         1.49x      66.90%       62.24%
District of
 Columbia .............        1          43,600,000        2.06      5.353%       59         1.33x      80.00%       80.00%
Colorado ..............        4          42,620,000        2.01      5.245%      119         1.36x      70.82%       65.32%
Pennsylvania ..........        4          41,030,801        1.94      4.981%       85         1.80x      65.00%       60.42%
Washington ............        8          40,520,919        1.91      5.090%      113         1.32x      69.27%       60.57%
North Carolina ........        6          37,770,000        1.78      5.003%      103         1.63x      67.02%       62.32%
Tennessee .............        2          32,890,000        1.55      5.219%      120         1.34x      73.83%       61.36%
Arkansas ..............        4          21,000,000        0.99      5.325%      120         1.26x      69.37%       55.69%
Nevada ................        5          15,091,422        0.71      5.259%      119         2.62x      47.97%       43.27%
Hawaii ................        1          14,800,000        0.70      5.060%      121         1.30x      74.94%       69.17%
Alabama ...............        1          12,800,000        0.60      5.217%      118         1.24x      75.29%       69.67%
Connecticut ...........        1          11,680,000        0.55      5.129%      119         1.25x      80.00%       76.54%
Oklahoma ..............        1          11,175,882        0.53      5.250%      118         1.26x      77.34%       64.24%
South Carolina ........        2          10,740,000        0.51      5.167%      119         1.22x      78.99%       69.06%
North Dakota ..........        2          10,638,754        0.50      5.399%      119         1.43x      76.66%       63.90%
Massachusetts .........        1          10,275,000        0.49      4.688%      120         2.68x      47.13%       47.13%
Missouri ..............        2           7,892,924        0.37      5.270%      119         1.31x      75.35%       56.66%
Utah ..................        1           6,573,268        0.31      5.160%      119         1.21x      79.20%       65.52%
New Mexico ............        1           1,800,000        0.09      5.390%      120         1.24x      80.00%       69.90%
                              --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ..............      151      $2,116,111,258      100.00%     5.155%       97         1.73X      66.97%       61.54%
                             ===      ==============      ======


----------
(A)        Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than
           93600.

                                     A-3-5

          MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--LOAN GROUP 1



                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                                           % OF
                                                         INITIAL                 STATED                CUT-OFF
                          NUMBER OF      AGGREGATE         LOAN                REMAINING                 DATE
MORTGAGED PROPERTY        MORTGAGED     CUT-OFF DATE     GROUP 1    MORTGAGE      TERM                   LTV      LTV RATIO AT
LOCATION                 PROPERTIES       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
----------------------- ------------ ----------------- ----------- ---------- ----------- ---------- ----------- -------------

New York ..............        7      $  337,435,475       20.19%     5.390%      109         1.28x      75.65%       66.49%
California(A) .........       18         314,735,640       18.83      4.974%       86         2.53x      55.53%       51.38%
 Northern .............        4         164,687,285        9.85      4.698%       62         3.36x      41.86%       40.70%
 Southern .............       14         150,048,355        8.98      5.278%      112         1.62x      70.53%       63.10%
Texas .................       11         194,674,555       11.65      5.432%       84         1.41x      71.59%       67.84%
Illinois ..............        7         165,734,306        9.92      5.083%       71         2.00x      62.39%       59.51%
Florida ...............       14         152,604,545        9.13      5.018%      119         2.56x      60.02%       54.36%
Georgia................        2          76,318,248        4.57      4.903%       84         1.30x      69.16%       61.06%
Maryland ..............        2          67,450,000        4.04      5.043%       87         1.68x      66.09%       64.42%
Oregon ................        9          53,985,000        3.23      5.208%       90         1.29x      75.94%       70.91%
District of
 Columbia .............        1          43,600,000        2.61      5.353%       59         1.33x      80.00%       80.00%
Colorado ..............        4          42,620,000        2.55      5.245%      119         1.36x      70.82%       65.32%
Virginia ..............        5          42,607,846        2.55      5.245%      118         1.67x      65.50%       57.85%
Arizona ...............        4          30,967,733        1.85      5.287%      119         1.42x      68.55%       59.84%
Washington ............        4          21,643,919        1.30      5.156%      119         1.23x      78.73%       67.82%
Pennsylvania ..........        2          17,441,401        1.04      5.360%      120         1.35x      73.68%       62.90%
Nevada ................        5          15,091,422        0.90      5.259%      119         2.62x      47.97%       43.27%
Hawaii ................        1          14,800,000        0.89      5.060%      121         1.30x      74.94%       69.17%
Arkansas ..............        3          14,500,000        0.87      5.480%      120         1.23x      70.73%       61.93%
Alabama ...............        1          12,800,000        0.77      5.217%      118         1.24x      75.29%       69.67%
Connecticut ...........        1          11,680,000        0.70      5.129%      119         1.25x      80.00%       76.54%
Massachusetts .........        1          10,275,000        0.61      4.688%      120         2.68x      47.13%       47.13%
North Carolina ........        4           8,590,000        0.51      5.392%      119         1.53x      66.66%       57.06%
North Dakota ..........        1           6,900,000        0.41      5.350%      120         1.45x      75.00%       62.35%
South Carolina ........        1           4,500,000        0.27      5.260%      120         1.24x      77.59%       64.32%
Missouri ..............        1           4,475,675        0.27      5.400%      119         1.27x      78.52%       65.45%
Tennessee .............        1           3,890,000        0.23      5.660%      118         1.39x      55.26%       48.59%
New Mexico ............        1           1,800,000        0.11      5.390%      120         1.24x      80.00%       69.90%
                              --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ..............      111      $1,671,120,765      100.00%     5.186%       97         1.77X      67.07%       61.41%
                             ===      ==============      ======


----------
(A)        Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than
           93600.

                                     A-3-6

          MORTGAGED PROPERTY GEOGRAPHIC DISTRIBUTION(1)--LOAN GROUP 2



                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                                        % OF
                                                      INITIAL                 STATED                CUT-OFF
                          NUMBER OF     AGGREGATE       LOAN                REMAINING                 DATE
MORTGAGED PROPERTY        MORTGAGED   CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
LOCATION                 PROPERTIES      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
----------------------- ------------ -------------- ----------- ---------- ----------- ---------- ----------- -------------

California(A) .........       2       $ 93,009,029      20.90%     5.086%       61         1.72x      54.10%       53.69%
 Southern .............       1         90,000,000      20.23      5.067%       59         1.74x      53.25%       53.25%
 Northern .............       1          3,009,029       0.68      5.640%      118         1.24x      79.39%       66.74%
Virginia ..............       5         79,022,329      17.76      4.896%      120         1.88x      71.19%       70.14%
New York ..............       6         42,959,778       9.65      5.209%       72         1.32x      67.41%       60.62%
Texas .................       7         30,582,806       6.87      5.013%      119         1.27x      78.74%       69.25%
North Carolina ........       2         29,180,000       6.56      4.888%       98         1.66x      67.12%       63.87%
Tennessee .............       1         29,000,000       6.52      5.160%      120         1.33x      76.32%       63.07%
Arizona ...............       1         26,975,000       6.06      5.150%      120         1.58x      65.00%       65.00%
Pennsylvania ..........       2         23,589,400       5.30      4.700%       59         2.14x      58.59%       58.59%
Washington ............       4         18,877,000       4.24      5.014%      106         1.42x      58.41%       52.26%
Oklahoma ..............       1         11,175,882       2.51      5.250%      118         1.26x      77.34%       64.24%
Georgia................       1         10,600,000       2.38      5.034%      119         1.54x      80.00%       80.00%
Maryland ..............       1          9,000,000       2.02      5.280%      120         1.24x      60.33%       50.76%
Oregon ................       1          8,500,000       1.91      4.930%      120         1.40x      65.13%       60.01%
Utah ..................       1          6,573,268       1.48      5.160%      119         1.21x      79.20%       65.52%
Arkansas ..............       1          6,500,000       1.46      4.980%      120         1.34x      66.33%       41.76%
South Carolina ........       1          6,240,000       1.40      5.100%      118         1.21x      80.00%       72.47%
Florida ...............       1          6,050,000       1.36      5.290%      119         1.23x      77.81%       72.08%
North Dakota ..........       1          3,738,754       0.84      5.490%      117         1.39x      79.72%       66.77%
Missouri ..............       1          3,417,248       0.77      5.100%      119         1.36x      71.19%       45.15%
                              -       ------------     ------
TOTAL/WEIGHTED
 AVERAGE ..............      40       $444,990,493     100.00%     5.041%       98         1.59X      66.61%       62.03%
                             ==       ============     ======


----------
(A)        Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than
           93600.

                                     A-3-7

   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                               ALL MORTGAGE LOANS



                                                                                WEIGHTED AVERAGES
                                                           -----------------------------------------------------------
                                                   % OF                  STATED                CUT-OFF
                      NUMBER      AGGREGATE      INITIAL               REMAINING                 DATE
RANGE OF REMAINING      OF      CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
TERMS (MOS.)           LOANS       BALANCE       BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
-------------------- -------- ---------------- ----------- ---------- ----------- ---------- ----------- -------------

55 -- 61 ...........     16   $  639,593,185       30.22%     5.080%       58         2.18x      57.72%       57.21%
62 -- 84 ...........      4      221,848,248       10.48      5.055%       83         1.46x      68.45%       64.45%
85 -- 121 ..........    112    1,254,669,825       59.29      5.211%      119         1.56x      71.43%       63.23%
                        ---   --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........    132   $2,116,111,258      100.00%     5.155%       97         1.73X      66.97%       61.54%
                        ===   ==============      ======


   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                                  LOAN GROUP 1



                                                                                 WEIGHTED AVERAGES
                                                            -----------------------------------------------------------
                                                    % OF
                                                  INITIAL                 STATED                CUT-OFF
                      NUMBER      AGGREGATE         LOAN                REMAINING                 DATE
RANGE OF REMAINING      OF       CUT-OFF DATE     GROUP 1    MORTGAGE      TERM                   LTV      LTV RATIO AT
TERMS (MOS.)           LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
-------------------- -------- ----------------- ----------- ---------- ----------- ---------- ----------- -------------

55 -- 61 ...........    10    $  489,035,000        29.26%     5.091%       58         2.33x      57.96%       57.65%
62 -- 84 ...........     3       205,668,248        12.31      5.090%       83         1.41x      69.13%       64.83%
85 -- 121 ..........    82       976,417,517        58.43      5.253%      119         1.57x      71.19%       62.57%
                        --    --------------       ------
TOTAL/WEIGHTED
 AVERAGE ...........    95    $1,671,120,765       100.00%     5.186%       97         1.77X      67.07%       61.41%
                        ==    ==============       ======


   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                                  LOAN GROUP 2



                                                                              WEIGHTED AVERAGES
                                                         -----------------------------------------------------------
                                                 % OF
                                               INITIAL                 STATED                CUT-OFF
                      NUMBER     AGGREGATE       LOAN                REMAINING                 DATE
RANGE OF REMAINING      OF     CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
TERMS (MOS.)           LOANS      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
-------------------- -------- -------------- ----------- ---------- ----------- ---------- ----------- -------------

59 -- 61 ...........     6    $150,558,185       33.83%     5.044%       59         1.68x      56.96%       55.78%
62 -- 85 ...........     1      16,180,000        3.64      4.610%       79         2.03x      59.70%       59.70%
86 -- 121 ..........    30     278,252,308       62.53      5.064%      119         1.51x      72.24%       65.54%
                        --    ------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........    37    $444,990,493      100.00%     5.041%       98         1.59X      66.61%       62.03%
                        ==    ============      ======


                                     A-3-8

                     YEARS OF MATURITY--ALL MORTGAGE LOANS



                                                                               WEIGHTED AVERAGES
                                                          -----------------------------------------------------------
                                                  % OF                  STATED                CUT-OFF
                     NUMBER      AGGREGATE      INITIAL               REMAINING                 DATE
                       OF      CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
YEARS OF MATURITY     LOANS       BALANCE       BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
------------------- -------- ---------------- ----------- ---------- ----------- ---------- ----------- -------------

2010 ..............     16   $  639,593,185       30.22%     5.080%       58         2.18x      57.72%       57.21%
2012 ..............      4      221,848,248       10.48      5.055%       83         1.46x      68.45%       64.45%
2015 ..............    112    1,254,669,825       59.29      5.211%      119         1.56x      71.43%       63.23%
                       ---   --------------      ------
TOTAL/WEIGHTED
 AVERAGE ..........    132   $2,116,111,258      100.00%     5.155%       97         1.73X      66.97%       61.54%
                       ===   ==============      ======


                        YEARS OF MATURITY--LOAN GROUP 1



                                                                                WEIGHTED AVERAGES
                                                           -----------------------------------------------------------
                                                   % OF
                                                 INITIAL                 STATED                CUT-OFF
                     NUMBER      AGGREGATE         LOAN                REMAINING                 DATE
                       OF       CUT-OFF DATE     GROUP 1    MORTGAGE      TERM                   LTV      LTV RATIO AT
YEARS OF MATURITY     LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
------------------- -------- ----------------- ----------- ---------- ----------- ---------- ----------- -------------

2010 ..............    10    $  489,035,000        29.26%     5.091%       58         2.33x      57.96%       57.65%
2012 ..............     3       205,668,248        12.31      5.090%       83         1.41x      69.13%       64.83%
2015 ..............    82       976,417,517        58.43      5.253%      119         1.57x      71.19%       62.57%
                       --    --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..........    95    $1,671,120,765       100.00%     5.186%       97         1.77X      67.07%       61.41%
                       ==    ==============       ======


                        YEARS OF MATURITY--LOAN GROUP 2



                                                                             WEIGHTED AVERAGES
                                                        -----------------------------------------------------------
                                                % OF
                                              INITIAL                 STATED                CUT-OFF
                     NUMBER     AGGREGATE       LOAN                REMAINING                 DATE
                       OF     CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
YEARS OF MATURITY     LOANS      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
------------------- -------- -------------- ----------- ---------- ----------- ---------- ----------- -------------

2010 ..............     6    $150,558,185       33.83%     5.044%       59         1.68x      56.96%       55.78%
2012 ..............     1      16,180,000        3.64      4.610%       79         2.03x      59.70%       59.70%
2015 ..............    30     278,252,308       62.53      5.064%      119         1.51x      72.24%       65.54%
                       --    ------------      ------
TOTAL/WEIGHTED
 AVERAGE ..........    37    $444,990,493      100.00%     5.041%       98         1.59X      66.61%       62.03%
                       ==    ============      ======


                                     A-3-9

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE
                                     LOANS



                                                                                           WEIGHTED AVERAGES
                                                                        -------------------------------------------------------
                                                                                      STATED
                                           AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF DEBT SERVICE       NUMBER OF     CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
COVERAGE RATIOS               LOANS         BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------- ----------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

1.20x to 1.24x ...........      28      $  435,769,683        20.59%       5.334%      115         1.22x     76.35%     65.73%
1.25x to 1.29x ...........      20         275,245,808        13.01        5.240%      109         1.26x     74.91%     68.47%
1.30x to 1.39x ...........      31         338,643,221        16.00        5.165%       99         1.34x     72.98%     64.25%
1.40x to 1.49x ...........      18         156,503,696         7.40        5.276%      118         1.45x     67.78%     58.99%
1.50x to 1.69x ...........      11         234,590,286        11.09        5.451%       87         1.58x     70.73%     68.95%
1.70x to 1.99x ...........       8         206,887,241         9.78        5.064%       77         1.75x     60.38%     59.22%
2.00x to 2.74x ...........      10         227,676,400        10.76        4.897%       75         2.23x     57.33%     56.99%
2.75x to 7.51x ...........       6         240,794,923        11.38        4.678%       80         3.64x     43.06%     42.94%
                                --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE .................     132      $2,116,111,258       100.00%       5.155%       97         1.73X     66.97%     61.54%
                               ===      ==============       ======


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                           WEIGHTED AVERAGES
                                                                        -------------------------------------------------------
                                                                                      STATED
                                           AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF DEBT SERVICE       NUMBER OF     CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
COVERAGE RATIOS               LOANS         BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------- ----------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

1.20x to 1.24x ...........      17      $  344,388,216        20.61%       5.364%      119         1.21x     77.47%     66.13%
1.25x to 1.29x ...........      15         238,570,983        14.28        5.256%      109         1.26x     75.54%     69.42%
1.30x to 1.39x ...........      24         287,063,413        17.18        5.172%       96         1.34x     72.62%     64.99%
1.40x to 1.49x ...........      16         145,653,696         8.72        5.295%      117         1.45x     68.16%     59.11%
1.50x to 1.69x ...........       6         147,737,293         8.84        5.655%       68         1.59x     68.11%     66.20%
1.70x to 1.99x ...........       6         112,187,241         6.71        5.071%       90         1.75x     66.36%     64.64%
2.00x to 2.74x ...........       5         154,725,000         9.26        5.030%       68         2.22x     56.39%     55.89%
2.75x to 7.51x ...........       6         240,794,923        14.41        4.678%       80         3.64x     43.06%     42.94%
                                --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE .................      95      $1,671,120,765       100.00%       5.186%       97         1.77X     67.07%     61.41%
                                ==      ==============       ======


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                                                                   STATED
                                          AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF
RANGE OF DEBT SERVICE       NUMBER OF   CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV    LTV RATIO
COVERAGE RATIOS               LOANS        BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    AT MATURITY
-------------------------- ----------- -------------- -------------- ---------- ----------- ---------- ---------- ------------

1.20x to 1.29x ...........      16      $128,056,292       28.78%       5.196%      103         1.24x     71.77%      63.65%
1.30x to 1.39x ...........       7        51,579,808       11.59        5.126%      115         1.34x     74.96%      60.17%
1.40x to 1.49x ...........       2        10,850,000        2.44        5.030%      120         1.41x     62.72%      57.46%
1.50x to 1.69x ...........       5        86,852,993       19.52        5.104%      120         1.55x     75.19%      73.62%
1.70x to 2.44x ...........       7       167,651,400       37.68        4.864%       75         1.96x     55.92%      55.64%
                                --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE .................      37      $444,990,493      100.00%       5.041%       98         1.59X     66.61%      62.03%
                                ==      ============      ======


                                     A-3-10

         RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                                                            WEIGHTED AVERAGES
                                                                         -------------------------------------------------------
                                                                                       STATED
                                            AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS AS OF    NUMBER OF     CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
THE CUT-OFF DATE               LOANS         BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
--------------------------- ----------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

15.45% to 45.00% ..........       5      $  160,794,923         7.60%       4.655%       61         3.65x     38.19%     38.02%
45.01% to 50.00% ..........       2          16,575,000         0.78        4.788%      120         2.45x     46.96%     44.05%
50.01% to 55.00% ..........       8         196,500,000         9.29        4.937%       91         2.49x     53.16%     52.39%
55.01% to 60.00% ..........       9         213,207,448        10.08        4.936%       76         2.14x     58.13%     57.46%
60.01% to 65.00% ..........      11         229,200,918        10.83        5.271%       84         1.58x     63.98%     61.23%
65.01% to 70.00% ..........      19         317,437,343        15.00        5.285%       97         1.46x     68.73%     61.43%
70.01% to 75.00% ..........      24         295,809,513        13.98        5.267%      108         1.30x     73.00%     64.52%
75.01% to 80.00% ..........      52         673,693,634        31.84        5.268%      112         1.29x     78.44%     70.25%
80.01% to 80.85% ..........       2          12,892,480         0.61        5.103%      119         1.25x     80.58%     68.72%
                                 --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..................     132      $2,116,111,258       100.00%       5.155%       97         1.73X     66.97%     61.54%
                                ===      ==============       ======


            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                               AGGREGATE      % OF INITIAL
RANGE OF LTV RATIOS AS OF       NUMBER OF     CUT-OFF DATE    LOAN GROUP 1
THE CUT-OFF DATE                  LOANS         BALANCE          BALANCE
------------------------------ ----------- ----------------- --------------

15.45% to 45.00% .............       5      $  160,794,923         9.62%
45.01% to 50.00% .............       2          16,575,000         0.99
50.01% to 55.00% .............       4          91,450,000         5.47
55.01% to 60.00% .............       5         152,086,048         9.10
60.01% to 65.00% .............       6         148,254,133         8.87
65.01% to 70.00% .............      16         300,626,343        17.99
70.01% to 75.00% .............      22         289,295,459        17.31
75.01% to 80.00% .............      33         499,146,380        29.87
80.01% to 80.85% .............       2          12,892,480         0.77
                                    --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE .....................      95      $1,671,120,765       100.00%
                                    ==      ==============       ======

                                                  WEIGHTED AVERAGES
                               -------------------------------------------------------
                                             STATED
                                           REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS AS OF       MORTGAGE      TERM                DATE LTV      AT
THE CUT-OFF DATE                  RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------ ---------- ----------- ---------- ---------- ----------

15.45% to 45.00% .............    4.655%       61         3.65x     38.19%     38.02%
45.01% to 50.00% .............    4.788%      120         2.45x     46.96%     44.05%
50.01% to 55.00% .............    4.790%      119         3.41x     52.94%     52.29%
55.01% to 60.00% .............    5.071%       67         2.10x     57.72%     56.78%
60.01% to 65.00% .............    5.343%       83         1.63x     64.36%     61.73%
65.01% to 70.00% .............    5.303%       96         1.46x     68.88%     61.90%
70.01% to 75.00% .............    5.271%      107         1.30x     73.00%     64.78%
75.01% to 80.00% .............    5.313%      110         1.27x     78.39%     70.07%
80.01% to 80.85% .............    5.103%      119         1.25x     80.58%     68.72%
TOTAL/WEIGHTED
 AVERAGE .....................    5.186%       97         1.77X     67.07%     61.41%


            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                 AGGREGATE    % OF INITIAL
RANGE OF LTV RATIOS AS OF                      CUT-OFF DATE   LOAN GROUP 2
THE CUT-OFF DATE             NUMBER OF LOANS      BALANCE        BALANCE
--------------------------- ----------------- -------------- --------------

53.25% to 60.00% ..........          8        $166,171,400        37.34%
60.01% to 65.00% ..........          5          80,946,785        18.19
65.01% to 70.00% ..........          3          16,811,000         3.78
70.01% to 75.00% ..........          2           6,514,054         1.46
75.01% to 80.00% ..........         19         174,547,254        39.22
                                    --        ------------       ------
TOTAL/WEIGHTED
 AVERAGE ..................         37        $444,990,493       100.00%
                                    ==        ============       ======

                                               WEIGHTED AVERAGES
                            -------------------------------------------------------
                                          STATED
                                        REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS AS OF    MORTGAGE      TERM                DATE LTV      AT
THE CUT-OFF DATE               RATE       (MOS.)      DSCR       RATIO    MATURITY
--------------------------- ---------- ----------- ---------- ---------- ----------

53.25% to 60.00% ..........    4.894%       78         1.90x     55.49%     54.93%
60.01% to 65.00% ..........    5.140%       86         1.50x     63.28%     60.31%
65.01% to 70.00% ..........    4.957%      120         1.36x     66.00%     53.05%
70.01% to 75.00% ..........    5.114%      119         1.36x     72.82%     53.00%
75.01% to 80.00% ..........    5.140%      118         1.36x     78.58%     70.78%
TOTAL/WEIGHTED
 AVERAGE ..................    5.041%       98         1.59X     66.61%     62.03%


                                     A-3-11

RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                     PREPAYMENT DATES--ALL MORTGAGE LOANS



                                                                                            WEIGHTED AVERAGES
                                                                         -------------------------------------------------------
                                                                                       STATED
RANGE OF LTV RATIOS AS OF                   AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
MORTGAGE LOAN MATURITY       NUMBER OF     CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
DATES                          LOANS         BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
--------------------------- ----------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

15.45% to 45.00% ..........      11      $  188,390,972         8.90%       4.712%       70         3.36x     41.03%     38.62%
45.01% to 50.00% ..........       7          38,461,887         1.82        5.086%      118         1.79x     55.51%     47.94%
50.01% to 55.00% ..........       9         224,964,339        10.63        5.000%       95         2.36x     54.88%     52.75%
55.01% to 60.00% ..........      22         376,282,130        17.78        5.136%       89         1.80x     63.30%     58.21%
60.01% to 65.00% ..........      29         457,216,203        21.61        5.187%       99         1.44x     69.85%     63.02%
65.01% to 70.00% ..........      30         529,800,728        25.04        5.361%      104         1.32x     75.68%     67.90%
70.01% to 75.00% ..........      18         176,455,000         8.34        5.173%      118         1.27x     78.20%     72.10%
75.01% to 80.00% ..........       6         124,540,000         5.89        5.173%       90         1.46x     79.18%     78.86%
                                 --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..................     132      $2,116,111,258       100.00%       5.155%       97         1.73X     66.97%     61.54%
                                ===      ==============       ======


RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                        PREPAYMENT DATES--LOAN GROUP 1



RANGE OF LTV RATIOS AS OF                      AGGREGATE      % OF INITIAL
MORTGAGE LOAN MATURITY          NUMBER OF     CUT-OFF DATE    LOAN GROUP 1
DATES                             LOANS         BALANCE          BALANCE
------------------------------ ----------- ----------------- --------------

15.45% to 45.00% .............       9      $  177,190,972        10.60%
45.01% to 50.00% .............       4          24,694,638         1.48
50.01% to 55.00% .............       7         125,964,339         7.54
55.01% to 60.00% .............      16         282,018,945        16.88
60.01% to 65.00% .............      22         364,827,516        21.83
65.01% to 70.00% .............      23         483,454,355        28.93
70.01% to 75.00% .............      11         138,490,000         8.29
75.01% to 80.00% .............       3          74,480,000         4.46
                                    --      --------------       ------
TOTAL/WEIGHTED
 AVERAGE .....................      95      $1,671,120,765       100.00%
                                    ==      ==============       ======

                                                  WEIGHTED AVERAGES
                               -------------------------------------------------------
                                             STATED
RANGE OF LTV RATIOS AS OF                  REMAINING               CUT-OFF   LTV RATIO
MORTGAGE LOAN MATURITY          MORTGAGE      TERM                DATE LTV      AT
DATES                             RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------ ---------- ----------- ---------- ---------- ----------

15.45% to 45.00% .............    4.699%       67         3.47x     39.75%     38.36%
45.01% to 50.00% .............    5.054%      119         2.05x     53.96%     47.65%
50.01% to 55.00% .............    4.931%      119         2.88x     55.66%     52.54%
55.01% to 60.00% .............    5.238%       91         1.77x     64.15%     57.91%
60.01% to 65.00% .............    5.213%       95         1.42x     69.84%     63.01%
65.01% to 70.00% .............    5.374%      103         1.32x     75.44%     67.98%
70.01% to 75.00% .............    5.203%      117         1.27x     77.81%     72.33%
75.01% to 80.00% .............    5.232%       69         1.42x     78.79%     78.24%
TOTAL/WEIGHTED
 AVERAGE .....................    5.186%       97         1.77X     67.07%     61.41%


RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                        PREPAYMENT DATES--LOAN GROUP 2



                                                                                            WEIGHTED AVERAGES
                                                                         -------------------------------------------------------
                                                                                       STATED
RANGE OF LTV RATIOS AS OF                     AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
MORTGAGE LOAN MATURITY          NUMBER OF   CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV      AT
DATES                             LOANS        BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------ ----------- -------------- -------------- ---------- ----------- ---------- ---------- ----------

41.76% to 50.00% .............       5      $ 24,967,248        5.61%       5.042%      119         1.40x     59.58%     45.90%
50.01% to 60.00% .............       8       193,263,185       43.43        4.961%       74         1.79x     57.24%     55.99%
60.01% to 65.00% .............       7        92,388,687       20.76        5.084%      112         1.51x     69.86%     63.06%
65.01% to 70.00% .............       7        46,346,372       10.42        5.224%      114         1.31x     78.17%     67.09%
70.01% to 75.00% .............       7        37,965,000        8.53        5.063%      119         1.25x     79.61%     71.25%
75.01% to 80.00% .............       3        50,060,000       11.25        5.086%      121         1.53x     79.78%     79.78%
                                     -      ------------      ------
TOTAL/WEIGHTED
 AVERAGE .....................      37      $444,990,493      100.00%       5.041%       98         1.59X     66.61%     62.03%
                                    ==      ============      ======


                                     A-3-12

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS



                                                                   % OF
                                                                 INITIAL
RANGE OF                          NUMBER    AGGREGATE CUT-OFF      POOL
CUT-OFF DATE BALANCES            OF LOANS      DATE BALANCE      BALANCE
------------------------------- ---------- ------------------- -----------

$1,400,000 - $4,999,999........      45       $  150,349,109        7.10%
$5,000,000 - $9,999,999........      34          236,948,133       11.20
$10,000,000 - $14,999,999......      23          279,611,844       13.21
$15,000,000 - $24,999,999......       9          152,407,129        7.20
$25,000,000 - $39,999,999......       7          202,734,067        9.58
$40,000,000 - $54,999,999......       4          179,553,685        8.49
$55,000,000 - $150,000,000.....      10          914,507,291       43.22
                                     --       --------------      ------
TOTAL/WEIGHTED AVERAGE ........     132       $2,116,111,258      100.00%
                                    ===       ==============      ======

                                                   WEIGHTED AVERAGES
                                -------------------------------------------------------
                                              STATED
                                            REMAINING               CUT-OFF   LTV RATIO
RANGE OF                         MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES              RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------- ---------- ----------- ---------- ---------- ----------

$1,400,000 - $4,999,999........    5.292%      114         1.67x     68.05%     57.75%
$5,000,000 - $9,999,999........    5.193%      116         1.35x     72.41%     61.60%
$10,000,000 - $14,999,999......    5.117%      112         1.55x     69.03%     63.97%
$15,000,000 - $24,999,999......    5.053%      107         1.59x     71.39%     66.12%
$25,000,000 - $39,999,999......    5.292%      112         1.39x     71.62%     64.98%
$40,000,000 - $54,999,999......    5.326%       87         1.35x     73.78%     69.46%
$55,000,000 - $150,000,000.....    5.088%       81         2.07x     61.65%     58.32%
TOTAL/WEIGHTED AVERAGE ........    5.155%       97         1.73X     66.97%     61.54%


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1



                                                                   % OF
                                                                 INITIAL
                                                                   LOAN
RANGE OF                          NUMBER    AGGREGATE CUT-OFF    GROUP 1
CUT-OFF DATE BALANCES            OF LOANS      DATE BALANCE      BALANCE
------------------------------- ---------- ------------------- -----------

$1,400,000 - $4,999,999........     34        $  114,539,272        6.85%
$5,000,000 - $9,999,999........     22           148,027,600        8.86
$10,000,000 - $14,999,999......     16           194,022,563       11.61
$15,000,000 - $24,999,999......      7           117,309,129        7.02
$25,000,000 - $39,999,999......      3            93,161,225        5.57
$40,000,000 - $54,999,999......      4           179,553,685       10.74
$55,000,000 - $150,000,000.....      9           824,507,291       49.34
                                    --        --------------      ------
TOTAL/WEIGHTED AVERAGE ........     95        $1,671,120,765      100.00%
                                    ==        ==============      ======

                                                   WEIGHTED AVERAGES
                                -------------------------------------------------------
                                              STATED
                                            REMAINING               CUT-OFF   LTV RATIO
RANGE OF                         MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES              RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------- ---------- ----------- ---------- ---------- ----------

$1,400,000 - $4,999,999........    5.348%      114         1.77x     66.68%     56.68%
$5,000,000 - $9,999,999........    5.237%      117         1.38x     72.78%     61.46%
$10,000,000 - $14,999,999......    5.199%      116         1.46x     68.70%     62.66%
$15,000,000 - $24,999,999......    5.194%      109         1.40x     74.86%     68.02%
$25,000,000 - $39,999,999......    5.440%      119         1.37x     72.10%     63.14%
$40,000,000 - $54,999,999......    5.326%       87         1.35x     73.78%     69.46%
$55,000,000 - $150,000,000.....    5.091%       84         2.11x     62.57%     58.87%
TOTAL/WEIGHTED AVERAGE ........    5.186%       97         1.77x     67.07%     61.41%


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2



                                                                                              WEIGHTED AVERAGES
                                                                           -------------------------------------------------------
                                                                  % OF
                                                                INITIAL                  STATED
                                                                  LOAN                 REMAINING               CUT-OFF   LTV RATIO
RANGE OF                         NUMBER    AGGREGATE CUT-OFF    GROUP 2     MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES           OF LOANS      DATE BALANCE      BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------ ---------- ------------------- -----------  ---------- ----------- ---------- ---------- ----------

$1,811,000 - $4,999,999.......     11         $ 35,809,837         8.05%      5.113%      113         1.37x     72.42%     61.16%
$5,000,000 - $9,999,999.......     12           88,920,532        19.98       5.119%      115         1.30x     71.79%     61.82%
$10,000,000 - $14,999,999.....      7           85,589,282        19.23       4.932%      103         1.76x     69.77%     66.95%
$15,000,000 - $19,999,999.....      2           35,098,000         7.89       4.583%      101         2.25x     59.79%     59.79%
$20,000,000 - $34,999,999.....      4          109,572,842        24.62       5.165%      105         1.42x     71.22%     66.55%
$35,000,000 - $90,000,000.....      1           90,000,000        20.23       5.067%       59         1.74x     53.25%     53.25%
                                   --         ------------       ------
TOTAL/WEIGHTED AVERAGE .......     37         $444,990,493       100.00%      5.041%       98         1.59X     66.61%     62.03%
                                   ==         ============       ======


                                     A-3-13

           RANGE OF CURRENT OCCUPANCY RATES(1)(5)--ALL MORTGAGE LOANS



                                                                        % OF
                                     NUMBER                           INITIAL
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF      POOL
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

67.71% to 69.99% ...............         2         $   72,890,000        3.44%
70.00% to 74.99% ...............         3             36,250,000        1.71
75.00% to 79.99% ...............         9             70,906,787        3.35
80.00% to 84.99% ...............         7             50,264,903        2.38
85.00% to 89.99% ...............        21            296,943,522       14.03
90.00% to 94.99% ...............        35            494,229,101       23.36
95.00% to 100.00% ..............        74          1,094,626,946       51.73
                                        --         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       151         $2,116,111,258      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

67.71% to 69.99% ...............    5.367%       85         1.27x     72.07%     67.79%
70.00% to 74.99% ...............    5.543%      121         1.49x     68.86%     58.83%
75.00% to 79.99% ...............    5.095%      119         2.39x     60.13%     54.77%
80.00% to 84.99% ...............    5.066%      119         2.65x     60.21%     54.37%
85.00% to 89.99% ...............    5.235%       78         1.74x     64.38%     61.83%
90.00% to 94.99% ...............    5.000%       98         2.03x     63.04%     57.35%
95.00% to 100.00% ..............    5.185%       99         1.56x     69.80%     63.79%
TOTAL/WEIGHTED AVERAGE .........    5.155%       97         1.73x     66.97%     61.54%


              RANGE OF CURRENT OCCUPANCY RATES(1)(5)--LOAN GROUP 1



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 1
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

67.71% to 69.99% ...............         2         $   72,890,000        4.36%
70.00% to 74.99% ...............         3             36,250,000        2.17
75.00% to 79.99% ...............         8             61,906,787        3.70
80.00% to 84.99% ...............         7             50,264,903        3.01
85.00% to 89.99% ...............        18            190,484,122       11.40
90.00% to 94.99% ...............        20            361,536,194       21.63
95.00% to 100.00% ..............        53            897,788,759       53.72
                                        --         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       111         $1,671,120,765      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

67.71% to 69.99% ...............    5.367%       85         1.27x     72.07%     67.79%
70.00% to 74.99% ...............    5.543%      121         1.49x     68.86%     58.83%
75.00% to 79.99% ...............    5.068%      119         2.56x     60.10%     55.35%
80.00% to 84.99% ...............    5.066%      119         2.65x     60.21%     54.37%
85.00% to 89.99% ...............    5.358%       88         1.73x     70.36%     66.63%
90.00% to 94.99% ...............    4.952%       92         2.27x     59.61%     54.67%
95.00% to 100.00% ..............    5.229%       97         1.54x     69.76%     63.41%
TOTAL/WEIGHTED AVERAGE .........    5.186%       97         1.77x     67.07%     61.41%


              RANGE OF CURRENT OCCUPANCY RATES(1)(5)--LOAN GROUP 2



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 2
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

78.75% to 89.99% ...............        4           $115,459,400        25.95%
90.00% to 94.99% ...............       15            132,692,906        29.82
95.00% to 100.00% ..............       21            196,838,187        44.23
                                       --           ------------       ------
TOTAL/WEIGHTED AVERAGE .........       40           $444,990,493       100.00%
                                       ==           ============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

78.75% to 89.99% ...............    5.037%       66         1.73x     54.20%     53.05%
90.00% to 94.99% ...............    5.131%      115         1.37x     72.37%     64.66%
95.00% to 100.00% ..............    4.983%      104         1.64x     70.02%     65.51%
TOTAL/WEIGHTED AVERAGE .........    5.041%       98         1.59x     66.61%     62.03%


                                     A-3-14

            RANGE OF YEARS BUILT/RENOVATED(1)(6)--ALL MORTGAGE LOANS



                                                                        % OF
                                     NUMBER                           INITIAL
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF      POOL
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

1939 to 1969 ...................         6         $  122,835,204        5.80%
1970 to 1979 ...................         9             49,456,468        2.34
1980 to 1989 ...................        16            172,782,528        8.17
1990 to 1999 ...................        47            477,631,231       22.57
2000 to 2005 ...................        73          1,293,405,827       61.12
                                        --         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       151         $2,116,111,258      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

1939 to 1969 ...................    5.311%      113         1.24x     77.75%     67.91%
1970 to 1979 ...................    5.135%      119         1.44x     67.58%     59.87%
1980 to 1989 ...................    5.333%       95         1.48x     72.07%     68.64%
1990 to 1999 ...................    5.082%       99         1.82x     65.68%     61.42%
2000 to 2005 ...................    5.145%       94         1.79x     65.72%     60.09%
TOTAL/WEIGHTED AVERAGE .........    5.155%       97         1.73x     66.97%     61.54%


               RANGE OF YEARS BUILT/RENOVATED(1)(6)--LOAN GROUP 1



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 1
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

1957 to 1969 ...................         2         $   94,350,000        5.65%
1970 to 1979 ...................         7             44,636,439        2.67
1980 to 1989 ...................        12            123,255,528        7.38
1990 to 1999 ...................        34            370,139,584       22.15
2000 to 2005 ...................        56          1,038,739,214       62.16
                                        --         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       111         $1,671,120,765      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

1957 to 1969 ...................    5.352%      115         1.21x     78.34%     68.59%
1970 to 1979 ...................    5.107%      119         1.47x     66.73%     59.36%
1980 to 1989 ...................    5.435%       86         1.48x     69.11%     64.86%
1990 to 1999 ...................    5.133%       99         1.85x     66.51%     62.32%
2000 to 2005 ...................    5.163%       94         1.85x     66.01%     60.11%
TOTAL/WEIGHTED AVERAGE .........    5.186%       97         1.77x     67.07%     61.41%


               RANGE OF YEARS BUILT/RENOVATED(1)(6)--LOAN GROUP 2



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 2
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
-------------------------------- -------------- ------------------- -----------

1939 to 1969 ...................        4           $ 28,485,204         6.40%
1970 to 1979 ...................        2              4,820,029         1.08
1980 to 1989 ...................        4             49,527,000        11.13
1990 to 1999 ...................       13            107,491,648        24.16
2000 to 2005 ...................       17            254,666,613        57.23
                                       --           ------------       ------
TOTAL/WEIGHTED AVERAGE .........       40           $444,990,493       100.00%
                                       ==           ============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

1939 to 1969 ...................    5.176%      106         1.35x     75.81%     65.66%
1970 to 1979 ...................    5.400%      118         1.23x     75.43%     64.56%
1980 to 1989 ...................    5.081%      116         1.47x     79.44%     78.02%
1990 to 1999 ...................    4.906%       97         1.75x     62.81%     58.34%
2000 to 2005 ...................    5.068%       93         1.57x     64.53%     60.01%
TOTAL/WEIGHTED AVERAGE .........    5.041%       98         1.59x     66.61%     62.03%


                                     A-3-15

      PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE(7)--ALL MORTGAGE LOANS



                                                                                             WEIGHTED AVERAGES
                                                                          -------------------------------------------------------
                                                                  % OF                  STATED
                                                                INITIAL               REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                       NUMBER    AGGREGATE CUT-OFF      POOL     MORTGAGE      TERM                DATE LTV      AT
PROVISION                       OF LOANS      DATE BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------------------ ---------- ------------------- ----------- ---------- ----------- ---------- ---------- ----------

Defeasance ...................     120       $1,790,633,550       84.62%     5.161%      100         1.72x     67.44%     61.42%
Yield Maintenance ............      10          250,557,708       11.84      5.139%       78         1.82x     64.22%     61.34%
Yield Maintenance or
 Defeasance ..................       2           74,920,000        3.54      5.066%       90         1.74x     65.09%     65.09%
                                   ---       --------------      ------
TOTAL/WEIGHTED AVERAGE .......     132       $2,116,111,258      100.00%     5.155%       97         1.73X     66.97%     61.54%
                                   ===       ==============      ======


         PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE(7)--LOAN GROUP 1



                                                                     % OF
                                                                    INITIAL
PREPAYMENT                         NUMBER    AGGREGATE CUT-OFF   LOAN GROUP 1
PROVISION                         OF LOANS      DATE BALANCE        BALANCE
-------------------------------- ---------- ------------------- --------------

Defeasance .....................     85        $1,354,566,325        81.06%
Yield Maintenance ..............      8           241,634,440        14.46
Yield Maintenance or
 Defeasance ....................      2            74,920,000         4.48
                                     --        --------------       ------
TOTAL/WEIGHTED AVERAGE .........     95        $1,671,120,765       100.00%
                                     ==        ==============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                        MORTGAGE      TERM                DATE LTV      AT
PROVISION                           RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

Defeasance .....................    5.201%      101         1.76x     67.74%     61.21%
Yield Maintenance ..............    5.136%       76         1.84x     63.91%     61.36%
Yield Maintenance or
 Defeasance ....................    5.066%       90         1.74x     65.09%     65.09%
TOTAL/WEIGHTED AVERAGE .........    5.186%       97         1.77x     67.07%     61.41%


           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                     % OF
                                                                    INITIAL
PREPAYMENT                         NUMBER    AGGREGATE CUT-OFF   LOAN GROUP 2
PROVISION                         OF LOANS      DATE BALANCE        BALANCE
-------------------------------- ---------- ------------------- --------------

Defeasance .....................     35         $436,067,225         97.99%
Yield Maintenance ..............      2            8,923,268          2.01
                                     --         ------------        ------
TOTAL/WEIGHTED AVERAGE .........     37         $444,990,493        100.00%
                                     ==         ============        ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                        MORTGAGE      TERM                DATE LTV      AT
PROVISION                           RATE       (MOS.)      DSCR       RATIO    MATURITY
-------------------------------- ---------- ----------- ---------- ---------- ----------

Defeasance .....................    5.037%       97         1.59x     66.49%     62.05%
Yield Maintenance ..............    5.221%      119         1.28x     72.57%     60.96%
TOTAL/WEIGHTED AVERAGE .........    5.041%       98         1.59x     66.61%     62.03%


                                     A-3-16

                                   ANNEX A-4

                125 WEST 55TH STREET LOAN INTEREST RATE SCHEDULE



       DISTRIBUTION DATE         PERIOD       INTEREST RATE
------------------------------- -------- -----------------------

   September 1, 2005 ..........     1    5.900992416666670%
   October 1, 2005 ............     2    5.630597500000000%
   November 1, 2005 ...........     3    5.900992416666670%
   December 1, 2005 ...........     4    5.630597500000000%
   January 1, 2006 ............     5    5.900992416666670%
   February 1, 2006 ...........     6    5.900992416666670%
   March 1, 2006 ..............     7    5.089807666666670%
   April 1, 2006 ..............     8    5.900992416666670%
   May 1, 2006 ................     9    5.630597500000000%
   June 1, 2006 ...............    10    5.900992416666670%
   July 1, 2006 ...............    11    5.630597500000000%
   August 1, 2006 .............    12    5.900992416666670%
   September 1, 2006 ..........    13    5.900992416666670%
   October 1, 2006 ............    14    5.630597500000000%
   November 1, 2006 ...........    15    5.900992416666670%
   December 1, 2006 ...........    16    5.630597500000000%
   January 1, 2007 ............    17    5.900992416666670%
   February 1, 2007 ...........    18    5.900992416666670%
   March 1, 2007 ..............    19    5.089807666666670%
   April 1, 2007 ..............    20    5.900992416666670%
   May 1, 2007 ................    21    5.630597500000000%
   June 1, 2007 ...............    22    5.900992416666670%
   July 1, 2007 ...............    23    5.630597500000000%
   August 1, 2007 .............    24    5.900992416666670%
   September 1, 2007 ..........    25    5.900992416666670%
   October 1, 2007 ............    26    5.630597500000000%
   November 1, 2007 ...........    27    5.900992416666670%
   December 1, 2007 ...........    28    5.630597500000000%
   January 1, 2008 ............    29    5.900992416666670%
   February 1, 2008 ...........    30    5.900992416666670%
   March 1, 2008 ..............    31    5.360202583333330%
   April 1, 2008 ..............    32    5.900992416666670%
   May 1, 2008 ................    33    5.630597500000000%
   June 1, 2008 ...............    34    5.900992416666670%
   July 1, 2008 ...............    35    5.630597500000000%
   August 1, 2008 .............    36    5.900992416666670%
   September 1, 2008 ..........    37    5.900992416666670%
   October 1, 2008 ............    38    5.630597500000000%
   November 1, 2008 ...........    39    5.900992416666670%
   December 1, 2008 ...........    40    5.630597500000000%
   January 1, 2009 ............    41    5.900992416666670%
   February 1, 2009 ...........    42    5.900992416666670%
   March 1, 2009 ..............    43    5.089807666666670%
   April 1, 2009 ..............    44    5.900992416666670%
   May 1, 2009 ................    45    5.630597500000000%


                                      A-4-1



       DISTRIBUTION DATE        PERIOD       INTEREST RATE
------------------------------ -------- -----------------------

   June 1, 2009 ..............    46    5.900992416666670%
   July 1, 2009 ..............    47    5.630597500000000%
   August 1, 2009 ............    48    5.900992416666670%
   September 1, 2009 .........    49    5.900992416666670%
   October 1, 2009 ...........    50    5.630597500000000%
   November 1, 2009 ..........    51    5.900992416666670%
   December 1, 2009 ..........    52    5.630597500000000%
   January 1, 2010 ...........    53    5.900992416666670%
   February 1, 2010 ..........    54    5.900992416666670%
   March 1, 2010 .............    55    5.089807666666670%


                                     A-4-2

                                   ANNEX A-5

                        RATES TO BE USED IN DETERMINING
                     CLASS X-C AND X-P PASS THROUGH RATES

                          SCHEDULE OF REFERENCE RATES



 DISTRIBUTION DATE     REFERENCE RATE     DISTRIBUTION DATE     REFERENCE RATE
-------------------   ----------------   -------------------   ---------------

September 2005             5.24530%      March 2009                 5.07670%
October 2005               5.08400%      April 2009                 5.24240%
November 2005              5.24520%      May 2009                   5.08140%
December 2005              5.08400%      June 2009                  5.24220%
January 2006               5.08690%      July 2009                  5.08120%
February 2006              5.08690%      August 2009                5.24200%
March 2006                 5.07830%      September 2009             5.24190%
April 2006                 5.24510%      October 2009               5.08090%
May 2006                   5.08390%      November 2009              5.24170%
June 2006                  5.24500%      December 2009              5.06890%
July 2006                  5.08380%      January 2010               5.05260%
August 2006                5.24500%      February 2010              5.05020%
September 2006             5.24490%      March 2010                 5.07590%
October 2006               5.08370%      April 2010                 5.22730%
November 2006              5.24480%      May 2010                   5.06910%
December 2006              5.08360%      June 2010                  5.22400%
January 2007               5.08650%      July 2010                  5.07480%
February 2007              5.08640%      August 2010                5.25140%
March 2007                 5.07790%      September 2010             5.25660%
April 2007                 5.24450%      October 2010               5.08900%
May 2007                   5.08330%      November 2010              5.25850%
June 2007                  5.24440%      December 2010              5.08890%
July 2007                  5.08320%      January 2011               5.09010%
August 2007                5.24420%      February 2011              5.09000%
September 2007             5.24410%      March 2011                 5.08660%
October 2007               5.07930%      April 2011                 5.25800%
November 2007              5.23950%      May 2011                   5.08850%
December 2007              5.07920%      June 2011                  5.25790%
January 2008               5.23930%      July 2011                  5.08830%
February 2008              5.08260%      August 2011                5.25770%
March 2008                 5.07650%      September 2011             5.25760%
April 2008                 5.23950%      October 2011               5.08800%
May 2008                   5.07940%      November 2011              5.25740%
June 2008                  5.23940%      December 2011              5.08790%
July 2008                  5.08220%      January 2012               5.25720%
August 2008                5.24320%      February 2012              5.08900%
September 2008             5.24310%      March 2012                 5.08650%
October 2008               5.08200%      April 2012                 5.26380%
November 2008              5.24290%      May 2012                   5.09410%
December 2008              5.08180%      June 2012                  5.28860%
January 2009               5.08470%      July 2012                  5.11890%
February 2009              5.08460%      August 2012                5.29530%


                                     A-5-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-6

                      CLASS A-AB PLANNED PRINCIPAL BALANCE



 DISTRIBUTION DATE        BALANCE
-------------------   --------------

September 2005          $74,502,000
October 2005            $74,502,000
November 2005           $74,502,000
December 2005           $74,502,000
January 2006            $74,502,000
February 2006           $74,502,000
March 2006              $74,502,000
April 2006              $74,502,000
May 2006                $74,502,000
June 2006               $74,502,000
July 2006               $74,502,000
August 2006             $74,502,000
September 2006          $74,502,000
October 2006            $74,502,000
November 2006           $74,502,000
December 2006           $74,502,000
January 2007            $74,502,000
February 2007           $74,502,000
March 2007              $74,502,000
April 2007              $74,502,000
May 2007                $74,502,000
June 2007               $74,502,000
July 2007               $74,502,000
August 2007             $74,502,000
September 2007          $74,502,000
October 2007            $74,502,000
November 2007           $74,502,000
December 2007           $74,502,000
January 2008            $74,502,000
February 2008           $74,502,000
March 2008              $74,502,000
April 2008              $74,502,000
May 2008                $74,502,000
June 2008               $74,502,000
July 2008               $74,502,000
August 2008             $74,502,000
September 2008          $74,502,000
October 2008            $74,502,000
November 2008           $74,502,000
December 2008           $74,502,000
January 2009            $74,502,000
February 2009           $74,502,000
March 2009              $74,502,000
April 2009              $74,502,000
May 2009                $74,502,000




 DISTRIBUTION DATE        BALANCE
-------------------   --------------

June 2009               $74,502,000
July 2009               $74,502,000
August 2009             $74,502,000
September 2009          $74,502,000
October 2009            $74,502,000
November 2009           $74,502,000
December 2009           $74,502,000
January 2010            $74,502,000
February 2010           $74,502,000
March 2010              $74,502,000
April 2010              $74,502,000
May 2010                $74,502,000
June 2010               $74,502,000
July 2010               $74,502,000
August 2010             $74,502,000
September 2010          $74,501,284
October 2010            $73,202,000
November 2010           $72,027,000
December 2010           $70,717,000
January 2011            $69,530,000
February 2011           $68,338,000
March 2011              $66,756,000
April 2011              $65,551,000
May 2011                $64,213,000
June 2011               $62,997,000
July 2011               $61,617,000
August 2011             $60,362,000
September 2011          $59,101,000
October 2011            $57,654,000
November 2011           $56,337,000
December 2011           $54,879,000
January 2012            $53,549,000
February 2012           $52,214,000
March 2012              $50,601,000
April 2012              $49,252,000
May 2012                $47,762,000
June 2012               $46,401,000
July 2012               $45,101,192
August 2012             $43,807,275
September 2012          $42,619,000
October 2012            $41,308,000
November 2012           $40,109,000
December 2012           $38,787,000
January 2013            $37,576,000
February 2013           $36,359,000


                                      A-6-1



 DISTRIBUTION DATE             BALANCE
-------------------   ------------------------

March 2013                   $34,789,000
April 2013                   $33,559,000
May 2013                     $32,208,000
June 2013                    $30,967,000
July 2013                    $29,605,000
August 2013                  $28,352,000
September 2013               $27,093,000
October 2013                 $25,714,000
November 2013                $24,443,000
December 2013                $23,052,000
January 2014                 $21,769,000
February 2014                $20,480,000
March 2014                   $18,844,000
April 2014                   $17,541,000




 DISTRIBUTION DATE             BALANCE
-------------------   ------------------------

May 2014                     $16,120,000
June 2014                    $14,805,000
July 2014                    $13,371,000
August 2014                  $12,044,000
September 2014               $10,710,000
October 2014                 $ 9,258,000
November 2014                $ 7,912,000
December 2014                $ 6,448,000
January 2015                 $ 5,089,000
February 2015                $ 3,723,000
March 2015                   $ 2,018,000
April 2015                   $   639,120
May 2015                              --


                                     A-6-2

                             COLLATERAL TERM SHEET                       ANNEX B
                          $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-1

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------



                MORTGAGE LOAN INFORMATION
                -------------------------

  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $150,000,000

  CUT-OFF PRINCIPAL BALANCE:    $150,000,000

  % BY INITIAL UPB:             7.09%

  INTEREST RATE:                4.6290%

  SHADOW RATING (S/F):          AAA / AAA

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           June 1, 2005

  MATURITY DATE:                May 1, 2010

  AMORTIZATION:                 Interest Only

  CALL PROTECTION:              Lockout for 24 months
                                from securitization
                                date, then defeasance
                                is permitted. On
                                and after February 1,
                                2010, prepayment
                                permitted without
                                penalty.

  SPONSOR:                      Shorenstein Company and
                                State Teachers Retirement
                                System of Ohio

  BORROWER:                     OCC Venture, LLC

  MEZZANINE DEBT:               $100,000,000

  LOCKBOX:                      Hard

  INITIAL RESERVES(1):          TI/LC:   $2,140,500

  MONTHLY RESERVES(2):          None


(1)   See "Escrows" below.

(2)   Subsequent to an event of default, as such term is defined in the loan documents, monthly reserves will be collected for taxes and insurance.



                           FINANCIAL INFORMATION
                           ----------------------
                                                        MORTGAGE LOAN
                                       MORTGAGE              PLUS
                                         LOAN             MEZZANINE

   CUT-OFF DATE BALANCE PSF:               $97           $161
   BALLOON BALANCE PSF:                    $97           $161
   LTV:                                  38.96%         64.94%
   BALLOON LTV:                          38.96%         64.94%
   DSCR:                                  3.56x          2.02x




                            PROPERTY INFORMATION
                            --------------------

   SINGLE ASSET / PORTFOLIO:      Single Asset

   PROPERTY TYPE:                 Office with retail component

   COLLATERAL:                    Fee Simple

   LOCATION:                      Oakland, CA

   YEAR BUILT / RENOVATED:        1984 / 2002

   TOTAL AREA:                    1,551,224 sq. ft.

   PROPERTY MANAGEMENT:           Shorenstein Realty Services, L.P.
                                  (a borrower affiliate)

   OCCUPANCY (AS OF 5/01/2005):   92.4%

   UNDERWRITTEN NET CASH FLOW:    $25,061,617

   APPRAISED VALUE:               $385,000,000

   APPRAISAL DATE:                April 8, 2005




                                         MAJOR OFFICE TENANTS(1)
                                         ------------------------
                                                          WEIGHTED
                                                          AVG. RENT        LEASE             RATINGS
               TENANT                  NRSF     % NRSF      PSF          EXPIRATION         (S/F/M)(2)
-------------------------------     --------- --------- ----------- ------------------- -----------------

APL LIMITED                         208,911    13.5%    $ 28.78      12/31/2006(3)          Not Rated
ASK JEEVES, INC.                     55,803     3.6       23.94      5/31/2013           BBB- / NR / Baa3
MATSON NAVIGATION COMPANY, INC.      52,133     3.4       27.81      12/31/2015            A- / NR / NR
-------------------------------     -------   -----     -------     -------------       -----------------
SUB TOTAL / WTD. AVG.:                         20.4%    $ 27.77


(1)   Information obtained from underwritten rent roll except for ratings and unless otherwise stated.

(2)   Credit ratings are of the parent company whether or not the parent guarantees the lease.

(3)   See "Escrows" below.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-2

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------

THE OAKLAND CITY CENTER LOAN

THE LOAN. The Oakland City Center loan is secured by a first priority mortgage on the borrower's fee simple interest in a seven-building, 1,551,224 sq. ft.
office center with a retail component located in the central business district of Oakland, California. The loan term is five years with monthly payments of interest only. Based on the appraised value of $385,000,000 and after factoring in the $100,000,000 mezzanine loan, there is $135,000,000 of implied equity in the property.

THE BORROWER. The borrower is OCC Venture, LLC, a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is a joint venture between SHORENSTEIN COMPANY (50%
interest) and the STATE TEACHERS RETIREMENT SYSTEM OF OHIO (50% interest).

Shorenstein Company ("Shorenstein") is a private owner and operator of Class
"A" office buildings in the United States, engaged in all aspects of office investment, development, financing, leasing and management. Headquartered in
San Francisco, Shorenstein owns and operates more than 17 million sq. ft. of
Class "A" space, valued in excess of $3.4 billion. Shorenstein's portfolio includes renowned properties in the United States including the John Hancock
Center, Prudential Plaza and 500 West Monroe in Chicago, and 450 Lexington
Avenue and 125 Park Avenue in New York. Since 1992, Shorenstein has sponsored a series of closed-end real estate investment funds, which have invested in Class
"A" office projects located throughout the United States. Investors in these funds include foundations, college endowments, pension funds and high net-worth individuals. As the manager of these funds, Shorenstein has delivered attractive risk-adjusted returns to investors by employing a disciplined value-added strategy. Shorenstein is a repeat sponsor of a Deutsche Bank borrower and has been involved with the property since 1996.

The State Teachers Retirement System of Ohio ("STRS Ohio") is one of the
nation's premier public pension systems providing benefits and services to
Ohio's active and retired educators since its establishment in 1920.
Preliminary results for the fiscal year ending June 30, 2005, indicate that
STRS Ohio assets now exceed $59 billion which is a record high for the pension fund. STRS Ohio's total investment fund includes domestic and international stocks, real estate, fixed-income, and alternative investments. STRS Ohio serves as the public pension fund for Ohio's public educators, providing retirement and survivor benefits and disability protection.

THE PROPERTY. Oakland City Center is a Class "A" office complex with a retail component located in downtown Oakland, California. The property consists of seven buildings constructed between 1984 and 2002 containing a total of
1,551,224 sq. ft. The Oakland City Center property is located in a 6.55 acre, three city-block area in Downtown Oakland in an area known as "City Center".
The City Center area is distinguished by its attractive design making it one of the most visible and well-known developments in Northern California. Integrated parking structures offer parking for over 1,800 vehicles. The Oakland City
Center has four other office buildings that are under different ownership and management and are not a part of the collateral, including the Clorox Building
(which serves as Clorox's corporate headquarters).

The seven buildings consisting of the Oakland City Center loan collateral are as follows:

   o 555 12th Street (555 City Center) -- Built in 2002 -- 485,039 sq. ft.

   o 1111 Broadway -- Built in 1990 -- 547,373 sq. ft.

   o 1300 Clay Street -- Built in 1990 -- 183,178 sq. ft.

   o 505 14th Street -- Built in 1984 -- 169,652 sq. ft.

   o 499 14th Street (City Square Building A) -- Built in 1990 -- 18,531 sq.
     ft.

   o 500 12th Street (City Square Building B) -- Built in 1990 -- 121,068 sq.
     ft.

   o 501 14th Street (City Square Building C) -- Built in 1990 -- 26,378 sq.
     ft.

The property is positioned at the geographical center of the public transportation systems of the Bay Area and is the primary civic and economic center of Oakland. It contains a vibrant pedestrian plaza with landscaped walkways, fountains, and

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-3

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------

sculptures as well as a wide variety of dining, shopping, services and outdoor events. The Bay Area Rapid Transit's (BART's) 12th Street station is located in the heart of Oakland City Center. Downtown San Francisco's Embarcadero BART
station is two stops and less than a 14-minute transit ride from this stop.

SIGNIFICANT TENANTS. The property is currently 92.4% occupied by 102 office tenants, 30 retail tenants, 20 storage tenants and eight specialty tenants. The following are the three largest office tenants representing 20.4% of the NRSF:

  APL LIMITED ("APL") (NRA 13.5%, $28.78/sq.ft., expiring in December 2006) is a private transportation service company that transports cargo through an intermodal system of ocean, rail, truck and terminal operations. APL is a world leader in transportation services, with over 150 years of continuous operations, making APL one of the nation's oldest continuously operated lines. The company's fleet of about 80 containerships serves more than 100 markets in the Americas, the Asia/Pacific region, Europe, the Middle East, and Africa. APL deploys about 450,000 containers and chassis worldwide, and partnerships enable the company to offer intermodal transportation --
  movement of freight through combinations of ship, train, and truck. The 1111
  Broadway building serves as APL's regional headquarters. APL is a subsidiary of Singapore's Neptune Orient Lines. The borrower is currently in negotiations with APL to extend the current lease; the tenant has been at the property since 1996.

  ASK JEEVES, INC. (NRA 3.6%, $23.94/sq.ft., expiring in May 2013) founded in
  1996, provides information search and retrieval services to computer users through a diverse portfolio of Websites, downloadable applications, and distribution networks primarily in the United States. The company's search and search-based portal brands include Ask.com, Ask.co.uk, AJKids.com,
  excite.com, iwon.com, maxonline.com, mysearch.com, myway.com,
  mywebsearch.com, and teoma.com. For 2004, Ask Jeeves, Inc. had net sales of
  $261.33 million and net income of $53.16 million. As of the first quarter
  2005, the company had a market cap of $1.975 billion. The company is headquartered in the 555 City Center building. Ask Jeeves, Inc. is a subsidiary of IAC/InterActiveCorp. (rated "BBB-" by S&P and "Baa3" by
  Moody's).

  MATSON NAVIGATION COMPANY, INC. ("Matson") (NRA 3.4%, $27.81/sq.ft.,
  expiring in December 2015), founded in 1882 and incorporated in 1901, is one of the leading United States domestic ocean carriers. Matson (rated "A-" by
  S&P) transports freight that includes about 169,600 containers and 157,000 cars between the continental United States and ports in Hawaii, Guam,
  Alaska, and Puerto Rico. Matson is a leading transporter of cars in the
  United States. The company is headquartered in Oakland, California at the
  555 City Center building and also has offices across the country. Matson's year end 2004 revenue was approximately $1.227 billion and the company employs approximately 898 employees. Matson is a wholly-owned subsidiary of
  Alexander & Baldwin, Inc. (NSDQ: ALEX, rated "A-" by S&P).

THE MARKET. The property is located within the Oakland Primary Statistical Area
("PMSA") which consists of Alameda and Contra Costa counties. According to the appraiser, the Oakland PMSA has an average annual household income of $89,800
(42% above the United States average of $63,300 and 28.1% above the Top 100
Metro Area's average of $70,100). The Oakland PMSA had a population of approximately 2,486,400 residents in 2004, which translates to a 1.2% average annual growth rate over the period 1994-2004. The average monthly unemployment rate for the Oakland PMSA in 2004 was 5.4%.

As of the fourth quarter 2004, the Oakland/East Bay office market totals approximately 57.2 million sq. ft. of Class "A" and "B" office space. The
Oakland/East Bay market contains 21 submarkets of multi-tenant office space.
The downtown or CBD submarket, which is referred to as "Oakland CBD", contains
21.9% of the inventory, or 12.5 million sq. ft. of space. In 2004, the downtown
Oakland office market posted significant gains and is representative of the
East Bay's improving office market. According to Cushman and Wakefield, Inc., the overall vacancy rate for the Oakland CBD decreased in four consecutive quarters, which as of the fourth quarter 2004 was 14.5%. The Class "A" vacancy rate has declined to 9.3%, its lowest level since the beginning of 2002.

Downtown Oakland consists of five separate Class "A" office areas: Lake Merritt
(3.65 million sq. ft.), City Center (2.47 million sq. ft.), Jack London Square,
Telegraph and the United States Court House (134,773 sq. ft.). The overall direct vacancy rate for the Class "A" space in the Oakland CBD is 7.1%. The
City Center submarket, which includes the buildings that comprise the collateral, had an overall direct vacancy rate of 8.6%. Both the City Center and Lake Merritt markets experienced positive net absorption in 2004.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-4

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------

Average in-place rents for the portfolio are $29.94/sq. ft. overall, with office rents averaging $30.32/sq. ft. and retail space averaging $22.16/sq. ft.
Generally, the office leases are modified gross and the retail leases are triple net.

Recent office leases signed at the property range from $22.80 to $35.76/sq.
ft., with an average of $26.80/sq. ft. Based on recent leasing activity at
Oakland City Center and some of the other recent lease comparables in the City
Center and Lake Merritt market, the appraiser determined a market rent of
$27.00 to $30.00/sq. ft. The top floors of the 555 12th Street (555 City
Center) and 1111 Broadway buildings offer superior views and represent exclusive space within the building and the market and should command rents closer to $35.00/sq. ft. The current average rental rate of $30.32/sq. ft. for office space at the property buildings is in-line with the market rent estimates.

Recent retail leases signed at the property range from $12.00 to $40.00/sq. ft.
and the recent rent comparables in the market range from $19.80 to $39.60/sq.
ft., with an average of $24.70/sq. ft. Based on the recent leases and the analysis of the comparables, the appraiser concluded an average retail market rent of $22.00/sq. ft. The average in-place retail rent at the property of
$22.16/sq. ft. is well supported by the market.

PROPERTY MANAGEMENT. The property is managed by an affiliate of the borrower,
Shorenstein Realty Services, L.P.

ESCROWS. Subsequent to an event of default, as such term is defined in the loan documents, monthly reserves will be taken for taxes and insurance. At closing, the borrower deposited $2,140,500 in the tenant improvements reserve ("Rollover
Reserve"). The Rollover Reserve represents the aggregate amount of tenant improvements the borrower owes to existing or recently executed tenants (seven tenants in total) leasing approximately 143,749 sq. ft. The Rollover Reserve shall be made available to the borrower as tenant improvements or leasing costs are incurred for specific tenants. In the event that APL gives notice to extend its lease prior to December 31, 2005, an amount equal to the sum of (i)
$6.75/sq. ft. for leasing commissions in equal monthly installments on each payment date between the date such renewal is executed and December 31, 2006 and (ii) $45.00/sq. ft. for tenant improvements in equal monthly installments on each payment date between the date such renewal is executed and May 31,
2007, shall be deposited into the APL reserve (the "APL Reserve"). In the event
APL fails on or before December 31, 2005, to either execute a lease extension or tender notice of its intention not to renew, an amount equal to $2.44/sq.
ft. per month on the entire APL premises ($502,158 per month) shall be deposited on each payment date from January 1, 2006 to December 31, 2006 (for a total of $6,025,896) into the APL Reserve.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Equity owners of the borrower incurred $100 million of mezzanine debt, which is secured by 100% of the equity interests in the borrower. The mezzanine debt is held by a large United States pension fund and the mezzanine debt is co-terminus with the first mortgage financing. The mezzanine loan accrues interest at a rate of 5.278%. The holder of the mezzanine loan entered into an intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-5

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $150,000,000
                                                           DSCR:    3.56x
                              OAKLAND CITY CENTER          LTV:     38.96%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-6

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $129,800,000
                                                           DSCR:    2.20x
                         INLAND HEWITT OFFICE PORTFOLIO    LTV:     57.79%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-7

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $129,800,000
                                                           DSCR:    2.20x
                         INLAND HEWITT OFFICE PORTFOLIO    LTV:     57.79%
--------------------------------------------------------------------------------



                        MORTGAGE LOAN INFORMATION
                        -------------------------

  LOAN SELLER:                   GECC

  LOAN PURPOSE:                  Acquisition

  ORIGINAL PRINCIPAL BALANCE:    $129,800,000

  CUT-OFF PRINCIPAL BALANCE:     $129,800,000

  % BY INITIAL UPB:              6.13%

  INTEREST RATE:                 5.0400%

  PAYMENT DATE:                  1st of each month

  FIRST PAYMENT DATE:            July 1, 2005

  ANTICIPATED PREPAYMENT DATE:   June 1, 2010

  AMORTIZATION:                  Interest Only

  CALL PROTECTION:               Lockout for 34 months from
                                 securitization closing date, then yield
                                 maintenance is permitted. On and
                                 after April 1, 2010, prepayment can
                                 be made without penalty.

  SPONSOR:                       Inland Western Retail Real Estate
                                 Trust, Inc.

  BORROWER:                      4 Overlook LLC and Half Day LLC

  LOCKBOX:                       Springing Hard(1)

  MONTHLY RESERVES:              Tax(2):                              N/A

                                 Insurance(3):                        N/A

                                 Replacement(4):                      N/A


(1)   A springing hard lockbox was established at closing and will be triggered upon (i) an event of default under the loan, (ii) a material reduction of rent under the leases, (iii) a failure to provide evidence of a commitment to refinance at least two months prior to June 1, 2010, or
      (iv) the failure to pay the debt on or before the Anticipated Prepayment
      Date.

(2)   Tax escrow suspended if borrower provides evidence that taxes have been paid.

(3)   Insurance escrow suspended if borrower provides evidence that property is insured in accordance to Loan Agreement

(4)   Replacement escrow suspended if (i) no event of default has occurred, and
      (ii) either (A) Borrower makes all necessary replacements and otherwise maintains the property to Lender's satisfaction, or (B) tenant maintains the Property as required pursuant to the tenant lease.



              FINANCIAL INFORMATION
              ---------------------

   CUT-OFF DATE BALANCE PSF:   $113
   BALLOON BALANCE PSF:        $113
   LTV:                        57.79%
   BALLOON LTV:                57.79%
   DSCR:                        2.20x
   SHADOW RATING (S/F)         BBB- / BBB-




                       PROPERTY INFORMATION
                       --------------------

   SINGLE ASSET / PORTFOLIO:      Two office parks in
                                  Lincolnshire, IL

   PROPERTY TYPE:                 Office

   COLLATERAL:                    Fee simple interest in one
                                  Class A and one Class B
                                  office development

   LOCATION:                      Lincolnshire, IL

   YEAR BUILT / RENOVATED:        4 Overlook Point: 1998
                                  Half Day Road: 1974-1986 /
                                  2003

   TOTAL AREA:                    1,144,564 sq.ft.

   PROPERTY MANAGEMENT:           Inland US Management, LLC

   OCCUPANCY (AS OF 5/11/2005):   100.0%

   UNDERWRITTEN NET CASH FLOW:    $14,370,960

   APPRAISED VALUE:               $224,600,000

   APPRAISAL DATE:                March 1, 2005




                                                MAJOR OFFICE TENANTS
                                                --------------------
                                                                                       LEASE           LEASE
                TENANT                       BUILDING        % NRSF     RENT PSF    COMMENCEMENT    EXPIRATION(2)
--------------------------------  -------------------------  ------     --------    ------------    -------------

                                      4 Overlook Point
      HEWITT ASSOCIATES LLC(1)      Building A, C, and D       42.7%      $13.74        10/1/1997       11/25/2018
--------------------------------  -------------------------   -----      -------        ---------       ----------
                                      4 Overlook Point
      HEWITT ASSOCIATES LLC(1)           Building B            28.8%      $12.44        7/31/1998       12/30/2019
--------------------------------  --------------------------  -----      -------        ---------       ----------
      HEWITT ASSOCIATES LLC(1)          Half Day Road          28.5%      $13.15        4/22/1999       5/22/2014
--------------------------------  --------------------------  -----      -------        ---------       ----------
                                  Total / Weighted Average    100.0%      $13.20


(1)  S&P HAS DETERMINED THAT HEWITT ASSOCIATES, INC., THE PARENT OF THE HEWITT
     ASSOCIATES LLC, HAS CREDIT CHARACTERISTICS CONSISTENT WITH AN INVESTMENT
     GRADE RATED COMPANY. FITCH, BASED ON PUBLICLY AVAILABLE INFORMATION, HAS
     DETERMINED THAT HEWITT ASSOCIATES, INC. HAS CREDIT CHARACTERISTICS
     CONSISTENT WITH AN INVESTMENT GRADE RATED COMPANY.

(2)  Each of the Hewitt Associates LLC leases has two successive five-year renewal options.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-8

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $129,800,000
                                                           DSCR:    2.20x
                         INLAND HEWITT OFFICE PORTFOLIO    LTV:     57.79%
--------------------------------------------------------------------------------

INLAND HEWITT OFFICE PORTFOLIO

THE LOAN. The Inland Hewitt Office Portfolio Loan is secured by a first mortgage on two office properties that in aggregate contain 1,144,564 square feet. The buildings were constructed between 1974 and 1998 and are located in
Lincolnshire, IL. The loan was used to acquire the two properties from Hewitt
Associates Inc. at a total purchase price of $220 million.

THE BORROWER. The borrower is a single purpose entity whose managing member has an independent director. The sponsor of the borrower is Inland Western Retail
Real Estate Trust, Inc., a real estate investment trust, formed in March 2003, to acquire and manage a diversified portfolio of real estate, primarily single-user net lease properties and multi-tenant shopping centers. As of
December 31, 2004, Inland Western Retail Real Estate Trust, Inc. owned a portfolio of 111 properties located in 28 states. The portfolio consisted of 87 multi-tenant shopping centers and 24 freestanding single-user net lease properties containing an aggregate of approximately 20,231,000 square feet of gross leasable area of which approximately 97% of it was leased.

THE PROPERTY. The collateral is comprised of two assets; 4 Overlook Point and
Half Day Road. 4 Overlook Point consists of a four building interconnected
Class "A" office complex built in 1998 on 31 acres. The four buildings total
818,686 square feet. Half Day Road consists of three Class "B" office buildings built between 1974 and 1986 on 43 acres. Hewitt Associates' corporate headquarters is officially located at the Half Day Road property. The three buildings total 325,878 square feet. Until the acquisition of the property by
Inland Western Retail Real Estate Trust, Inc., the 4 Overlook Point and Half
Day Road properties were owned by Hewitt Properties I LLC since they were constructed.

TENANT INFORMATION. The Inland Hewitt Office Portfolio is 100% occupied by
Hewitt Associates LLC (NYSE: HEW) under three leases with an average rent of
$13.20 per square foot. S&P HAS DETERMINED THAT HEWITT ASSOCIATES, INC., THE
PARENT OF THE HEWITT ASSOCIATES LLC, HAS CREDIT CHARACTERISTICS CONSISTENT WITH
AN INVESTMENT GRADE RATED COMPANY. FITCH, BASED ON PUBLICLY AVAILABLE
INFORMATION, HAS DETERMINED THAT HEWITT ASSOCIATES, INC. HAS CREDIT
CHARACTERISTICS CONSISTENT WITH AN INVESTMENT GRADE RATED COMPANY.

Founded in 1940, Hewitt Associates Inc. is the world's largest provider of multi-service human resources ("HR") business process outsourcing and the only firm fully integrating HR outsourcing and HR consulting. The company's goal is to help clients manage their total HR and employee costs, enhance HR services, and improve their workforces. Services Hewitt Associates Inc. provide include executive compensation consulting, actuarial services for sponsors of retirement plans, and advisory and administrative services related to health and retirement benefits. Hewitt Associates Inc. has nearly 20,000 employees in
35 countries and the company has more than 2,600 clients, including more than half of the Fortune 500.

For fiscal year 2004 Hewitt Associates Inc.'s net revenues increased to $2.20 billion, compared to $1.98 billion for the previous fiscal year. Net income for fiscal year 2004 increased to $122.8 million, compared to $94.3 million for the previous fiscal year.

THE MARKET. The Inland Hewitt Office Portfolio is located in Lincolnshire, IL, about 35 miles north of the Chicago Central Business District. Lincolnshire is
strategically located within the Chicago metropolitan area, and is highly accessible via the regional highway system. The portfolio is located in the
Lake County submarket, which, as of 2004, had a total Class "A", "B", and "C"
office inventory of 10.4 million sq. ft., a vacancy rate of 14.9% and rents that range from $7.00 to $17.00 per square foot.

Within a three-mile radius of the Inland Hewitt Office Portfolio the population was 57,404 and reported average household income was $131,437, for 2004.

In 2004, for Class "A" office in the Lake County submarket, vacancy was 14.3%
with a market rent of $16. Class "A" occupancy comparables to the 4 Overlook
Point buildings ranged from 84% to 100% with a weighted average of 93.6%. Class
"A" rent comparables ranged from $11.75 -$19.50. The average rent at 4 Overlook
Point is $13.22.

For Class "B" office in the Lake County submarket, vacancy was 18.2% with a market rent of $13. Class "B" occupancy comparables to the Half Day Road buildings ranged from 49% to 100% with a weighted average of 74.8%. Class "B"
rent comparables ranged from $11.75 -$16.00. The average rent at Half Day Road is $13.15.

PROPERTY MANAGEMENT. The property is managed by Inland US Management, LLC, an affiliate of the borrower.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-9

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $129,800,000
                                                           DSCR:    2.20x
                         INLAND HEWITT OFFICE PORTFOLIO    LTV:     57.79%
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-10

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $129,800,000
                                                           DSCR:    2.20x
                         INLAND HEWITT OFFICE PORTFOLIO    LTV:     57.79%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-12

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $98,339,043
                                                            DSCR:    1.21x
                               GARDEN CITY PLAZA            LTV:     79.37%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-13

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $98,339,043
                                                            DSCR:    1.21x
                               GARDEN CITY PLAZA            LTV:     79.37%
--------------------------------------------------------------------------------



                 MORTGAGE LOAN INFORMATION
                 -------------------------

  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $98,539,456

  CUT-OFF PRINCIPAL BALANCE:    $98,339,043

  % BY INITIAL UPB:             4.65%

  INTEREST RATE:                5.5175%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           July 1, 2005

  MATURITY DATE:                June 1, 2015

  AMORTIZATION:                 Balloon

  CALL PROTECTION:              Lockout for 24 months from
                                securitization closing date,
                                then defeasance is permitted. On
                                or after February 1, 2015, prepayment
                                can be made without penalty.

  SPONSOR:                      Treeline GCP Guarantor LLC

  BORROWER:                     Treeline 100-400 GCP LLC

  LOCKBOX:                      Soft

  INITIAL RESERVES:             Tax:      $632,072

                                Insurance:       $81,982

                                Other (1):       $184,488

  MONTHLY RESERVES:             Tax:             $276,645

                                Insurance:       $16,396

                                Replacement:     $10,086


(1)   Free rent reserve.



                   FINANCIAL INFORMATION
                   ---------------------

  CUT-OFF DATE BALANCE PSF:     $ 169
  BALLOON BALANCE PSF:          $ 141
  LTV:                          79.37%
  BALLOON LTV:                  66.47%
  DSCR:                         1.21x




                        PROPERTY INFORMATION
                        --------------------

  SINGLE ASSET / PORTFOLIO:        Single Asset
  PROPERTY TYPE:                   Office
  COLLATERAL:                      Fee Simple
  LOCATION:                        Garden City, NY
  YEAR BUILT / RENOVATED:          1971 / 2001
  TOTAL AREA:                      583,017 sq. ft.
  PROPERTY MANAGEMENT:             Treeline Management Corp.
  OCCUPANCY (AS OF 5/10/2005):     97.4%
  UNDERWRITTEN NET CASH FLOW:      $8,144,687
  APPRAISED VALUE:                 $123,900,000
  APPRAISAL DATE:                  March 23, 2005




                                                MAJOR OFFICE TENANTS(1)
                                                -----------------------
                                                                                                               RATINGS
                     TENANT                          NRSF      % NRSF      RENT PSF      LEASE EXPIRATION      (S/F/M)
-----------------------------------------------   --------   ---------   -----------   -------------------   ----------

      Berkman, Henoch, Peterson & Petty, P.C.     47,817     8.2%         $25.96           6/14/2011          Not Rated
-----------------------------------------------   ------     ---          ------           ----------        ----------
      Jaspan, Schlesinger, Hoffman LLP            39,162     6.7%         $23.61           9/30/2014          Not Rated
-----------------------------------------------   ------     ---          ------           ----------        ----------
      Margolin, Winer & Evans LLP                 37,519     6.4%         $22.45           11/30/2008         Not Rated
-----------------------------------------------   ------     ---          ------           ----------        ----------
      Computer Career Center                      31,005     5.3%         $26.83           7/31/2012          Not Rated


      (1)   Information obtained from underwritten rent roll except for Ratings
            (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF include base rent only and exclude common area maintenance and reimbursements.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-14

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $98,339,043
                                                            DSCR:    1.21x
                               GARDEN CITY PLAZA            LTV:     79.37%
--------------------------------------------------------------------------------

THE GARDEN CITY PLAZA LOAN

THE LOAN. The Garden City Plaza Loan is secured by a first mortgage on four adjacent five-story office buildings located in Garden City, New York, an area approximately 10 miles east of New York, New York on Long Island. The loan term is ten years and amortizes on a 30-year schedule with an interest rate of
5.5175%.

THE BORROWER. The borrower is Treeline 100-400 GCP LLC, a Delaware limited liability company and single purpose bankruptcy remote entity with two independent directors, for which the borrower's legal counsel has delivered a non-consolidation opinion. The sole member of the borrower is Treeline GCP
Owners LLC which is a Delaware limited liability company. C. Glenn Schor and
David Karmi, who ultimately control the borrower and guarantor of the recourse carveouts, each have approximately 30 years of real estate experience as owners/managers in the New York metropolitan area.

Glenn Schor is general counsel and chief operating officer of Treeline
Companies. Mr. Schor supervises the acquisition, disposition and financing of all of the firm's properties. Mr. Schor was one of the founders of Treeline
Companies, a company that was founded in 1985. Prior to that time, he was a practicing lawyer specializing in real estate.

David Karmi became affiliated with Treeline Companies in 1993 and has been an active partner in all Treeline projects since that time. Prior to that he constructed more than 300 single-family homes as well as retail properties.

THE PROPERTY. The collateral for the mortgage loan consists of four 5-story office buildings containing a total of 583,017 square feet, in Garden City, New
York. The four buildings, 100 Garden City Plaza, 200 Garden City Plaza, 300
Garden City Plaza, and 400 Garden City Plaza, were built in 1971, 1974, 1981 and 1988, respectively and are located on four contiguous parcels totaling 23.6 acres. The borrower has spent approximately $4.55 million in upgrades and tenant improvements to the buildings since 2001.

SIGNIFICANT TENANTS. As of May 10, 2005 the property was 97.4% occupied by 112 office tenants. The following are the four largest tenants representing 26.6%
of NRA and 24.5% of NRI:

 BERKMAN, HENOCH, PETERSON & PEDDY, P.C. occupies 47,817 sq. ft. (8.2% of sq.
 ft. and 7.9% of income) under a 12-year lease that expires on June 14, 2011 with one 5-year renewal option. Berkman, Henoch, Peterson & Peddy, P.C.
 occupies the second and third floors in 100 Garden City Plaza and the subject location serves as the firm's headquarters. Founded in 1982, Berkman, Hennoch,
 Peterson & Peddy, P.C. consists of 48 attorneys. The diversified law firm practices in banking, real estate, environmental, zoning and land use, litigation, insurance defense, municipal, landlord-tenant, school district, bankruptcy, foreclosure, corporate, trusts, estates and taxation practice. For the 2004 fiscal year annual revenue was $10,700,000.

 JASPAN, SCHLESINGER, HOFFMAN LLP occupies 39,162 sq. ft. (6.7% of sq. ft. and
 5.9% of income) under one 21-year lease, one 9-year lease and three 10-year leases all expiring on September 30, 2014. Jaspan, Schlesinger, Hoffman LLP
 occupies space on the fourth and fifth floors of 300 Garden City Plaza and has been in occupancy at the property since 1984. Jaspan, Schlesinger, & Hoffman,
 LLP is a large general practice law firm with a bankruptcy practice based on
 Long Island at the subject's location. With approximately 60 attorneys, the firm provides a wide range of legal services. In addition to bankruptcy, reorganization, and creditors rights proceedings, the firm is active in estate and tax planning, probate, education and municipal law, corporate and banking law and real estate and construction law. For the 2004 fiscal year annual revenue was $10,200,000.

 MARGOLIN WINER & EVENS LLP ("MWE") occupies 37,519 sq. ft. (6.4% of sq. ft.
 and 5.4% of income) under two leases expiring November 30, 2008. MWE has occupied the entire fifth floor in 400 Garden City Plaza since 1993 and has two 5-year renewal options at the current market rent. The subject location serves MWE's corporate headquarters. Established in 1946, MWE is been a full service certified public accounting and business advisory firm. MWE offers clients advisory services in valuation, tax planning, litigation consulting, bankruptcy, systems consulting and strategic planning. For the 2004 fiscal year, annual revenue was $13,200,000.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-15

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $98,339,043
                                                            DSCR:    1.21x
                               GARDEN CITY PLAZA            LTV:     79.37%
--------------------------------------------------------------------------------

   COMPUTER CAREER CENTER occupies 31,005 sq. ft. (5.3% sq. ft. and 5.3% of income) under five individual leases expiring July 31, 2012. Computer Career
   Center occupies space on the first, fourth, and fifth floors of 200 Garden
   City Plaza and has been a tenant at the property since 1997 expanding four different times. Established in 1988, Computer Career Center is a technical school that specializes in the training and preparation for individuals seeking careers in computer networking. The Computer Career Center has over
   2000 students enrolled in more than a dozen different computer networking, medical billing, and office technology curricula. Some of the programs offered include: Systems Engineer, LAN Specialists, Help Desk Specialist,
   Automotive Technician, Networking Specialist, WAN Engineer and Medical
   Billing and Office Technology. The space at 200 Garden City is used for classrooms and office support.

THE MARKET. The subject buildings are located in the Long Island office market, which is comprised of Nassau and Suffolk counties. The Long Island market contains a total of 2,230 buildings with 65.5 million sq. ft. of office space.
As of year end 2004, vacancy was 8.4% (decreasing from 10.1% at the end of the first quarter of 2004) and 2004 absorption totaled 1.5 million sq. ft. 2004 rental rates averaged $23.99 per sq. ft., up 1.2% in the fourth quarter 2004.
The subject property is in the Central Nassau County submarket. The majority of the office space in this submarket is located in Garden City and Mineola, which contains a total of 14.5 million sq. ft. in 388 properties. Current direct vacancy is 8.2% and including space for sublease it's 8.9%. Direct rental rates average $27.96 per sq. ft. and including sublet space average $27.52 per sq.
ft. The appraiser analyzed 24 comparable Class "B+" office buildings comprising of 1,649,164 sq. ft. within the submarket that have a direct vacancy of 2.7%
and an overall vacancy of 3.5%. Rental rates have increased every year in this submarket since 1997 with the exception of year end 2001 to year end 2002,

PROPERTY MANAGEMENT. The property is managed by Treeline Management Corp., an affiliate of the borrower. Established in 1985, Treeline currently owns and manages 12 properties in the New York metropolitan area which total over 1.5 million sq. ft.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower is permitted to obtain mezzanine financing which will be secured by the membership or partnership interests in the borrower, provided (a) the amount of such mezzanine loan will not exceed at the time of closing, an amount which, when added to the original principal balance of the related note, results in a debt service coverage ratio equal to or greater than 1.20x, based upon underwritten net cash flow as reasonably determined by the mortgagee; (b) the loan-to-value ratio, giving effect to the loan and the mezzanine loan, will not exceed 85%;
(c) all documents and instruments evidencing or securing the mezzanine loan including, without limitation, a subordination and intercreditor agreement, executed by the mezzanine lender, will be in form and substance reasonably satisfactory to the mortgagee; (d) the mortgagee in connection with the mezzanine loan is required to be a qualified mezzanine lender, acceptable to the mortgagee in all respects; (e) the proceeds of the mezzanine loan will be used solely to make capital contributions to the borrower for purpose of funding operating or capital expenditures related to the property; and (f) the mortgagee has received written confirmation from any rating agency rating any securities related to the loan that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings then assigned to any such securities.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-16

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $98,339,043
                                                            DSCR:    1.21x
                               GARDEN CITY PLAZA            LTV:     79.37%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-18

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.20x
                               123 WILLIAM STREET           LTV:     78.26%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-19

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.20x
                               123 WILLIAM STREET           LTV:     78.26%
--------------------------------------------------------------------------------



                 MORTGAGE LOAN INFORMATION(1)
                 ----------------------------

  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $90,000,000

  CUT-OFF PRINCIPAL BALANCE:    $90,000,000

  % BY INITIAL UPB:             4.25%

  INTEREST RATE(2):             5.36905%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           July 1, 2005

  MATURITY DATE:                June 1, 2015

  AMORTIZATION:                 IO-Balloon

  CALL PROTECTION:              Lockout for 24 months from
                                securitization closing date,
                                then defeasance is permitted. On or
                                after March 1, 2015, prepayment can be
                                made without penalty.

  SPONSOR:                      Meyer Chetrit

  BORROWER:                     123 William LLC

  MEZZANINE DEBT:               $7,000,000

  LOCKBOX:                      Hard

  INITIAL RESERVES:             Insurance:           $27,685

  MONTHLY RESERVES:             Tax:                 $185,031

                                Insurance:           $13,842

                                Replacement(3):      $5,993

                                TI/LC(4):            $104,167


(1)   The Original Principal Balance amount of $90,000,000 represents the A-1 and A-2 notes from the $90,000,000 first mortgage loan evidenced by pari passu A-1 and A-2 notes, each of which are included in the trust. The
      $7,000,000 mezzanine note is not included in the trust.

(2)   As rounded. The interest rate is 5.36904555555556%.

(3)   Borrower will deposit $5,993 for the first 96 months of the loan and $375 thereafter.

(4)   Borrower will deposit $104,167 for the first 24 months of the loan and
      $69,444 for months 25 through and including month 60 of the loan.



                   FINANCIAL INFORMATION
                   ---------------------

  CUT-OFF DATE BALANCE PSF:     $180
  BALLOON BALANCE PSF:          $157
  LTV:                          78.26%
  BALLOON LTV:                  68.34%
  DSCR:                         1.20x



                      PROPERTY INFORMATION
                      --------------------

  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Office
  COLLATERAL:                     Fee Simple
  LOCATION:                       New York, NY
  YEAR BUILT / RENOVATED:         1912 / 1957
  TOTAL AREA:                     499,449 sq. ft.
  PROPERTY MANAGEMENT:            A.M. Property Holding
                                  Corporation
  OCCUPANCY (AS OF 7/8/2005):     100.0%
  UNDERWRITTEN NET CASH FLOW:     $7,258,678
  APPRAISED VALUE:                $115,000,000
  APPRAISAL DATE:                 April 21, 2005




                                                MAJOR OFFICE TENANTS(1)
                                                -----------------------
                                                                                                               RATINGS
                         TENANT                          NRSF    % NRSF    RENT PSF    LEASE EXPIRATION       (S/F/M)
------------------------------------------------------- -------  ------    --------    ----------------      ----------

      SUPERINTENDENT OF INSURANCE (STATE OF NEW YORK)   173,344   34.7%     $ 27.00     3/31/2011            AA/NR/A1(2)
------------------------------------------------------- -------   ----      -------     ----------           ----------
      PEOPLE OF THE STATE OF NY                          89,658   18.0%     $ 24.43      6/1/2008(3)         AA/NR/A1(2)
------------------------------------------------------- -------   ----      -------     -----------          ----------
      HEALTH FIRST, INC.                                 76,809   15.4%     $ 34.19     10/1/2011             Not Rated
------------------------------------------------------- -------   ----      -------     -----------         ------------
      THOMSON FINANCIAL                                  55,773   11.2%     $ 20.66     12/1/2006             A-/NR/A3


(1)  Information obtained from underwritten rent roll except for Ratings
     (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF include base rent only and exclude common area maintenance and reimbursements.

(2)  Ratings shown are municipal ratings.

(3)  People of the State of NY has multiple leases with the following lease expirations: 12,019 sq. ft. expiring in 2008, 35,437 sq. ft. expiring in
     2009 and 42,202 sq. ft. expiring in 2010.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-20

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.20x
                               123 WILLIAM STREET           LTV:     78.26%
--------------------------------------------------------------------------------

THE 123 WILLIAM STREET LOAN

THE LOAN. The 123 William Street Loan is secured by a first mortgage on a
499,449 sq. ft. Class "A" office building located in the Manhattan borough of
New York, New York. The loan term is ten years and is interest only through and including the payment date occurring in June 2007 and subsequently amortizes on a 30-year schedule with an interest rate of 5.36905%.

THE BORROWER. The borrower is 123 William LLC, a Delaware limited liability company and single purpose entity, with two independent directors for which a non-consolidation opinion was obtained at closing. The borrower is controlled by The Chetrit Group, an office developer located in Manhattan, that has an ownership stake in more than 17.7 million sq. ft. office space valued at approximately $3.5 billion.

123 William LLC is 100% owned by 123 William Mezz LLC which in turn is 100%
owned by 123 William Owner LLC which in turn is 31.1% owned by CF 123 William
LLC (the managing member), 27.38% by 650 Liberty Holdings LLC, 27.13% by
18th-19th Holdings LLC, 9.71% by Progress Black Horse Holdings LLC, 3.67% by
123 Willy LLC and 1% by DWAK Madison LLC. The borrower principal, Meyer
Chetrit, has a 40% interest in CF 123 William LLC.

THE PROPERTY. The collateral for the mortgage loan consists of a 499,449 sq.
ft. 27-story Class "A" office building known as 123 William Street. The building is currently 100.0% occupied by 12 office tenants (495,234 sq. ft.)
and two at grade retail tenants (4,215 sq. ft.). The property is situated on the west side of William Street between John and Fulton Street on a 28,365 sq.
ft. parcel of land and is accessed via the main entrance on William Street. The building has floor plates that are typically 24,500 sq. ft and are serviced by
12 elevators. The retail space consists of a 4,000 sq. ft. restaurant and a 215
sq. ft. newsstand.

SIGNIFICANT TENANTS. As of July 8, 2005 the property was 100.0% occupied by 12 office tenants. The following are the four largest tenants representing 79.2%
of NRA and 81.3% of NRI:

  SUPERINTENDENT OF INSURANCE (STATE OF NEW YORK) (rated "AA" by S&P and "A1"
  by Moody's) occupies 173,344 sq. ft. (34.7% of sq. ft. and 35.7% of income)
  under a 25-year lease that expires on March 31, 2011. The Superintendent of
  Insurance is a division of the State of New York that is responsible for regulating the insurance industry. The department's specific statutory responsibilities include monitoring the financial solvency of insurers, approving the formation, consolidation or merger of insurance organizations and licensing and monitoring the business practices of insurers, agents, brokers and adjusters.

  PEOPLE OF THE STATE OF NY (rated "AA" by S&P and "A1" by Moody's) occupies
  89,658 sq. ft. (18.0% of sq. ft. and 16.7% of income) under three 10-year leases expiring July 2009, April 2010 and May 2010 and one 8-year lease expiring June 2008. People of the State of New York is a division of the New
  York state government. The space contains courtrooms as well as the New York
  State Financial Control Board, which was created in 1975 by the state legislature and which reviews and oversees the financial management of the
  New York City government and certain related public authorities.

  HEALTH FIRST, INC. ("Health First") occupies 76,809 sq. ft. (15.4% of sq.
  ft. and 20.1% of income) under one 11-year lease and one 9-year lease that both expire on October 1, 2011. Health First, established in 1995, is a hospital-owned, not-for-profit health care management organization. Health
  First is owned by some of the most prestigious and nationally recognized medical centers and hospitals located in New York, including Beth Israel
  Medical Center, Mount Sinai Hospital and St. Luke's and Roosevelt Hospital.
  Health First has over 400,000 members under management within the five boroughs of New York City, and a network of more than 18,000 participating regional providers included in the firm's health plans. Health First provides a variety of free or low cost health care insurance programs, including PPO, Medicaid, Medicare, Family Health Plus and Child Health Plus
  health plans.

  THOMSON FINANCIAL (rated "A-" by S&P and rated "A3" by Moody's) occupies
  55,773 sq. ft. (11.2% sq. ft. and 8.8% of income) under a lease expiring
  December 1, 2006. Thomson Financial, a division of the Thomson Corporation, provides financial information to investment bankers, stockbrokers, portfolio managers, financial planners, corporate executives and other clients in the financial services industry. Thomson Financial serves clients in more than 70 countries and is headquartered in Stamford, Connecticut. The
  2003 revenues were $1.5 billion, which contributed to approximately 20%

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-21

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.20x
                               123 WILLIAM STREET           LTV:     78.26%
--------------------------------------------------------------------------------

  of the overall Thomson Corporation revenue ($7.4 billion) for the same period. There are approximately 8,000 Thomson Financial employees company-wide and approximately 40,000 for the Thomson Corporation.

THE MARKET. 123 William Street is located in New York, New York in the borough of Manhattan. With a 2003 population of 8,140,877, New York City is the largest city in the United States. This figure represents an increase in population of
11.1% since 1990. The 2004 average household income for New York City was
$63,952.

123 William Street is located in the Insurance District office submarket within the Financial District office market in Manhattan. The Insurance District has a total of 13.8 million sq. ft. in 92 buildings. Approximately 55% of the space is classified as Class "A". The vacancy rate is 10.9% for the overall market and 8.2% for Class "A". Competitive Class "A" properties in the Insurance
District submarket have a current vacancy of 3.9%.

PROPERTY MANAGEMENT. The property is managed by A.M. Property Holding
Corporation, an affiliate of the borrower. A.M. Property Holding Corporation has 20 years of real estate management experience, is headquartered in
Manhattan, and manages a total of 1.6 million sq ft. of office property primarily located in Manhattan and Long Island, New York.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The equity owner of the borrower incurred mezzanine debt from Bank of America, N.A., with an aggregate balance of $7,000,000, secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-22

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.20x
                               123 WILLIAM STREET           LTV:     78.26%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-24

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.74x
                               MEDICI APARTMENTS            LTV:     53.25%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-25

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.74x
                               MEDICI APARTMENTS            LTV:     53.25%
--------------------------------------------------------------------------------



                      MORTGAGE LOAN INFORMATION
                      -------------------------

  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $90,000,000

  CUT-OFF PRINCIPAL BALANCE:    $90,000,000

  % BY INITIAL UPB:             4.25%

  INTEREST RATE:                5.0670%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           August 1, 2005

  MATURITY DATE:                July 1, 2010

  AMORTIZATION:                 Interest Only

  CALL PROTECTION:              Lockout for 24 months from
                                securitization closing date, then
                                defeasance is permitted.
                                On or after May 1, 2010, prepayment can
                                be made without penalty.

  SPONSOR:                      Geoffrey H. Palmer

  BORROWER:                     Palmer/City Center II

  LOCKBOX:                      Soft

  INITIAL RESERVES:             Tax:                $546,184

  MONTHLY RESERVES:             Tax:                $136,546

                                Replacement:        $5,865




              FINANCIAL INFORMATION
              ---------------------

   CUT-OFF DATE BALANCE PER UNIT:   $142,405
   BALLOON BALANCE PER UNIT:        $142,405
   LTV:                             53.25%
   BALLOON LTV:                     53.25%
   DSCR:                            1.74x




                 PROPERTY INFORMATION
                 --------------------

   SINGLE ASSET/PORTFOLIO:        Single Asset
   PROPERTY TYPE:                 Multifamily
   COLLATERAL:                    Fee Simple
   LOCATION:                      Los Angeles, CA
   YEAR BUILT / RENOVATED:        2001 / NA
   TOTAL UNITS:                   632 units
   PROPERTY MANAGEMENT:           Con Am Management
                                  Corporation
   OCCUPANCY (AS OF 7/20/2005):   89.7%
   UNDERWRITTEN NET CASH FLOW:    $8,023,147
   APPRAISED VALUE:               $169,000,000
   APPRAISAL DATE:                April 20, 2005




                               UNIT DESCRIPTION(1)
                               -------------------
                                                            TOTAL     AVERAGE
                                              SQ. FT.     RENTABLE     RENT
 UNIT TYPE                 NO. OF UNITS      PER UNIT      AREA      (PER MONTH)
----------------------     ------------      --------    ---------    ----------

  STUDIO                      58              481         27,898      $1,392
----------------------        ---            -----        -------     ------
  1 BR/ 1 BA                  315             692         218,037     $1,575
----------------------        ---            -----        -------     ------
  2 BR/ 2 BA                  259            1,006        260,533     $2,150
----------------------        ---            -----        -------     ------
  TOTAL/WTD. AVG.             632             801         506,468     $1,794


(1)   Information obtained from underwritten rent roll.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-26

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.74x
                               MEDICI APARTMENTS            LTV:     53.25%
--------------------------------------------------------------------------------

THE MEDICI APARTMENTS LOAN

THE LOAN. The Medici Apartments Loan is secured by a first mortgage on a
632-unit five-story apartment building located in Los Angeles, California. The loan is interest only for the loan term of 60 months with an interest rate of
5.0670%.

THE BORROWER. The borrower is Palmer/City Center II, a California limited partnership and single purpose bankruptcy remote entity with two independent directors, for which the borrower's legal counsel has delivered a non-consolidation opinion. The borrower is affiliated with G.H. Palmer
Associates, a multifamily developer that was founded in 1975 and has a current portfolio of over 7,800 multifamily units in Southern California worth over $1 billion.

Palmer/City Center II is owned: 98% by Geoffrey H. Palmer as a limited partner,
1% by Palmer/City Center II, Inc., a California corporation as general partner, and 1% by Malibu Consulting Corp., a California corporation as a limited partner. Geoffrey H. Palmer is the 100% shareholder and President of
Palmer/City Center II, Inc. and Malibu Consulting Corp.

THE PROPERTY. The Medici Apartments is a five-story 632-unit luxury apartment complex with 16,066 sq. ft. of ground level retail space on a 5.49-acre parcel.
Building A (297 units) was completed in 2003 and Building B (335 units) was completed in 2001. The unit mix at the property consists of the following:
58-studio units, 315 one bedroom/one bathroom units, 249 two bedroom/two bathroom units, and 10 two bedroom/two bathroom penthouse units. The units range in size from 481 to 2,340 square feet and contain 9' ceilings. Each unit is equipped with a washer and dryer, a patio or balcony, and an individual security system. Kitchens have marble or granite countertops and contain appliance packages with refrigerators and dishwashers, built in microwaves and garbage disposals. The property offers a community swimming pool and roof top swimming pools with therapy spa. The property also offers its tenants a business center, fitness center, party room with kitchen, 24-hour security, a concierge and optional maid service. Additional amenities include a private one-acre park with barbeque and picnic facility, sand volleyball court, two lighted tennis courts, a jogging path, a putting green, children's playground area and 1,046 parking spaces.

THE MARKET. Medici Apartments are located just west of the central business district of Los Angeles, California parallel to the Harbor (110) Freeway in the
Wilshire/Westlake submarket. The Wilshire/Westlake submarket with 42,198 units exhibits a vacancy rate of only 2.7% as of the first quarter of 2005. The
Medici Apartments' location provides the property with excellent visibility and accessibility to a primary employment center and exposure to most of the area's major freeways. The immediate area is surrounded by a mix of commercial uses including street level retail, multi-family residential use and various parking structures. The area is experiencing a high level of new development throughout the metropolitan area coupled with increasing rents.

PROPERTY MANAGEMENT. The property is managed by Con Am Management Corporation.
Con Am Management Corporation is a full service real estate management company and a subsidiary of the The Con Am Group of Companies that was founded in 1975 and is headquartered in San Diego, California. Con Am Management Corporation
currently manages a real estate portfolio consisting of approximately 45,000 multifamily units, which are valued at more than $2 billion.

CASH MANAGEMENT. The loan has been structured with a soft lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower is permitted to obtain mezzanine financing on a one-time basis to be secured by a pledge in the membership or partnership interests in the borrower, provided (a) the debt service coverage ratio, calculated on a trailing twelve basis, is required to be greater than or equal to 1.15x (based on a constant payment rate of 9.25%
and underwritten net income); (b) the loan-to-value ratio, taking into effect the loan and the mezzanine loan, will not exceed 70%; (c) all documents and instruments evidencing or securing the mezzanine loan including, without limitation, a subordination and intercreditor agreement, executed by mezzanine lender, will be in form and substance reasonably satisfactory to mortgagee; (d)
the lender in connection with the mezzanine loan will be a qualified mezzanine lender, acceptable to mortgagee in all respects; (e) the proceeds of the mezzanine loan will be used solely to make capital contributions to the borrower for purpose of funding operating or capital expenditures related to the property; and (f) the mortgagee has received written confirmation from any rating agency rating any securities related to the loan that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings then assigned to any of the such securities.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-27

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $90,000,000
                                                            DSCR:    1.74x
                               MEDICI APARTMENTS            LTV:     53.25%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-28

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-29

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------



                  MORTGAGE LOAN INFORMATION
                  -------------------------

  LOAN SELLER:               GACC

  LOAN PURPOSE:              Refinance

  ORIGINAL TMA BALANCE(1):   $80,000,000(1)

  CUT-OFF TMA BALANCE(1):    $80,000,000(1)

  % BY INITIAL UPB:          3.78%

  INTEREST RATE:             4.7250%

  SHADOW RATING (S/F/M):     BBB-- / BBB-- / Baa3

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        August 1, 2005

  MATURITY DATE:             July 1, 2015

  AMORTIZATION:              Interest Only

  CALL PROTECTION:           Lockout for 24 months from the
                             date of securitization of the last pari
                             passu portion, then defeasance is permitted.
                             On and after April 1, 2015, prepayment
                             permitted on any payment date without
                             penalty.

  SPONSOR:                   Loews Corporation (50%),
                             NBC Universal (25%) and
                             The Rank Group PLC (25%)

  BORROWER:                  UCF Hotel Venture

  PARI PASSU DEBT:           $320,000,000(1)

  ADDITIONAL FINANCING:      $50,000,000(1)

  LOCKBOX:                   None(2)

  INITIAL RESERVES:          None(3)

  MONTHLY RESERVES:          None(3)


(1)   The total financing amount of the Loews Universal Hotel Portfolio Loan is
      $450,000,000 (the "Whole Loan") consisting of five A-Notes totaling
      $400,000,000 ("Senior Loan") and two pari passu B-Notes, each with an original principal balance of $25,000,000 (the B-Note). The loan was co-originated by German American Capital Corporation and JPMorgan Chase
      Bank, N.A. The $80,000,000 A-2 Note is included in the Trust. A
      $100,000,000 A-4 Note is included in the JPMCC 2005-CIBC12 trust. It is anticipated that the $65,000,000 A-1 Note will be included in the COMM
      2005-C6 Trust. It is anticipated that the $100,000,000 A-5 Note will be included in the J.P. Morgan Chase Series 2005-LDP3 trust. The B-Note was certificated and issued as part of the JPMCC 2005-CIBC12 trust.

(2)   Upon the occurrence of: (i) an event of default, as such term is defined in the loan documents or (ii) a DSCR below 1.35x for two consecutive calendar quarters ("Lockbox Event"), all funds are required to be deposited into a lender controlled account.

(3)   See "Escrows" below.



                     FINANCIAL INFORMATION(1)
                     ------------------------
                                   SENIOR LOAN        WHOLE LOAN

  LOAN BALANCE:                 $400,000,000      $450,000,000
  CUT-OFF DATE BALANCE / KEY:     $166,667           $187,500
  BALLOON BALANCE / KEY:          $166,667           $187,500
  LTV:                              52.84%             59.45%
  BALLOON LTV:                      52.84%             59.45%
  DSCR:                              3.61x             3.15x




                         PROPERTY INFORMATION
                         --------------------

  SINGLE ASSET / PORTFOLIO:       Portfolio
  PROPERTY TYPE:                  Full Service Resort Hotel
  COLLATERAL:                     Leasehold
  LOCATION:                       Orlando, FL
  YEAR BUILT / RENOVATED:         Loews Portofino Bay --  1999 / NA
                                  Hard Rock Hotel --      2001 / NA
                                  Loews Royal Pacific--   2002 / NA
  NO. OF KEYS:                    2,400
  PROPERTY MANAGEMENT:            Loews Orlando Operating Company,
                                  Inc. (a borrower affiliate)
  OCCUPANCY (AS OF 05/31/2005):   82.7%
  UNDERWRITTEN NET CASH FLOW:     $69,251,953
  APPRAISED VALUE:                $757,000,000
  APPRAISAL DATE:                 April 1, 2005




                                               PORTFOLIO SUMMARY
                                               -----------------
                          KEYS   YEAR BUILT   APPRAISED VALUE   ALLOCATED LOAN AMOUNT   ALLOCATED AMOUNT/KEY(1)
                        ------- ------------ ----------------- ----------------------- ------------------------

  LOEWS PORTOFINO BAY     750      1999        $280,000,000        $32,355,556               $215,704
----------------------- -----      ----        ------------        -----------               --------
  LOEWS ROYAL PACIFIC   1,000      2002         261,000,000         27,200,000                136,000
----------------------- -----      ----        ------------         -----------              --------
  HARD ROCK HOTEL         650      2001         216,000,000         20,444,444                157,265
----------------------- -----      ----        ------------         -----------              --------
  TOTAL / WTD. AVG.:    2,400                  $757,000,000        $80,000,000               $166,667


(1)   Based on the Senior Loan amount.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-30

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------



          INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS
          --------------------------------------------------
                               OCCUPANCY %

 PROPERTY              2003       2004          TTM(1)        2003
---------------------- -----      -----         -----         ----
 LOEWS PORTOFINO BAY   73.90      77.90         78.80      $196.66
 LOEWS ROYAL PACIFIC   79.70      84.50         84.20       152.51
 HARD ROCK HOTEL       80.90      84.10         85.00       186.28
---------------------- -----      -----         -----     --------
 TOTAL / WTD. AVG.:    78.20      82.30         82.70      $175.00

                           ADR                                 REVPAR
                           ---                                 ------

 PROPERTY                 2004       TTM(1)       2003         2004        TTM(1)
----------------------    ----       -------      ----         ----       -------
 LOEWS PORTOFINO BAY   $214.36      $223.51      $145.30     $ 167.02      $176.23
 LOEWS ROYAL PACIFIC    161.89       169.87       121.58       136.79       143.07
 HARD ROCK HOTEL        206.20       215.64       150.70       173.47       183.20
---------------------- -------     --------     --------     --------     --------
 TOTAL / WTD. AVG.:    $189.67      $198.57      $136.88     $ 156.17      $164.30


(1)   Trailing 12 months numbers through May 31, 2005.

THE LOEWS UNIVERSAL HOTEL PORTFOLIO LOAN

THE LOAN. The Loews Universal Hotel Portfolio loan, a 10-year, interest-only loan, is secured by a first priority mortgage on the borrower's leasehold interest in three full-service hotels (Loews Portofino Bay, Hard Rock Hotel, and Loews Royal Pacific) that comprise 2,400 rooms. The Loews Universal Hotel
Portfolio is located adjacent to the Universal Theme Park at Universal Orlando approximately nine miles southwest of downtown Orlando, Florida. Based on the appraised value of $757,000,000, there is $307,000,000 of implied equity in the property.

The loan was co-originated by German American Capital Corporation and JPMorgan
Chase Bank, N.A. The $400 million Senior Loan is split into five pari passu notes. The $80 million A-2 note is included in the trust. The $100,000,000 A-4
Note was sold into the JPMCC 2005-CIBC12 securitization.The $50,000,000 B-Note was certificated and issued as part of the JPMCC 2005-CIBC12 securitization. It is anticipated that the $65,000,000 A-1 note will be sold into the COMM 2005-C6 securitization.

THE BORROWER. The borrower is UCF Hotel Venture, a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The controlling equity owners of the borrower have an independent director. The borrower, UCF Hotel Venture, is a joint venture between LOEWS
HOTEL GROUP (50%), NBC UNIVERSAL (25%) and THE RANK GROUP PLC (25%).

Loews Hotels Group ("Loews") is a wholly-owned subsidiary of the Loews
Corporation (NYSE: LTR; rated "A" by S&P, "A-" by Fitch and "Baa1" by Moody's).
Headquartered in New York City, Loews offers distinctive hotels in most major markets in the United States and Canada. In addition to the property, Loews destinations include the cities of New York, Chicago, Denver, Los Angeles,
Nashville, Philadelphia, Washington, D.C., Annapolis, New Orleans, Montreal,
and Quebec City, as well as vacation destinations such as Miami Beach, Tucson,
Arizona, St. Pete Beach, Florida and California's Coronado Island. Loews caters to discerning business and leisure travelers and is host to numerous business, political and industry association events. Loews is a repeat sponsor of a
Deutsche Bank borrower.

NBC Universal ("NBC") is a media and entertainment company involved in the development, production, and marketing of entertainment, news and information.
NBC Universal is 80% owned by General Electric, with 20% controlled by Vivendi
Universal Entertainment. (General Electric Company (NYSE: "GE") is rated "AAA"
by S&P and "Aaa" by Moody's and Vivendi Universal Entertainment (NYSE:"V") is
rated "BBB-" by S&P, "BBB" by Fitch and "Baa3" by Moody's). Formed in May 2004
through the merger of NBC and Vivendi Universal Entertainment, NBC Universal
owns and operates a television network, a Spanish-language network, a portfolio of news and entertainment networks, a motion picture company, television production operations, a television stations group and various theme parks.

The Rank Group PLC ("Rank") (NSDQ: RANK; URL: www.rank.com) is one of the
United Kingdom's leading leisure & entertainment companies and an international provider of services to the film industry (Rank is rated "BBB-" by S&P, "BB+"
by Fitch and "Baa3" by Moody's). Rank employs over 20,000 people worldwide, and has more than 3 million members in its United Kingdom gaming businesses. Rank's affiliated companies include Hard Rock Cafe International, Inc., Hard Rock
Casinos, Deluxe Entertainment Services, Inc., Grosevenor Casinos, Rank Leisure
Machine Services and Mecca Bingo.

THE PROPERTY. The Loews Universal Hotel Portfolio loan is secured by the following three hotels, each located adjacent to the grounds of the Universal
Studios theme park at Universal Orlando in the Orlando, Florida area:

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-31

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

LOEWS PORTOFINO BAY ($32.36 million allocated loan amount (40.4% of portfolio))
consists of a full service resort hotel with 750 rooms on six stories, located across from the Hard Rock Hotel in Orlando, Florida. The layout and design of the Loews Portofino Bay is inspired by the quaint Ligurian fishing village in
Italy that became a coveted getaway for Europe's rich and famous. The focal point of the property is the piazza and the harbor. The Loews Portofino Bay features a main building with three wings: the Villa Wing, the East Wing, and the West Wing. The main building houses the lobby, guest registration, meeting space and administrative offices (the lobby's design provides a statement of the high quality and elegance of the entire resort by offering a memorable and inviting view of the landscape and waterscape) while the East, West and Villa wings contain guestrooms. The property features eight restaurants and bars, spread out across the expansive property, and approximately 42,000 sq. ft. of meeting space located in the lobby and first floor of the Loews Portofino Bay.
Hotel amenities include a business center, two outdoor swimming pools, one outdoor themed swimming pool, a 12,300 sq. ft. fitness center and full-service spa, upscale shops and a babysitting / children's camp. Recreational amenities include water taxi transportation, early admission to the theme park, Universal
Express access to theme park attractions and priority seating at restaurants.

  General Facts:
  AAA Rating: ****
  Construction completed: September 1999
  Keys: 750, including 45 suites
  Meeting Space: 42,000 sq. ft.
  Restaurants & lounges: Eight

  Awards:

   o  AAA Four Diamond Award

   o  Meetings & Conventions Magazine 2001, 2002, & 2003 Golden Key Award
      (selected by meeting planners)

   o  Corporate & Incentive Travel Magazine 2000, 2001, & 2002 Award of
      Excellence (selected by meeting planners)

   o  Conde Nast Traveler 2001 & 2003 Gold List Issue, "World's Best Place To
      Stay"

   o  Resorts & Great Hotels Connoisseur's Choice, the Connoisseur's Guide to
      the World's Best 2001

   o  Zagat Survey -- Rated "extraordinary" and tied for #1 in Central Florida for 2001 -- 2004

LOEWS ROYAL PACIFIC ($27.2 million allocated loan amount (34.0% of portfolio))
consists of a convention resort hotel with 1000 rooms in Orlando, Florida. The character of the Loews Royal Pacific was inspired by the South Pacific islands charm during the 1930's, when island-hopping the South Pacific was an once-in-a-lifetime adventure. The layout of property features one, three-story
(two-level) main building, attached to three, seven-story guestroom wings and one, single-story convention center building. Hotel amenities include a full service business center, five food and beverage outlets, an activity center, a themed outdoor swimming pool with a sand beach, and a fitness center. The single-story convention center contains approximately 85,000 sq. ft. of meeting space and houses all meetings and functions. Guests also have access to the spa and fitness center located in the Loews Portofino Bay.

  General Facts:
  AAA Rating: ****
  Construction completed: May 2002
  Total Keys: 1,000, including 51 suites
  Meeting Space: 85,000 sq. ft.
  Restaurants & lounges: Five, including Emeril's Tchoup Chop, Emack & Bolio's and Wantilan Luau.

  Awards:
  o  AAA Four Diamond Award

HARD ROCK HOTEL ($20.4 million allocated loan amount (25.6% of portfolio))
consists of a full service resort hotel with 650 rooms, designed in a
"California Mission" architectural style in Orlando, Florida. The Hard Rock
Hotel provides an ideal combination of "funk" and functionality, with lively music-filled areas, as well as Hard Rock memorabilia which includes over

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-32

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

$1 million worth of rock n' roll memorabilia displayed throughout the hotel.
Upon entering the property, guests are faced with a lavish fountain made of 42 bronze Gibson and Fender guitars. The property consists of one main building structure spread out over six different wings. The Palm Restaurant is located north of the lobby area and the Hard Rock merchandise store is located just south of the concierge desk. Hotel amenities include five food and beverage outlets, two outdoor swimming pools with a 260 ft. pool slide and rentable cabanas, one outdoor themed swimming pool, luxury shops and children's center.
Guests of the Hard Rock Hotel have access to the spa and fitness center located at the Loews Portofino Bay.

General Facts:
AAA Rating: ****
Construction completed: January 2001
Total Keys: 650, including 29 suites
Meeting Space: 6,000 sq. ft. and 140,000 sq. ft. at the Hard Rock Cafe and Hard
               Rock Live
Restaurants & lounges: five, including the Palm Restaurant and Emack and
                       Bolio's

Awards:

o  AAA Four Diamond Award

o  Conde Nast Traveler magazine's 2005 Gold List of "World's Best Places to
   Stay"

THE MARKET: The Loews Portofino Bay, the Hard Rock Hotel and the Loews Royal
Pacific are located adjacent to the Universal Theme Park at Universal Orlando in Orlando, Florida, approximately nine miles southwest of Downtown Orlando and northeast of Walt Disney World. In addition to the Universal Theme Park, the
Orange County Convention Center and International Drive are demand generators in the area. The properties are accessible from a variety of local, county, state and interstate highways, including Interstate 4, the Bee Line Expressway,
International Drive and the Florida Turnpike. Interstate 4 is a six-lane divided highway that traverses the State of Florida and can be accessed less than one mile west of the properties. The Bee Line Expressway, located three miles from the properties, serves as a link between Universal Orlando and the
Walt Disney World attraction and the Orlando International Airport. The
Universal Theme Park is located approximately two miles south of the junction of the Florida Turnpike and Interstate 4, a major intersection in the Orlando metropolitan area.

Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. Orlando's annual population growth has consistently outpaced national averages. Orlando, with a population of over 1.8 million, is among the 30 largest metropolitan areas in the nation. Below are statistics on the Orlando MSA. Orlando is known as a major tourist destination due primarily to the Walt Disney World and Universal
Studios theme parks. Universal Studios is the second largest tourist attraction in the Orlando metropolitan area and is only one component of an 838-acre master planned resort development, known as Universal Studios Escape. Over the past 10 years, the average annual compounded growth in attendance at Universal
Orlando has been 5.4%, the highest growth over both a 10-year and 5-year period in comparison to the top three tourist attractions in the Orlando market. In
2004, Universal Theme parks experienced 13 million in attendance.

Due to Orlando's status as an international tourist destination, fluctuations in tourist demand have historically affected the overall economic health of the area. Over the past decade, however, there has been a concerted effort to diversify the area's economy. Total visitor traffic has increased at an annual compounded growth rate of 4.7% per year from 1993 to 2003. The average household income in the Orlando metropolitan area is $61,000.

Following the events of September 11, 2001 the United States hospitality sector experienced a slowdown in 2002 and 2003. Orlando, an air travel dependent tourist destination, experienced declines in Revenue Per Available Room
("RevPAR") in 2002 into 2003. As a result of this slowdown, the construction of new properties slowed to historic lows in Orlando. With the recovery of the
United States economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004. According to Smith Travel Research, average RevPAR for hotels in Orlando was up 17.0% in
2004 as compared to 2003 levels (the properties experienced a 16.8% increase over the same period). The growth trend continued in 2005, with RevPAR increasing 10.9% for the first five months of the year as compared to the same period in 2004. The Loews Universal Hotel Portfolio properties experienced an
11.7% increase in RevPAR in the first five months of 2005 compared with the same period in 2004 with net operating income increasing 9.6%.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-33

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Loews Orlando Operating Company, Inc., an affiliate of the borrower.

ESCROWS. During the continuation of a Lockbox Event, monthly reserves will be collected for: (i) taxes and insurance, (ii) debt service, (iii) FF&E, (iv)
ground lease payments, (v) management fees and (vi) fees due under the Hard
Rock license agreement.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Senior Loan consists of five pari passu A-Notes (one of which is a trust fund asset) and the B-Note that was certificated and issued as securities in the JPMCC 2005-CIBC12 securitization.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Sponsors of the borrower are permitted to incur mezzanine indebtedness in an amount not to exceed
$50,000,000 subject to certain conditions in the loan documents that include, but are not limited to: (i) the DSCR of the total combined debt shall be greater than or equal to 110% of the DSCR as of the closing date of the loan and (ii) the LTV ratio for the total combined debt is not greater than 55% of the LTV as determined by a new appraisal obtained by the lender.

PARTIAL RELEASE PROVISIONS. The loan documents permit the partial defeasance and release of each of the three individual hotel properties upon the payment of a release price equal to 110% of the allocated loan amount for such hotel property and the satisfaction of conditions specified in the loan documents.

GROUND LEASES. The collateral for the loan consists primarily of the borrower's leasehold interest in three hotel properties. The ground leases expire June 11,
2098 and contain standard lender protections.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-34

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET       TMA BALANCE: $80,000,000
                                                        TMA DSCR:    3.61x
                       LOEWS UNIVERSAL HOTEL PORTFOLIO  TMA LTV:     52.84%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-36

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                              COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                                    TMA BALANCE:    $74,918,248
                                                    TMA DSCR:       1.30x
                                                    TMA LTV:        69.02%

  [PHOTO OMITTED]                                            [PHOTO OMITTED]

                                 [PHOTO OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-37

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                                     TMA BALANCE:   $74,918,248
                                                     TMA DSCR:      1.30x
                                                     TMA LTV:       69.02%



-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

  LOAN SELLER:               GACC

  LOAN PURPOSE:              Refinance

  ORIGINAL TMA BALANCE(1):   $75,000,000

  CUT-OFF TMA BALANCE(1):    $74,918,248

  % BY INITIAL UPB:          3.54%

  INTEREST RATE:             4.8913%

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        August 1, 2005

  MATURITY DATE:             July 1, 2012

  AMORTIZATION:              30-year schedule

  CALL PROTECTION:           Lockout for 24 months from securitization date of
                             the last pari passu note, then defeasance is
                             permitted. On and after January 1, 2012 prepayment
                             permitted without penalty.

  SPONSOR:                   General Growth Properties, Inc.

  BORROWER:                  Oglethorpe Mall L.L.C.

  PARI PASSU DEBT(1):        $75,000,000

  LOCKBOX:                   Hard

  INITIAL RESERVES:          None

  MONTHLY RESERVES(2):       None
-------------------------------------------------------------------------------


(1)   The original Trust Mortgage Asset ("TMA") amount of $75,000,000 represents the A-1 Note from a first mortgage loan in the principal amount of $150,000,000 (the "Whole Loan"), consisting of the A-1 Note and a $75,000,000 pari passu A-2 Note. The A-2 Note is not included in the trust. All numbers under the heading "Financial Information" are based on the Whole Loan balance as of the cut-off date, unless otherwise noted. In addition, Cut-off Date Balance PSF is based on the collateral (631,244
      sq. ft.). Cut-off Date Balance PSF for the entire mall (947,004 sq. ft.)
      is $158.

(2)   During a cash management period (as defined in the loan documents)
      monthly reserves will be collected for 1/12th of the annual taxes due and insurance premiums, tenant improvement/leasing commissions and capital expenditures.



-------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
-------------------------------------------------------------------------------

CUT-OFF DATE BALANCE PSF:       $ 237

BALLOON BALANCE PSF:            $ 210

LTV:                            69.02%

BALLOON LTV:                    61.02%

DSCR:                           1.30x
-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:      Single Asset

PROPERTY TYPE:                 Super-Regional Mall

COLLATERAL:                    Fee Simple

LOCATION:                      Savannah, GA

YEAR BUILT / RENOVATED:        1969 / 2002

MORTGAGED COLLATERAL AREA:     631,244 sq. ft.

TOTAL AREA:                    947,004 sq. ft.

PROPERTY MANAGEMENT:           General Growth Properties, Inc.
                               (a borrower affiliate)

OCCUPANCY (AS OF 4/30/2005):   96.3%

UNDERWRITTEN NET CASH FLOW:    $ 12,395,865

APPRAISED VALUE:               $217,100,000

APPRAISAL DATE:                June 6, 2005
-------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-38

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                                  TMA BALANCE:      $74,918,248
                                                  TMA DSCR:         1.30x
                                                  TMA LTV:          69.02%



-----------------------------------------------------------------------------------------------------------------------------------
                                                      ANCHOR TENANTS
                                    % OF
                                    TOTAL          LEASE                                 2004 TOTAL
         TENANTS          SF       MALL SF       EXPIRATION       RATINGS (S/F/M)(1)        SALES           2004 SALES PSF
-----------------------------------------------------------------------------------------------------------------------------------

 MACY'S                135,000     14.26%          2/2/13        BBB+ / BBB+ / Baa1      $ 25,100,000            $186
--------------------   -------     ------         --------      ----------------------   ------------            ----
 J.C. PENNEY           85,824       9.06           7/31/07         BB+ / BB+ / Ba1         18,470,000             215
--------------------   -------     ------         --------      ----------------------   ------------            ----
 BELK(2)               159,892     16.88          12/31/10            Not Rated            32,500,000             203
--------------------   -------     ------         --------      ----------------------   ------------            ----
 SEARS(2)              155,868     16.46          12/31/10          BB+ / BB / NR          47,000,000             302
--------------------   -------     ------         --------      ----------------------   ------------            ----
 TOTAL / WTD. AVG.     536,584     56.66%                                                $123,070,000            $229
-----------------------------------------------------------------------------------------------------------------------------------


(1)   Credit ratings are of the parent company whether the parent company guarantees the lease or not.

(2)   Not collateral for the loan.



-----------------------------------------------------------------------------------------------------------------------------------
                                                          2004 SALES PSF                             OCC. COST AS % OF SALES
-----------------------------------------------------------------------------------------------------------------------------------

 IN-LINE TENANTS                                              $399                                           12.39%
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                        MAJOR IN-LINE TENANTS
                                                % OF
                                                TOTAL       LEASE                                2004 SALES
               TENANTS                SF       MALL SF    EXPIRATION      RATINGS (S/F/M)(2)         PSF         OCCUPANCY COST
-----------------------------------------------------------------------------------------------------------------------------------

 STEIN MART                         37,119       3.92%     11/30/10           Not Rated           $  176.38            3.8%
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 BARNES & NOBLE                     27,136       2.87       1/31/11           Not Rated              317.66            5.6
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 OLD NAVY                           15,656       1.65       1/31/10       BBB- / BBB- / Baa3         UAV                 --
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 LADIES CHOICE FITNESS CENTER       11,387       1.20       8/31/07           Not Rated              UAV                 --
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 PICCADILLY CAFETERIA               11,250       1.19       1/31/07           Not Rated              146.31             6.4
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 FYE                                10,101       1.07       1/31/10           Not Rated              144.44            26.3
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 GAP / GAP KIDS                      9,013       0.95       1/31/10       BBB- / BBB- / Baa3         457.34             6.6
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 LIMITED / LANE BRYANT(1)            9,006       0.95       1/31/08        BBB / NR / Baa2           258.38            12.8
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 THE STAGG SHOPPE                    8,161       0.86      10/31/09           Not Rated              325.45            13.6
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 EXPRESS                             7,290       0.77       1/31/14        BBB / NR / Baa2           373.66            10.0
-------------------------------     ------      -----      --------      ---------------------    ---------            ----
 TOTAL / WTD. AVG.                 146,119      15.43%                                            $  252.79
-----------------------------------------------------------------------------------------------------------------------------------


(1)   Though Limited sold Lane Bryant to Charming Stores, Limited is still liable for Lane Bryant's lease payment.

(2)   Credit ratings are of the parent company whether the parent guarantees the lease or not.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-39

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                               TMA BALANCE:         $74,918,248
                                               TMA DSCR             1.30x
                                               TMA LTV:             69.02%

THE OGLETHORPE MALL LOAN

THE LOAN. The Oglethorpe Mall loan is secured by a first priority mortgage on the borrower's fee simple interest in 631,244 sq. ft. of a 947,004 sq. ft.
anchored super-regional mall located in Savannah, Georgia. Oglethorpe Mall is located on the southside of Savannah in the heart of Savannah's residential district. The seven-year loan amortizes based on a 30-year schedule. Based on the appraised value of $217.1 million, the borrower has implied equity of $67.1 million in the property.

THE BORROWER. The borrower is Oglethorpe Mall L.L.C., a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by an affiliate of General Growth Properties
Inc. ("GGP"). GGP, headquartered in Chicago (NYSE: GGP) is a real estate investment trust ("REIT") primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers in the United States. On November 12, 2004, GGP announced the completion of its acquisition of the Rouse Company for approximately $12.6 billion. The Rouse Company portfolio of shopping malls was considered to be a highly productive and well-positioned collection of properties in the mall industry with the last 12 month period ending June 30,
2004 sales/sq. ft. of $448.00 (versus the mall REIT average of $370) and one of the highest percentage of Class "A" rated properties in its peer group. By combining the Rouse Company portfolio with its existing portfolio, GGP is positioned to become the largest mall REIT in the United States in terms of number of retail properties and square feet. GGP now owns approximately 200 retail properties encompassing over 200 million sq. ft. GGP is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Oglethorpe Mall is a single-level, Class "A", 947,004 sq. ft.
super regional mall located in Savannah, Georgia. Oglethorpe Mall was originally built in 1969, and was last renovated in 2002 with expansions in
1974, 1982, 1992 and 2000. The mall contains four anchor department stores including Belk, Sears, Macy's and J.C. Penney. Except for Macy's and J.C.
Penney, the anchor pads are not owned by the borrower. Oglethorpe Mall features several retailers exclusive to the Savannah market area, including: Barnes &
Noble, Macaroni Grill and Stein Mart. Retailers that have recently opened include Hollister Co., Cache, Yankee Candle, Aeropostale, Gymboree, Old Navy,
Limited Too and Charlotte Russe. Recent renovations include an
800-seat/11-tenant food court that was added to the property in 2002 at an approximate cost of $10 million.

SIGNIFICANT TENANTS. As of April 30, 2005, the mall shop space is 96.3%
occupied. The mall consists of approximately 123 stores totaling 410,420 sq.
ft. inclusive of the food court and kiosks. The property is anchored by J.C.
Penney, Belk, Sears and Macy's.

   J.C. PENNEY CORPORATION INC. (NYSE: JCP) is one of the largest department store, catalog, and e-commerce retailers in the United States. J.C. Penney sells family apparel, jewelry, shoes, accessories, and home furnishings. In addition, the department stores provide services such as salon, optical, portrait photography, and custom decorating. J.C. Penney operates more than
   1,000 department stores throughout the United States and Puerto Rico. For the trailing twelve months as of April 30, 2005, the company had revenue of
   $18.58 billion. The company's current market capitalization is $14.83 billion.

   MACY'S (NYSE: FD), is the largest upscale department store retailer in the
   United States and is owned by Federated Department Stores, Inc. Macy's operates more than 450 stores in 34 states, Puerto Rico, and Guam.
   Federated Department Stores, Inc. also owns Bloomingdale's and five regional chains: Macy's Central, Macy's East, Macy's Florida, Macy's
   Northwest and Macy's West. Macy's sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other things. In a deal that unites some of the best known names in American retail, Federated Department Stores, Inc. agreed to acquire rival May
   Department Stores (the owner of Lord & Taylor and Marshall Field's) for about $11 billion. For the trailing twelve months as of April 30, 2005, the company had revenue of $15.72 billion and net income of $715 million. The company's current market capitalization is $12.98 billion.

   BELK, INC. ("Belk") currently operates 275 stores in 14 southeastern and mid-atlantic states, with most of its stores in the Carolinas and Georgia.
   Belk offers mid-priced brand-name and private-label apparel, shoes, cosmetics, gifts, and home furnishings. The Belk family operates and owns most of the company, which is the largest privately owned department

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-40

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3
                             COLLATERAL TERM SHEET

                                OGLETHORPE MALL

                                               TMA BALANCE:         $74,918,248
                                               TMA DSCR             1.30x
                                               TMA LTV:             69.02%

   store chain in the United States. For the fiscal quarter ended April 30,
   2005, net sales increased $18.0 million, or 3.3%, to $568.1 million from
   $550.1 million for the same prior-year period. Net income for the first quarter was $24.3 million compared to $24.1 million for the same prior-year period, a 0.9% increase. On July 5, 2005, the company announced that it had purchased 22 Proffitt stores and 25 McRae stores from Saks Incorporated.
   The transaction increased the company's store count to 275 with a combined estimated annual sales volume of $3.15 billion.

   SEARS HOLDINGS CORPORATION ("Sears") (NSDQ: SHLD), through its subsidiaries, operates as retailer in the United States offering home appliances, tools, lawn and garden products, home electronics, clothing and automotive repair and maintenance products. The company offers its products through a portfolio of brands, including Kenmore, Craftsman and DieHard,
   Land's End, Jaclyn Smith, Martha Stewart Everyday and Joe Boxer. As of
   March 28, 2005, the company operated 3,800 full-time and specialty retail stores in the United States and Canada. Sears Holdings Corporation is the
   result of a merger between Kmart Holding Corporation and Sears, Roebuck and
   Co. The merger has made Sears the nation's third largest retailer in the
   United States. For the trailing twelve months as of April 30, 2005, the company had revenue of $22.70 billion. The company's current market capitalization is $25.49 billion.

THE MARKET The Oglethorpe Mall is located in Chatham County within the Savannah
Metropolitan Statistical Area ("MSA") and benefits from good regional and local accessibility. The Oglethorpe Mall is located at the crossroads of Abercorn
Extension and White Bluff Road. In addition to local accessibility, major road proximity (I-95, I-16, I-516) provides convenient access to approximately 70%
of the population of Savannah, which must drive past the property before shopping at the competitive properties. According to Claritas in 2004, the
Oglethorpe Trade Area reported a population of 362,911, which reflects positive growth of 3.40% per year since 2000. Savannah's unemployment rate of 4.9% is well below the national average (6.5%) and the state average (5.4%). The
Savannah area represents a diversified economy, which is a key stabilizing factor in Savannah's growth. Nationally, average sales at regional centers is reported to be $345/sq. ft. Overall, for 366,444 sq. ft. of in-line shop tenants, the average base rent for the mall is $22.54/sq. ft. At the end of
2004, the Savannah MSA had an aggregate retail sales level of $4 billion, with average retail sales per household of $5,638. On a per square foot basis, comparable mall shop sales were reported at approximately $302/sq. ft. in 2002,
$361/sq. ft. in 2003, and $388/sq. ft. in 2004. These reflect very strong increases of 19.5% in 2003 and 7.5% in 2004.

There are four retail properties considered primary competition for the
Oglethorpe Mall, although three of these properties (Abercorn Common, Chatham
Plaza and Savannah Centre) are small community shopping centers not in direct competition with Oglethorpe Mall. Savannah Mall, a competitor of Oglethorpe
Mall, is a two-level shopping center that opened in 1990. Savannah Mall is owned by Teachers Insurance and Annuity Association and managed by Jones Lang
LaSalle. In addition, Abercorn Walk, currently under construction and due to open in Fall 2005, is a 70,000 sq. ft. center located in the middle of Savannah one-mile north of Oglethorpe Mall.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-41

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                               TMA BALANCE:         $74,918,248
                                               TMA DSCR             1.30x
                                               TMA LTV:             69.02%

                           COMPETITIVE PROPERTIES(1)



-------------------------------------------------------------------------------
                                                             ESTIMATED
                      TOTAL AREA      TYPICAL RANGE OF        IN-LINE
       PROPERTY        (SQ FT.)     IN-LINE RENT/SQ. FT.    SALES/SQ. FT.
-------------------------------------------------------------------------------

  OGLETHORPE MALL      947,004       $20.00 -- $28.00        $ 400.00
   SAVANNAH MALL       887,045        15.00 -- 20.00           200.00
  ABERCORN COMMON      152,794        14.00 -- 18.00           210.00

   CHATHAM PLAZA       201,000        15.00 -- 20.00           200.00
  SAVANNAH CENTRE      187,076        15.00 -- 20.00           225.00

---------------------------------------------------------------------------------------
                       IN-LINE                                            DISTANCE FROM
       PROPERTY      OCCUPANCY %               ANCHOR TENANTS                 SUBJECT
---------------------------------------------------------------------------------------

 OGLETHORPE MALL       90%                  J.C. Penney, Belk,                     -
                                                Sears, Macy's
  SAVANNAH MALL         85                  Dillard's, Bass Pro            3.3 miles SW
                                            Shops, Target, Steve
                                                  & Barry's
 ABERCORN COMMON        94                     Circuit City,                     0.2 S
                                               Michaels, Home
                                               Goods, Books A
                                                   Million
  CHATHAM PLAZA         86                  World Market, Ross                   0.2 W
                                               Dress for Less,
                                              Linens N' Things
 SAVANNAH CENTRE        95       Toys R Us, Bed Bath & Beyond, Marshalls,        0.3 N
                                               TJ Maxx, Jo-Ann
                                                   Fabrics
---------------------------------------------------------------------------------------


(1)   Based on appraisal dated June 6, 2005.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP. GGP, the second largest regional mall REIT owns, develops, operates, and/or manages shopping malls in 44 states. As of March, 2004, GGP had ownership interest in and/or management responsibility for over 200 regional shopping malls totalling approximately 200 million square feet of retail space.
GGP also has the distinction of being the largest third-party manager for owners of regional malls.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Holder(s) of the direct or indirect interests in the borrower are permitted to incur mezzanine debt, subject to certain conditions in the loan documents that include, but are not limited to: (i) a combined LTV ratio that is not more than 80%, (ii) a combined
DSCR of not less than 1.20x, (iii) rating agency confirmation and (iv) if the mezzanine debt will have a floating interest rate, the borrower is required to purchase an interest rate cap at a fixed strike price such that if such mezzanine debt is deemed to bear interest at the cap rate, the anticipated DSCR during the applicable period (after giving effect to the mezzanine debt) will be no less than 1.20x at all times.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-42

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                OGLETHORPE MALL

                                               TMA BALANCE:         $74,918,248
                                               TMA DSCR             1.30x
                                               TMA LTV:             69.02%

                                 [MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-44

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                  1301 FANNIN

                                                      BALANCE: $70,700,000
                                                      DSCR:    1.62x
                                                      LTV:     70.00%

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-45

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                  1301 FANNIN

                                                       BALANCE: $70,700,000
                                                       DSCR:    1.62x
                                                       LTV:     70.00%


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:                  BofA
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $70,700,000
  CUT-OFF PRINCIPAL BALANCE:    $70,700,000
  % BY INITIAL UPB:             3.34%
  INTEREST RATE(1):             5.63014%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           June 1, 2005
  MATURITY DATE:                May 1, 2010
  AMORTIZATION:                 Interest Only
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted.
                                On or after December 1, 2009, prepayment
                                can be made without penalty.
  SPONSOR:                      None
  BORROWER:                     AGBRI Fannin, L.P.
  ADDITIONAL FINANCING:         $10,100,000 subordinated B note.
  LOCKBOX:                      Hard
  INITIAL RESERVES:             Tax:               $539,702
  MONTHLY RESERVES:             Tax:               $134,925
                                Replacement(2):    $9,939
                                Other(2)(3):       Springing
--------------------------------------------------------------------------------

(1)   As rounded. The interest rate is 5.63014285714286%.

(2)   Borrower is required to establish an excess cash reserve account (A)
      after the occurrence and during the continuation of an event of default,
      (B) if the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.10x or (C) ExxonMobil gives notice to Borrower of its intention to vacate the portion of the Property demised to ExxonMobil pursuant to its Lease.

(3)   The required replacement reserve amount amount is $9,939 for the first to
      24th monthly payments, $6,626 for the 25th to 36th monthly payments and
      $3,313 for the 37th payment date and each date thereafter.


--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION (1)
--------------------------------------------------------------------------------

  CUT-OFF DATE BALANCE PSF:               $89
  BALLOON BALANCE PSF:                    $89
  LTV:                                    70.00%
  BALLOON LTV:                            70.00%
  DSCR:                                   1.62x
--------------------------------------------------------------------------------

(1)   The cut-off date balance for the 1301 Fannin whole loan is $80,800,000.
      The cut-off date balance for the 1301 Fannin B note is $10,100,000. The cut-off date balance loan to value and maturity date loan to value for the 1301 Fannin whole loan is 80.00%. The underwritten debt service coverage ratio on net cash flow for the 1301 Fannin whole loan is 1.36x.
      The 1301 Fannin whole loan mortgage rate is 5.8400%.


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:                 Single Asset
  PROPERTY TYPE:                          Office
  COLLATERAL:                             Fee Simple
  LOCATION:                               Houston, TX
  YEAR BUILT / RENOVATED:                 1983 / 2004
  TOTAL AREA:                             795,115 sq. ft.
  PROPERTY MANAGEMENT:                    Jones Lang LaSalle Americas, Inc.
  OCCUPANCY (AS OF 6/01/2005):            87.6%
  UNDERWRITTEN NET CASH FLOW:             $6,518,911
  APPRAISED VALUE:                        $101,000,000
  APPRAISAL DATE:                         March 15, 2005
--------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
                             MAJOR OFFICE TENANTS(1)
                                                                LEASE            RATINGS
        TENANT                NRSF     % NRSF    RENT PSF     EXPIRATION         (S/F/M)
-------------------------------------------------------------------------------------------

ExxonMobil                   334,859    42.1%     $13.82      2/14/2008(2)      AAA/AAA/NR
AIM Management Group, Inc.   41,255      5.2%     $21.67      5/31/2008        BBB+/BBB+/A3
Chase Bank                   35,098      4.4%     $17.45      5/31/2008         A+/A+/Aa3
-------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll except for Ratings
      (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF include base rent only and exclude common area maintenance and reimbursements.

(2)   ExxonMobil leases 123,162 sq. ft. on floors 8-9 and 211,697 sq. ft. on floors 14-21. The leases expire on 9/3/2013 and 2/14/2008, respectively.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-46

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                  1301 FANNIN

                                                       BALANCE: $70,700,000
                                                       DSCR:    1.62x
                                                       LTV:     70.00%

THE 1301 FANNIN LOAN

THE LOAN. The 1301 Fannin Loan is secured by a first mortgage on a Class "A"
25-story office building located in the Central Business District of Houston,
Texas. The loan term is five years and the loan is interest only for the term with an interest rate of 5.63014%.

THE BORROWER. The borrower is AGBRI Fannin, L.P., a Delaware limited partnership and single purpose entity with two independent directors for which a non-consolidation opinion was obtained at closing. The partners of the borrower are AGBRI Fannin Acquisition Corp., a 1% general partner, and AGBRI
Hexagon L.P., a 99% limited partner. The partners of AGBRI Hexagon L.P. are AG
Hexagon Acquisition Corp., a 1% general partner, AG Hexagon, L.P., a 92%
limited partner and BRS Vente LLC, a 7% limited partner. The property was acquired by the borrower in April 1998.

THE PROPERTY. The collateral for the Loan is 1301 Fannin, a Class "A", 795,115
sq. ft., 25-story office building located in the central business district of
Houston, Texas. 1301 Fannin is a premiere office building for high technology data center uses in Houston providing on site power generation capabilities of up to 10 days, an uninterrupted power system, higher load floors with risers and continuous high level security. The property provides 510 spaces of covered parking on floors 2 through 6 and a 37,117 sq. ft. cafeteria on floor 13, which is operated by Marriott food services. Since acquiring the property in April
1998, the borrower has leased up the subject to its current occupancy of 87.6%
and spent $2.26 million in tenant improvements and $5.65 million in capital reserves, $2 million of which was spent in 2004.

SIGNIFICANT TENANTS. As of June 1, 2005 the property was 87.6% occupied by 31 office tenants. The following are the three largest tenants representing 51.7%
of NRA and 45.8% of NRI:

  EXXONMOBIL (rated "AAA" by S&P and Fitch) occupies 334,859 sq. ft. (42.1% of
  sq. ft. and 34.5% of income) under a 10-year lease and a 3-year lease that expire in September 2013 and February 2008, respectively. The 10-year lease has three 5-year renewal options and the 3-year lease has two 5-year renewal options. For the period year ending 2004 ExxonMobil had $291.3 billion in revenue with a net income of $25.3 billion. The data center space that
  ExxonMobil occupies at 1301 Fannin is the data facility center for all
  ExxonMobil company owned gas pumps.

  AIM MANAGEMENT GROUP, INC. ("AIM") (rated "BBB+" by S&P and Fitch and rated
  "A3" by Moody's) occupies 41,255 sq. ft. (5.2% of sq. ft. and 6.7% of income) under a 9 and a 10-year lease that expire on May 31, 2008. AIM is a subsidiary of AMVESCAP PLC, an independent global investment manager.
  Operating under the names AIM, AIM Trimark, Invesco, Invesco Perpetual, and
  Atlantic Trust brands, AMVESCAP delivers products and services through an array of retail and institutional products for clients around the world. AIM is an investment management firm that offers clients a variety of mutual funds and related investments. AIM has offices in 18 countries, 6,417 employees, and $375.4 billion of assets under management.

  CHASE BANK (rated "A+" by S&P and Fitch and rated "Aa3" by Moody's) occupies
  35,098 sq. ft. (4.4% of sq. ft. and 4.6% of income) under a 15-year lease expiring May 31, 2008. Chase Bank is one of JPMorgan Chase & Co.'s two
  principal banking subsidiaries, with branches in 17 states across the United
  States. JPMorgan Chase & Co. is a global financial services firm with operations in more than 50 countries. The investment banking arm, JP Morgan
  Securities Inc., is divided into four divisions: Investment Banking,
  Treasury & Securities Services, Commercial Banking, and Asset and Wealth
  Management. Chase Bank at 1301 Fannin uses the space for its vault operation and as a currency-processing center.

THE MARKET. The property is located in the central business district of
Houston, Texas. Redevelopment in the central business district area of Houston has been widespread including new residential construction, aesthetic streetscape improvements, hotel development, the expansion of the George R.
Brown Convention Center including a new hotel, the construction of the new
Toyota Center (home of the Houston Rockets) and Minute Maid Field (home of the
Houston Astros) and the completion of the light rail and Main Street
Beautification project. The redevelopment of downtown is the direct result of more than $2 billion in public and private capital that has been invested.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-47

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                  1301 FANNIN

                                                         BALANCE: $70,700,000
                                                         DSCR:    1.62x
                                                         LTV:     70.00%

The 2004 population for the 1, 3, and 5-mile radius was 18,075, 161,686,
394,606 as compared to the 1990 population of 10,582, 148,638, and 394,606. The
2004 household income for the 1, 3 and 5-mile radius was $51,828, $36,565 and
$37,921 as compared to the 1990 household income of $15,895, $18,385 and
$20,749.

The Houston CBD office market has a total of 85 buildings with more than
42,000,000 sq. ft. Per CB Richard Ellis, vacancy in this submarket for the 2Q
2005 was 18.65%. However, comparable properties to 1301 Fannin exhibited a vacancy of 11.0%.

PROPERTY MANAGEMENT. The property is managed by Jones Lang LaSalle Americas,
Inc. Established in 1963, Jones Lang LaSalle Americas, Inc. currently manages more than 2,000 properties throughout the world totaling more than 535 million square feet. They manage approximately 3.5 million square feet in the local
Houston, Texas market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. A $10,100,000 B note held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower is permitted to obtain mezzanine financing which will be secured by the membership or partnership interests in the borrower, provided (a) the amount of such mezzanine loan will not exceed an amount which, when added to the original principal balance of the related note, results in a debt service coverage ratio equal to or greater than 1.10x, based upon underwritten net cash flow as reasonably determined by the mortgagee; (b) the loan-to-value ratio, giving effect to the loan and the mezzanine loan, will not exceed 90%; (c) all documents and instruments evidencing or securing the mezzanine loan including, without limitation, a subordination and intercreditor agreement, executed by mezzanine lender, will be in form and substance reasonably satisfactory to the mortgagee; (d) the lender in connection with the mezzanine loan will be a qualified mezzanine lender, acceptable to the mortgagee in all respects; and
(e) the mortgagee has received written confirmation from any rating agency rating any securities related to the Loan that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings then assigned to any such securities.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-48

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                  1301 FANNIN

                                                        BALANCE: $70,700,000
                                                        DSCR:    1.62x
                                                        LTV:     70.00%

                                  [MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-49

                      [THIS PAGE INTENTIONALLY LEFT BLANK]
                                      B-50

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                 ONE MAIN PLACE

                                                       BALANCE: $69,000,000
                                                       DSCR:    1.26x
                                                       LTV:     73.02%

                                 [PHOTO OMITTED]

            [PHOTO OMITTED]                               [PHOTO OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-51

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                 ONE MAIN PLACE

                                                        BALANCE: $69,000,000
                                                        DSCR:    1.26x
                                                        LTV:     73.02%



--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:                 GECC
  LOAN PURPOSE:                Refinance
  ORIGINAL PRINCIPAL BALANCE   $69,000,000(1)
  CUT-OFF PRINCIPAL BALANCE    $69,000,000
  % BY INITIAL UPB:            3.26%
  INTEREST RATE:               5.3500%
  PAYMENT DATE:                1st of each month
  FIRST PAYMENT DATE:          August 1, 2005
  MATURITY DATE:               July 1, 2012
  AMORTIZATION:                Interest only for the first three years.
                               Commencing August 1, 2008, amortization is on a
                               30-year schedule.
  CALL PROTECTION:             Lockout for 24 months from securitization closing
                               date, then yield maintenance is permitted. On and
                               after June 1, 2012 prepayment can be made without
                               penalty.
  SPONSOR:                     Randy A.
                               Kohana
  BORROWER:                    RAK Main Place Associates L.P.
  ADDITIONAL FINANCING:        $4 million subordinated B-note
  LOCKBOX:                     Hard
  INITIAL RESERVES:            Tax                  $730,571
                               Insurance            $153,499
                               TI/LC(2)             $192,434
                               Replacement          $400,000
  MONTHLY RESERVES:            Taxes                $121,762
                               Insurance             $15,350
                               TI/LC(3)              $48,410
                               BofA Reserve(4)      Springing
--------------------------------------------------------------------------------

(1)   At closing, the borrower incurred additional financing of $4,000,000
      (4.2% of appraised value) in the form of a subordinated B-note, which is not included in the calculations herein. Including the B-note, the LTV is
      77.25%, the balloon LTV is 73.02% and the DSCR is 1.13x.

(2)   Outstanding TI/LC payable balance.

(3)   In the event the preceding 12-month economic occupancy falls below 65%, the monthly escrow will increase to $74,772 until such time that the building occupancy returns to greater than 65% on a trailing-12 month basis.

(4)   If Bank of America gives notice of termination (18 months notice required), a percentage of excess cash flow commensurate to the percentage of space terminated will be required to be reserved. If Bank of America terminates more than 50% of its space, all excess cash flow will be required to be reserved. Additionally, if Bank of America exercises its option to terminate, they are required to pay a $12 psf termination penalty on any terminated space, which will be required to be reserved.

(5)   As stabilized value. Property underwritten at 66.7% occupancy.



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

   CUT-OFF DATE LOAN BALANCE / PSF:            $68
   BALLOON BALANCE / PSF:                      $64
   LTV:                                        73.02%
   BALLOON LTV:                                68.87%
   DSCR:                                       1.26x
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

   SINGLE ASSET / PORTFOLIO:            Single Asset
   PROPERTY TYPE:                       Office
   COLLATERAL:                          Secured by a fee/leasehold interest in a
                                        high-rise, Class A office building.
   LOCATION:                            Dallas, TX
   YEAR BUILT / RENOVATED:              1968 / 2003
   TOTAL AREA:                          1,010,193 sq. ft.
   PROPERTY MANAGEMENT:                 RAK Group, LLC
   OCCUPANCY (AS OF 3/31/2005):         67.9%
   UNDERWRITTEN NET CASH FLOW:          $5,825,285
   APPRAISED VALUE:                     $94,500,000(5)
   APPRAISAL DATE:                      April 12, 2008
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------
                                        MAJOR OFFICE TENANTS

                                                      ORIGINAL LEASE        LEASE
  TENANT                NRSF     % NRSF    RENT PSF    COMMENCEMENT     EXPIRATION(1)    RATING (S/F/M)
------------------------------------------------------------------------------------------------------

  BANK OF AMERICA     264,279     26.2%     $13.00       6/1/1989        12/31/2014      AA- /AA- /Aa2
  ERNST & YOUNG       102,583     10.2%     $17.26       1/1/1999        10/31/2009        Not Rated
  MCI                 73,061       7.2%     $17.13       2/1/1995        10/31/2010       B+ / B / B2
------------------------------------------------------------------------------------------------------

(1)   Bank of America has a one-time right to terminate their lease as of
      12/31/2009 with termination notice no later than 6/30/2008 (18 months notice). In the event of termination, Bank of America will be required to pay a termination penalty equal to $12 per square foot, which is required to be reserved. In addition, there would be an excess cash flow sweep during the 18-month notice period as discussed in footnote 4.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-52

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                 ONE MAIN PLACE

                                                     BALANCE: $69,000,000
                                                     DSCR:    1.26x
                                                     LTV:     73.02%

ONE MAIN PLACE

THE LOAN. The One Main Place loan is secured by a first mortgage on the fee/leasehold interest in One Main Place, a 1,010,193 square foot Class A office building constructed in 1968, extensively renovated in 2003, and located in the central business district ("CBD") of Dallas, Texas.

THE BORROWER. The borrower is RAK Main Place Associates L.P. a single purpose entity whose managing member has an independent director. The general partner is RAK Main Ventures, L.P. and RAK Group LLC is the managing agent. The two main principals of the general partner are Randy Kohana and Michael Zerner.
Founded in 1997, RAK Group LLC has acquired approximately 5 million square feet of high-quality office space in major cities including 205/225 N. Michigan
Avenue (2,000,000 sq. ft.) in Chicago, and One Congress Street (1,400,000 sq.
ft.), and 10 Milk Street (250,000 sq. ft.) in Boston.

THE PROPERTY. One Main Place is a 1,010,193 square foot, Class A high-rise office building located in the Dallas, Texas CBD. Built in 1968 and renovated in 2003, the property includes a three-level, 652-space subsurface parking garage, two below ground stories housing retail and service tenants, and
33-stories above ground. The property is situated on 2.431 acres and includes three ground leases totaling 11.05% of the overall parcel. The remaining land is fee-simple. All ground leases run through either 2061 or 2062 and the annual ground lease payments are fixed through the life of the loan.

The property is located on the northeast corner of Main Street and Griffin
Street and a small portion is located on the southwest corner of Elm and
Griffin Street. The property has four connections to the Dallas CBD underground tunnel system which features access to other buildings as well as numerous retail shops and restaurants. The Dallas Area Rapid Transit System ("DART")
light rail has two stops within two blocks of the property.

The property includes amenities for the telecommunication industry tenants including a redundant 3-phase electrical grid, ample riser space, rooftop antenna capability, and emergency power generators.

SIGNIFICANT TENANTS. The subject property is 67.9% occupied by 64 tenants. The tenant segmentation based on economic occupancy is 68.6% office, 21.8% telecom, and 9.6% retail. The three largest tenants are as follows:

  BANK OF AMERICA (NYSE: BAC) occupies 264,279 square feet (26.2% of net rentable area and 23.6% of the net rentable income) at a rent of $13.00 per
  sq. ft., with original lease commencement of June 1, 1989 and lease expiration of December 31, 2014. Bank of America (rated "AA-" by S&P, "AA-"
  by Fitch and "Aa2" by Moody's) has several uses in the building including their premier client banking group, middle market lending, and their corporate lending group. Bank of America is the second largest bank in the
  United States by assets and boasts the country's most extensive branch network with more than 5,700 locations covering two dozen states and the
  District of Columbia. For fiscal year ended December 31, 2004, Bank of
  America reported a net income of $14.1 billion.

  ERNST & YOUNG occupies 102,583 square feet (10.2% of net rentable area and
  12.1% of net rentable income) at a rent of $17.26 per sq. ft. with original lease commencement of January 1, 1999 and lease expiration of October 31,
  2009. Ernst & Young utilizes its space for accounting, assurance, tax, and professional services. Ernst & Young is a global leader in professional services helping companies across all industries deal with a broad range of business issues. The company has 670 locations in over 140 countries.

  MCI (NYSE: MCIP) occupies 73,061 square feet (7.2% of net rentable area and
  8.6% of net rentable income) at a rent of $17.13 per sq. ft. with original lease commencement of February 1, 1995 and lease expiration of October 31,
  2010. MCI's space consists of telecom space housing equipment as well as office space for local technicians. Formerly known as Worldcom, MCI (rated
  "B+" by S&P, "B" by Fitch and "B2" by Moody's) is a facilities-based network operator, which manages one of the largest communications network systems serving clients in over 200 countries. MCI operates a leading Internet protocol backbone system and is one of the largest carriers of international voice traffic. For fiscal year ended December 31, 2004 MCI reported a net loss of $4.0 billion.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-53

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                 ONE MAIN PLACE

                                                        BALANCE: $69,000,000
                                                        DSCR:    1.26x
                                                        LTV:     73.02%

THE MARKET. The property is located in the Dallas, Texas CBD within Dallas
County. As of the end of first quarter 2005, the Dallas/Fort Worth office market contained 264.6 million square feet of total office inventory in 4,695 buildings, an overall vacancy rate of 19.7%, and an average rental rate of
$17.64 per square foot. The Dallas/Fort Worth Class "A" office sector consisted of 106.4 million square feet in 378 buildings and a vacancy rate of 18.0%.

The Dallas CBD office market consists of 147 buildings totaling 37.9 million square feet. The reported vacancy rate for the Dallas CBD office market as of the end of first quarter 2005 was 27.5%. As of first quarter 2005, Dallas CBD office quoted rental rates were reported at $18.65 per sq. ft. Appraiser adjusted rent comparables range from $14.34 per sq. ft. to $16.55 per sq. ft.
compared to One Main Place weighted-average actual in-place rents of $15.13.

The Dallas/Fort Worth CMSA population is approximately 5.8 million, a growth rate of 2.60% since 1990 and projected at 6.4 million by 2009, a 2.18%
increase.

PROPERTY MANAGEMENT. RAK Group, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower has incurred additional financing in the amount of $4,000,000 via a subordinate B-Note assigned to CBA-Mezzanine Capital Finance, LLC that is held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

GROUND LEASE. Includes three ground leases totaling 11.05% of the overall parcel. The remaining land is fee-simple. All ground leases run through either
2061 or 2062 and the annual ground lease rent is fixed at $64,125 (aggregate)
through the life of the loan. The three ground leases have scheduled ground rent adjustments occurring October 1, 2013, February 1, 2015, and June 1, 2022
respectively.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-54

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                                 ONE MAIN PLACE

                                                        BALANCE: $69,000,000
                                                        DSCR:    1.26x
                                                        LTV:     73.02%

                                  [MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-55

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-56

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                              THE BARLOW BUILDING

                                                        BALANCE: $61,750,000
                                                        DSCR:    1.72x
                                                        LTV:     64.93%

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-57

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                              THE BARLOW BUILDING

                                                        BALANCE: $61,750,000
                                                        DSCR:    1.72x
                                                        LTV:     64.93%



--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Acquisition
  ORIGINAL PRINCIPAL BALANCE:   $61,750,000
  CUT-OFF PRINCIPAL BALANCE:    $61,750,000
  % BY INITIAL UPB:             2.92%
  INTEREST RATE:                5.0400%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           September 1, 2005
  MATURITY DATE:                August 1, 2012
  AMORTIZATION:                 Interest Only
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, with either defeasance or yield
                                maintenance permitted. On and after August 1,
                                2010, prepayment can be made without penalty.
  SPONSOR:                      JP Morgan Fleming Asset Management, and Columbia
                                Equity Trust, Inc (REIT).
  BORROWER:                     Barlow Enterprises, LLC
  ADDITIONAL FINANCING          Mezzanine Debt Permitted
  LOCKBOX (1):                  Springing Hard
  INITIAL RESERVES:             None.
  MONTHLY RESERVES(1):          None.
--------------------------------------------------------------------------------

(1)   A lockbox was established at closing and is required to be a hard lockbox if after the first loan year DSCR falls below 1.15x for three consecutive quarters, unless the borrower delivers to lender within three business days (i) a Letter of Credit in the amount of $842,233 for a Tax and
      Insurance Escrow and (ii) a Letter of Credit in the amount of $1,240,000 for a Replacement and Rollover Escrow. The Letters of Credit are required to be returned or the Lockbox deactivated as applicable, once the DSCR is equal to or greater than 1.15X for two consecutive calendar quarters.



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

   CUT-OFF DATE BALANCE PSF:            $233
   BALLOON BALANCE PSF:                 $233
   LTV:                                 64.93%
   BALLOON LTV:                         64.93%
   DSCR:                                1.72x
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

   SINGLE ASSET / PORTFOLIO:           Single Asset
   PROPERTY TYPE:                      Office
   COLLATERAL:                         Fee Simple
   LOCATION:                           Chevy Chase, MD
   YEAR BUILT / RENOVATED:             1966 / 2004
   TOTAL AREA:                         265,240 sq. ft.
   PROPERTY MANAGEMENT:                Trammel Crow Services, Inc.
   OCCUPANCY (AS OF 4/1/2005):         98.1%
   UNDERWRITTEN NET CASH FLOW:         $5,420,472
   APPRAISED VALUE:                    $95,100,000
   APPRAISAL DATE:                     June 10, 2005
--------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------
                            MAJOR OFFICE TENANTS (1)

                                                                   LEASE             LEASE
         TENANT                NRSF    % NRSF    RENT PSF       COMMENCEMENT       EXPIRATION
---------------------------------------------------------------------------------------------

ABACUS TECH CORP.             19,282    7.3%      $30.45(2)    1993 & 1999 (2)      6/1/2014
WASHINGTON EYE PHYSICIANS     14,116    5.3%      $28.81       1993 & 2003 (2)     10/31/2008
STEUART INVESTMENT COMPANY    9,894     3.7%      $32.31          12/7/1996         12/6/2006
---------------------------------------------------------------------------------------------

(1)   There is a health club on 18th Floor, 13,656 SF, on ten-year lease with expiration 12/31/13, at $7.14 per sq. ft.

(2)   Abacus Technology Corp. and Washington Eye Physicians have multiple leases. The rent per sq. ft. noted for Abacus Technology Corp., is the weighted average. Washington Eye Physicians' two leases have the same rent per sq. ft. on both leases.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-58

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                              THE BARLOW BUILDING

                                                        BALANCE: $61,750,000
                                                        DSCR:    1.72x
                                                        LTV:     64.93%

THE BARLOW BUILDING

THE LOAN. The Barlow Building loan is secured by a first mortgage on The Barlow
Building, a 265,240 square foot Class "A-"/"B+" office building, constructed in
1966, renovated in 2004, and located in Chevy Chase, Maryland.

THE BORROWER. The borrower is Barlow Enterprises, LLC, a single-purpose entity whose managing member has an independent director. Sponsors of the loan are JP
Morgan Fleming Asset Management, and Columbia Equity Trust, Inc (REIT) a
Maryland REIT formerly, Carr Capital Corporation.

JP Morgan Fleming Asset Management provides global investment management products from traditional cash management, equity, fixed income and asset allocation to alternative asset classes such as private equity and real estate.
The Real Estate Investment Group of JP Morgan Fleming Asset Management is one
of the largest real estate investment advisors with 30 years experience in the private and public real estate markets with $23.6 billion in total equity real estate assets under management, as of September 30, 2003.

Columbia Equity Trust, Inc. is a recently formed REIT formed to succeed Carr
Capital Corporation. Carr Capital and its investment partners have acquired 14 commercial office properties having an aggregate investment value of approximately $440 million and containing over 2 million square feet in Greater
Washington, D.C.'s central business district and suburban office sub-markets.

THE PROPERTY. The Barlow Building is an 18-story, 265,240 square foot office building located on Wisconsin Avenue in Chevy Chase, Montgomery County,
Maryland. The property was originally constructed in 1966, renovated in 2004.
The appraiser reported an estimate of $4,690,000 spent on capital improvements between 1999-2004. The property's 505 parking spaces are primarily located on the first three sublevels of the property plus portions of the fourth through sixth floors. The main lobby entrance is a two level atrium appointed with granite and mahogany wood finishes and is located on the fourth floor (though ground level on Wisconsin Avenue) along with 17,492 square feet of upscale retail space. The remainder of the building is comprised of office space on floors 6 through 17 and a 13,656 square foot fitness center located on the 18th floor. Floor plates range in size from 13,656 to 19,621 square feet.

Located in the Friendship Heights district of Chevy Chase, Maryland, the property is situated one block north of the Friendship Heights Metro Station, which provides direct access to downtown Washington, DC to the south and to
Bethesda, Rockville, and Gaithersburg, Maryland to the north. The property's location on Wisconsin Avenue provides easy access to the Capital Beltway
(I-495) and I-270 to the north and Washington DC to the south. The appraiser reported that immediate area is over 90% developed and is considered one of the most desirable commercial destinations within the suburban DC metro area, the appraiser further reported that the property's Chevy Chase neighborhood is considered the most affluent in Maryland, featuring a mix of upscale office buildings, high-rise residential condominiums, and high-end retail properties.
Single-family home prices on Wisconsin Avenue start in the $700,000 range for a townhouse and often exceed $1,000,000. The subject property is located two blocks north of the Washington, DC/Maryland border.

SIGNIFICANT TENANTS. As of the April 1, 2005, the property was 98.1% occupied to a mix of retail and office and medical tenants. The building's proximity to several hospitals including Suburban Hospital, Sibley Hospital, Washington
Hospital Center, Bethesda Naval Hospital, and National Institutes of Health
makes the Barlow Building a convenient location for medical tenants with the appraiser reporting that one-third of the medical/dental tenants having occupied suites at the property for over 20 years. Other office tenants include attorneys, consultants, and telecommunication companies. The property's retail tenants include Cartier, Versace, Starbucks and other high-end boutique retailers. The three largest office tenants are Abacus Technology Corp.,
Washington Eye Physicians and Steuart Investment Company and comprise 16.3% of the net rentable space and 16.4% of income.

  ABACUS TECHNOLOGY CORP. occupies 19,282 sq. ft. (7.3% of sq. ft., 7.3% of income), under two leases expiring on June 1, 2014. The two leases have base rents of $29.42 for 3,783 sq. ft. and $30.70 for 15,499 sq. ft.
  Headquartered at the property, Abacus Technology Corp. was established in
  1983 to provide research and consulting support for both private

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-59

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                              THE BARLOW BUILDING

                                                         BALANCE: $61,750,000
                                                         DSCR:    1.72x
                                                         LTV:     64.93%

  and public sector and offers a spectrum of integrated professional services in information technology, engineering analysis, and resource management.
  They maintain worldwide staff presence operating from satellite project offices in nine locations across the United States and one location in Saudi
  Arabia. Their client portfolio includes numerous Federal Agencies both in the defense and civilian communities, state and local government transit properties, industry, and international organizations.

  WASHINGTON EYE PHYSICIANS occupies 14,116 sq. ft. (5.3% of sq. ft., 5.1% of income), under two leases expiring 10/1/2008. The base rents for both leases is $28.81 per sq. ft. Washington Eye Physicians is a comprehensive vision care practice and considers itself one of the premier centers for laser eye surgery in the world.

  STEUART INVESTMENT COMPANY occupies 9,894 sq. ft. (3.7% of sq. ft., 4.0% of income). The lease has a base rent of $32.31 per sq. ft. with the initial lease term beginning 12/7/1996 and expiring 12/6/2006. Headquartered at the property, Steuart Investment Company is a diversified, family-owned holding company with a primary emphasis in real estate investment and development in the Washington, D.C. Metropolitan area.

THE MARKET. The property is located in the Bethesda/Chevy Chase submarket of the greater Washington D.C., metropolitan market. As of first quarter 2005, the overall Washington D.C. metropolitan office market contained 312.9 million sq.
ft. of office space with a vacancy of 10.7%. The suburban Maryland office market, which includes 67.973 million sq. ft. of inventory, had a vacancy rate of 10.5% with Class A and Class B office asking rental rates at $27.20 and
$24.45 per sq. ft. respectively.

The Bethesda/Chevy Chase submarket is the third largest in the Montgomery
County with 9.9 million square feet of inventory and an overall vacancy rate of
10.89% and has the highest average weighted rental rates within Montgomery
County with Class "A" and "B" weighted average asking rates of $34.43 and
$29.52 per sq. ft, respectively. First quarter 2005 vacancy rate for Class "A"
and "B" space for the Chevy Chase office market was 5.2%. The appraiser reported that there was no evidence of rent concessions provided in the market.

The appraiser reported the property's current average weighted rents as follows: office tenants - $32.34 per sq. ft. and retail (excluding the fitness center) - $44.39 per sq.ft. Most recently signed office leases at the property range from $32.50 to $33.00 per sq. ft. for new and renewal tenants and the eight retail tenants totaling 17,492 sq. ft. rents range from $17.58 to $60.51 per sq. ft. with the most recently signed lease, Mic Mac Bis (2,300 sq. ft.) at
$45 per sq. ft. with a start date of August 2005.

PROPERTY MANAGEMENT. Trammel Crow Services, Inc.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine financing permitted to be secured only by the membership or partnership interests in the borrower or the owners of the borrower and subject to certain conditions, including: (a)
the outstanding principal balance of the Loan and the mezzanine debt may not exceed a 75% loan to value ratio on an aggregate basis, (b) the direct or indirect owners of Borrower have at least $19,000,000 cash equity invested in the property, and (c) the property's performance provides a 1.20x DSCR at the greater of a 7.75% constant or the actual constant, taking into account both the Loan and mezzanine debt. The mezzanine debt lender and intercreditor agreement require Lender approval with rating agency confirmation required for the mezzanine debt lender.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-60

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                             COLLATERAL TERM SHEET
                              THE BARLOW BUILDING

                                                       BALANCE: $61,750,000
                                                       DSCR:    1.72x
                                                       LTV:     64.93%

                                  [MAP OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                      B-61

                         $1,952,112,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C3

                     STATEMENT REGARDING ASSUMPTIONS AS TO
              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The
Information is provided solely by Banc of America Securities LLC, Deutsche Bank
Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc.
and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") not
as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive
Information that refers to the "Statement Regarding Assumptions and Other
Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.
Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions
(historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce.
Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the
Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the
Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering
Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon.
The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the
Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      B-62

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                               ----------------
GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE
Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or
any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS
PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of
1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is August 3, 2005



Important Notice About Information Presented in this Prospectus and Each Accompanying

 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of



                                       2





                                       3



 Forfeitures In Drug, RICO and Money Laundering Violations ............................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...............................................     75
 Federal Income Tax Consequences for Certificates as to which a REMIC Election is Made      75

 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is



                                       4

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
GE Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long
Ridge Road, Stamford, Connecticut 06927, and telephone number is (203)
357-4000.

                                       5

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED
POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A
SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE
END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.........   Mortgage pass-through certificates, issuable
                                 in series.

DEPOSITOR.....................   GE commercial mortgage corporation is a
                                 wholly-owned subsidiary of General Electric
                                 Capital Corporation. All outstanding common
                                 stock of General Electric Capital Corporation
                                 is owned by General Electric Capital services,
                                 Inc., the common stock of which is in turn
                                 wholly owned directly or indirectly by the
                                 General Electric Company.

MASTER SERVICER...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

SPECIAL SERVICER..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the Depositor or the master
                                 servicer.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

THE TRUST ASSETS..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. MORTGAGE ASSETS............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or by shares allocable to a
                                    number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or
                                    motels, nursing homes, hospitals or other
                                    health-care related facilities,
                                    manufactured housing properties, warehouse
                                    facilities, mini-warehouse facilities,
                                    self-storage facilities, industrial plants,
                                    parking lots, mixed use or various other
                                    types of income-producing properties
                                    described in this prospectus or unimproved
                                    land.

                                       6

                                 Mortgage loans may be secured by properties
                                 backed by credit lease obligations of a tenant
                                 or net lease obligations guaranteed by another
                                 entity. Either the tenant or the guarantor
                                 will have a credit rating form a rating agency
                                 as described in the prospectus supplement. If
                                 so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term
                                    or that adjusts from time to time, or that
                                    the borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a
                                    balloon payment due on its stated maturity
                                    date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments;

                                  o may permit defeasance with non-callable
                                    U.S. Treasury securities or securities
                                    issued by government agencies; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the Depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                       7

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of,

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities, or

                                  o certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the Governmental National
                                    Mortgage Association or the Federal
                                    Agricultural Mortgage Corporation. Each of
                                    the above mortgage assets will evidence an
                                    interest in, or will be secured by a pledge
                                    of, one or more mortgage loans that conform
                                    to the descriptions of the mortgage loans
                                    contained in this prospectus. See
                                    "Description of the Trust Funds--MBS" in
                                    this prospectus.

B. CERTIFICATE ACCOUNT........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. CREDIT SUPPORT.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support Limitations",
                                 "Description of the

                                       8

                                 Trust Funds--Credit Support" and "Description
                                 of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate cap or floor agreements, or currency
                                 exchange agreements, all of which are designed
                                 to reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

DESCRIPTION OF CERTIFICATES...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in
                                    entitlement to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that
                                    begin only after the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of that
                                    series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate

                                       9

                                    at which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in
                                    the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--Limited Assets of Each Trust
                                 Fund" and "Description of the Certificates" in
                                 this prospectus.

DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other

                                       10

                                 contingencies described in this prospectus and
                                 in the related prospectus supplement. See
                                 "Risk Factors-- Prepayment Considerations;
                                 Variability in Average Life of Offered
                                 Certificates; Special Yield Considerations",
                                 "Yield and Maturity Considerations" and
                                 "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES.............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on
                                    the mortgage assets in the related trust
                                    fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates
                                    of the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

ADVANCES......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be

                                       11

                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

TERMINATION...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 the Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of the
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

                                       12

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

CERTAIN ERISA CONSIDERATIONS...  If you are a fiduciary of any employee benefit plans or certain other retirement plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code or materially similar provisions of
                                 applicable federal, state or local law, you
                                 should carefully review with your legal
                                 advisors whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under ERISA, the Internal
                                 Revenue Code or applicable similar law. See
                                 "Certain ERISA Considerations" in this
                                 prospectus and "ERISA Considerations" in the
                                 related prospectus supplement.

LEGAL INVESTMENT..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

RATING........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       13

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       14

     o    The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as

                                       15

the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o    that principal prepayments on the related mortgage loans will be made;

     o    of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical

                                       16

data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit
Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws,

                                       17

          to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we

                                       18

cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The financial condition and operating history of the borrower and the related mortgaged property;

     o    Tax laws, rent control laws, with respect to certain residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o    The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a

                                       19

series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders.
However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have

                                       20

participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.
See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--
Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See
"Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes ("Residual Certificates"), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold Residual
Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro

                                       21

rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o    generally, will not be subject to offset by losses from other activities;

     o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time

                                       22

consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through
The Depository Trust Company, and its participating organizations:

     o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       23

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset
Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading
"--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of

                                       24

owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income"
means, for any given period, the total operating revenues derived from a
Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

     o    the Value of the related Mortgaged Property.

                                       25

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method which calculates the cost of replacing the property at that date,

     o    the income capitalization method which projects value based upon the property's projected net cash flow, or

     o    upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon
Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

                                       26

     o    may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

     o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable mortgage interest rates
          ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

                                       27

MBS

     MBS may include:

     o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o    certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each
          MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o    the original and remaining term to stated maturity of the MBS, if applicable,

     o    the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

                                       28

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description
of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       29

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered
Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of

                                       30

certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing
Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

                                       31

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o    the relative economic vitality of the area in which the Mortgaged
          Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o    requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled

                                       32

amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard
Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of
100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that

                                       33

schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.
The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest

                                       34

payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

                                       35

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement,
"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware
corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric
Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its
telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       36

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o    are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o    provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for
Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of

                                       37

certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus

                                       38

supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest
Shortfalls, as described under "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations;
Variability in Average Life of Offered Certificates; Special Yield
Considerations" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

                                       39

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at

                                       40

the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o    the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any

                                       41

          increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate
          Interest has been added to that balance;

     o    if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o    if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o    to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default",
"--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee"
in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       42

     o    the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate
Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to

                                       43

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o    the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o    the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       44

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage
Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of
Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be

                                       45

prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o    the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o    the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

                                       46

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing
Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related

                                       47

Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

                                       48

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
          Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation
          Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any
          Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates-- Termination" in this prospectus
          (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

                                       49

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
          Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged
          Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

     9.   if described in the related prospectus supplement, to pay the fees of the trustee;

                                       50

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable
Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to

                                       51

otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related
Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing
Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the related
Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of that
Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     1.   the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

                                       52

     2.   there are no circumstances or conditions present at the Mortgaged
          Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage
          Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more
REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal
Revenue Service (the "IRS") grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those
Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or
Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to

                                       53

be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.
Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

                                       54

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling
Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling
Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will further provide that none of the master servicer, the
Depositor or any director, officer, employee or

                                       55

agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o    that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o    incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o    incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling
          Agreement, or by reason of negligent disregard of those obligations or duties; or

     o    incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o    any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by
          certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master

                                       56

          servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a
Pooling Agreement, then, in each and every case, so long as the Event of
Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.
Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the
Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

                                       57

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the

                                       58

master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling
Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related
Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       59

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o    any conditions to payment under the credit support not otherwise described in this prospectus,

     o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations"
          in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

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CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the

                                       61

amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender)
generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan

                                       63

security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the

                                       64

lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those

                                       65

mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;

                                       66

however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.
Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the

                                       67

difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the

                                       68

related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the
Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner

                                       69

constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response and Liability Act of 1980, as amended (also known as
CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o    may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o    may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if

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the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under
CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling
Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including

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multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief
Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,
Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief
Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a

                                       73

condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.
This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the fixed retained yield. References to a "holder" or
"certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH A REMIC ELECTION
                                    IS MADE

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the
Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more
REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or

                                       75

as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and
"permitted assets" for a financial asset securitization investment trust (a
"FASIT") for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a

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qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a
"defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o    a mortgage in default or as to which default is reasonably foreseeable,

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.
Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will

                                       77

constitute one or more classes of regular interests, and the Residual
Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with
"original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the Reform Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the
Conference Committee Report to the Reform Act. We cannot assure you that the
IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount

                                       78

includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated
redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of
Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute
"qualified stated interest". Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.
Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called
"super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly

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period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the
Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3)
the Prepayment Assumption. For these purposes, the adjusted issue price of a
Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

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     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payments for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

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     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued

                                       82

market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act
provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee
Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the
Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

                                       83

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular
Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property

                                       84

held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those
Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.
Although the matter is not free from doubt, non-corporate holders of Regular
Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The
IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular
Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual
Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual
Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual
Certificates

                                       85

in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2)
all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero),

                                       86

first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets.

     "Inducement fees" received by transferees of non-economic residual interests must be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual
Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual
Certificates sells or otherwise disposes of the non-economic Residual
Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market
Discount" below regarding the basis of mortgage loans to the REMIC Pool and
"--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates-- Original Issue Discount" and "--Variable Rate Regular
Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be

                                       87

treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular
Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return.
However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual
Certificateholder for purposes of Code Section 511. In addition,

                                       88

REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

                                       89

     For these purposes, (1) "Disqualified Organization" means the United
States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual
Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the

                                       90

transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor"
against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

       (i)        the present value of any consideration given to the
                  transferee to acquire the interest;

       (ii)       the present value of the expected future distributions on the interest; and

       (iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

   (b) (i)        the transferee must be a domestic "C" corporation (other
                  than a corporation exempt from taxation of a regulated
                  investment company or real estate investment trust) that
                  meets certain gross and net assets tests (generally, $100
                  million of gross assets and $10 million of net assets for
                  the current year and the two preceding fiscal years);

       (ii)       the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

       (iii)      the facts and circumstances known to the transferor on or
                  before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual
                  Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may

                                       91

describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable
Treasury regulations) created or organized in or under the laws of the United
States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for (a)
          substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup
          Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

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LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described

                                       94

in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual
Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S.
Person. The appropriate documentation includes Form W-8BEN, if the Non-U.S.
Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a
trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification.  A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A "qualified intermediary" is generally a foreign financial institution or clearing organization or a
non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If the appropriate documentation is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular
Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a
Regular Certificate. The term "Non-U.S. Person" means any person who is not a
U.S. Person.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts

                                       95

distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying
MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).
Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

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     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

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     2.   Standard Certificate owned by a REIT will be considered to represent
          "real estate assets" within the meaning of Code Section 856(c)(5)(B)
          to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
          856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--
Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to

                                       99

certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard
Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the
Standard Certificate and the amount of any distributions received on those
Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property

                                      100

held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--
General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a pool of mortgage loans containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

                                      101

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (2) no more than
100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount"
and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes

                                      102

certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income and correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped
Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

                                      103

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC
Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name". These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

                                      104

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States
Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant".
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those

                                      106

assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the
Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE
95-60") exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or
Fitch Ratings for application of the Exemptions. All other conditions of the
Exemptions would have to be satisfied in order for PTCE 95-60 to be available.
Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c)
Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      107

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Section 4975 of the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly,

                                      108

the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R.  Section 703.16(e) for investing in the securities) residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

                                      109

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities
Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions

                                      110

precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the
Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by
telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public
Reference Section of the Securities and Exchange Commission, Washington, D.C.
20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street
N.W., Washington, D.C. 20549 or at the regional offices of the Securities and
Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite
1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511.
The Securities and Exchange Commission also maintains a site on the World Wide
Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The

                                      111

Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP,
New York, New York.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      112

                         INDEX OF PRINCIPAL DEFINITIONS



                                           PAGE
                                          -----

1998 Policy Statement .................    109
401(c) Regulations ....................    107
Accrual Certificates ..................     38
ADA ...................................     74
ARM Loans .............................     27
Bankruptcy Code .......................     65
Cash Flow Agreement ...................     29
Certificate Owner .....................     43
Code ..................................     42
Cooperatives ..........................     24
CPR ...................................     33
Definitive Certificates ...............     37
Depositor .............................     24
Determination Date ....................     30
Disqualified Organization .............    108
disqualified organizations ............     76
Distribution Date Statement ...........     41
DOL ...................................    106
DTC ...................................     37
Due Dates .............................     26
EDGAR .................................    111
Equity Participation ..................     27
Exemptions ............................    107
FAMC ..................................     28
FHLMC .................................     28
FNMA ..................................     28
Garn Act ..............................     72
GNMA ..................................     28
Indirect Participants .................     43
Insurance and Condemnation
   Proceeds ...........................     49
IRS ...................................     53
L/C Bank ..............................     61
Liquidation Proceeds ..................     49
Mark to Market Regulations ............     92
MBS ...................................     24
MBS Agreement .........................     28
MBS Issuer ............................     28
MBS Servicer ..........................     28
MBS Trustee ...........................     28
MERS ..................................     45
Mortgage Asset Seller .................     24
Mortgage Notes ........................     24
Mortgaged Properties ..................     24
Mortgages .............................     24
NCUA ..................................    109
Net Leases ............................     25




                                           PAGE
                                          -----

Nonrecoverable Advance ................     40
Non-SMMEA Certificates ................    108
Non-U.S. Person .......................     95
OCC ...................................    109
OID Regulations .......................     78
Participants ..........................     43
Parties in Interest ...................    106
Pass-Through Entity ...................     89
Permitted Investments .................     48
Plans .................................    106
Pooling Agreement .....................     45
Prepayment Assumption .................     79
Prepayment Interest Shortfall .........     30
Prepayment Premium ....................     27
PTCE 95-60 ............................    107
Random Lot Certificates ...............     78
Record Date ...........................     38
Reform Act ............................     78
Registration Statement ................    111
Regular Certificates ..................     75
Related Proceeds ......................     40
Relief Act ............................     73
REMIC .................................     13
REMIC Certificates ....................     75
REMIC Pool ............................     75
REMIC Regulations .....................     75
REO Property ..........................     47
Residual Certificateholders ...........     85
Residual Certificates .................     21
Securities Act ........................    110
Senior Certificates ...................     37
Servicing Standard ....................     47
SMMEA .................................    108
SPA ...................................     33
Standard Certificates .................     98
Startup Day ...........................     76
Stripped Certificateholder ............    102
Stripped Certificates .................     98
Subordinate Certificates ..............     37
Sub-Servicing Agreement ...............     48
Title V ...............................     72
Treasury ..............................     75
Type IV securities ....................    109
U.S. Person ...........................     91
Warranting Party ......................     46


                                      113

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"GECMC2005-C3." The spreadsheet file "GECMC2005-C3" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
      YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.
                         -----------------------------



PROSPECTUS SUPPLEMENT                                   PAGE

Servicing Under the Pooling and Servicing

PROSPECTUS

Incorporation of Certain Information By



      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
NOVEMBER 23, 2005.
================================================================================

================================================================================

                         $1,952,112,000 (APPROXIMATE)

                                 GE COMMERCIAL
                              MORTGAGE CORPORATION
                                  (DEPOSITOR)

                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2005-C3



CLASS A-1 CERTIFICATES ........... $   70,551,000
CLASS A-2 CERTIFICATES ........... $  117,365,000
CLASS A-3FX CERTIFICATES ......... $  180,000,000
CLASS A-3FL CERTIFICATES ......... $   25,000,000
CLASS A-4 CERTIFICATES ........... $  145,390,000
CLASS A-5 CERTIFICATES ........... $  118,168,000
CLASS A-6 CERTIFICATES ........... $   75,000,000
CLASS A-AB CERTIFICATES .......... $   74,502,000
CLASS A-7A CERTIFICATES .......... $  386,682,000
CLASS A-7B CERTIFICATES .......... $   55,241,000
CLASS A-1A CERTIFICATES .......... $  444,990,000
CLASS X-P CERTIFICATES ........... $2,070,356,000
CLASS A-J CERTIFICATES ........... $  161,353,000
CLASS B CERTIFICATES ............. $   13,226,000
CLASS C CERTIFICATES ............. $   29,096,000
CLASS D CERTIFICATES ............. $   21,161,000
CLASS E CERTIFICATES ............. $   34,387,000


          -----------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
          -----------------------------------------------------------

                           DEUTSCHE BANK SECURITIES

                        BANC OF AMERICA SECURITIES LLC

                                   CITIGROUP

                                   JPMORGAN

                              MERRILL LYNCH & CO.

                                AUGUST 12, 2005

================================================================================